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                      NORWEST ASSET SECURITIES CORPORATION

                                    (Seller)

                                       and

                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION

                                (Master Servicer)

                                       and

                              FIRSTAR TRUST COMPANY

                                    (Trustee)

                                       and

                   FIRST UNION NATIONAL BANK OF NORTH CAROLINA

                              (Trust Administrator)



                         POOLING AND SERVICING AGREEMENT

                           Dated as of April 29, 1997

                                 $469,651,627.65




                       Mortgage Pass-Through Certificates
                                  Series 1997-6





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                                TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE I

                                   DEFINITIONS
Section 1.01. Definitions.....................................................1
Section 1.02. Acts of Holders................................................58
Section 1.03. Effect of Headings and Table of Contents.......................59
Section 1.04. Benefits of Agreement..........................................59

                                   ARTICLE II

       CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF THE CERTIFICATES
Section 2.01. Conveyance of Mortgage Loans.....................................1
Section 2.02. Acceptance by Trust Administrator................................2
Section 2.03. Representations and Warranties of the Master Servicer and the
                    Seller.....................................................3
Section 2.04. Execution and Delivery of Certificates..........................10
Section 2.05. Designation of Certificates; Designation of Startup Day
                and Latest Possible Maturity Date.............................10

                                   ARTICLE III

                       ADMINISTRATION OF THE TRUST ESTATE:
                         SERVICING OF THE MORTGAGE LOANS
Section 3.01. Certificate Account..............................................1
Section 3.02. Permitted Withdrawals from the Certificate Account...............2
Section 3.03. Advances by Master Servicer and Trust Administrator..............3
Section 3.04. Trust Administrator to Cooperate;  Release of Owner Mortgage Loan
                    Files......................................................4
Section 3.05. Reports to the Trustee and Trust Administrator; Annual Compliance
                    Statements.................................................5
Section 3.06. Title, Management and Disposition of Any REO Mortgage
                    Loan.......................................................6
Section 3.07. Amendments to Servicing Agreements,  Modification of Standard
                    Provisions.................................................7
Section 3.08. Oversight of Servicing...........................................8
Section 3.09. Termination and Substitution of Servicing Agreements............10
Section 3.10. 1934 Act Reports................................................11

                                   ARTICLE IV

              DISTRIBUTIONS IN RESPECT OF CERTIFICATES; PAYMENTS TO
                   CERTIFICATEHOLDERS; STATEMENTS AND REPORTS
Section 4.01. Distributions....................................................1
Section 4.02. Allocation of Realized Losses...................................14
Section 4.03. Paying Agent....................................................17
Section 4.04. Statements to Certificateholders; Report to the Trust
                Administrator and the Seller..................................18
Section 4.05. Reports to Mortgagors and the Internal Revenue Service..........22
Section 4.06  Calculation of Amounts; Binding Effect of Interpretations
                and Actions of Master Servicer................................22

                                    ARTICLE V

                                THE CERTIFICATES
Section 5.01. The Certificates.................................................1
Section 5.02. Registration of Transfer and Exchange of Certificates............3
Section 5.03. Mutilated, Destroyed, Lost or Stolen Certificates................6
Section 5.04. Persons Deemed Owners............................................7
Section 5.05. Access to List of Certificateholders' Names and Addresses........7
Section 5.06. Maintenance of Office or Agency..................................8
Section 5.07. Definitive Certificates..........................................8
Section 5.08. Notices to Clearing Agency.......................................8

                                   ARTICLE VI

                       THE SELLER AND THE MASTER SERVICER
Section 6.01. Liability of the Seller and the Master Servicer..................1
Section 6.02. Merger or Consolidation of the Seller or the Master Servicer.....1
Section 6.03. Limitation on Liability of the Seller, the Master Servicer and
                    Others.....................................................1
Section 6.04. Resignation of the Master Servicer...............................2
Section 6.05. Compensation to the Master Servicer..............................2
Section 6.06. Assignment or Delegation of Duties by Master Servicer............2
Section 6.07. Indemnification of Trustee, Trust Administrator and
                    Seller by Master Servicer..................................3

                                   ARTICLE VII

                                     DEFAULT
Section 7.01. Events of Default................................................1
Section 7.02. Other Remedies of Trustee........................................2
Section 7.03. Directions by Certificateholders and  Duties of Trustee
                    During Event of Default....................................3
Section 7.04. Action upon Certain Failures of the  Master Servicer and upon Event of Default..................................3
Section 7.05. Trust Administrator to Act; Appointment of Successor.............3
Section 7.06. Notification to Certificateholders...............................5

                                  ARTICLE VIII

               CONCERNING THE TRUSTEE AND THE TRUST ADMINISTRATOR
Section 8.01. Duties of Trustee and Trust Administrator........................1
Section 8.02. Certain Matters Affecting the Trustee and
                    the Trust Administrator....................................2
Section 8.03. Neither Trustee nor Trust Administrator Required to
                    Make Investigation.........................................2
Section 8.04. Neither Trustee nor Trust Administrator Liable for
                    Certificates or Mortgage Loans.............................3
Section 8.05. Trustee and Trust Administrator May Own Certificates.............3
Section 8.06. The Master Servicer to Pay Fees and Expenses.....................3
Section 8.07. Eligibility Requirements.........................................4
Section 8.08. Resignation and Removal..........................................4
Section 8.09. Successor........................................................5
Section 8.10. Merger or Consolidation..........................................6
Section 8.11. Authenticating Agent.............................................6
Section 8.12. Separate Trustees and Co-Trustees................................7
Section 8.13. Appointment of Custodians........................................9
Section 8.14. Tax Matters; Compliance with REMIC Provisions....................9
Section 8.15. Monthly Advances................................................11

                                   ARTICLE IX

                                   TERMINATION
Section 9.01. Termination upon Purchase by the  Seller or Liquidation of All Mortgage Loans......................................1
Section 9.02. Additional Termination Requirements..............................3

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS
Section 10.01. Amendment.......................................................1
Section 10.02. Recordation of Agreement........................................3
Section 10.03. Limitation on Rights of Certificateholders......................3
Section 10.04. Governing Law; Jurisdiction.....................................4
Section 10.05. Notices.........................................................4
Section 10.06. Severability of Provisions......................................5
Section 10.07. Special Notices to Rating Agencies..............................5
Section 10.08. Covenant of Seller..............................................6
Section 10.09. Recharacterization..............................................6

                                   ARTICLE XI

                             TERMS FOR CERTIFICATES

Section 11.01. Class A Fixed Pass-Through Rate.................................1
Section 11.02. Cut-Off Date....................................................1
Section 11.03. Cut-Off Date Aggregate Principal Balance........................1
Section 11.04. Original Class A Percentage.....................................1
Section 11.05. Original Class A Subclass Principal Balances....................1
Section 11.06.  Original Component Principal Balances..........................2
Section 11.07. Original Class A Non-PO Principal Balance.......................2
Section 11.08. Original Subordinated Percentage................................2
Section 11.09. Original Class M Percentage.....................................2
Section 11.10. Original Class M Principal Balance..............................2
Section 11.11 Original Class M Fractional Interest.............................2
Section 11.12 Original Class B-1 Percentage....................................2
Section 11.13. Original Class B-2 Percentage...................................2
Section 11.14. Original Class B-3 Percentage...................................2
Section 11.15. Original Class B-4 Percentage...................................2
Section 11.16. Original Class B-5 Percentage...................................3
Section 11.17. Original Class B Principal Balance..............................3
Section 11.18. Original Class B Subclass Principal Balances....................3
Section 11.19. Original Class B-1 Fractional Interest..........................3
Section 11.20. Original Class B-2 Fractional Interest..........................3
Section 11.21. Original Class B-3 Fractional Interest..........................3
Section 11.22. Original Class B-4 Fractional Interest..........................3
Section 11.23. Closing Date....................................................3
Section 11.24. Right to Purchase...............................................3
Section 11.25. Wire Transfer Eligibility.......................................4
Section 11.26. Single Certificate..............................................4
Section 11.27. Servicing Fee Rate..............................................4
Section 11.28. Master Servicing Fee Rate.......................................4

                                    EXHIBITS


EXHIBIT A-1 - Form of Face of Class A-1  Certificate
EXHIBIT A-2 - Form of Face of Class A-2  Certificate
EXHIBIT A-3 - Form of Face of Class A-3  Certificate
EXHIBIT A-4 - Form of Face of Class A-4  Certificate
EXHIBIT A-5 - Form of Face of Class A-5  Certificate
EXHIBIT A-6 - Form of Face of Class A-6  Certificate
EXHIBIT A-7 - Form of Face of Class A-7  Certificate
EXHIBIT A-8 - Form of Face of Class A-8  Certificate
EXHIBIT A-9 - Form of Face of Class A-9  Certificate
EXHIBIT A-10 - Form of Face of Class A-10 Certificate
EXHIBIT A-11 - Form of Face of Class A-11 Certificate
EXHIBIT A-12 - Form of Face of Class A-12 Certificate
EXHIBIT A-13 - Form of Face of Class A-13 Certificate
EXHIBIT A-14 - Form of Face of Class A-14 Certificate
EXHIBIT A-15 - Form of Face of Class A-15 Certificate
EXHIBIT A-PO - Form of Face of Class A-PO Certificate
EXHIBIT A-WIO- Form of Face of Class  A-WIO  Certificate
EXHIBIT A-R - Form of Face of Class A-R Certificate
EXHIBIT B-1 - Form of Face of Class B-1 Certificat
EXHIBIT B-2 - Form of Face of Class B-2 Certificate
EXHIBIT B-3 - Form of Face of Class B-3 Certificate
EXHIBIT B-4 - Form of Face of Class B-4  Certificate
EXHIBIT B-5 - Form of Face of Class B-5 Certificate
EXHIBIT C - Form of Face of  Class M Certificate
EXHIBIT D - Form of Reverse of Series 1997-6 Certificates
EXHIBIT E - Custodial Agreement
EXHIBIT F-1 - Schedule of Mortgage Loans Serviced by
              Norwest Mortgage from locations other than Frederick, Maryland EXHIBIT F-2 - Schedule of Mortgage Loans Serviced by Norwest Mortgage
              in Frederick Maryland
EXHIBIT F-3 - Schedule of Mortgage Loans Serviced by Other Servicers
EXHIBIT G - Request for Release
EXHIBIT H - Affidavit Pursuant to Section 860E(e)(4) of the Internal Revenue
            Code of 1986, as amended, and for Non-ERISA Investors
EXHIBIT I - Letter from Transferor of Residual Certificates
EXHIBIT J - Transferee's Letter (Class [A-WIO] [B-3] [B-4] [B-5] Certificates) EXHIBIT K - Transferee's Letter (Class [M] [B-1] [B-2] Certificates)
EXHIBIT L - Servicing Agreements
EXHIBIT M - Form of Special Servicing Agreement

     This Pooling and Servicing Agreement, dated as of April 29, 1997 executed by NORWEST ASSET SECURITIES CORPORATION, as Seller, NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as Master Servicer, FIRSTAR TRUST COMPANY, as Trustee and FIRST UNION NATIONAL BANK OF NORTH CAROLINA, as Trust Administrator.


                                WITNESSETH THAT:

     In consideration of the mutual agreements herein contained, the Seller, the Master Servicer, the Trustee and the Trust Administrator agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

Section 1.01. Definitions.

     Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

     Accepted Master Servicing Practices: Accepted Master Servicing Practices shall consist of the customary and usual master servicing practices of prudent master servicing institutions which service mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located, regardless of the date upon which the related Mortgage Loans were originated.

     Accretion Termination Date: Any of the Class A-6 Accretion Termination Date, Class A-10 Group I Accrual Companion Component Accretion Termination Date or Class A-10 Group II Accrual Companion Component Accretion Termination Date.

     Adjusted Pool Amount: With respect to any Distribution Date, the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans minus the sum of (i) all amounts in respect of principal received in respect of the Mortgage Loans (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates and (ii) the principal portion of all Realized Losses (other than Debt Service Reductions) incurred on the Mortgage Loans from the Cut-Off Date through the end of the month preceding such Distribution Date.

     Adjusted Pool Amount (PO Portion): With respect to any Distribution Date, the sum of the amounts, calculated as follows, with respect to all Outstanding Mortgage Loans: the product of (i) the PO Fraction for each such Mortgage Loan and (ii) the remainder of (A) the Cut-Off Date Principal Balance of such Mortgage Loan minus (B) the sum of (x) all amounts in respect of principal received in respect of such Mortgage Loan (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates and (y) the principal portion of any Realized Loss (other than a Debt Service Reduction) incurred on such Mortgage Loan from the Cut-Off Date through the end of the month preceding such Distribution Date.

     Adjusted Principal Balance: As to any Distribution Date and the Class M Certificates or any Class B Subclass, the greater of (A) zero and (B) (i) the principal balance of such Class or Subclass with respect to such Distribution Date minus (ii) the Adjustment Amount for such Distribution Date less, with respect to the Class M Certificates, the Class B Principal Balance or, with respect to any Class B Subclass, the Class B Subclass Principal Balances for any Class B Subclasses with higher numerical designations.

     Adjustment Amount: For any Distribution Date, the difference between (A) the sum of the Class A Principal Balance, Class M Principal Balance and Class B Principal Balance as of the related Determination Date and (B) the sum of (i) the sum of the Class A Principal Balance, Class M Principal Balance and Class B Principal Balance as of the Determination Date succeeding such Distribution Date, (ii) the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Certificates with respect to such Distribution Date and (iii) the aggregate amount that would have been distributed to all Classes as principal in accordance with Section 4.01(a) for such Distribution Date without regard to the provisos in the definitions of Class M Optimal Principal Amount, Class B-1 Optimal Principal Amount, Class B-2 Optimal Principal Amount, Class B-3 Optimal Principal Amount, Class B-4 Optimal Principal Amount and Class B-5 Optimal Principal Amount.

     Aggregate Current Bankruptcy Losses: With respect to any Distribution Date, the sum of all Bankruptcy Losses incurred on any of the Mortgage Loans in the month preceding the month of such Distribution Date.

     Aggregate Current Fraud Losses: With respect to any Distribution Date, the sum of all Fraud Losses incurred on any of the Mortgage Loans in the month preceding the month of such Distribution Date.

     Aggregate Current Special Hazard Losses: With respect to any Distribution Date, the sum of all Special Hazard Losses incurred on any of the Mortgage Loans in the month preceding the month of such Distribution Date.

     Aggregate Foreclosure Profits: As to any Distribution Date, the aggregate amount of Foreclosure Profits with respect to all of the Mortgage Loans.

     Agreement: This Pooling and Servicing Agreement and all amendments and supplements hereto.

     Applicable Unscheduled Principal Receipt Period: With respect to the Mortgage Loans serviced by each Servicer and each of Full Unscheduled Principal Receipts and Partial Unscheduled Principal Receipts, the Unscheduled Principal Receipt Period specified on Schedule I hereto, as amended from time to time by the Master Servicer pursuant to Section 10.01(b) hereof.

     Authenticating  Agent:  Any  authenticating  agent  appointed  by the Trust
Administrator   pursuant  to  Section   8.11.   There  shall   initially  be  no
Authenticating Agent for the Certificates.

     Available Master Servicer Compensation: As to any Distribution Date, the sum of (a) the Master Servicing Fee for such Distribution Date, (b) interest earned through the business day preceding the applicable Distribution Date on any Prepayments in Full remitted to the Master Servicer and (c) the aggregate amount of Month End Interest remitted by the Servicers to the Master Servicer pursuant to the related Servicing Agreements.

     Bankruptcy Code: The Bankruptcy Code of 1978, as amended.

     Bankruptcy Loss: With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction; provided, however, that a Bankruptcy Loss shall not be deemed a Bankruptcy Loss hereunder so long as the applicable Servicer has notified the Master Servicer and the Trust Administrator in writing that such Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by such Servicer without giving effect to any Debt Service Reduction.

     Bankruptcy Loss Amount: As of any Distribution Date prior to the first anniversary of the Cut-Off Date, the Bankruptcy Loss Amount will equal $100,000 minus the aggregate amount of Bankruptcy Losses allocated solely to the Class B Certificates or, following the reduction of the Class B Principal Balance to zero, solely to the Class M Certificates in accordance with Section 4.02(a) since the Cut-Off Date. As of any Distribution Date on or after the first anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Bankruptcy Loss Amount calculated as of the close of business on the Business Day immediately preceding the most recent anniversary of the Cut-Off Date coinciding with or preceding such Distribution Date (the "Relevant Anniversary") and (b) such lesser amount which, as determined on the Relevant Anniversary will not cause any rated Certificates to be placed on credit review status (other than for possible upgrading) by either Rating Agency minus (2) the aggregate amount of Bankruptcy Losses allocated solely to the Class B Certificates or, following the reduction of the Class B Principal Balance to zero, solely to the Class M Certificates in accordance with Section 4.02(a) since the Relevant Anniversary. On and after the Cross-Over Date the Bankruptcy Loss Amount shall be zero.

     Beneficial Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency), as the case may be.

     Book-Entry  Certificate:  Any of the  Class  A-1  Certificates,  Class  A-2
Certificates,   Class  A-3  Certificates,  Class  A-4  Certificates,  Class  A-5
Certificates, Class A-6 Certificates, Class A-7 Certificates, Class A-8 Certificates, Class A-9 Certificates, Class A-10 Certificates, Class A-11 Certificates, Class A-12 Certificates, Class A-13 Certificates and Class A-14 Certificates, beneficial ownership and transfers of which shall be evidenced by, and made through, book entries by the Clearing Agency as described in Section 5.01(b).

     Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a legal holiday in the City of New York, State of Iowa, State of Maryland, State of Minnesota, State of North Carolina or State of Wisconsin or (iii) a day on which banking institutions in the City of New York, or the State of Iowa, State of Maryland, State of Minnesota, State of North Carolina or State of Wisconsin are authorized or obligated by law or executive order to be closed.

     Certificate: Any one of the Class A Certificates, Class M Certificates or Class B Certificates.

     Certificate Account: The trust account established and maintained by the Master Servicer in the name of the Master Servicer on behalf of the Trustee pursuant to Section 3.01. The Certificate Account shall be an Eligible Account.

     Certificate Register and Certificate Registrar: Respectively, the register maintained pursuant to and the registrar provided for in Section 5.02. The initial Certificate Registrar is the Trust Administrator.

     Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of the taking of any action under Articles VII or VIII, any Certificate registered in the name of the Master Servicer, a Servicer or any affiliate thereof shall be deemed not to be outstanding and the Voting Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Certificates necessary to effect any such action has been obtained.

     Class: All certificates whose form is identical except for (i) variations in the Percentage Interest evidenced thereby and (ii) in the case of the Class A Certificates and Class B Certificates, variations in Subclass designation and other Subclass characteristics.

     Class  A  Certificate:  Any  one  of  Class  A-1  Certificates,  Class  A-2
Certificates,   Class  A-3  Certificates,  Class  A-4  Certificates,  Class  A-5
Certificates, Class A-6 Certificates, Class A-7 Certificates, Class A-8 Certificates, Class A-9 Certificates, Class A-10 Certificates, Class A-11 Certificates, Class A-12 Certificates, Class A-13 Certificates, Class A-14 Certificates, Class A-15 Certificate, Class A-PO Certificates, Class A-WIO Certificates or Class A-R Certificate.

     Class A Certificateholder: The registered holder of a Class A Certificate.

     Class A Distribution Amount: As to any Distribution Date, the aggregate amount distributable to the Subclasses of Class A Certificates pursuant to Paragraphs first, second, third and fourth of Section 4.01(a) on such Distribution Date.

     Class A Fixed Pass-Through Rate: As to any Distribution Date, the rate per annum set forth in Section 11.01.

     Class A Interest Accrual Amount: As to any Distribution Date, the sum of the Class A Subclass Interest Accrual Amounts with respect to such Distribution Date.

     Class A Loss Denominator: As to any Determination Date, an amount equal to the sum of (i) the Class A Subclass Principal Balances of the Class A Certificates (other than the Class A-6, Class A-10 and Class A-PO Certificates),
(ii) the lesser of the Class A Subclass Principal Balance of the Class A-6 Certificates and the Original Class A Subclass Principal Balance of the Class A-6 Certificates, (iii) the lesser of the Component Principal Balance of the Class A-10 Group I Accrual Companion Component and the Original Component Principal Balance of the Class A-10 Group I Accrual Companion Component and (iv) the lesser of the Component Principal Balance of the Class A-10 Group II Accrual Companion Component and the Original Component Principal Balance of the Class A-10 Group II Accrual Companion Component.

     Class A Non-PO Optimal Amount: As to any Distribution Date, the sum for such Distribution Date of (i) the Class A Interest Accrual Amount, (ii) the sum of the Class A Subclass Unpaid Interest Shortfalls for each Class A Subclass and
(iii) the Class A Non-PO Optimal Principal Amount.

     Class A Non-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of
(x) the Non-PO Fraction with respect to such Mortgage Loan, and (y) the sum of:

                   (i) the Class A Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                  (ii) the Class A Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                 (iii) the Class A Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

                  (iv) the Class A Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan.

     Class A Non-PO Principal Balance: As of any date, an amount equal to the Class A Principal Balance less the Class A Subclass Principal Balance of the Class A-PO Certificates.

     Class A Non-PO Principal Amount: As to any Distribution Date, the aggregate amount distributed in respect of the Class A Subclasses pursuant to Paragraph third clause (A) of Section 4.01(a).

     Class A Non-PO Principal Distribution Amount: As to any Distribution Date the sum of (i) the Class A-6 Accrual Distribution Amount, if any, with respect to such Distribution Date, (ii) the Class A-10 Group I Accrual Companion Component Distribution Amount, if any, with respect to such Distribution Date,
(iii) the Class A-10 Group II Accrual Companion Component Distribution Amount, if any, with respect to such Distribution Date and (iv) the Class A Non-PO Principal Amount with respect to such Distribution Date.

     Class A Percentage: As to any Distribution Date occurring on or prior to the Cross-Over Date, the lesser of (i) 100% and (ii) the percentage obtained by dividing the Class A Non-PO Principal Balance (determined as of the Determination Date preceding such Distribution Date) by the Pool Balance (Non-PO Portion). As to any Distribution Date occurring subsequent to the Cross-Over Date, 100% or such lesser percentage which will cause the Class A Non-PO Principal Balance to decline to zero following the distribution made on such Distribution Date.

     Class A Prepayment Percentage: As to any Distribution Date to and including the Distribution Date in April 2002, 100%. As to any Distribution Date subsequent to April 2002 to and including the Distribution Date in April 2003, the Class A Percentage as of such Distribution Date plus 70% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to April 2003 to and including the Distribution Date in April 2004, the Class A Percentage as of such Distribution Date plus 60% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to April 2004 to and including the Distribution Date in April 2005, the Class A Percentage as of such Distribution Date plus 40% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to April 2005 to and including the Distribution Date in April 2006, the Class A Percentage as of such Distribution Date plus 20% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to April 2006, the Class A Percentage as of such Distribution Date. The foregoing is subject to the following: (i) if the aggregate distribution to Holders of Class A Certificates on any Distribution Date of the Class A Prepayment Percentage provided above of (a) Unscheduled Principal Receipts distributable on such Distribution Date would reduce the Class A Non-PO Principal Balance below zero, the Class A Prepayment Percentage for such Distribution Date shall be the percentage necessary to bring the Class A Non-PO Principal Balance to zero and thereafter the Class A Prepayment Percentage shall be zero and (ii) if the Class A Percentage as of any Distribution Date is greater than the Original Class A Percentage, the Class A Prepayment Percentage for such Distribution Date shall be 100%. Notwithstanding the foregoing, with respect to any Distribution Date on which the following criteria are not met, the reduction of the Class A Prepayment Percentage described in the second through sixth sentences of this definition of Class A Prepayment Percentage shall not be applicable with respect to such Distribution Date. In such event, the Class A Prepayment Percentage for such Distribution Date will be determined in accordance with the applicable provision, as set forth in the first through fifth sentences above, which was actually used to determine the Class A Prepayment Percentage for the Distribution Date occurring in the April preceding such Distribution Date (it being understood that for the purposes of the determination of the Class A Prepayment Percentage for the current Distribution Date, the current Class A Percentage and Subordinated Percentage shall be utilized). In order for the reduction referred to in the second through sixth sentences to be applicable, with respect to any Distribution Date (a) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates on the Mortgage Loans that were delinquent 60 days or more (including for this purpose any payments due with respect to Mortgage Loans in foreclosure and REO Mortgage Loans) must be less than 50% of the current Class M Principal Balance and the current Class B Principal Balance and (b) cumulative Realized Losses shall not exceed (1) 30% of the Original Subordinated Principal Balance if such Distribution Date occurs between and including May 2002 and April 2003, (2) 35% of the Original Subordinated Principal Balance if such Distribution Date occurs between and including May 2003 and April 2004, (3) 40% of the Original
Subordinated Principal Balance if such Distribution Date occurs between and including May 2004 and April 2005, (4) 45% of the Original Subordinated Principal Balance if such Distribution Date occurs between and including May 2005 and April 2006, and (5) 50% of the Original Subordinated Principal Balance if such Distribution Date occurs during or after May 2006. With respect to any Distribution Date on which the Class A Prepayment Percentage is reduced below the Class A Prepayment Percentage for the prior Distribution Date, the Master Servicer shall certify to the Trust Administrator, based upon information provided by each Servicer as to the Mortgage Loans serviced by it that the criteria set forth in the preceding sentence are met.

     Class A Principal Balance: As of any date, an amount equal to the sum of the Class A Subclass Principal Balances for the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates, Class A-7 Certificates, Class A-8 Certificates, Class A-9 Certificates, Class A-10 Certificates, Class A-11 Certificates, Class A-12 Certificates, Class A-13 Certificates, Class A-14 Certificates, Class A-15 Certificate, Class A-PO Certificates and Class A-R Certificate.

     Class A Subclass: Any of the Subclasses of Class A Certificates consisting of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates, Class A-7 Certificates, Class A-8 Certificates, Class A-9 Certificates, Class A-10 Certificates, Class A-11 Certificates, Class A-12 Certificates, Class A-13
Certificates, Class A-14 Certificates, Class A-15 Certificate, Class A-PO Certificates, Class A-WIO Certificates and Class A-R Certificate.

     Class A Subclass Distribution Amount: As to any Distribution Date and any Class A Subclass (other than the Class A-6 and Class A-10 Certificates), the amount distributable to such Class A Subclass pursuant to Paragraphs first, second, third and fourth of Section 4.01(a). As to the Class A-6 Certificates,
(a) as to any Distribution Date prior to the Class A-6 Accretion Termination Date, the amount distributable to the Class A-6 Certificates pursuant to Paragraph third clause (A) of Section 4.01(a) and any amounts distributable to the Class A-6 Certificates pursuant to the provisos in Paragraphs first and second of Section 4.01 (a) and (b) as to any Distribution Date on or after the Class A-6 Accretion Termination Date, the amount distributable to the Class A-6 Certificates pursuant to Paragraphs first, second and third clause (A) of
Section 4.01(a). As to the Class A-10 Certificates, the sum of (a)(i) as to any Distribution Date prior to the Class A-10 Group I Accrual Companion Component Accretion Termination Date, the amount distributable to the Class A-10 Certificates with respect to the Class A-10 Group I Accrual Companion Component pursuant to Paragraph third clause (A) of Section 4.01(a) and any amounts distributable to the Class A-10 Certificates with respect to the Class A-10 Group I Accrual Companion Component pursuant to the provisos in Paragraphs first and second of Section 4.01(a) and (ii) as to any Distribution Date on or after the Class A-10 Group I Accrual Companion Component Accretion Termination Date, the amount distributable to the Class A-10 Certificates with respect to the Class A-10 Group I Accrual Companion Component pursuant to Paragraphs first, second and third clause (A) of Section 4.01(a) and (b)(i) as to any Distribution Date prior to the Class A-10 Group II Accrual Companion Component Accretion Termination Date, the amount distributable to the Class A-10 Certificates with respect to the Class A-10 Group II Accrual Companion Component pursuant to Paragraph third clause (A) of Section 4.01(a) and any amounts distributable to the Class A-10 Certificates with respect to the Class A-10 Group II Accrual Companion Component pursuant to the provisos in Paragraphs first and second of
Section 4.01(a) and (ii) as to any Distribution Date on or after the Class A-10 Group II Accrual Companion Component Accretion Termination Date, the amount distributable to the Class A-10 Certificates with respect to the Class A-10 Group II Accrual Companion Component pursuant to Paragraphs first, second and third clause (A) of Section 4.01(a).

     Class A Subclass Interest Accrual Amount: As to any Distribution Date and any Class A Subclass (other than the Class A-10, Class A-15, Class A-WIO and Class A-PO Certificates), (i) the product of (a) 1/12th of the Class A Subclass Pass-Through Rate for such Class A Subclass and (b) the Class A Subclass
Principal Balance of such Class A Subclass as of the Determination Date preceding such Distribution Date minus (ii) the Class A Subclass Interest Percentage of such Class A Subclass of (x) any Non-Supported Interest Shortfall allocated to the Class A Certificates with respect to such Distribution Date,
(y) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class A Certificates with respect to such Distribution Date pursuant to Section 4.02(e) and (z) the interest portion of any Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) allocated to the Class A Certificates on or after the Cross-Over Date pursuant to Section 4.02(e). As to the Class A-10 Certificates, the sum of the Component Interest Accrual Amounts for the Class A-10 Group I Accrual Companion Component and the Class A-10 Group II Accrual Companion Component. As to any Distribution Date and the Class A-WIO Certificates, the Class A-WIO Interest Accrual Amount. The Class A-15 and Class A-PO Certificates have no Class A Subclass Interest Accrual Amount.

     Class A Subclass Interest Percentage: As to any Distribution Date and any Class A Subclass (other than the Class A-10 Certificates), the percentage calculated by dividing the Class A Subclass Interest Accrual Amount of such Class A Subclass (determined without regard to clause (ii) of the definition thereof) by the Class A Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Class A Subclass Interest Accrual Amount and each Component Interest Accrual Amount).

     Class A Subclass Interest Shortfall Amount: As to any Distribution Date and any Subclass of Class A Certificates, any amount by which the Class A Subclass Interest Accrual Amount of such Class A Subclass with respect to such Distribution Date exceeds the amount distributed in respect of such Class A Subclass on such Distribution Date pursuant to Paragraph first of Section 4.01(a) (including (i) in the case of the Class A-6 Certificates prior to the Class A-6 Accretion Termination Date, the amount included in the Class A-6 Accrual Distribution Amount pursuant to clause (i) of the definition thereof,
(ii) in the case of the Class A-10 Certificates with respect to the Class A-10 Group I Accrual Companion Component prior to the Class A-10 Group I Accrual Companion Component Accretion Termination Date, the amount included in the Class A-10 Group I Accrual Companion Component Distribution Amount pursuant to clause
(i) of the definition thereof and (iii) in the case of the Class A-10 Certificates with respect to the Class A-10 Group II Accrual Companion Component prior to the Class A-10 Group II Accrual Companion Component Accretion Termination Date, the amount included in the Class A-10 Group II Accrual Companion Component Distribution Amount pursuant to clause (i) of the definition thereof).

     Class A Subclass Loss Percentage: As to any Determination Date and any Subclass of Class A Certificates (other than the Class A-6, Class A-10 and Class A-PO Certificates) then outstanding, the percentage calculated by dividing the Class A Subclass Principal Balance of such Subclass by the Class A Loss Denominator (determined without regard to any such Class A Subclass Principal Balance of any Class A Subclass (other than the Class A-10 Certificates) or Component Principal Balance of any Class A-10 Component not then outstanding), in each case determined as of the preceding Determination Date. As to the Class A-6 Certificates, the Class A-6 Loss Percentage.

     Class A Subclass Pass-Through Rate: As to each Class A Subclass, other than the Class A-2, Class A-10, Class A-15, Class A-PO and Class A-WIO Certificates, the Class A Fixed Pass-Through Rate. As to the Class A-2 Certificates, 7.750% per annum. The Class A-10 Certificates have no Class A Subclass Pass-Through Rate. The Class A-15 and Class A-PO Certificates are not entitled to interest and have no Class A Subclass Pass-Through Rate. As to the Class A-WIO Certificates, the Class A-WIO Pass-Through Rate.

     Class A Subclass Principal Balance: As of the first Determination Date and as to any Class A Subclass (other than the Class A-10 and Class A-WIO Certificates), the Original Class A Subclass Principal Balance of such Class A Subclass. As of any subsequent Determination Date prior to the Cross-Over Date and as to any Class A Subclass (other than the Class A-WIO and Class A-PO Certificates), the Original Class A Subclass Principal Balance of such Class A Subclass (increased in the case of the Class A-6 Certificates by the Class A-6 Principal Accretion Amount with respect to prior Distribution Dates) less the sum of (a) all amounts previously distributed in respect of such Class A Subclass on prior Distribution Dates (A) pursuant to Paragraph third clause (A) of Section 4.01(a), (B) as a result of a Principal Adjustment, (C) if applicable,  from the Class  A-6  Accrual  Distribution  Amount  for such  prior
Distribution Dates, (D) if applicable, from the Class A-10 Group I Accrual Companion Component for such prior Distribution Dates and (E) if applicable, from the Class A-10 Group II Accrual Companion Component for such prior Distribution Dates and (b) the Realized Losses allocated through such Determination Date to such Class A Subclass pursuant to Section 4.02(b). After the Cross-Over Date, each such Class A Subclass Principal Balance will also be reduced on each Determination Date by an amount equal to the product of the Class A Subclass Loss Percentage of such Class A Subclass and the excess, if any, of (i) the Class A Non-PO Principal Balance as of such Determination Date without regard to this sentence over (ii) the difference between (A) the Adjusted Pool Amount for the preceding Distribution Date and (B) the Adjusted Pool Amount (PO Portion) for the preceding Distribution Date. As to the Class A-10 Certificates, the sum of the Component Principal Balances of the Class A-10 Group I Accrual Companion Component and the Class A-10 Group II Accrual Companion Component. The Class A-WIO Certificates will have no Class A Subclass Principal Balance.

     As of any subsequent Determination Date prior to the Cross-Over Date and as to the Class A-PO Certificates, the Original Class A Subclass Principal Balance of such Class A Subclass less the sum of (a) all amounts previously distributed in respect of the Class A-PO Certificates on prior Distribution Dates pursuant to Paragraphs third clause (B) and fourth of Section 4.01(a) and (b) the Realized Losses allocated through such Determination Date to the Class A-PO Certificates pursuant to Section 4.02(b). After the Cross-Over Date, such Class A Subclass Principal Balance will also be reduced on each Determination Date by an amount equal to the difference, if any, between such Class A Subclass Principal Balance as of such Determination Date without regard to this sentence and the Adjusted Pool Amount (PO Portion) for the preceding Distribution Date.

     Class A Subclass Unpaid Interest Shortfall: As to any Distribution Date and Class A Subclass, the amount, if any, by which the aggregate of the Class A Subclass Interest Shortfall Amounts for such Class A Subclass for prior Distribution Dates is in excess of the amounts distributed in respect of such Class A Subclass (or (a) in the case of the Class A-6 Certificates prior to the Class A-6 Accretion Termination Date, the amount included in the Class A-6 Accrual Distribution Amount pursuant to clause (ii) of the definition thereof,
(b) in the case of the Class A-10 Certificates with respect to the Class A-10 Group I Accrual Companion Component prior to the Class A-10 Group I Accrual Companion Component Accretion Termination Date, the amount included in the Class A-10 Group I Accrual Companion Component Distribution Amount pursuant to clause
(ii) of the definition thereof and (c) in the case of the Class A-10 Certificates with respect to the Class A-10 Group II Accrual Companion Component prior to the Class A-10 Group II Accrual Companion Component Accretion Termination Date, the amount included in the Class A-10 Group II Accrual Companion Component Distribution Amount pursuant to clause (ii) of the definition thereof) on prior Distribution Dates pursuant to Paragraph second of
Section 4.01(a).

     Class A Unpaid Interest Shortfall: As to any Distribution Date, an amount equal to the sum of the Class A Subclass Unpaid Interest Shortfalls for all the Class A Subclasses.

     Class A Voting Interest: The sum of (A) the product of (i) the then applicable Class A Percentage and (ii) the Non-PO Voting Interest and (B) the Pool Balance (PO Portion) divided by the Pool Balance (Non-PO Portion) and the Pool Balance (PO Portion).

     Class A-1 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-1 and Exhibit D hereto.

     Class  A-1  Certificateholder:   The  registered  holder  of  a  Class  A-1
Certificate.

     Class A-2 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-2 and Exhibit D hereto.

     Class  A-2  Certificateholder:   The  registered  holder  of  a  Class  A-2
Certificate.

     Class A-3 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-3 and Exhibit D hereto.

     Class  A-3  Certificateholder:   The  registered  holder  of  a  Class  A-3
Certificate.

     Class A-4 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-4 and Exhibit D hereto.

     Class  A-4  Certificateholder:   The  registered  holder  of  a  Class  A-4
Certificate.

     Class A-4 Percentage: The Class A Subclass Principal Balance of the Class A-4 Certificates divided by the Pool Balance (Non-PO Portion).

     Class A-4 Prepayment Shift Percentage: As to any Distribution Date, the percentage indicated below:

                                                   Class A-4 Prepayment
Distribution Date Occurring In                       Shift Percentage
------------------------------                       ----------------

May 1997 through April 2002...................               0%
May 2002 through April 2003...................              30%
May 2003 through April 2004...................              40%
May 2004 through April 2005...................              60%
May 2005 through April 2006...................              80%
April 2006 through thereafter.................             100%

     Class A-4 Priority Amount: For any Distribution Date, the lesser of (i) the Class A Subclass Principal Balance of the Class A-4 Certificates and (ii) the sum of (A) the product of (1) the Class A-4 Percentage and (2) the Scheduled Principal Amount and (B) the product of (1) the Class A-4 Percentage, (2) the Class A-4 Prepayment Shift Percentage, and (3) the Unscheduled Principal Amount.

     Class A-5 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-5 and Exhibit D hereto.

     Class  A-5  Certificateholder:   The  registered  holder  of  a  Class  A-5
Certificate.

     Class A-6 Accretion Directed Certificates: The Class A-3, Class A-5 and Class A-7 Certificates.

     Class A-6 Accretion Termination Date: The earlier of (i) the Distribution Date following the Distribution Date on which the Class A Subclass Principal Balance of the Class A-5 Certificates has been reduced to zero or (ii) the Cross-Over Date.

     Class A-6 Accrual Distribution Amount: As to any Distribution Date prior to the Class A-6 Accretion Termination Date, an amount equal to the sum of (i) the Class A Subclass Interest Percentage of the Class A-6 Certificates of the Current Class A Interest Distribution Amount and (ii) the Class A Subclass Interest Shortfall Percentage of the Class A-6 Certificates of the amount distributed in respect of the Class A Subclasses pursuant to Paragraph second of
Section 4.01(a) on such Distribution Date. As to any Distribution Date on or after the Class A-6 Accretion Termination Date, zero.

     Class A-6 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-6 and Exhibit D hereto.

     Class  A-6  Certificateholder:   The  registered  holder  of  a  Class  A-6
Certificate.

     Class A-6 Loss Percentage: As to any Determination Date, the percentage calculated by dividing (i) the lesser of the Class A Subclass Principal Balance of the Class A-6 Certificates and the Original Class A Subclass Principal Balance of the Class A-6 Certificates by (ii) the Class A Loss Denominator (determined without regard to the Class A Subclass Principal Balance of any Class A Subclass (other than the Class A-10 Certificates) or Component Principal Balance of any Class A-10 Component not then outstanding) determined as of the preceding Determination Date.

     Class A-6 Principal Accretion Amount: As to any Distribution Date prior to the Class A-6 Accretion Termination Date, an amount equal to the sum of the amounts calculated pursuant to clauses (i) and (ii) of the definition of Class A-6 Accrual Distribution Amount with respect to such Distribution Date. As to any Distribution Date on or after the Class A-6 Accretion Termination Date, zero.

     Class A-7 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-7 and Exhibit D hereto.

     Class  A-7  Certificateholder:   The  registered  holder  of  a  Class  A-7
Certificate.

     Class A-8 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-8 and Exhibit D hereto.

     Class  A-8  Certificateholder:   The  registered  holder  of  a  Class  A-8
Certificate.

     Class A-9 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-9 and Exhibit D hereto.

     Class  A-9  Certificateholder:   The  registered  holder  of  a  Class  A-9
Certificate.

     Class A-10 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-6 and Exhibit D hereto.

     Class A-10 Certificateholder: The registered holder of a Class A-6 Certificate.

     Class A-10 Component: Either of the Class A-10 Group I Accrual Companion Component or Class A-10 Group II Accrual Companion Component.

     Class A-10 Group I Accrual Companion Component Accretion  Termination Date:
The earlier of (i) the Distribution Date following the Distribution Date on which the Class A Subclass Principal Balance of the Class A-9 Certificates has been reduced to zero or (ii) the Cross-Over Date.

     Class A-10 Group I Accrual Companion Component Distribution Amount: As to any Distribution Date prior to the Class A-10 Group I Accrual Companion Component Accretion Termination Date, an amount equal to the sum of (i) the Component Interest Percentage of the Class A-10 Group I Accrual Companion
Component of the Current Class A Interest Distribution Amount and (ii) the Component Shortfall Percentage of the Class A-10 Group I Accrual Companion Component of the amount distributed in respect of the Class A-10 Certificates pursuant to Paragraph second of Section 4.01(a) on such Distribution Date. As to any Distribution Date on or after the Class A-10 Group I Accrual Companion Component Accretion Termination Date, zero.

     Class A-10 Group I Accrual Companion Component Loss Percentage: As to any Determination Date, the percentage calculated by dividing (i) the lesser of the Component Principal Balance of the Class A-10 Group I Accrual Companion Component and the Original Component Principal Balance of the Class A-10 Group I Accrual Companion Component by (ii) the Class A Loss Denominator (determined without regard to the Class A Subclass Principal Balance of any Class A Subclass (other than the Class A-10 Certificates) or Component Principal Balance of any Class A-10 Component not then outstanding) determined as of the preceding Determination Date.

     Class A-10 Group I Accrual Companion  Component Principal Accretion Amount:
As to any Distribution Date prior to the Class A-10 Group I Accrual Companion Component Accretion Termination Date, an amount equal to the sum of the amounts calculated pursuant to clauses (i) and (ii) of the definition of Class A-10 Group I Accrual Companion Component Distribution Amount with respect to such Distribution Date. As to any Distribution Date on or after the Class A-10 Group I Accrual Companion Component Accretion Termination Date, zero.

     Class A-10 Group II Accrual Companion Component Accretion Termination Date:
The earlier of (i) the Distribution Date following the Distribution Date on which the Class A Subclass Principal Balance of the Class A-12 Certificates has been reduced to zero or (ii) the Cross-Over Date.

     Class A-10 Group II Accrual Companion Component Distribution Amount: As to any Distribution Date prior to the Class A-10 Group II Accrual Companion Component Accretion Termination Date, an amount equal to the sum of (i) the Component Interest Percentage of the Class A-10 Group II Accrual Companion Component of the Current Class A Interest Distribution Amount and (ii) the Component Shortfall Percentage of the Class A-10 Group II Accrual Companion Component of the amount distributed in respect of the Class A-10 Certificates pursuant to Paragraph second of Section 4.01(a) on such Distribution Date. As to any Distribution Date on or after the Class A-10 Group II Accrual Companion Component Accretion Termination Date, zero.

     Class A-10 Group II Accrual Companion Component Loss Percentage: As to any Determination Date, the percentage calculated by dividing (i) the lesser of the Component Principal Balance of the Class A-10 Group II Accrual Companion Component and the Original Component Principal Balance of the Class A-10 Group II Accrual Companion Component by (ii) the Class A Loss Denominator (determined without regard to the Class A Subclass Principal Balance of any Class A Subclass (other than the Class A-10 Certificates) or Component Principal Balance of any Class A-10 Component not then outstanding) determined as of the preceding Determination Date.

     Class A-10 Group II Accrual Companion Component Principal Accretion Amount:
As to any Distribution Date prior to the Class A-10 Group II Accrual Companion Component Accretion Termination Date, an amount equal to the sum of the amounts calculated pursuant to clauses (i) and (ii) of the definition of Class A-10 Group II Accrual Companion Component Distribution Amount with respect to such Distribution Date. As to any Distribution Date on or after the Class A-10 Group II Accrual Companion Component Accretion Termination Date, zero.

     Class A-11 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-11 and Exhibit D hereto.

     Class A-11 Certificateholder: The registered holder of a Class A-11 Certificate.

     Class A-12 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-12 and Exhibit D hereto.

     Class A-12 Certificateholder: The registered holder of a Class A-12 Certificate.

     Class A-13 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-13 and Exhibit D hereto.

     Class A-13 Certificateholder: The registered holder of a Class A-13 Certificate.

     Class A-14 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-14 and Exhibit D hereto.

     Class A-14 Certificateholder: The registered holder of a Class A-14 Certificate.

     Class A-15 Certificate: The Certificate executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-15 and Exhibit D hereto.

     Class A-15 Certificateholder: The registered holder of the Class A-15 Certificate.

     Class A-PO Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-PO and Exhibit D hereto.

     Class A-PO Certificateholder: The registered holder of a Class A-PO Certificate.

     Class A-PO Deferred Amount: For any Distribution Date prior to the Cross-Over Date, the difference between (A) the sum of (x) the amount by which the sum of the Class A-PO Optimal Principal Amounts for all prior Distribution Dates exceeded the amounts distributed on the Class A-PO Certificates on such prior Distribution Dates pursuant to Paragraph third clause (B) of Section 4.01(a) and (y) the sum of the product for each Discount Mortgage Loan which became a Liquidated Loan at any time on or prior to the last day of the applicable Unscheduled Principal Receipt Period for the current Distribution Date of (a) the PO Fraction for such Discount Mortgage Loan and (b) an amount equal to the principal portion of Realized Losses (other than Bankruptcy Losses due to Debt Service Reductions) incurred with respect to such Mortgage Loan other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses and (B) amounts distributed on the Class A-PO Certificates on prior Distribution Dates pursuant to Paragraph fourth of Section 4.01(a). On and after the Cross-Over Date, the Class A-PO Deferred Amount will be zero. No interest will accrue on any Class A-PO Deferred Amount.

     Class A-PO Distribution Amount As to any Distribution Date, the aggregate amount distributable to the Class A-PO Certificates pursuant to Paragraphs third clause (B) and fourth of Section 4.01(a) on such Distribution Date.

     Class A-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum as to each Outstanding Mortgage Loan, of the product of (x) the PO Fraction with respect to such Mortgage Loan and (y) the sum of

                   (i) (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                  (ii) all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                 (iii) the Scheduled Principal Balance of each Mortgage Loan that was repurchased by the Seller during such preceding month pursuant to Section 2.02 or 2.03;

                  (iv) the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan.

     Class A-R Certificate: The Certificate executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-R and Exhibit D hereto.

     Class A-R Certificateholder: The registered holder of the Class A-R Certificate.

     Class A-WIO Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-WIO and Exhibit D hereto.

     Class A-WIO Certificateholder: The registered holder of a Class A-WIO Certificate.

     Class A-WIO Interest Accrual Amount: As to any Distribution Date, (i) the product of (a) 1/12th of the Class A-WIO Pass-Through Rate and (b) the Class A-WIO Notional Amount as of the Determination Date preceding such Distribution Date minus (ii) the Class A Subclass Interest Percentage of the Class A-WIO Certificates of (x) any Non-Supported Interest Shortfall allocated to the Class A Certificates with respect to such Distribution Date, (y) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class A Certificates with respect to such Distribution Date pursuant to Section 4.02(e) and (z) the interest portion of any Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) allocated to the Class A Certificates on or after the Cross-Over Date pursuant to Section 4.02(e).

     Class A-WIO Notional  Amount:  As to any  Distribution  Date, the aggregate
Scheduled   Principal   Balance  of  the  Premium  Mortgage  Loans  as  of  such
Distribution Date.

     Class A-WIO Pass-Through Rate: As to any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Interest Rate of the Premium Mortgage Loans minus 7.500%

     Class B Certificate: Any one of the Class B-1 Certificates, Class B-2 Certificates, Class B-3 Certificates, Class B-4 Certificates or Class B-5 Certificates.

     Class B Certificateholder: The registered holder of a Class B Certificate.

     Class B Interest Accrual Amount: As to any Distribution Date, the sum of the Class B Subclass Interest Accrual Amounts with respect to such Distribution Date.

     Class B Pass-Through Rate: As to any Distribution Date, 7.500% per annum.

     Class B Principal Balance: As of any date, an amount equal to the sum of the Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance and Class B-5 Principal Balance.

     Class  B  Subclass:   Any  of  the  Class  B-1   Certificates,   Class  B-2
Certificates, Class B-3 Certificates, Class B-4 Certificates or Class B-5 Certificates.

     Class B Subclass Distribution Amount: Any of the Class B-1, Class B-2, Class B-3, Class B-4 or Class B-5 Distribution Amounts.

     Class B Subclass Interest Accrual Amount: As to any Distribution Date and any Class B Subclass, an amount equal to (i) the product of 1/12th of the Class B Pass-Through Rate and the Class B Subclass Principal Balance of such Class B Subclass as of the Determination Date preceding such Distribution Date minus
(ii) the Class B Subclass Interest Percentage of such Class B Subclass of (x) any Non-Supported Interest Shortfall allocated to the Class B Certificates with respect to such Distribution Date and (y) the interest portion of any Excess
Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class B Certificates with respect to such Distribution Date pursuant to Section 4.02(e).

     Class B Subclass Interest Percentage: As to any Distribution Date and any Class B Subclass, the percentage calculated by dividing the Class B Subclass Interest Accrual Amount of such Class B Subclass (determined without regard to clause (ii) of the definition thereof) by the Class B Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Class B Subclass Interest Accrual Amount).

     Class B Subclass Interest Shortfall Amount: Any of the Class B-1 Interest Shortfall Amount, Class B-2 Interest Shortfall Amount, Class B-3 Interest
Shortfall Amount, Class B-4 Interest Shortfall Amount or Class B-5 Interest Shortfall Amount.

     Class B Subclass  Loss  Percentage:  As to any  Determination  Date and any
Class B Subclass then outstanding, the percentage calculated by dividing the Class B Subclass Principal Balance of such Class B Subclass by the Class B Principal Balance (determined without regard to any Class B Subclass Principal Balance of any Class B Subclass not then outstanding), in each case determined as of the preceding Determination Date.

     Class B Subclass Percentage: Any one of the Class B-1 Percentage, Class B-2 Percentage, Class B-3 Percentage, Class B-4 Percentage or Class B-5 Percentage.

     Class B Subclass  Prepayment  Percentage:  Any of the Class B-1  Prepayment
Percentage, Class B-2 Prepayment Percentage, Class B-3 Prepayment Percentage, Class B-4 Prepayment Percentage or Class B-5 Prepayment Percentage.

     Class B Subclass Principal Balance: Any of the Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance or Class B-5 Principal Balance.

     Class B Subclass Unpaid Interest Shortfall: Any of the Class B-1 Unpaid Interest Shortfall, Class B-2 Unpaid Interest Shortfall, Class B-3 Unpaid
Interest Shortfall, Class B-4 Unpaid Interest Shortfall or Class B-5 Unpaid Interest Shortfall.

     Class B-1 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-1 and Exhibit D hereto.

     Class  B-1  Certificateholder:   The  registered  holder  of  a  Class  B-1
Certificate.

     Class B-1 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-1 Certificates pursuant to Paragraphs eighth, ninth and tenth of Section 4.01(a).

     Class B-1 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Class B Subclass Interest Accrual Amount of the Class B-1 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-1 Certificates on such Distribution Date pursuant to Paragraph eighth of Section 4.01(a).

     Class B-1 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

                   (i) the Class B-1 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                  (ii) the Class B-1 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                 (iii) the Class B-1 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

                  (iv) the Class B-1 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Subclass and such Distribution Date, the Class B-1 Optimal Principal Amount will equal the lesser of (A) the Class B-1 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-1 Certificates.

     Class B-1 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Class M Principal Balance and the Class B Subclass Principal Balances of the Class B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-1 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-1 Percentage for such Distribution Date will be zero.

     Class B-1 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Class M Principal Balance and the Class B Subclass Principal Balances of the Class B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-1 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-1 Prepayment Percentage for such Distribution Date will be zero.

     Class B-1 Principal Balance: As to the first Determination Date, the Original Class B-1 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-1 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-1 Certificates on prior Distribution Dates (A) pursuant to Paragraph tenth of Section 4.01(a) and
(B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-1 Certificates pursuant to
Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance and the Class M Principal Balance as of such Determination Date.

     Class B-1 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-1 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-1 Certificates on prior Distribution Dates pursuant to Paragraph ninth of Section 4.01(a).

     Class B-2 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-2 and Exhibit D hereto.

     Class  B-2  Certificateholder:   The  registered  holder  of  a  Class  B-2
Certificate.

     Class B-2 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-2 Certificates pursuant to Paragraphs eleventh, twelfth and thirteenth of Section 4.01(a).

     Class B-2 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Class B Subclass Interest Accrual Amount of the Class B-2 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-2 Certificates on such Distribution Date pursuant to Paragraph eleventh of Section 4.01(a).

     Class B-2 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

                   (i) the Class B-2 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                  (ii) the Class B-2 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                 (iii) the Class B-2 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

                  (iv) the Class B-2 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Subclass and such Distribution Date, the Class B-2 Optimal Principal Amount will equal the lesser of (A) the Class B-2 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-2 Certificates.

     Class B-2 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Class M Principal Balance and the Class B Subclass Principal Balances of the Class B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-2 Percentage for such Distribution Date will be zero.

     Class B-2 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Class M Principal Balance and the Class B Subclass Principal Balances of the Class B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-2 Prepayment Percentage for such Distribution Date will be zero.

     Class B-2 Principal Balance: As to the first Determination Date, the Original Class B-2 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-2 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-2 Certificates on prior Distribution Dates (A) pursuant to Paragraph thirteenth of Section 4.01(a) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-2 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance the Class M Principal Balance and the Class B-1 Principal Balance as of such Determination Date.

     Class B-2 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-2 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-2 Certificates on prior Distribution Dates pursuant to Paragraph twelfth of Section 4.01(a).

     Class B-3 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-3 and Exhibit D hereto.

     Class  B-3  Certificateholder:   The  registered  holder  of  a  Class  B-3
Certificate.

     Class B-3 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-3 Certificates pursuant to Paragraphs fourteenth, fifteenth and sixteenth of Section 4.01(a).

     Class B-3 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Class B Subclass Interest Accrual Amount of the Class B-3 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-3 Certificates on such Distribution Date pursuant to Paragraph fourteenth of Section 4.01(a).

     Class B-3 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

                   (i) the Class B-3 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                  (ii) the Class B-3 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                 (iii) the Class B-3 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

                  (iv) the Class B-3 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Subclass and such Distribution Date, the Class B-3 Optimal Principal Amount will equal the lesser of (A) the Class B-3 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-3 Certificates.

     Class B-3 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Class M Principal Balance and the Class B Subclass Principal Balances of the Class B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-3 Percentage for such Distribution Date will be zero.

     Class B-3 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Class M Principal Balance and the Class B Subclass Principal Balances of the Class B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-3 Prepayment Percentage for such Distribution Date will be zero.

     Class B-3 Principal Balance: As to the first Determination Date, the Original Class B-3 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-3 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-3 Certificates on prior Distribution Dates (A) pursuant to Paragraph sixteenth of Section 4.01(a) and (B) as a result of a Principal Adjustment and (b) the Realized Losses through such Determination Date allocated to the Class B-3 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class M Principal Balance, the Class B-1 Principal Balance and the Class B-2 Principal Balance as of such Determination Date.

     Class B-3 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-3 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-3 Certificates on prior Distribution Dates pursuant to Paragraph fifteenth of Section 4.01(a).

     Class B-4 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-4 and Exhibit D hereto.

     Class  B-4  Certificateholder:   The  registered  holder  of  a  Class  B-4
Certificate.

     Class B-4 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-4 Certificates pursuant to Paragraphs seventeenth, eighteenth, and nineteenth of Section 4.01(a).

     Class B-4 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Class B Subclass Interest Accrual Amount of the Class B-4 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-4 Certificates on such Distribution Date pursuant to Paragraph seventeenth of Section 4.01(a).

     Class B-4 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

                   (i) the Class B-4 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                  (ii) the Class B-4 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                 (iii) the Class B-4 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

                  (iv) the Class B-4 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Subclass and such Distribution Date, the Class B-4 Optimal Principal Amount will equal the lesser of (A) the Class B-4 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-4 Certificates.

     Class B-4 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Class M Principal Balance and the Class B Subclass Principal Balances of the Class B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-4 Percentage for such Distribution Date will be zero.

     Class B-4 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Class M Principal Balance and the Class B Subclass Principal Balances of the Class B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-4 Prepayment Percentage for such Distribution Date will be zero.

     Class B-4 Principal Balance: As to the first Determination Date, the Original Class B-4 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-4 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-4 Certificates on prior Distribution Dates (A) pursuant to Paragraph nineteenth of Section 4.01(a) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-4 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class M Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance and the Class B-3 Principal Balance as of such Determination Date.

     Class B-4 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-4 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-4 Certificates on prior Distribution Dates pursuant to Paragraph eighteenth of Section 4.01(a).

     Class B-5 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-5 and Exhibit D hereto.

     Class  B-5  Certificateholder:   The  registered  holder  of  a  Class  B-5
Certificate.

     Class B-5 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-5 Certificates pursuant to Paragraphs twentieth, twenty-first, and twenty-second of Section 4.01(a).

     Class B-5 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Class B Subclass Interest Accrual Amount of the Class B-5 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-5 Certificates on such Distribution Date pursuant to Paragraph twentieth of Section 4.01(a).

     Class B-5 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

                   (i) the Class B-5 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                  (ii) the Class B-5 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                 (iii) the Class B-5 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

                  (iv) the Class B-5 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Subclass and such Distribution Date, the Class B-5 Optimal Principal Amount will equal the lesser of (A) the Class B-5 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-5 Certificates.

     Class B-5 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Class M Principal Balance and the Class B Subclass Principal Balances of the Class B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-5 Percentage for such Distribution Date will be zero.

     Class B-5 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Class M Principal Balance and the Class B Subclass Principal Balances of the Class B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-5 Prepayment Percentage for such Distribution Date will be zero.

     Class B-5 Principal Balance: As to the first Determination Date, the Original Class B-5 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-5 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-5 Certificates on prior Distribution Dates pursuant to Paragraph twenty-second of Section 4.01(a) and (b) the Realized Losses allocated through such Determination Date to the Class B-5 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class M Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance, the Class B-3 Principal Balance and the Class B-4 Principal Balance as of such Determination Date.

     Class B-5 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-5 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-5 Certificates on prior Distribution Dates pursuant to Paragraph twenty-first of Section 4.01(a).

     Class M Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit C and Exhibit D hereto.

     Class M Certificateholder: The registered holder of a Class M Certificate.

     Class M Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class M Certificates pursuant to Paragraphs fifth, sixth and seventh of Section 4.01(a).

     Class M Interest Accrual Amount: As to any Distribution Date, an amount equal to (i) the product of 1/12th of the Class M Pass-Through Rate and the Class M Principal Balance as of the Determination Date preceding such Distribution Date minus (ii) (x) any Non-Supported Interest Shortfall allocated to the Class M Certificates with respect to such Distribution Date and (y) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class M Certificates with respect to such Distribution Date pursuant to Section 4.02(e).

     Class M Interest Shortfall Amount: As to any Distribution Date, any amount by which the Class M Interest Accrual Amount with respect to such Distribution Date exceeds the amount distributed in respect of the Class M Certificates on such Distribution Date pursuant to Paragraph fifth of Section 4.01(a).

     Class M Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

                   (i) the Class M Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                  (ii) the Class M Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                 (iii) the Class M Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

                  (iv) the Class M Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class M Optimal Principal Amount will equal the lesser of (A) the Class M Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class M Certificates.

     Class M Pass-Through Rate: As to any Distribution Date, 7.500% per annum.

     Class M Percentage: As to any Distribution Date, the percentage calculated by multiplying the Subordinated Percentage by either (a) if any Class B Certificates are eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d), a fraction, the numerator of which is the Class M Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Class M Principal Balance and the Class B Subclass Principal Balances of the Class B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d) or (b) except as set forth in Section 4.01(d)(ii), if the Class B Certificates are not eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d)(i), one.

     Class M Prepayment Percentage: As to any Distribution Date, the percentage calculated by multiplying the Subordinated Prepayment Percentage by either (a) if any Class B Certificates are eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d), a fraction, the numerator of which is the Class M Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Class M Principal Balance and the Class B Subclass Principal Balances of the Class B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d) or (b) except as set forth in Section 4.01(d)(ii), if the Class B Certificates are not eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d)(i), one.

     Class M Principal Balance: As to the first Determination Date, the Original Class M Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class M Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class M Certificates on prior Distribution Dates (A) pursuant to Paragraph seventh of Section 4.01(a) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class M Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the Class A Principal Balance as of such Determination Date.

     Class M Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class M Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class M Certificates on prior Distribution Dates pursuant to Paragraph sixth of Section 4.01(a).

     Clearing Agency: An organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The initial Clearing Agency shall be The Depository Trust Company.

     Clearing Agency Participant: A broker, dealer, bank, financial institution or other Person for whom a Clearing Agency effects book-entry transfers of securities deposited with the Clearing Agency.

     Closing Date: The date of initial issuance of the Certificates, as set forth in Section 11.23.

     Code: The Internal Revenue Code of 1986, as it may be amended from time to time, any successor statutes thereto, and applicable U.S. Department of the Treasury temporary or final regulations promulgated thereunder.

     Compensating Interest: As to any Distribution Date, the lesser of (a) the product of (i) 1/12th of 0.20% and (ii) the Pool Scheduled Principal Balance for such Distribution Date and (b) the Available Master Servicing Compensation for such Distribution Date.

     Component: Either of the Class A-10 Components.

     Component Interest Accrual Amount: As to any Distribution Date and either Component, (i) the product of (a) 1/12th of the Component Rate for such Component and (b) the Component Principal Balance for such Component as of the Determination Date preceding such Distribution Date minus (ii) the Component Interest Percentage of such Component of (x) any Non-Supported Interest
Shortfall allocated to the Class A Certificates with respect to such Distribution Date, (y) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class A Certificates with respect to such Distribution Date pursuant to Section 4.02(e) and (z) the interest portion of any Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) allocated to the Class A Certificates on or after the Cross-Over Date pursuant to Section 4.02(e).

     Component Interest Percentage: As to any Distribution Date and Class A-10 Component, the percentage calculated by dividing the Component Interest Accrual Amount of such Component (determined without regard to clause (ii) of the definition thereof) by the Class A Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Class A Subclass Interest Accrual Amount (other than for the Class A-10 Certificates) and each Component Interest Accrual Amount).

     Component Interest Shortfall Amount: As to any Distribution Date and Class A-10 Component, the product of (a) the Class A Subclass Interest Shortfall Amount of the Class A-10 Certificates for such Distribution Date and (b) a fraction, the numerator of which is the applicable Component Interest Accrual Amount and the denominator of which is the Class A Subclass Interest Accrual Amount of the Class A-10 Certificates.

     Component Interest Shortfall Distribution: As to any Distribution Date and Class A-10 Component, the product of (i) the amount that would be distributable in respect of the Class A-10 Certificates with respect to such Distribution Date pursuant to Paragraph second of Section 4.01(a) without regard to the proviso set forth in such Paragraph and (ii) the Component Shortfall Percentage for such Distribution Date.

     Component Loss Percentage: As to any Determination Date and the Class A-10 Group I Accrual Companion Component, the Class A-10 Group I Accrual Companion Component loss Percentage. As to any Determination Date and the Class A-10 Group II Accrual Companion Component, the Class A-10 Group II Accrual Companion Component Loss Percentage.

     Component Principal Balance: As of the first Determination Date and as to either Class A-10 Component, the Original Component Principal Balance. As of any subsequent Determination Date and as to either Class A-10 Component prior to the Cross-Over Date, the Original Component Principal Balance (increased (i) in the case of the Class A-10 Group I Accrual Companion Component by the Class A-10 Group I Accrual Companion Component Principal Accretion Amount with respect to prior Distribution Dates and (ii) in the case of the Class A-10 Group II Accrual Companion Component by the Class A-10 Group II Accrual Companion Component
Principal Accretion Amount with respect to prior Distribution Dates) less the sum of (a) all amounts previously distributed in respect of such Component on prior Distribution Dates (A) pursuant to Paragraph third clause (A) of Section 4.01(a), (B) as a result of a Principal Adjustment, (C) if applicable, from the Class A-10 Group I Accrual Companion Component Distribution Amounts for such prior Distribution Dates and (D) if applicable, from the Class A-10 Group II Accrual Companion Component Distribution Amounts for such prior Distribution Dates and (b) the Realized Losses allocated through such Determination Date to such Component pursuant to Section 4.02(b). After the Cross-Over Date, the Component Principal Balance will also be reduced on each Determination Date by an amount equal to the product of the Component Loss Percentage for such Component and the excess, if any, of (i) the Class A Non-PO Principal Balance for such Determination Date without regard to this sentence over (ii) the difference between (A) the Adjusted Pool Amount for the preceding Distribution Date and (B) the Adjusted Pool Amount (PO Portion) for the preceding Distribution Date.

     Component Rate: As to any Distribution Date and for each Class A-10 Component, 7.500% per annum.

     Component Shortfall Percentage: As to any Distribution Date and Class A-10 Component, the percentage calculated by dividing the Component Unpaid Interest Shortfall for such Component by the Class A Subclass Unpaid Interest Shortfall for the Class A-10 Certificates, in each case determined as of the Business Day preceding the applicable Distribution Date.

     Component Unpaid Interest Shortfall: As to any Distribution Date and Class A-10 Component, the product of (i) the sum of the Component Interest Shortfall Amounts for such Component for prior Distribution Dates minus (ii) the Component Interest Shortfall Distributions for such Component for prior Distribution Dates.

     Co-op Shares: Shares issued by private non-profit housing corporations.

     Corporate Trust Office: The principal office of the Trust Administrator or the Trustee, as the case may be, at which at any particular time its corporate trust business shall be administered, which office, with respect to the Trust Administrator, at the date of the execution of this instrument is located at 230 South Tryon Street, Charlotte, North Carolina 28288 and, with respect to the Trustee, at the date of the execution of this instrument is located at 615 East Michigan Street, Lewis Center, 4th Floor, Milwaukee, Wisconsin 53202.

     Cross-Over Date: The Distribution Date preceding the first Distribution Date on which the Class A Percentage (determined pursuant to clause (ii) of the definition thereof) equals or exceeds 100%.

     Cross-Over Date Interest Shortfall: With respect to any Distribution Date that occurs on or after the Cross-Over Date with respect to any Unscheduled Principal Receipt (other than a Prepayment in Full):

     (A) in the case where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period and such Unscheduled Principal Receipt is received by the Servicer on or after the Determination Date in the month preceding the month of such Distribution Date but prior to the first day of the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month preceding the month of such Distribution Date; and

     (B) in the case where the Applicable Unscheduled Principal Receipt Period is the Prior Month Receipt Period and such Unscheduled Principal Receipt is received by the Servicer during the month preceding the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month in which such Unscheduled Principal Receipt is received.

     Current Class A Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Class A Subclasses pursuant to Paragraph first of Section 4.01(a) on such Distribution Date.

     Current Class B Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Class B Certificates pursuant to Paragraphs eighth, eleventh, fourteenth, seventeenth and twentieth of Section 4.01(a) on such Distribution Date.

     Current Class B-1 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Class B Subclass Principal Balances of the Class B-2, Class B-3, Class B-4 and Class B-5 Certificates by the sum of the Class A Non-PO Principal Balance, the Class M Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-1 Fractional Interest.

     Current Class B-2 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Class B Subclass Principal Balances of the Class B-3, Class B-4 and Class B-5 Certificates by the sum of the Class A Non-PO Principal Balance, the Class M Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-2 Fractional Interest.

     Current Class B-3 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Class B Subclass Principal Balances of the Class B-4 and Class B-5 Certificates by the sum of the Class A Non-PO Principal Balance, the Class M Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-3 Fractional Interest.

     Current Class B-4 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the Class B Subclass Principal Balance of the Class B-5 Certificates by the sum of the Class A Non-PO Principal Balance, the Class M Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-4 Fractional Interest.

     Current Class M Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the Class B Principal Balance by the sum of the Class A Non-PO Principal Balance, the Class M Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class M Fractional Interest.

     Current Class M Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Class M Certificates pursuant to Paragraph fifth of Section 4.01(a) on such Distribution Date.

     Curtailment: Any Principal Prepayment made by a Mortgagor which is not a Prepayment in Full.

     Custodial Agreement: The Custodial Agreement, if any, from time to time in effect between the Custodian named therein, the Seller, the Master Servicer and the Trust Administrator, substantially in the form of Exhibit E hereto, as the same may be amended or modified from time to time in accordance with the terms thereof.

     Custodial P&I Account: The Custodial P&I Account, as defined in each of the Servicing Agreements, with respect to the Mortgage Loans. In determining whether the Custodial P&I Account under any Servicing Agreement is "acceptable" to the Master Servicer (as may be required by the definition of "Eligible Account" contained in the Servicing Agreements), the Master Servicer shall require that any such account shall be acceptable to each of the Rating Agencies.

     Custodian: Initially, the Trust Administrator, and thereafter the Custodian, if any, hereafter appointed by the Trust Administrator pursuant to
Section 8.13, or its successor in interest under the Custodial Agreement. The Custodian may (but need not) be the Trustee, the Trust Administrator or any Person directly or indirectly controlling or controlled by or under common control of either of them. Neither a Servicer, nor the Seller nor the Master Servicer nor any Person directly or indirectly controlling or controlled by or under common control with any such Person may be appointed Custodian.

     Cut-Off Date: The first day of the month of initial issuance of the Certificates as set forth in Section 11.02.

     Cut-Off Date Aggregate Principal Balance: The aggregate of the Cut-Off Date Principal Balances of the Mortgage Loans is as set forth in Section 11.03.

     Cut-Off Date Principal Balance: As to each Mortgage Loan, its unpaid principal balance as of the close of business on the Cut-Off Date (but without giving effect to any Unscheduled Principal Receipts received or applied on the Cut-Off Date), reduced by all payments of principal due on or before the Cut-Off Date and not paid, and increased by scheduled monthly payments of principal due after the Cut-Off Date but received by the related Servicer on or before the Cut-Off Date.

     DCR: Duff & Phelps Credit Rating Co., or its successor in interest.

     Debt Service Reduction: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation.

     Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then-outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that results in a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

     Definitive Certificates: As defined in Section 5.01(b).

     Denomination: The amount, if any, specified on the face of each Certificate (other than the Class A-WIO Certificates) representing the principal portion of the Cut-Off Date Aggregate Principal Balance evidenced by such Certificate. As to the Class A-WIO Certificates, the Percentage Interest specified on the face of each Class A-WIO Certificate.

     Determination  Date:  The  17th  day of the  month  in  which  the  related
Distribution Date occurs, or if such 17th day is not a Business Day, the Business Day preceding such 17th day.

     Discount Mortgage Loan: A Mortgage Loan with a Net Mortgage Interest Rate of less than 7.500%.

     Distribution Date: The 25th day of any month, beginning in the month following the month of initial issuance of the Certificates, or if such 25th day is not a Business Day, the Business Day following such 25th day.

     Due Date: With respect to any Mortgage Loan, the day of the month in which the Monthly Payment on such Mortgage Loan is scheduled to be paid.

     Eligible Account: One or more accounts (i) that are maintained with a depository institution (which may be the Master Servicer) whose long-term debt obligations (or, in the case of a depository institution which is part of a holding company structure, the long-term debt obligations of such parent holding company) at the time of deposit therein are rated at least "AA" (or the equivalent) by each of the Rating Agencies, (ii) the deposits in which are fully insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund, (iii) the deposits in which are insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund (to the limit established by the FDIC) and the uninsured deposits in which accounts are otherwise secured, as evidenced by an Opinion of Counsel delivered to the Trust Administrator, such that the Trust Administrator, on behalf of the Certificateholders has a claim with respect to the funds in such accounts or a perfected first security interest against any collateral securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such accounts are maintained, (iv) that are trust accounts maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity or (v) such other account that is acceptable to each of the Rating Agencies and would not cause the Trust Estate to fail to qualify as a REMIC or result in the imposition of any federal tax on the REMIC.

     Eligible Investments: At any time, any one or more of the following obligations and securities which shall mature not later than the Business Day preceding the Distribution Date next succeeding the date of such investment, provided that such investments continue to qualify as "cash flow investments" as defined in Code Section 860G(a)(6):

          (i) obligations of the United States of America or any agency thereof, provided such obligations are backed by the full faith and credit of the United States of America;

          (ii) general obligations of or obligations guaranteed by any state of the United States of America or the District of Columbia receiving the highest short-term or highest long-term rating of each Rating Agency, or such lower rating as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

          (iii) commercial or finance company paper which is then rated in the highest long-term commercial or finance company paper rating category of each Rating Agency or the highest short-term rating category of each Rating Agency, or such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

          (iv) certificates of deposit, demand or time deposits, federal funds or banker's acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) are then rated in the highest short-term or the highest long-term rating category for such securities of each of the Rating Agencies, or such lower rating categories as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

          (v) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation acceptable to each Rating Agency at the time of the issuance of such agreements;

          (vi) repurchase agreements on obligations with respect to any security described in clauses (i) or (ii) above or any other security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in (iv) above;

          (vii) securities (other than stripped bonds or stripped coupon securities) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which, at the time of such investment or contractual commitment providing for such investment, are then rated in the highest short-term or the highest long-term rating category by each Rating Agency, or in such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency; and

          (viii) such other investments acceptable to each Rating Agency as would not result in the downgrading of the rating then assigned to the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency.

     In no event shall an instrument be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at the date of investment of greater than 120% of the yield to maturity at par of such underlying obligations.

     ERISA: The Employee Retirement Income Security Act of 1974, as amended.

     ERISA Prohibited Holder: As defined in Section 5.02(d).

     Errors  and  Omissions   Policy:  As  defined  in  each  of  the  Servicing
Agreements.

     Event of Default: Any of the events specified in Section 7.01.

     Excess Bankruptcy Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Bankruptcy Loss is realized in the month preceding the month of such Distribution Date, (i) if the Aggregate Current Bankruptcy Losses with respect to such Distribution Date exceed the then-applicable Bankruptcy Loss Amount, then the portion of such Bankruptcy Loss represented by the ratio of (a) the excess of the Aggregate Current Bankruptcy Losses over the then-applicable Bankruptcy Loss Amount, divided by (b) the Aggregate Current Bankruptcy Losses or (ii) if the Aggregate Current Bankruptcy Losses with respect to such Distribution Date are less than or equal to the then-applicable Bankruptcy Loss Amount, then zero. In addition, any Bankruptcy Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Bankruptcy Loss.

     Excess Fraud Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Fraud Loss is realized in the month preceding the month of such Distribution Date, (i) if the Aggregate Current Fraud Losses with respect to such Distribution Date exceed the then-applicable Fraud Loss Amount, then the portion of such Fraud Loss represented by the ratio of (a) the excess of the Aggregate Current Fraud Losses over the then-applicable Fraud Loss Amount, divided by (b) the Aggregate Current Fraud Losses, or (ii) if the Aggregate Current Fraud Losses with respect to such Distribution Date are less than or equal to the then-applicable Fraud Loss Amount, then zero. In addition, any Fraud Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Fraud Loss.

     Excess Special Hazard Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Special Hazard Loss is realized in the month preceding the month of such Distribution Date, (i) if the Aggregate Current Special Hazard Losses with respect to such Distribution Date exceed the then-applicable Special Hazard Loss Amount, then the portion of such Special Hazard Loss represented by the ratio of (a) the excess of the Aggregate Current Special Hazard Losses over the then-applicable Special Hazard Loss Amount, divided by (b) the Aggregate Current Special Hazard Losses, or (ii) if the Aggregate Current Special Hazard Losses with respect to such Distribution Date are less than or equal to the then-applicable Special Hazard Loss Amount, then zero. In addition, any Special Hazard Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Special Hazard Loss.

     Exhibit F-1 Mortgage Loan: Any of the Mortgage Loans identified in Exhibit F-1 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced under the Norwest Servicing Agreement.

     Exhibit F-2 Mortgage Loan: Any of the Mortgage Loans identified in Exhibit F-2 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced under the Norwest Servicing Agreement.

     Exhibit F-3 Mortgage Loan: Any of the Mortgage Loans identified in Exhibit F-3 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced under an Other Servicing Agreement.

     FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

     FHLMC: The Federal Home Loan Mortgage Corporation or any successor thereto.

     Fidelity Bond: As defined in each of the Servicing Agreements.

     Final   Distribution  Date:  The  Distribution  Date  on  which  the  final distribution in respect of the Certificates is made pursuant to Section 9.01.

     FNMA: The Federal National Mortgage Association or any successor thereto.

     Foreclosure  Profits:  As to any Distribution  Date, the excess, if any, of
(i) Net Liquidation Proceeds in respect of each Mortgage Loan that became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date over
(ii) the sum of the unpaid principal balance of each such Liquidated Loan plus accrued and unpaid interest at the applicable Mortgage Interest Rate on the unpaid principal balance thereof from the Due Date to which interest was last paid by the Mortgagor (or, in the case of a Liquidated Loan that had been an REO Mortgage Loan, from the Due Date to which interest was last deemed to have been paid) to the first day of the month in which such Distribution Date occurs.

     Fraud Loss: A Liquidated Loan Loss as to which there was fraud in the origination of such Mortgage Loan.

     Fraud Loss Amount: As of any Distribution Date after the Cut-Off Date an amount equal to: (X) prior to the first anniversary of the Cut-Off Date an amount equal to $9,393,032.55 minus the aggregate amount of Fraud Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Cut-Off Date, and (Y) from the first through fifth anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-Off Date and (b) 1.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-Off Date minus (2) the Fraud Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the most recent anniversary of the Cut-Off Date. On and after the Cross-Over Date or after the fifth anniversary of the Cut-Off Date the Fraud Loss Amount shall be zero.

     Full Unscheduled Principal Receipt: Any Unscheduled Principal Receipt with respect to a Mortgage Loan (i) in the amount of the outstanding principal balance of such Mortgage Loan and resulting in the full satisfaction of such Mortgage Loan or (ii) representing Liquidation Proceeds other than Partial Liquidation Proceeds.

     Group I PAC Certificates: The Class A-8 Certificates.

     Group I PAC Principal Amount: As defined in Section 4.01(b).

     Group I TAC Certificates: The Class A-9 Certificates.

     Group I TAC Principal Amount: As defined in Section 4.01(b).

     Group II PAC Certificates: The Class A-1, Class A-11, Class A-13 and Class A-14 Certificates.

     Group II PAC Principal Amount: As defined in Section 4.01(b).

     Group II TAC Certificates: The Class A-12 Certificates.

     Group II TAC Principal Amount: As defined in Section 4.01(b).

     Holder: See "Certificateholder."

     Independent: When used with respect to any specified Person, such Person who (i) is in fact independent of the Seller, the Master Servicer and any Servicer, (ii) does not have any direct financial interest or any material indirect financial interest in the Seller or the Master Servicer or any Servicer or in an affiliate of either, and (iii) is not connected with the Seller, the Master Servicer or any Servicer as an officer, employee, promoter, underwriter, trustee, trust administrator, partner, director or person performing similar functions.

     Insurance Policy: Any insurance or performance bond relating to a Mortgage Loan or the Mortgage Loans, including any hazard insurance, special hazard insurance, flood insurance, primary mortgage insurance, mortgagor bankruptcy bond or title insurance.

     Insurance Proceeds: Proceeds paid by any insurer pursuant to any Insurance Policy covering a Mortgage Loan.

     Insured Expenses: Expenses covered by any Insurance Policy covering a Mortgage Loan.

     Liquidated Loan: A Mortgage Loan with respect to which the related Mortgaged Property has been acquired, liquidated or foreclosed and with respect to which the applicable Servicer determines that all Liquidation Proceeds which it expects to recover have been recovered.

     Liquidated Loan Loss: With respect to any Distribution Date, the aggregate of the amount of losses with respect to each Mortgage Loan which became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, equal to the excess of (i) the unpaid principal balance of each such Liquidated Loan, plus accrued interest thereon in accordance with the amortization schedule at the time applicable thereto at the applicable Net Mortgage Interest Rate from the Due Date as to which interest was last paid with respect thereto through the last day of the month preceding the month in which such Distribution Date occurs, over (ii) Net Liquidation Proceeds with respect to such Liquidated Loan.

     Liquidation Expenses: Expenses incurred by a Servicer in connection with the liquidation of any defaulted Mortgage Loan or property acquired in respect thereof (including, without limitation, legal fees and expenses, committee or referee fees, and, if applicable, brokerage commissions and conveyance taxes), any unreimbursed advances expended by such Servicer pursuant to its Servicing Agreement or the Master Servicer or Trust Administrator pursuant hereto respecting the related Mortgage Loan, including any unreimbursed advances for real property taxes or for property restoration or preservation of the related Mortgaged Property. Liquidation Expenses shall not include any previously incurred expenses in respect of an REO Mortgage Loan which have been netted against related REO Proceeds.

     Liquidation Proceeds: Amounts received by a Servicer (including Insurance Proceeds) in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, whether through foreclosure, sale or otherwise, including payments in connection with such Mortgage Loans received from the Mortgagor, other than amounts required to be paid to the Mortgagor pursuant to the terms of the applicable Mortgage or to be applied otherwise pursuant to law.

     Loan-to-Value Ratio: The ratio, expressed as a percentage, the numerator of which is the principal balance of a particular Mortgage Loan at origination and the denominator of which is the lesser of (x) the appraised value of the related Mortgaged Property determined in the appraisal used by the originator at the time of origination of such Mortgage Loan, and (y) if the Mortgage is originated in connection with a sale of the Mortgaged Property, the sale price for such Mortgaged Property.

     Master Servicer: Norwest Bank Minnesota, National Association, or its successor in interest.

     Master Servicing Fee: With respect to any Mortgage Loan and any Distribution Date, the fee payable monthly to the Master Servicer pursuant to
Section 6.05 equal to a fixed percentage (expressed as a per annum rate) of the unpaid principal balance of such Mortgage Loan.

     Master Servicing Fee Rate: As set forth in Section 11.28.

     Mid-Month Receipt Period: With respect to each Distribution Date, the one month period beginning on the Determination Date occurring in the calendar month preceding the month in which such Distribution Date occurs and ending on the day preceding the Determination Date immediately preceding such Distribution Date.

     Monthly Payment: As to any Mortgage Loan (including any REO Mortgage Loan) and any Due Date, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment for any Curtailments and Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule, other than for Deficient Valuations, by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period).

     Month End Interest: As defined in each Servicing Agreement.

     Moody's: Moody's Investors Service, Inc., or its successor in interest.

     Mortgage: The mortgage, deed of trust or other instrument creating a first lien on Mortgaged Property securing a Mortgage Note together with any Mortgage Loan Rider, if applicable.

     Mortgage Interest Rate: As to any Mortgage Loan, the per annum rate at which interest accrues on the unpaid principal balance thereof as set forth in the related Mortgage Note, which rate is as indicated on the Mortgage Loan Schedule.

     Mortgage Loan Rider: The standard FNMA/FHLMC riders to the Mortgage Note and/or Mortgage riders required when the Mortgaged Property is a condominium unit or a unit in a planned unit development.

     Mortgage Loan Schedule: The list of the Mortgage Loans transferred to the Trust Administrator on the Closing Date as part of the Trust Estate and attached hereto as Exhibits F-1, F-2 and F-3, which list may be amended following the Closing Date upon conveyance of a Substitute Mortgage Loan pursuant to Section
2.02 or 2.03 and which list shall set forth at a minimum the following information of the close of business on the Cut-Off Date (or, with respect to Substitute Mortgage Loans, as of the close of business on the day of substitution) as to each Mortgage Loan:

                    (i)    the Mortgage Loan identifying number;

                   (ii)    the  city,   state  and  zip  code  of  the
                           Mortgaged Property;

                  (iii)    the type of property;

                   (iv)    the Mortgage Interest Rate;

                    (v)    the Net Mortgage Interest Rate;

                   (vi)    the Monthly Payment;

                  (vii)    the original number of months to maturity;

                 (viii)    the scheduled maturity date;

                   (ix)    the Cut-Off Date Principal Balance;

                    (x)    the Loan-to-Value Ratio at origination;

                   (xi)    whether  such  Mortgage  Loan is a  Subsidy
                           Loan;

                  (xii) whether such Mortgage Loan is covered by primary mortgage insurance;

                 (xiii)    the Servicing Fee Rate;

                  (xiv)    whether  such  Mortgage  Loan  is a  T.O.P.
                           Mortgage Loan;

                   (xv)    the Master Servicing Fee; and

                  (xvi) for Mortgage Loans identified on Exhibit F-3, the name of the Servicer with respect thereto.

     Such schedule may consist of multiple reports that collectively set forth all of the information required.

     Mortgage Loans: Each of the mortgage loans transferred and assigned to the Trust Administrator on the Closing Date pursuant to Section 2.01 and any mortgage loans substituted therefor pursuant to Section 2.02 or 2.03, in each case as from time to time are included in the Trust Estate as identified in the Mortgage Loan Schedule.

     Mortgage Note: The note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan together with any related Mortgage Loan Riders, if applicable.

     Mortgaged Property: The property subject to a Mortgage, which may include Co-op Shares or residential long-term leases.

     Mortgagor: The obligor on a Mortgage Note.

     Net Foreclosure Profits: As to any Distribution Date, the amount, if any, by which (i) Aggregate Foreclosure Profits with respect to such Distribution Date exceed (ii) Liquidated Loan Losses with respect to such Distribution Date.

     Net Liquidation Proceeds: As to any Liquidated Loan, Liquidation Proceeds net of Liquidation Expenses. For all purposes of this Agreement, Net Liquidation Proceeds shall be allocated first to accrued and unpaid interest on the related Mortgage Loan and then to the unpaid principal balance thereof.

     Net Mortgage Interest Rate: With respect to each Mortgage Loan, a rate equal to (i) the Mortgage Interest Rate on such Mortgage Loan minus (ii) the sum of (a) the Servicing Fee Rate, as set forth in Section 11.27 with respect to such Mortgage Loan and (b) the Master Servicing Fee Rate, as set forth in
Section 11.28 with respect to such Mortgage Loan. Any regular monthly computation of interest at such rate shall be based upon annual interest at such rate on the applicable amount divided by twelve.

     Net Partial Liquidation Proceeds: Partial Liquidation Proceeds with respect to a Mortgage Loan net of unreimbursed Liquidation Expenses incurred with respect to such Mortgage Loan. For all purposes of this Agreement, Net Partial Liquidation Proceeds shall be allocated first to accrued and unpaid interest on the related Mortgage Loan and then to the unpaid principal balance thereof.

     Net REO Proceeds: As to any REO Mortgage Loan, REO Proceeds net of any related expenses of the Servicer.

     Non-permitted Foreign Holder: As defined in Section 5.02(d).

     Non-PO Fraction: With respect to any Mortgage Loan, the lesser of (i) 1.00 and (ii) the quotient obtained by dividing the Net Mortgage Interest Rate for such Mortgage Loan by 7.500%.

     Non-PO Voting Interest: The ratio obtained by dividing the Pool Balance (Non-PO Portion) by the sum of the Pool Balance (Non-PO Portion) and the Pool Balance (PO Portion).

     Nonrecoverable Advance: Any portion of a Periodic Advance previously made or proposed to be made in respect of a Mortgage Loan which has not been previously reimbursed to the Servicer, the Master Servicer or the Trust Administrator, as the case may be, and which the Servicer or the Master Servicer or the Trust Administrator determines will not, or in the case of a proposed Periodic Advance would not, be ultimately recoverable from Liquidation Proceeds or other recoveries in respect of the related Mortgage Loan. The determination by the Servicer, the Master Servicer or the Trust Administrator (i) that it has made a Nonrecoverable Advance or (ii) that any proposed Periodic Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officer's Certificate of the Servicer delivered to the Master Servicer for redelivery to the Trust Administrator or, in the case of a Master Servicer or Trust Administrator determination, an Officer's Certificate of the Master Servicer or the Trust Administrator delivered to the Trustee, in each case detailing the reasons for such determination.

     Non-Supported Interest Shortfall: With respect to any Distribution Date, the excess, if any, of the aggregate Prepayment Interest Shortfall on the Mortgage Loans over the aggregate Compensating Interest with respect to such Distribution Date. With respect to each Distribution Date occurring on or after the Cross-Over Date, the Non-Supported Interest Shortfall determined pursuant to the preceding sentence will be increased by the amount of any Cross-Over Date Interest Shortfall for such Distribution Date. Any Non-Supported Interest Shortfall will be allocated to (a) the Class A Certificates according to the percentage obtained by dividing the Class A Non-PO Principal Balance by the sum of the Class A Non-PO Principal Balance, the Class M Principal Balance and the Class B Principal Balance, (b) the Class M Certificates according to the percentage obtained by dividing the Class M Principal Balance by the sum of the Class A Non-PO Principal Balance, the Class M Principal Balance and the Class B Principal Balance and (c) the Class B Certificates according to the percentage obtained by dividing the Class B Principal Balance by the sum of the Class A Non-PO Principal Balance, the Class M Principal Balance and the Class B Principal Balance.

     Non-U.S. Person: As defined in Section 4.01(f).

     Norwest Mortgage: Norwest Mortgage, Inc., or its successor in interest.

     Norwest Mortgage Correspondents: The entities, other than PHMC, listed on the Mortgage Loan Schedule, from which Norwest Mortgage purchased the Mortgage Loans.

     Norwest Servicing Agreement: The Servicing Agreement providing for the servicing of the Exhibit F-1 and Exhibit F-2 Mortgage Loans initially by Norwest Mortgage.

     Officers' Certificate: With respect to any Person, a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, the Secretary or one of the Assistant Treasurers or Assistant Secretaries of such Person (or, in the case of a Person which is not a corporation, signed by the person or persons having like responsibilities), and delivered to the Trustee or Trust Administrator, as the case may be.

     Opinion of Counsel: A written opinion of counsel, who may be outside or salaried counsel for the Seller, a Servicer or the Master Servicer, or any affiliate of the Seller, a Servicer or the Master Servicer, acceptable to the Trustee if such opinion is to be delivered to the Trustee, or acceptable to the Trust Administrator if such opinion is to be delivered to the Trust Administrator; provided, however, that with respect to REMIC matters, matters relating to the determination of Eligible Accounts or matters relating to transfers of Certificates, such counsel shall be Independent.

     Optimal Adjustment Event: With respect to the Class M Certificates or any Class B Subclass and any Distribution Date, an Optimal Adjustment Event will occur with respect to such Class or Subclass if: (i) the principal balance of such Class or Subclass on the Determination Date succeeding such Distribution Date would have been reduced to zero (regardless of whether such principal balance was reduced to zero as a result of principal distribution or the allocation of Realized Losses) and (ii) (a) any Class A Subclass Principal Balance (other than with respect to the Class A-10 Certificates) or Component Principal Balance would be subject to further reduction as a result of the third sentence of the definition of Class A Subclass Principal Balance or Component Principal Balance or (b) with respect to any Class B Subclass, the Class M
Principal  Balance  or the  Class  B  Subclass  Principal  Balance  of a Class B
Subclass with a lower numerical designation would be reduced with respect to such Distribution Date as a result of the application of clause (ii) of the definition of Class M Principal Balance, Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance or Class B-5 Principal Balance.

     Original Class A Percentage: The Class A Percentage as of the Cut-Off Date, as set forth in Section 11.04.

     Original Class A Non-PO Principal Balance: The sum of (i) the Original Class A Subclass Principal Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15 and Class A-R Certificates and
(ii) the Original Component Principal Balances of the Class A-10 Group I Accrual Companion Component and Class A-10 Group II Accrual Companion Component, as set forth in Section 11.07.

     Original Class A Subclass Principal Balance: Any of the Original Class A Subclass Principal Balances as set forth in Section 11.05.

     Original Class B Principal Balance: The sum of the Original Class B-1 Principal Balance, Original Class B-2 Principal Balance, Original Class B-3
Principal Balance, Original Class B-4 Principal Balance and Original Class B-5 Principal Balance, as set forth in Section 11.17.

     Original Class B-1 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-2 Principal Balance, the Original Class B-3 Principal Balance, the Original Class B-4 Principal Balance and the Original Class B-5 Principal Balance by the sum of the Original Class A Non-PO Principal Balance, the Original Class M Principal Balance and the Original Class B Principal Balance. The Original Class B-1 Fractional Interest is specified in Section 11.19.

     Original Class B-2 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-3 Principal Balance, the Original Class B-4 Principal Balance and the Original Class B-5 Principal Balance by the sum of the Original Class A Non-PO Principal Balance, the Original Class M Principal Balance and the Original Class B Principal Balance. The Original Class B-2 Fractional Interest is specified in Section 11.20.

     Original Class B-3 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-4 Principal Balance and the Original Class B-5 Principal Balance by the sum of the Original Class A Non-PO Principal Balance, the Original Class M Principal Balance and the Original Class B Principal Balance. The Original Class B-3 Fractional Interest is specified in Section 11.21.

     Original Class B-4 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the Original Class B-5 Principal Balance by the sum of the Original Class A Non-PO Principal Balance, the Original Class M Principal Balance and the Original Class B Principal Balance. The Original Class B-4 Fractional Interest is specified in Section 11.22.

     Original Class B-1 Percentage: The Class B-1 Percentage as of the Cut-Off Date, as set forth in Section 11.12.

     Original Class B-2 Percentage: The Class B-2 Percentage as of the Cut-Off Date, as set forth in Section 11.13.

     Original Class B-3 Percentage: The Class B-3 Percentage as of the Cut-Off Date, as set forth in Section 11.14.

     Original Class B-4 Percentage: The Class B-4 Percentage as of the Cut-Off Date, as set forth in Section 11.15.

     Original Class B-5 Percentage: The Class B-5 Percentage as of the Cut-Off Date, as set forth in Section 11.16.

     Original Class B-1 Principal Balance: The Class B-1 Principal Balance as of the Cut-Off Date, as set forth in Section 11.18.

     Original Class B-2 Principal Balance: The Class B-2 Principal Balance as of the Cut-Off Date, as set forth in Section 11.18.

     Original Class B-3 Principal Balance: The Class B-3 Principal Balance as of the Cut-Off Date, as set forth in Section 11.18.

     Original Class B-4 Principal Balance: The Class B-4 Principal Balance as of the Cut-Off Date, as set forth in Section 11.18.

     Original Class B-5 Principal Balance: The Class B-5 Principal Balance as of the Cut-Off Date, as set forth in Section 11.18.

     Original Class M Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the Original Class B Principal Balance by the sum of the Original Class A Non-PO Principal Balance, the Original Class M Principal Balance and the Original Class B Principal Balance. The Original Class M Fractional Interest is specified in Section 11.11.

     Original Class M Percentage: The Class M Percentage as of the Cut-Off Date, as set forth in Section 11.09.

     Original Class M Principal Balance: The Class M Principal Balance as of the Cut-Off Date, as set forth in Section 11.10.

     Original Component Principal Balance: Any of the Original Component Principal Balances, as set forth in Section 11.06.

     Original Subordinated Percentage: The Subordinated Percentage as of the Cut-Off Date, as set forth in Section 11.08.

     Original Subordinated Principal Balance: The sum of the Original Class M Principal Balance and the Original Class B Principal Balance.

     Other Servicer: Any of the Servicers other than Norwest Mortgage.

     Other Servicing Agreements: The Servicing Agreements other than the Norwest Servicing Agreement.

     Outstanding Mortgage Loan: As to any Due Date, a Mortgage Loan (including an REO Mortgage Loan) which was not the subject of a Full Unscheduled Principal Receipt prior to such Due Date and which was not repurchased by the Seller prior to such Due Date pursuant to Section 2.02 or 2.03.

     Owner Mortgage Loan File: A file maintained by the Trust Administrator (or the Custodian, if any) for each Mortgage Loan that contains the documents specified in the Servicing Agreements under their respective "Owner Mortgage Loan File" definition or similar definition and/or other provisions requiring delivery of specified documents to the owner of the Mortgage Loan in connection with the purchase thereof, and any additional documents required to be added to the Owner Mortgage Loan File pursuant to this Agreement.

     PAC Certificates: Any of the Group I PAC Certificates or Group II PAC Certificates.

     Partial Liquidation Proceeds: Liquidation Proceeds received by a Servicer prior to the month in which the related Mortgage Loan became a Liquidated Loan.

     Partial Unscheduled Principal Receipt: An Unscheduled Principal Receipt which is not a Full Unscheduled Principal Receipt.

     Paying Agent: The Person authorized on behalf of the Trust Administrator, as agent for the Master Servicer, to make distributions to Certificateholders with respect to the Certificates and to forward to Certificateholders the periodic and annual statements required by Section 4.04. The Paying Agent may be any Person directly or indirectly controlling or controlled by or under common control with the Master Servicer and may be the Trustee or the Trust Administrator. The initial Paying Agent is appointed in Section 4.03(a).

     Payment Account: The account maintained pursuant to Section 4.03(b).

     Percentage Interest: With respect to a Class A Certificate (other than a Class A-WIO Certificate), the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the aggregate original principal balance of all Certificates of such Class A Subclass. With respect to the Class A-WIO Certificate, the percentage interest specified on the face of such Certificate. With respect to a Class M Certificate, the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the aggregate original principal balance of all Certificates of such Class. With respect to a Class B Certificate, the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the aggregate original principal balance of all Certificates of such Class B Subclass.

     Periodic Advance: The aggregate of the advances required to be made by a Servicer on any Distribution Date pursuant to its Servicing Agreement or by the Master Servicer or the Trust Administrator hereunder, the amount of any such advances being equal to the total of all Monthly Payments (adjusted, in each case (i) in respect of interest, to the applicable Mortgage Interest Rate less the applicable Servicing Fee in the case of Periodic Advances made by a Servicer and to the applicable Net Mortgage Interest Rate in the case of Periodic Advances made by the Master Servicer or Trust Administrator and (ii) by the amount of any related Debt Service Reductions or reductions in the amount of interest collectable from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations then in effect) on the Mortgage Loans, that (x) were delinquent as of the close of business on the related Determination Date, (y) were not the subject of a previous Periodic Advance by such Servicer or of a Periodic Advance by the Master Servicer or the Trust Administrator, as the case may be and (z) have not been determined by the Master Servicer, such Servicer or Trust Administrator to be Nonrecoverable Advances.

     Person:   Any   individual,   corporation,   partnership,   joint  venture,
association,   joint-stock  company,  trust,   unincorporated   organization  or
government or any agency or political subdivision thereof.

     PHMC: The Prudential Home Mortgage Company, Inc.

     Plan: As defined in Section 5.02(c).

     PO Fraction: With respect to any Discount Mortgage Loan, the difference between 1.0 and the Non-PO Fraction for such Mortgage Loan; with respect to any other Mortgage Loan, zero.

     Pool Balance (Non-PO Portion): As of any Distribution Date, the sum of the amounts for each Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the Non-PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

     Pool Balance (PO Portion): As of any Distribution Date, the sum of the amounts for each Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

     Pool Distribution Amount: As of any Distribution Date, the funds eligible for distribution to the Holders of the Certificates on such Distribution Date, which shall be the sum of (i) all previously undistributed payments or other receipts on account of principal and interest on or in respect of the Mortgage Loans (including, without limitation, the proceeds of any repurchase of a Mortgage Loan by the Seller and any Substitution Principal Amount) received by the Master Servicer with respect to the applicable Remittance Date in the month of such Distribution Date and any Unscheduled Principal Receipts received by the Master Servicer on or prior to the Business Day preceding such Distribution Date, (ii) all Periodic Advances made by a Servicer pursuant to the related Servicing Agreement or Periodic Advances made by the Master Servicer or the Trust Administrator pursuant to Section 3.03 and (iii) all other amounts required to be placed in the Certificate Account by the Servicer on or before the applicable Remittance Date or by the Master Servicer or the Trust Administrator on or prior to the Distribution Date, but excluding the following:

          (a) amounts received as late payments of principal or interest and respecting which the Master Servicer or the Trust Administrator has made one or more unreimbursed Periodic Advances;

          (b) the portion of Net Liquidation Proceeds used to reimburse any unreimbursed Periodic Advances by the Master Servicer or the Trust Administrator;

          (c) those portions of each payment of interest on a particular Mortgage Loan which represent (i) the applicable Servicing Fee and (ii) the Master Servicing Fee;

          (d) all amounts representing scheduled payments of principal and interest due after the Due Date occurring in the month in which such Distribution Date occurs;

          (e) all Unscheduled Principal Receipts received by the Servicers after the Applicable Unscheduled Principal Receipt Period relating to the Distribution Date for the applicable type of Unscheduled Principal Receipt, and all related payments of interest on such amounts;

          (f) all repurchase proceeds with respect to Mortgage Loans repurchased by the Seller pursuant to Section 2.02 or 2.03 on or following the Due Date in the month in which such Distribution Date occurs and the difference between the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs and the unpaid principal balance of such defective Mortgage Loan;

          (g) that portion of Liquidation Proceeds and REO Proceeds which represents any unpaid Servicing Fee or Master Servicing Fee;

          (h) all income from Eligible Investments that is held in the Certificate Account for the account of the Master Servicer;

          (i) all other amounts permitted to be withdrawn from the Certificate Account in respect of the Mortgage Loans, to the extent not covered by clauses (a) through (h) above, or not required to be deposited in the Certificate Account under this Agreement;

          (j) Net Foreclosure Profits;

          (k) Month End Interest; and

          (l) the amount of any Recoveries in respect of principal which had previously been allocated as a loss to one or more Subclasses of the Class A or Class B Certificates or the Class M Certificates pursuant to Section
     4.02 other than Recoveries covered by the last sentence of Section 4.02(d).

     Pool Scheduled Principal Balance: As to any Distribution Date, the aggregate Scheduled Principal Balances of all Mortgage Loans that were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

     Premium Mortgage Loan: A Mortgage Loan with a Net Mortgage Interest Rate of 7.500% or greater.

     Prepayment In Full: With respect to any Mortgage Loan, a Mortgagor payment consisting of a Principal Prepayment in the amount of the outstanding principal balance of such loan and resulting in the full satisfaction of such obligation.

     Prepayment Interest Shortfall: On any Distribution Date, the amount of interest, if any, that would have accrued on any Mortgage Loan which was the subject of a Prepayment in Full at the Net Mortgage Interest Rate for such Mortgage Loan from the date of its Prepayment in Full (but in the case of a Prepayment in Full where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period, only if the date of the Prepayment in Full is on or after the Determination Date in the month prior to the month of such Distribution Date and prior to the first day of the month of such Distribution
Date) through the last day of the month prior to the month of such Distribution Date.

     Principal Adjustment: In the event that the Class M Optimal Principal Amount, Class B-1 Optimal Principal Amount, Class B-2 Optimal Principal Amount, Class B-3 Optimal Principal Amount, Class B-4 Optimal Principal Amount or Class B-5 Optimal Principal Amount is calculated in accordance with the proviso in such definition with respect to any Distribution Date, the Principal Adjustment for the Class M Certificates or such Class B Subclass shall equal the difference between (i) the amount that would have been distributed to such Class or Subclass as principal in accordance with Section 4.01(a) for such Distribution Date, calculated without regard to such proviso and assuming there are no Principal Adjustments for such Distribution Date and (ii) the Adjusted Principal Balance for such Class or Subclass.

     Principal Balance: Each of the Class A Subclass Principal Balances, the Class M Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance, the Class B-3 Principal Balance, the Class B-4 Principal Balance and the Class B-5 Principal Balance.

     Principal Prepayment: Any Mortgagor payment on a Mortgage Loan which is received in advance of its Due Date and is not accompanied by an amount representing scheduled interest for any period subsequent to the date of prepayment.

     Prior Month Receipt Period: With respect to each Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

     Prohibited Transaction Tax: Any tax imposed under Section 860F of the Code.

     Prudent Servicing Practices: The standard of care set forth in each Servicing Agreement.

     Rating Agency: Any nationally recognized statistical credit rating agency, or its successor, that rated one or more Classes of the Certificates at the request of the Seller at the time of the initial issuance of the Certificates. The Rating Agencies for the Class A Certificates and Class M Certificates are Moody's and DCR. The Rating Agency for the Class B-1, Class B-2, Class B-3 and Class B-4 Certificates is DCR. If any such agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Seller, notice of which designation shall be given to the Trustee, the Trust Administrator and the Master Servicer. References herein to the highest short-term rating category of a Rating Agency shall mean P-1 in the case of Moody's, D-1+ in the case of DCR and in the case of any other Rating Agency shall mean its equivalent of such ratings. References herein to the highest long-term rating categories of a Rating Agency shall mean Aaa in the case of Moody's, AAA in the case of DCR and in the case of any other Rating Agency shall mean its equivalent of such rating without any plus or minus.

     Realized Losses: With respect to any Distribution Date, (i) Liquidated Loan Losses (including Special Hazard Losses and Fraud Losses) and (ii) Bankruptcy Losses incurred in the month preceding the month of such Distribution Date.

     Record Date: The last Business Day of the month preceding the month of the related Distribution Date.

     Recovery: Any amount received on a Mortgage Loan subsequent to such Mortgage Loan being determined to be a Liquidated Loan.

     Relevant Anniversary: See "Bankruptcy Loss Amount."

     REMIC:  A "real  estate  mortgage  investment  conduit"  as defined in Code
Section 860D. "The REMIC" means the REMIC constituted by the Trust Estate.

     REMIC Provisions: Provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of Part IV of Subchapter M of Chapter 1 of Subtitle A of the Code, and related provisions, and U.S. Department of the Treasury temporary, proposed or final regulations promulgated thereunder, as the foregoing are in effect (or, with respect to proposed regulations, are proposed to be in effect) from time to time.

     Remittance Date: As defined in each of the Servicing Agreements.

     REO Mortgage Loan: Any Mortgage Loan which is not a Liquidated Loan and as to which the indebtedness evidenced by the related Mortgage Note is discharged and the related Mortgaged Property is held as part of the Trust Estate.

     REO Proceeds: Proceeds received in respect of any REO Mortgage Loan (including, without limitation, proceeds from the rental of the related Mortgaged Property).

     Request for Release: A request for release in substantially the form attached as Exhibit G hereto.

     Responsible Officer: When used with respect to the Trustee or the Trust Administrator, the Chairman or Vice-Chairman of the Board of Directors or Trustees, the Chairman or Vice-Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, the Chairman of the Committee on Trust Matters, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, the Cashier, any Assistant Cashier, any Trust Officer or Assistant Trust Officer, the Controller and any Assistant Controller or any other officer of the Trustee or the Trust Administrator, as the case may be, customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     Rule 144A: Rule 144A promulgated under the Securities Act of 1933, as amended.

     Scheduled Principal Amount: The sum for each outstanding Mortgage Loan (including each defaulted Mortgage Loan, other than a Liquidated Loan, with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses y(i) and y(iv) of the definition of Class A Non-PO Optimal Principal Amount, but without that amount being multiplied by the Class A Percentage.

     Scheduled Principal Balance: As to any Mortgage Loan and Distribution Date, the principal balance of such Mortgage Loan as of the Due Date in the month preceding the month of such Distribution Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy (other than Deficient Valuations) or similar proceeding or any moratorium or similar waiver or grace period) after giving effect to (A) Unscheduled Principal Receipts received or applied by the related Servicer during the related Unscheduled Principal Receipt Period for each applicable type of Unscheduled Principal Receipt related to the Distribution Date occurring in the month preceding such Distribution Date, (B) Deficient Valuations incurred prior to such Due Date and (C) the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor. Accordingly, the Scheduled Principal Balance of a Mortgage Loan which becomes a Liquidated Loan at any time through the last day of such related Unscheduled Principal Receipt Period shall be zero.

     Seller: Norwest Asset Securities Corporation, or its successor in interest.

     Senior Optimal Amount: As to any Distribution Date, the sum for such Distribution Date of (a) the Class A Non-PO Optimal Amount and (b) the Class A-PO Optimal Principal Amount.

     Servicer   Mortgage  Loan  File:  As  defined  in  each  of  the  Servicing
Agreements.

     Servicers: Each of Norwest Mortgage Inc., BankAmerica Mortgage, First Union Mortgage Corporation, National City Mortgage Company, First Bank National
Association, SunTrust Mortgage Inc., Countrywide Home Loans, Inc. and The Huntington Mortgage Company as Servicer under the related Servicing Agreement.

     Servicing Agreements: Each of the Servicing Agreements executed with respect to a portion of the Mortgage Loans by one of the Servicers, which agreements are attached hereto, collectively, as Exhibit L.

     Servicing Fee: With respect to any Servicer, as defined in its Servicing Agreement.

     Servicing  Fee Rate:  With  respect  to a  Mortgage  Loan,  as set forth in
Section 11.27.

     Servicing Officer: Any officer of a Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans.

     Similar Law: As defined in Section 5.02(e).

     Single Certificate: A Certificate of any Class or Subclass that evidences the smallest permissible Denomination for such Class or Subclass, as set forth in Section 11.26.

     Special Hazard Loss: (i) A Liquidated Loan Loss suffered by a Mortgaged Property on account of direct physical loss, exclusive of (a) any loss covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to a Servicing Agreement and (b) any loss caused by or resulting from:

                  (1)      normal wear and tear;

                  (2) infidelity, conversion or other dishonest act on the part of the Trustee, the Trust
                           Administrator or the Servicer or any of their agents or employees; or

                  (3) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues;

or (ii) any Liquidated Loan Loss suffered by the Trust Estate arising from or related to the presence or suspected presence of hazardous wastes or hazardous substances on a Mortgaged Property unless such loss to a Mortgaged Property is covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to a Servicing Agreement.

     Special Hazard Loss Amount: As of any Distribution Date, an amount equal to $4,803,022.52 minus the sum of (i) the aggregate amount of Special Hazard Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) and (ii) the Special Hazard Adjustment Amount (as defined below) as most recently calculated. For each anniversary of the Cut-Off Date, the Special Hazard Adjustment Amount shall be calculated and shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Special Hazard Adjustment Amount for such anniversary) exceeds the greater of (A) the product of the Special Hazard Percentage for such anniversary multiplied by the outstanding principal balance of all the Mortgage Loans on the Distribution Date immediately preceding such anniversary, (B) twice the outstanding principal balance of the Mortgage Loan in the Trust Estate which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary and (C) that which is necessary to maintain the original ratings on the Certificates, as evidenced by letters to that effect delivered by Rating Agencies to the Master Servicer and the Trust Administrator. On and or after the Cross-Over Date, the Special Hazard Loss Amount shall be zero.

     Special Hazard Percentage: As of each anniversary of the Cut-Off Date, the greater of (i) 1.00% and (ii) the largest percentage obtained by dividing the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the Mortgage Loans secured by Mortgaged Properties located in a single, five-digit zip code area in the State of California by the outstanding principal balance of all the Mortgage Loans as of the immediately preceding Distribution Date.

     Startup Day: As defined in Section 2.05.

     Subclass: Each subdivision of the Class A Certificates, denominated respectively as Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-PO, Class A-WIO and Class A-R and each subdivision of the Class B Certificates, denominated respectively as Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5.

     Subordinated Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Class A Percentage for such date.

     Subordinated Prepayment Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Class A Prepayment Percentage for such date.

     Subsidy Loan: Any Mortgage Loan subject to a temporary interest subsidy agreement pursuant to which the monthly interest payments made by the related Mortgagor will be less than the scheduled monthly interest payments on such Mortgage Loan, with the resulting difference in interest payments being provided by the employer of the Mortgagor. Each Subsidy Loan will be identified as such in the Mortgage Loan Schedule.

     Substitute Mortgage Loan: As defined in Section 2.02

     Substitution Principal Amount: With respect to any Mortgage Loan substituted in accordance with Section 2.02 or pursuant to Section 2.03, the excess of (x) the unpaid principal balance of the Mortgage Loan which is substituted for over (y) the unpaid principal balance of the Substitute Mortgage Loan, each balance being determined as of the date of substitution.

     TAC Certificates: Any of the Group I TAC Certificates or Group II TAC Certificates.

     T.O.P. Mortgage Loan: Any Mortgage Loan that was originated by Norwest Mortgage or an affiliate thereof in connection with the "Title Option Plus" program and which is not covered by a title insurance policy. Each T.O.P. Mortgage Loan shall be identified as such in the Mortgage Loan Schedule.

     Trust Administrator: First Union National Bank of North Carolina, a national banking association, or any successor trust administrator appointed as herein provided.

     Trust Estate: The corpus of the trust created by this Agreement, consisting of the Mortgage Loans, such amounts as may be held from time to time in the Certificate Account, and the rights of the Trust Administrator, on behalf of the Trustee to receive the proceeds of all insurance policies and performance bonds, if any, required to be maintained hereunder or under the related Servicing Agreement, property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure.

     Trustee: Firstar Trust Company, or any successor trustee appointed as herein provided.

     Unpaid Interest Shortfalls: Each of the Class A Subclass Unpaid Interest Shortfalls, the Class M Unpaid Interest Shortfall, the Class B-1 Unpaid Interest Shortfall, the Class B-2 Unpaid Interest Shortfall, the Class B-3 Unpaid Interest Shortfall, the Class B-4 Unpaid Interest Shortfall and the Class B-5 Unpaid Interest Shortfall.

     Unscheduled Principal Amount: The sum for each outstanding Mortgage Loan (including each defaulted Mortgage Loan, other than a Liquidated Loan, with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses y(ii) and y(iii) of the definition of Class A Non-PO Optimal Principal Amount, but without that amount being multiplied by the Class A Prepayment Percentage.

     Unscheduled Principal Receipt: Any Principal Prepayment or other recovery of principal on a Mortgage Loan, including, without limitation, Liquidation Proceeds, Net REO Proceeds and proceeds received from any condemnation award or proceeds in lieu of condemnation other than that portion of such proceeds released to the Mortgagor in accordance with the terms of the Mortgage or Prudent Servicing Practices, but excluding any Net Foreclosure Profits and proceeds of a repurchase of a Mortgage Loan by the Seller and any Substitution Principal Amounts. Except as set forth in the last sentence of Section 4.02(d), a Recovery shall not be treated as an Unscheduled Principal Receipt.

     Unscheduled Principal Receipt Period: Either a Mid-Month Receipt Period or a Prior Month Receipt Period.

     Voting Interest: With respect to any provisions hereof providing for the action, consent or approval of the Holders of all Certificates evidencing specified Voting Interests in the Trust Estate, (a) the Holders of the Class A Certificates will collectively be entitled to the Class A Voting Interest, (b) the Holders of the Class M Certificates will collectively be entitled to the then applicable percentage of the aggregate Voting Interest represented by all Certificates equal to the product of (i) the ratio obtained by dividing the Class M Principal Balance by the sum of the Class A Non-PO Principal Balance, the Class M Principal Balance and the Class B Principal Balance and (ii) the Non-PO Voting Interest and (c) the Holders of the Class B Certificates will collectively be entitled to the balance of the aggregate Voting Interest represented by all Series 1997-6 Certificates. The aggregate Voting Interests of each Subclass of Class A Certificates (other than the Class A-WIO and Class A-PO Certificates) on any date will be equal to the product of (a) 99% of the portion of the Class A Voting Interest represented by clause (A) of the definition thereof and (b) the fraction obtained by dividing the Class A Subclass Principal Balance of such Class A Subclass by the Class A Non-PO Principal Balance on such date. The aggregate Voting Interest of the Class A-WIO Certificates on any date will be 1% of the Class A Voting Interest on such date represented by clause (A) of the definition of Class A Voting Interest. The aggregate Voting Interests of the Class A-PO Certificates on any date will be equal to the Class A Voting Interest represented by clause (B) of the definition thereof. The aggregate Voting Interests of each Subclass of Class B Certificates will equal such Subclass's pro rata portion of the Voting Interest allocated to the Class B
Certificates based on such Subclass's outstanding principal balance. Each Certificateholder of a Class or Subclass will have a Voting Interest equal to the product of the Voting Interest to which such Class or Subclass is collectively entitled and the Percentage Interest in such Class or Subclass represented by such Holder's Certificates. With respect to any provisions hereof providing for action, consent or approval of each Class or Subclass of Certificates or specified Classes or Subclasses of Certificates, each Certificateholder of a Class or Subclass will have a Voting Interest in such Class or Subclass equal to such Holder's Percentage Interest in such Class or Subclass.

     Weighted Average Net Mortgage Interest Rate: As to any Distribution Date, a rate per annum equal to the average, expressed as a percentage of the Net Mortgage Interest Rates of all Mortgage Loans that were Outstanding Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date, weighted on the basis of the respective Scheduled Principal Balances of such Mortgage Loans.

Section 1.02.   Acts of Holders.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and the Trust Administrator. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Trust Administrator, if made in the manner provided in this Section 1.02. The Trustee shall promptly notify the Master Servicer in writing of the receipt of any such instrument or writing.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. When such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee deems sufficient.

     (c) The ownership of Certificates (whether or not such Certificates shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee, the Trust Administrator and the Authenticating Agent) shall be proved by the Certificate Register, and neither the Trustee, the Trust Administrator, the Seller nor the Master Servicer shall be affected by any notice to the contrary.

     (d) Any request, demand, authorization, direction, notice, consent, waiver or other action of the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Trust Administrator, the Seller or the Master Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

Section 1.03.  Effect of Headings and Table of Contents.

     The Article and Section headings in this Agreement and the Table of Contents are for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

Section 1.04   Benefits of Agreement.

     Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder, the Holders of the Certificates any benefit or any legal or equitable right, power, remedy or claim under this Agreement.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                      ORIGINAL ISSUANCE OF THE CERTIFICATES

Section 2.01.       Conveyance of Mortgage Loans.

     The Seller, concurrently with the execution and delivery hereof, does hereby assign to the Trustee, without recourse all the right, title and interest of the Seller in and to (a) the Trust Estate, including all interest and principal received by the Seller on or with respect to the Mortgage Loans after the Cut-Off Date (and including scheduled payments of principal and interest due after the Cut-Off Date but received by the Seller on or before the Cut-Off Date and Unscheduled Principal Receipts received or applied on the Cut-Off Date, but not including payments of principal and interest due on the Mortgage Loans on or before the Cut-Off Date), (b) the Insurance Policies, (c) the obligations of the Servicers under the Servicing Agreements with respect to the Mortgage Loans and
(d) proceeds of all the foregoing.

     In connection with such assignment, the Seller shall, with respect to each Mortgage Loan, deliver, or cause to be delivered, to the Trust Administrator, as initial custodian, on or before the Closing Date, an Owner Mortgage Loan File. If any Mortgage or an assignment of a Mortgage to the Trust Administrator or any prior assignment is in the process of being recorded on the Closing Date, the Seller shall deliver a copy thereof, certified by Norwest Mortgage or the applicable Norwest Mortgage Correspondent to be a true and complete copy of the document sent for recording, and the Seller shall use its best efforts to cause each such original recorded document or certified copy thereof to be delivered to the Trust Administrator promptly following its recordation, but in no event later than one (1) year following the Closing Date. The Seller shall also cause to be delivered to the Trust Administrator any other original mortgage loan document to be included in the Owner Mortgage Loan File if a copy thereof has been delivered. The Seller shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate by reason of the failure of the Seller to cause to be delivered to the Trust Administrator within one (1) year following the Closing Date any original Mortgage or assignment of a Mortgage not delivered to the Trust Administrator on the Closing Date.

     In lieu of recording an assignment of any Mortgage the Seller may, to the extent set forth in any Servicing Agreement, deliver or cause to be delivered to the Trust Administrator the assignment of the Mortgage Loan from the Seller to the Trust Administrator in a form suitable for recordation, together with an Opinion of Counsel to the effect that recording is not required to protect the Trustee's right, title and interest in and to the related Mortgage Loan or, in case a court should recharacterize the sale of the Mortgage Loans as a financing, to perfect a first priority security interest in favor of the Trustee in the related Mortgage Loan. In the event that the Master Servicer receives notice that recording is required to protect the right, title and interest of the Trustee in and to any such Mortgage Loan for which recordation of an assignment has not previously been required, the Master Servicer shall promptly notify the Trust Administrator and the Trust Administrator shall within five Business Days (or such other reasonable period of time mutually agreed upon by the Master Servicer and the Trust Administrator) of its receipt of such notice deliver each previously unrecorded assignment to the related Servicer for recordation.

Section 2.02.       Acceptance by Trust Administrator.

     The Trust Administrator on behalf of the Trustee, acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments and other documents required to be delivered on the Closing Date pursuant to Section 2.01 above and declares that it holds and will hold such documents and the other documents constituting a part of the Owner Mortgage Loan Files delivered to it in trust, upon the trusts herein set forth, for the use and benefit of all present and future Certificateholders. The Trust Administrator agrees, for the benefit of Certificateholders, to review each Owner Mortgage Loan File within 45 days after execution of this Agreement in order to ascertain that all required documents set forth in Section 2.01 have been executed and received and appear regular on their face, and that such documents relate to the Mortgage Loans identified in the Mortgage Loan Schedule, and in so doing the Trust Administrator may rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If within such 45 day period the Trust Administrator finds any document constituting a part of an Owner Mortgage Loan File not to have been executed or received or to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule or not to appear regular on its face, the Trust Administrator shall promptly (and in no event more than 30 days after the discovery of such defect) notify the Seller, which shall have a period of 60 days after the date of such notice within which to correct or cure any such defect. The Seller hereby covenants and agrees that, if any material defect is not so corrected or cured, the Seller will, not later than 60 days after the Trust Administrator's notice to it referred to above respecting such defect, either (i) repurchase the related Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to (a) 100% of the unpaid principal balance of such Mortgage Loan plus (b) accrued interest at the Mortgage Interest Rate through the last day of the month in which such repurchase takes place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for any Mortgage Loan to which such material defect relates, a new mortgage loan (a "Substitute Mortgage Loan") having such characteristics so that the representations and warranties of the Seller set forth in Section 2.03(b) hereof (other than Section 2.03(b)(i)) would not have been incorrect had such Substitute Mortgage Loan originally been a Mortgage Loan. In no event shall any Substitute Mortgage Loan have an unpaid principal balance, as of the date of substitution, greater than the Scheduled Principal Balance (reduced by the scheduled payment of principal due on the Due Date in the month of substitution) of the Mortgage Loan for which it is substituted. In addition, such Substitute Mortgage Loan shall have a Loan-to-Value Ratio less than or equal to and a Mortgage Interest Rate equal to that of the Mortgage Loan for which it is substituted.

     In the case of a repurchased Mortgage Loan or property, the purchase price shall be deposited by the Seller in the Certificate Account maintained by the Master Servicer pursuant to Section 3.01. In the case of a Substitute Mortgage Loan, the Owner Mortgage Loan File relating thereto shall be delivered to the Trust Administrator and the Substitution Principal Amount, together with (i) interest on such Substitution Principal Amount at the applicable Net Mortgage Interest Rate to the following Due Date of such Mortgage Loan which is being substituted for and (ii) an amount equal to the aggregate amount of unreimbursed Periodic Advances in respect of interest previously made by the Servicer, Master Servicer or Trust Administrator with respect to such Mortgage Loan, shall be deposited in the Certificate Account. The Monthly Payment on the Substitute Mortgage Loan for the Due Date in the month of substitution shall not be part of the Trust Estate. Upon receipt by the Trust Administrator of written notification of any such deposit signed by an officer of the Seller, or the new Owner Mortgage Loan File, as the case may be, the Trust Administrator shall release to the Seller the related Owner Mortgage Loan File and shall execute and deliver such instrument of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Seller legal and beneficial ownership of such substituted or repurchased Mortgage Loan or property. It is understood and agreed that the obligation of the Seller to substitute a new Mortgage Loan for or repurchase any Mortgage Loan or property as to which such a material defect in a constituent document exists shall constitute the sole remedy respecting such defect available to the Certificateholders, the Trust Administrator on behalf of the Trustee and the Trustee on behalf of the Certificateholders. The failure of the Trust Administrator to give any notice contemplated herein within forty-five (45) days after the execution of this Agreement shall not affect or relieve the Seller's obligation to repurchase any Mortgage Loan pursuant to this Section 2.02.

     The Trust Administrator may, concurrently with the execution and delivery hereof or at any time thereafter, enter into a Custodial Agreement substantially in the form of Exhibit E hereto pursuant to which the Trust Administrator appoints a Custodian to hold the Mortgage Notes, the Mortgages, the assignments and other documents related to the Mortgage Loans received by the Trust Administrator, as agent for the Trustee in trust for the benefit of all present and future Certificateholders, which may provide, among other things, that the Custodian shall conduct the review of such documents required under the first paragraph of this Section 2.02.

Section 2.03.       Representations and Warranties of the Master
                    Servicer and the Seller.

     (a) The Master Servicer hereby represents and warrants to the Trustee and the Trust Administrator for the benefit of Certificateholders that, as of the date of execution of this Agreement:

          (i) The Master Servicer is a national banking association duly chartered and validly existing in good standing under the laws of the United States;

          (ii) The  execution  and  delivery  of this  Agreement  by the  Master
     Servicer and its performance and compliance with the terms of this Agreement will not violate the Master Servicer's corporate charter or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or which may be applicable to the Servicer or any of its assets;

          (iii) This Agreement, assuming due authorization, execution and delivery by the Trustee, the Trust Administrator and the Seller, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

          (iv) The Master Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or might have consequences that would affect its performance hereunder; and

          (v) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement.

     It is understood and agreed that the representations and warranties set forth in this Section 2.03(a) shall survive delivery of the respective Owner Mortgage Loan Files to the Trust Administrator or the Custodian.

     (b) The Seller hereby represents and warrants to the Trustee and the Trust Administrator for the benefit of Certificateholders that, as of the date of execution of this Agreement, with respect to the Mortgage Loans, or each Mortgage Loan, as the case may be:

          (i) The information set forth in the Mortgage Loan Schedule was true and correct in all material respects at the date or dates respecting which such information is furnished as specified in the Mortgage Loan Schedule;

          (ii) Immediately prior to the transfer and assignment contemplated herein, the Seller was the sole owner and holder of the Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature and has full right and authority to sell and assign the same;

          (iii) The Mortgage is a valid, subsisting and enforceable first lien on the property therein described, and the Mortgaged Property is free and clear of all encumbrances and liens having priority over the first lien of the Mortgage except for liens for real estate taxes and special assessments not yet due and payable and liens or interests arising under or as a result of any federal, state or local law, regulation or ordinance relating to hazardous wastes or hazardous substances, and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute or homeowners association fees; and if the Mortgaged Property consists of shares of a cooperative housing corporation, any lien for amounts due to the cooperative housing corporation for unpaid assessments or charges or any lien of any assignment of rents or maintenance expenses secured by the real property owned by the cooperative housing corporation; and any security agreement, chattel mortgage or equivalent document related to, and delivered to the Trust Administrator or to the Custodian with, any Mortgage establishes in the Seller a valid and subsisting first lien on the property described therein and the Seller has full right to sell and assign the same to the Trustee;

          (iv) Neither the Seller nor any prior holder of the Mortgage or the related Mortgage Note has modified the Mortgage or the related Mortgage
     Note in any material respect, satisfied, canceled or subordinated the Mortgage in whole or in part, released the Mortgaged Property in whole or in part from the lien of the Mortgage, or executed any instrument of release, cancellation, modification or satisfaction, except in each case as is reflected in an agreement delivered to the Trust Administrator or the Custodian pursuant to Section 2.01;

          (v) All taxes, governmental assessments, insurance premiums, and water, sewer and municipal charges, which previously became due and owing have been paid, or an escrow of funds has been established, to the extent permitted by law, in an amount sufficient to pay for every such item which remains unpaid; and the Seller has not advanced funds, or received any advance of funds by a party other than the Mortgagor, directly or indirectly (except pursuant to any Subsidy Loan arrangement) for the payment of any amount required by the Mortgage, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is later, to the day which precedes by thirty days the first Due Date under the related Mortgage Note;

          (vi) The Mortgaged Property is undamaged by water, fire, earthquake, earth movement other than earthquake, windstorm, flood, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which the Seller makes no representations), so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and to the best of the Seller's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property;

          (vii) The Mortgaged Property is free and clear of all mechanics' and materialmen's liens or liens in the nature thereof; provided, however, that this warranty shall be deemed not to have been made at the time of the initial issuance of the Certificates if a title policy affording, in substance, the same protection afforded by this warranty is furnished to the Trust Administrator by the Seller;

          (viii) Except for Mortgage Loans secured by Co-op Shares and Mortgage Loans secured by residential long-term leases, the Mortgaged Property consists of a fee simple estate in real property; all of the improvements which are included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property and no improvements on adjoining properties encroach upon the Mortgaged Property (unless insured against under the related title insurance policy); and to the best of the Seller's knowledge, the Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

          (ix) The Mortgage Loan meets, or is exempt from, applicable state or federal laws, regulations and other requirements, pertaining to usury, and the Mortgage Loan is not usurious;

          (x) To the best of the Seller's knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

          (xi) All payments required to be made up to the Due Date immediately preceding the Cut-Off Date for such Mortgage Loan under the terms of the related Mortgage Note have been made and no Mortgage Loan had more than one delinquency in the 12 months preceding the Cut-Off Date;

          (xii) The Mortgage Note, the related Mortgage and other agreements executed in connection therewith are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); and, to the best of the Seller's knowledge, all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage has been duly and properly executed by the Mortgagor;

          (xiii) Any and all requirements of any federal, state or local law with respect to the origination of the Mortgage Loans including, without limitation, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loans have been complied with;

          (xiv) The proceeds of the Mortgage Loans have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with (except for escrow funds for exterior items which could not be completed due to weather); and all costs, fees and expenses incurred in making, closing or recording the Mortgage Loan have been paid, except recording fees with respect to Mortgages not recorded as of the Closing Date;

          (xv) The Mortgage Loan (except any Mortgage Loan identified on the Mortgage Loan Schedule as a T.O.P. Mortgage Loan and any Mortgage Loan secured by Mortgaged Property located in Iowa, as to which an opinion of counsel of the type customarily rendered in such State in lieu of title insurance is instead received) is covered by an American Land Title Association mortgagee title insurance policy or other generally acceptable form of policy or insurance acceptable to FNMA or FHLMC, issued by a title insurer acceptable to FNMA or FHLMC insuring the originator, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and subject only to (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the Mortgaged Property is located or specifically referred to in the appraisal performed in connection with the origination of the related Mortgage Loan,
     (C) liens created pursuant to any federal, state or local law, regulation or ordinance affording liens for the costs of clean-up of hazardous substances or hazardous wastes or for other environmental protection purposes and (D) such other matters to which like properties are commonly subject which do not individually, or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage; the Seller is the sole insured of such mortgagee title insurance policy, the assignment to the Trust Administrator, on behalf of the Trustee, of the Seller's interest in such mortgagee title insurance policy does not require any consent of or notification to the insurer which has not been obtained or made, such mortgagee title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of the Trust Administrator on behalf of the Trustee, no claims have been made under such mortgagee title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such mortgagee title insurance policy;

          (xvi) The Mortgaged Property securing each Mortgage Loan is insured by an insurer acceptable to FNMA or FHLMC against loss by fire and such hazards as are covered under a standard extended coverage endorsement, in an amount which is not less than the lesser of 100% of the insurable value of the Mortgaged Property and the outstanding principal balance of the Mortgage Loan, but in no event less than the minimum amount necessary to fully compensate for any damage or loss on a replacement cost basis; if the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project; if upon origination of the Mortgage Loan, the improvements on the Mortgaged Property were in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (A) the outstanding principal balance of the Mortgage Loan, (B) the full insurable value of the Mortgaged Property and (C) the maximum amount of insurance which was available under the Flood Disaster Protection Act of 1973; and each Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense;

          (xvii) To the best of the Seller's knowledge, there is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; the Seller has not waived any default, breach, violation or event of acceleration; and no foreclosure action is currently threatened or has been commenced with respect to the Mortgage Loan;

          (xviii) No Mortgage Note or Mortgage is subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject it to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

          (xix) Each Mortgage Note is payable in monthly payments, resulting in complete amortization of the Mortgage Loan over a term of not more than 360 months;

          (xx) Each Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial foreclosure (subject to any limitation arising from any bankruptcy, insolvency or other law for the relief of debtors), and there is no homestead or other exemption available to the Mortgagor which would interfere with such right of foreclosure;

          (xxi) To the best of the Seller's knowledge, no Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding;

          (xxii) Each Mortgaged Property is located in the United States and consists of a one- to four-unit residential property, which may include a detached home, townhouse, condominium unit or a unit in a planned unit development or, in the case of Mortgage Loans secured by Co-op Shares, leases or occupancy agreements;

          (xxiii) The Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G of the Code;

          (xxiv) With respect to each Mortgage where a lost note affidavit has been delivered to the Trust Administrator in place of the related Mortgage Note, the related Mortgage Note is no longer in existence;

          (xxv) In the event that the Mortgagor is an inter vivos "living" trust, (i) such trust is in compliance with FNMA or FHLMC standards for inter vivos trusts and (ii) holding title to the Mortgaged Property in such trust will not diminish any rights as a creditor including the right to full title to the Mortgaged Property in the event foreclosure proceedings are initiated; and

          (xxvi) If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or (d) permit any increase in rent other than pre-established increases set forth in the lease; (4) the original term of such lease is not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice.

     Notwithstanding the foregoing, no representations or warranties are made by the Seller as to the environmental condition of any Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on any Mortgaged Property; any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from any Mortgaged Property; the impact on Certificateholders of any environmental condition or presence of any hazardous substance on or near any Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws, nor is any agent, person or entity otherwise affiliated with the Seller authorized or able to make any such representation, warranty or assumption of liability relative to any Mortgaged Property. In addition, no representations or warranties are made by the Seller with respect to the absence or effect of fraud in the origination of any Mortgage Loan.

     It is understood and agreed that the representations and warranties set forth in this Section 2.03(b) shall survive delivery of the respective Owner Mortgage Loan Files to the Trust Administrator and shall inure to the benefit of the Trust Administrator, on behalf of the Trustee notwithstanding any restrictive or qualified endorsement or assignment.

     (c) Upon discovery by either the Seller, the Master Servicer, the Trustee, the Trust Administrator or the Custodian that any of the representations and warranties made in subsection (b) above is not accurate (referred to herein as a "breach") and that such breach materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). Within 60 days of the earlier of its discovery or its receipt of notice of any such breach, the Seller shall cure such breach in all material respects or shall either (i) repurchase the Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to (A) 100% of the unpaid principal balance of such Mortgage Loan plus (B) accrued interest at the Net Mortgage Interest Rate for such Mortgage Loan through the last day of the month in which such repurchase took place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for such Mortgage Loan in the manner described in Section 2.02. The purchase price of any repurchase described in this paragraph and the Substitution Principal Amount, if any, plus accrued interest thereon and the other amounts referred to in Section 2.02, shall be deposited in the Certificate Account. It is understood and agreed that the obligation of the Seller to repurchase or substitute for any Mortgage Loan or property as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders, the Trust Administrator on behalf of the Trustee or the Trustee on behalf of Certificateholders, and such obligation shall survive until termination of the Trust Estate hereunder.

Section 2.04.       Execution and Delivery of Certificates.

     The Trust Administrator acknowledges the assignment to it of the Mortgage Loans and the delivery of the Owner Mortgage Loan Files to it, and, concurrently with such delivery, has executed and delivered to or upon the order of the Seller, in exchange for the Mortgage Loans together with all other assets included in the definition of "Trust Estate", receipt of which is hereby acknowledged, Certificates in authorized denominations which evidence ownership of the entire Trust Estate.

Section 2.05.       Designation of Certificates; Designation of
                    Startup Day and Latest Possible Maturity Date.

     The Seller hereby designates the Subclasses of Class A Certificates (other than the Class A-R Certificate), the Class M Certificates and the Subclasses of Class B Certificates as classes of "regular interests" and the Class A-R Certificate as the single class of "residual interest" in the REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The Closing Date is hereby designated as the "Startup Day" of the REMIC within the meaning of Code Section 860G(a)(9). The "latest possible maturity date" of the regular interests in the REMIC is May 25, 2027 for purposes of Code Section 860G(a)(1).

                                   ARTICLE III

                  ADMINISTRATION OF THE TRUST ESTATE: SERVICING
                              OF THE MORTGAGE LOANS

Section 3.01.       Certificate Account.

     (a) The Master Servicer shall establish and maintain a Certificate Account for the deposit of funds received by the Master Servicer with respect to the Mortgage Loans serviced by each Servicer pursuant to each of the Servicing Agreements. Such account shall be maintained as an Eligible Account. The Master Servicer shall give notice to each Servicer and the Seller of the location of the Certificate Account and of any change in the location thereof.

     (b) The Master Servicer shall deposit into the Certificate Account on the day of receipt thereof all amounts received by it from any Servicer pursuant to any of the Servicing Agreements, and shall, in addition, deposit into the Certificate Account the following amounts, in the case of amounts specified in clause (i), not later than the Distribution Date on which such amounts are required to be distributed to Certificateholders and, in the case of the amounts specified in clause (ii), not later than the Business Day next following the day of receipt and posting by the Master Servicer:

               (i) Periodic Advances pursuant to Section 3.03(a) made by the Master Servicer or the Trust Administrator, if any; and

               (ii) in the case of any Mortgage Loan that is repurchased by the Seller pursuant to Section 2.02 or 2.03 or that is auctioned by the Master Servicer pursuant to Section 3.08 or purchased by the Master Servicer pursuant to Section 3.08 or 9.01, the purchase price therefor or, where applicable, any Substitution Principal Amount and any amounts received in respect of the interest portion of unreimbursed Periodic Advances.

     (c) The Master Servicer shall cause the funds in the Certificate Account to be invested in Eligible Investments. No such Eligible Investments will be sold or disposed of at a gain prior to maturity unless the Master Servicer has received an Opinion of Counsel or other evidence satisfactory to it that such sale or disposition will not cause the Trust Estate to be subject to Prohibited Transactions Tax, otherwise subject the Trust Estate to tax, or cause the Trust Estate to fail to qualify as a REMIC while any Certificates are outstanding. Any amounts deposited in the Certificate Account prior to the Distribution Date shall be invested for the account of the Master Servicer and any investment income thereon shall be additional compensation to the Master Servicer for services rendered under this Agreement. The amount of any losses incurred in respect of any such investments shall be deposited in the Certificate Account by the Master Servicer out of its own funds immediately as realized.

Section 3.02.       Permitted Withdrawals from the Certificate
                    Account.

     (a) The Master Servicer may, from time to time, make withdrawals from the Certificate Account for the following purposes (limited, in the case of Servicer reimbursements, to cases where funds in the respective Custodial P&I Account are not sufficient therefor):

               (i) to reimburse the Master Servicer, the Trust Administrator or any Servicer for Periodic Advances made by the Master Servicer or the Trust Administrator pursuant to Section 3.03(a) or any Servicer pursuant to any Servicing Agreement with respect to previous Distribution Dates, such right to reimbursement pursuant to this subclause (i) being limited to amounts received on or in respect of particular Mortgage Loans (including, for this purpose, Liquidation Proceeds, REO Proceeds and proceeds from the purchase, sale, repurchase or substitution of Mortgage Loans pursuant to Sections 2.02, 2.03, 3.08 or 9.01) respecting which any such Periodic Advance was made;

               (ii) to reimburse any Servicer, the Master Servicer or the Trust Administrator for any Periodic Advances determined in good faith to have become Nonrecoverable Advances;

               (iii) to reimburse the Master Servicer or any Servicer from Liquidation Proceeds for Liquidation Expenses and for amounts expended by the Master Servicer or any Servicer pursuant hereto or to any Servicing Agreement, respectively, in good faith in connection with the restoration of damaged property or for foreclosure expenses;

               (iv) from any Mortgagor payment on account of interest or other recovery (including Net REO Proceeds) with respect to a particular Mortgage Loan, to pay the Master Servicing Fee with respect to such Mortgage Loan to the Master Servicer;

               (v) to reimburse the Master Servicer, any Servicer or the Trust Administrator (or, in certain cases, the Seller) for expenses incurred by it (including taxes paid on behalf of the Trust Estate) and recoverable by or reimbursable to it pursuant to Section 3.03(c), 3.03(d) or 6.03 or the second sentence of Section 8.14(a) or pursuant to such Servicer's Servicing Agreement, provided such expenses are "unanticipated" within the meaning of the REMIC Provisions;

               (vi) to pay to the Seller or other purchaser with respect to each Mortgage Loan or property acquired in respect thereof that has been repurchased or replaced pursuant to Section 2.02 or 2.03 or auctioned pursuant to Section 3.08 or to pay to the Master Servicer with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 3.08 or 9.01, all amounts received thereon and not required to be distributed as of the date on which the related repurchase or purchase price or Scheduled Principal Balance was determined;

               (vii) to remit funds to the Paying Agent in the amounts and in the manner provided for herein;

               (viii) to pay to the Master Servicer any interest earned on or investment income with respect to funds in the Certificate Account;

               (ix) to pay to the Master Servicer or any Servicer out of Net Liquidation Proceeds allocable to interest the amount of any unpaid Master Servicing Fee or Servicing Fee (as adjusted pursuant to such Servicer's Servicing Agreement) and any unpaid assumption fees, late payment charges or other Mortgagor charges on the related Mortgage Loan;

               (x) to withdraw from the Certificate Account any amount deposited in the Certificate Account that was not required to be deposited therein; and

               (xi) to clear and terminate the Certificate  Account  pursuant to
          Section 9.01.

     (b) The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any payment to and withdrawal from the Certificate Account.

Section 3.03.       Advances by Master Servicer and Trust
                    Administrator.

     (a) In the event an Other Servicer fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the related Other Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Master Servicer shall make Periodic Advances to the extent provided hereby. In the event Norwest Mortgage fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the Norwest Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Trust Administrator shall, to the extent required by Section 8.15, make such Periodic Advance to the extent provided hereby, provided that the Trust Administrator has previously received the certificate of the Master Servicer described in the following sentence. The Master Servicer shall certify to the Trust Administrator with respect to any such Distribution Date (i) the amount of Periodic Advances required of Norwest Mortgage or such Other Servicer, as the case may be, (ii) the amount actually advanced, (iii) the amount that the Trust Administrator or Master Servicer is required to advance hereunder and (iv) whether the Master Servicer has determined that it reasonably believes that such Periodic Advance is a Nonrecoverable Advance. Amounts advanced by the Trust Administrator or Master Servicer shall be deposited in the Certificate Account on the related Distribution Date. Notwithstanding the foregoing, neither the Master Servicer nor the Trust Administrator will be obligated to make a Periodic Advance that it reasonably believes to be a Nonrecoverable Advance. The Trust Administrator may conclusively rely for any determination to be made by it hereunder upon the determination of the Master Servicer as set forth in its certificate.

     (b) To the extent an Other Servicer fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the related Other Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of the Servicer, advance such funds and take such steps as are necessary to pay such taxes or insurance premiums. To the extent Norwest Mortgage fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the Norwest Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of Norwest Mortgage, certify to the Trust Administrator that such failure has occurred. Upon receipt of such certification, the Trust Administrator shall advance such funds and take such steps as are necessary to pay such taxes or insurance premiums.

     (c) The Master Servicer and the Trust Administrator shall each be entitled to be reimbursed from the Certificate Account for any Periodic Advance made by it under Section 3.03(a) to the extent described in Section 3.02(a)(i) and
(a)(ii). The Master Servicer and the Trust Administrator shall be entitled to be reimbursed pursuant to Section 3.02(a)(v) for any advance by it pursuant to
Section 3.03(b). The Master Servicer shall diligently pursue restoration of such amount to the Certificate Account from the related Servicer. The Master Servicer shall, to the extent it has not already done so, upon the request of the Trust Administrator, withdraw from the Certificate Account and remit to the Trust Administrator any amounts to which the Trust Administrator is entitled as reimbursement pursuant to Section 3.02 (a)(i), (ii) and (v).

     (d) Except as provided in Section 3.03(a) and (b), neither the Master Servicer nor the Trust Administrator shall be required to pay or advance any amount which any Servicer was required, but failed, to deposit in the Certificate Account.

Section 3.04.       Trust Administrator to Cooperate;
                    Release of Owner Mortgage Loan Files.

     Upon the receipt by the Master Servicer of a Request for Release in connection with the deposit by a Servicer into the Certificate Account of the proceeds from a Liquidated Loan or of a Prepayment in Full, the Master Servicer shall confirm to the Trust Administrator that all amounts required to be remitted to the Certificate Account in connection with such Mortgage Loan have been so deposited, and shall deliver such Request for Release to the Trust Administrator. The Trust Administrator shall, within five Business Days of its receipt of such a Request for Release, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account.

     From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including but not limited to, collection under any insurance policies, or to effect a partial release of any Mortgaged Property from the lien of the Mortgage, the Servicer of such Mortgage Loan shall deliver to the Master Servicer a Request for Release. Upon the Master Servicer's receipt of any such Request for Release, the Master Servicer shall promptly forward such request to the Trust Administrator and the Trust Administrator shall, within five Business Days, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer. Any such Request for Release shall obligate the Master Servicer or such Servicer, as the case may be, to return each and every document previously requested from the Owner Mortgage Loan File to the Trust Administrator by the twenty-first day following the release thereof, unless (i) the Mortgage Loan has been liquidated and the Liquidation
Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account or (ii) the Owner Mortgage Loan File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Trust Administrator a certificate of the Master Servicer or such Servicer certifying as to the name and address of the Person to which such Owner Mortgage Loan File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of an Officer's Certificate of the Master Servicer or such Servicer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Certificate Account have been so deposited, or that such Mortgage Loan has become an REO Mortgage Loan, the Request for Release shall be released by the Trust Administrator to the Master Servicer or such Servicer, as appropriate.

     Upon written certification of the Master Servicer or the Servicer of such Mortgage Loan, the Trust Administrator shall execute and deliver to the Master Servicer or such Servicer, as directed by the Master Servicer, court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trust Administrator and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trust Administrator will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure proceeding or trustee's sale.

Section 3.05. Reports to the Trustee and Trust Administrator; Annual Compliance Statements.

     (a) Not later than 15 days after each Distribution Date, the Master Servicer shall deliver to the Trustee and the Trust Administrator a statement setting forth the status of the Certificate Account as of the close of business on such Distribution Date stating that all distributions required to be made by the Master Servicer under this Agreement have been made (or, if any required distribution has not been made by the Master Servicer, specifying the nature and status thereof) and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from such account for each category of deposit and withdrawal specified in Sections 3.01 and 3.02. Such statement may be in the form of the then current FNMA monthly accounting report for its Guaranteed Mortgage Pass-Through Program with appropriate additions and changes, and shall also include information as to the aggregate unpaid principal balance of all of the Mortgage Loans as of the close of business as of the last day of the calendar month immediately preceding such Distribution Date. Copies of such statement shall be provided by the Trust Administrator to any Certificateholder upon written request, provided such statement is delivered, or caused to be delivered, by the Master Servicer to the Trust Administrator.

     (b) The Master Servicer shall deliver to the Trustee and the Trust Administrator on or before April 30 of each year, a certificate signed by an officer of the Master Servicer, certifying that (i) such officer has reviewed the activities of the Master Servicer during the preceding calendar year or portion thereof and its performance under this agreement and (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has performed and fulfilled its duties, responsibilities and obligations under this agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof, and, (iii) (A) the Master Servicer has received from each Servicer any financial statements, officer's certificates, accountant's statements or other information required to be provided to the Master Servicer pursuant to the related Servicing Agreement and (B) to the best of such officer's knowledge, based on a review of the information provided to the Master Servicer by each Servicer as described in (iii)(A) above, each Servicer has performed and fulfilled its duties, responsibilities and obligations under the related Servicing Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof. Copies of such officers' certificate shall be provided by the Trust Administrator to any Certificateholder upon written request provided such certificate is delivered, or caused to be delivered, by the Master Servicer to the Trust Administrator.

Section 3.06.       Title, Management and Disposition of Any REO
                    Mortgage Loan.

     The Master Servicer shall ensure that each REO Mortgage Loan is administered by the related Servicer at all times so that it qualifies as "foreclosure property" under the REMIC Provisions and that it does not earn any "net income from foreclosure property" which is subject to tax under the REMIC Provisions. In the event that a Servicer is unable to dispose of any REO Mortgage Loan within the period mandated by each of the Servicing Agreements, the Master Servicer shall monitor such Servicer to verify that such REO Mortgage Loan is auctioned to the highest bidder within the period so specified. In the event of any such sale of REO Mortgage Loan, the Trust Administrator shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such sale or auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the REO Mortgage Loan and the Trust Administrator shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trust Administrator, the Master Servicer nor any Servicer, acting on behalf of the Trust Estate, shall provide financing from the Trust Estate to any purchaser of an REO Mortgage Loan.

Section 3.07.       Amendments to Servicing Agreements,
                    Modification of Standard Provisions.

     (a) Subject to the prior written consent of the Trustee and the Trust Administrator pursuant to Section 3.07(b), the Master Servicer from time to time may, to the extent permitted by the applicable Servicing Agreement, make such modifications and amendments to such Servicing Agreement as the Master Servicer deems necessary or appropriate to confirm or carry out more fully the intent and purpose of such Servicing Agreement and the duties, responsibilities and obligations to be performed by the Servicer thereunder. Such modifications may only be made if they are consistent with the REMIC Provisions, as evidenced by an Opinion of Counsel. Prior to the issuance of any modification or amendment, the Master Servicer shall deliver to the Trustee and the Trust Administrator such Opinion of Counsel and an Officer's Certificate setting forth (i) the provision that is to be modified or amended, (ii) the modification or amendment that the Master Servicer desires to issue and (iii) the reason or reasons for such proposed amendment or modification.

     (b) The Trustee and the Trust Administrator shall consent to any amendment or supplement to a Servicing Agreement proposed by the Master Servicer pursuant to Section 3.07(a), which consent and amendment shall not require the consent of any Certificateholder if it is (i) for the purpose of curing any mistake or ambiguity or to further effect or protect the rights of the Certificateholders or (ii) for any other purpose, provided such amendment or supplement for such other purpose cannot reasonably be expected to adversely affect Certificateholders. The lack of reasonable expectation of an adverse effect on Certificateholders may be established through the delivery to the Trustee and the Trust Administrator of (i) an Opinion of Counsel to such effect or (ii) written notification from each Rating Agency to the effect that such amendment or supplement will not result in reduction of the current rating assigned by that Rating Agency to the Certificates. Notwithstanding the two immediately preceding sentences, either the Trustee or the Trust Administrator may, in its discretion, decline to enter into or consent to any such supplement or amendment if its own rights, duties or immunities shall be adversely affected.

     (c)(i) Notwithstanding anything to the contrary in this Section 3.07, the Master Servicer from time to time may, without the consent of any
Certificateholder, the Trustee or the Trust Administrator, enter into an amendment (A) to an Other Servicing Agreement for the purpose of (i) eliminating or reducing Month End Interest and (ii) providing for the remittance of Full Unscheduled Principal Receipts by the applicable Servicer to the Master Servicer not later than the 24th day of each month (or if such day is not a Business Day, on the previous Business Day) or (B) to the Norwest Servicing Agreement for the purpose of changing the applicable Remittance Date to the 18th day of each month (or if such day is not a Business Day, on the previous Business Day).

     (ii) The Master Servicer may direct Norwest Mortgage to enter into an amendment to the Norwest Servicing Agreement for the purposes described in Sections 3.07(c)(i)(B) and 10.01(b)(iii).

Section 3.08.       Oversight of Servicing.

     The Master Servicer shall supervise, monitor and oversee the servicing of the Mortgage Loans by each Servicer and the performance by each Servicer of all services, duties, responsibilities and obligations that are to be observed or performed by the Servicer under its respective Servicing Agreement. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices and with the Trustee's, the Trust Administrator's and the Certificateholders' reliance on the Master Servicer, and in a manner consistent with the terms and provisions of any insurance policy required to be maintained by the Master Servicer or any Servicer pursuant to this Agreement or any Servicing Agreement. The Master Servicer acknowledges that prior to taking certain actions required to service the Mortgage Loans, each Servicing Agreement provides that the Servicer thereunder must notify, consult with, obtain the consent of or otherwise follow the instructions of the Master Servicer. The Master Servicer is also given authority to waive compliance by a Servicer with certain provisions of its Servicing Agreement. In each such instance, the Master Servicer shall promptly instruct such Servicer or otherwise respond to such Servicer's request. In no event will the Master Servicer instruct such Servicer to take any action, give any consent to action by such Servicer or waive compliance by such Servicer with any provision of such Servicer's Servicing Agreement if any resulting action or failure to act would be inconsistent with the requirements of the Rating Agencies that rated the Certificates or would otherwise have an adverse effect on the Certificateholders. Any such action or failure to act shall be deemed to have an adverse effect on the Certificateholders if such action or failure to act either results in (i) the downgrading of the rating assigned by any Rating Agency to the Certificates, (ii) the loss by the Trust Estate of REMIC status for federal income tax purposes or (iii) the imposition of any Prohibited Transaction Tax or any federal taxes on the REMIC or the Trust Estate. The Master Servicer shall have full power and authority in its sole discretion to take any action with respect to the Trust Estate as may be necessary or advisable to avoid the circumstances specified including clause (ii) or (iii) of the preceding sentence.

     For the purposes of determining whether any modification of a Mortgage Loan shall be permitted by the Trust Administrator or the Master Servicer, such modification shall be construed as a substitution of the modified Mortgage Loan for the Mortgage Loan originally deposited in the Trust Estate if it would be a "significant modification" within the meaning of Section 1.860G-2(b) of the regulations of the U.S. Department of the Treasury. No modification shall be approved unless (i) the modified Mortgage Loan would qualify as a Substitute Mortgage Loan under Section 2.02 and (ii) with respect to any modification that occurs more than three months after the Closing Date and is not the result of a default or a reasonably foreseeable default under the Mortgage Loan, there is delivered to the Trust Administrator an Opinion of Counsel (at the expense of the party seeking to modify the Mortgage Loan) to the effect that such modification would not be treated as giving rise to a new debt instrument for federal income tax purposes as described in the preceding sentence.

     During the term of this Agreement, the Master Servicer shall consult fully with each Servicer as may be necessary from time to time to perform and carry out the Master Servicer's obligations hereunder and otherwise exercise reasonable efforts to encourage such Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by it under its Servicing Agreement.

     The relationship of the Master Servicer to the Trustee and the Trust Administrator under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

     The Master Servicer shall administer the Trust Estate on behalf of the Trustee and shall have full power and authority, acting alone or (subject to Section 6.06) through one or more subcontractors, to do any and all things in connection with such administration which it may deem necessary or desirable. Upon the execution and delivery of this Agreement, and from time to time as may be required thereafter, the Trust Administrator on behalf of the Trustee shall furnish the Master Servicer or its subcontractors with any powers of attorney and such other documents as may be necessary or appropriate to enable the Master Servicer to carry out its administrative duties hereunder.

     The Seller shall be entitled, at its option, to repurchase any defaulted Mortgage Loan or any Mortgage Loan as to which default is reasonably foreseeable from the Trust Estate if, in the Seller's judgment, the default is not likely to be cured by the Mortgagor; provided, however, that the Cut-Off Date Principal Balances of the Mortgage Loans repurchased pursuant to this provision shall not exceed 2.5% of the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans. The purchase price for any such Mortgage Loan shall be 100% of the unpaid principal balance of such Mortgage Loan plus accrued interest thereon at the Mortgage Interest Rate through the last day of the month in which such repurchase occurs. Upon the receipt of such purchase price, the Master Servicer shall provide to the Trust Administrator the certification required by Section
3.04 and the Trust Administrator and the Custodian, if any, shall promptly release to the Seller the Owner Mortgage Loan File relating to the Mortgage Loan being repurchased.

     In the event that (i) the Master Servicer determines at any time that, notwithstanding the representations and warranties set forth in Section 2.03(b), any Mortgage Loan is not a "qualified mortgage" within the meaning of Section 860G of the Code and (ii) the Master Servicer is unable to enforce the obligation of the Seller to purchase such Mortgage Loan pursuant to Section 2.02 within two months of such determination, the Master Servicer shall cause such Mortgage Loan to be auctioned to the highest bidder and sold out of the Trust Estate no later than the date 90 days after such determination. In the event of any such sale of a Mortgage Loan, the Trust Administrator shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the Mortgage Loan and the Trust Administrator shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trust Administrator, the Master Servicer nor any Servicer, acting on behalf of the Trust Administrator, shall provide financing from the Trust Estate to any purchaser of a Mortgage Loan.

     The Master Servicer, on behalf of the Trust Administrator, shall, pursuant to the Servicing Agreements, object to the foreclosure upon, or other related conversion of the ownership of, any Mortgaged Property by the related Servicer if (i) the Master Servicer believes such Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances or (ii) such Servicer does not agree to administer such Mortgaged Property, once the related Mortgage Loan becomes an REO Mortgage Loan, in a manner which would not result in a federal tax being imposed upon the Trust Estate or the REMIC.

     The Master Servicer may enter into a special servicing agreement with an unaffiliated holder of 100% Percentage Interest of a Class B Subclass or a holder of a class of securities representing interests in the Class B Certificates and/or other subordinated mortgage pass-through certificates, such agreement to be substantially in the form of Exhibit M hereto or subject to each Rating Agency's acknowledgment that the ratings of the Certificates in effect immediately prior to the entering into of such agreement would not be qualified, downgraded or withdrawn and the Certificates would not be placed on credit review status (except for possible upgrading) as a result of such agreement. Any such agreement may contain provisions whereby such holder may instruct the Master Servicer to instruct a Servicer to the extent provided in the applicable Servicing Agreement to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans and will contain provisions for the deposit of cash by the holder that would be available for distribution to Certificateholders if Liquidation Proceeds are less than they otherwise may have been had the Servicer acted in accordance with its normal procedures.

Section 3.09.       Termination and Substitution of Servicing
                    Agreements.

     Upon the occurrence of any event for which a Servicer may be terminated pursuant to its Servicing Agreement, the Master Servicer shall promptly deliver to the Seller, the Trust Administrator and the Trustee an Officer's Certificate certifying that an event has occurred which may justify termination of such Servicing Agreement, describing the circumstances surrounding such event and recommending what action should be taken by the Trustee with respect to such Servicer. If the Master Servicer recommends that such Servicing Agreement be terminated, the Master Servicer's certification must state that the breach is material and not merely technical in nature. Upon written direction of the Master Servicer, based upon such certification, the Trustee shall promptly terminate such Servicing Agreement. Notwithstanding the foregoing, in the event that (i) Norwest Mortgage fails to make any advance, as a consequence of which the Trust Administrator is obligated to make an advance pursuant to Section 3.03 and (ii) the Trust Administrator provides Norwest Mortgage written notice of the failure to make such advance and such failure shall continue unremedied for a period of 15 days after receipt of such notice, the Trust Administrator shall recommend to the Trustee the termination of the Norwest Servicing Agreement without the recommendation of the Master Servicer and upon such recommendation the Trustee shall terminate the Norwest Servicing Agreement. The Master Servicer shall indemnify the Trustee and the Trust Administrator and hold each harmless from and against any and all claims, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees) arising out of, or assessed against the Trustee or the Trust Administrator in connection with termination of such Servicing Agreement at the direction of the Master Servicer. In addition, the Master Servicer shall indemnify the Trustee and hold it harmless from and against any and all claims, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees) arising out of, or assessed against the Trustee in connection with the termination of the Norwest Servicing Agreement as provided in the second preceding sentence. If the Trustee terminates such Servicing Agreement, the Trustee may enter into a substitute Servicing Agreement with the Master Servicer or, at the Master Servicer's nomination, with another mortgage loan service company acceptable to the Trustee, the Trust Administrator, the Master Servicer and each Rating Agency under which the Master Servicer or such substitute servicer, as the case may be, shall assume, satisfy, perform and carry out all liabilities, duties, responsibilities and obligations that are to be, or otherwise were to have been, satisfied, performed and carried out by such Servicer under such terminated Servicing Agreement. Until such time as the Trustee enters into a substitute servicing agreement with respect to the Mortgage Loans previously serviced by such Servicer, the Master Servicer shall assume, satisfy, perform and carry out all obligations which otherwise were to have been satisfied, performed and carried out by such Servicer under its terminated Servicing Agreement. However, in no event shall the Master Servicer be deemed to have assumed the obligations of a Servicer to advance payments of principal and interest on a delinquent Mortgage Loan in excess of the Master Servicer's independent Periodic Advance obligation under Section 3.03 of this Agreement. As compensation for the Master Servicer of any servicing obligations fulfilled or assumed by the Master Servicer, the Master Servicer shall be entitled to any servicing compensation to which a Servicer would have been entitled if the Servicing Agreement with such Servicer had not been terminated.

Section 3.10.       1934 Act Reports.

     The Master Servicer shall, on behalf of the Seller, make all filings required to be made by the Seller with respect to the Class A Certificates, the Class M Certificates and the Class B-1 and Class B-2 Certificates pursuant to the Securities Exchange Act of 1934, as amended.

                              ARTICLE IV

              DISTRIBUTIONS IN RESPECT OF CERTIFICATES;
                   PAYMENTS TO CERTIFICATEHOLDERS;
                        STATEMENTS AND REPORTS

Section 4.01.       Distributions.

     (a) On each Distribution Date, the Pool Distribution Amount will be applied in the following amounts, to the extent the Pool Distribution Amount is sufficient therefor, in the manner and in the order of priority as follows:

     first, to the Subclasses of Class A Certificates, pro rata based on their respective Class A Subclass Interest Accrual Amounts in an aggregate amount up to the sum of the Class A Subclass Interest Accrual Amounts with respect to such Distribution Date; provided, that prior to the applicable Accretion Termination Date, an amount equal to the amount that would otherwise be distributable in respect of interest to the Class A-6 Certificates or the Class A-10 Certificates with respect to a Class A-10 Component pursuant to this provision will be distributed in reduction of the Class A Subclass Principal Balance and Component Principal Balances thereof and the Class A Subclass Principal Balances of the Class A-6 Accretion Directed Certificates, the Class A-9 Certificates and the Class A-12 Certificates in accordance with Section 4.01(b);

     second, to the Subclasses of Class A Certificates, pro rata based on their respective unpaid Class A Subclass Interest Shortfall Amounts in an aggregate amount up to the sum of the Class A Subclass Interest Shortfall Amounts; provided, that prior to the applicable Accretion Termination Date, an amount equal to the amount that would otherwise be distributable as interest shortfalls to the Class A-6 Certificates or the Class A-10 Certificates with respect to a Class A-10 Component pursuant to this provision will be distributed in reduction of the Class A Subclass Principal Balance and Component Principal Balances thereof and the Class A Subclass Principal Balances of the Class A-6 Accretion Directed Certificates, the Class A-9 Certificates and the Class A-12 Certificates in accordance with Section 4.01(b);

     third, concurrently, to the Class A Certificates (other than the Class A-PO Certificates) and the Class A-PO Certificates, pro rata, based on their respective Class A Non-PO Optimal Principal Amount and Class A-PO Optimal Principal Amount, (A) to the Subclasses of Class A Certificates (other than the Class A-PO Certificates), in an aggregate amount up to the Class A Non-PO Optimal Principal Amount, such distribution to be allocated among such Subclasses in accordance with Section 4.01(b) or Section 4.01(c), as applicable, and (B) to the Class A-PO Certificates in an amount up to the Class A-PO Optimal Principal Amount;

     fourth, to the Class A-PO Certificates in an amount up to the Class A-PO Deferred Amount from amounts otherwise distributable (without regard to this Paragraph fourth) first to the Class B-5 Certificates pursuant to Paragraph twenty-second, below, second to the Class B-4 Certificates pursuant to Paragraph nineteenth, below, third to the Class B-3 Certificates pursuant to Paragraph sixteenth, below, fourth to the Class B-2 Certificates pursuant to Paragraph thirteenth, below, fifth to the Class B-1 Certificates pursuant to Paragraph tenth below, and sixth to the Class M Certificates pursuant to Paragraph seventh below;

     fifth, to the Class M Certificates in an amount up to the Class M Interest Accrual Amount with respect to such Distribution Date;

     sixth, to the Class M Certificates in an amount up to the Class M Unpaid Interest Shortfall;

     seventh, to the Class M Certificates in an amount up to the Class M Optimal Principal Amount; provided, however, that the amount distributable to the Class M Certificates pursuant to this Paragraph seventh will be reduced by the amount, if any, that would have been distributable to the Class M Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

     eighth, to the Class B-1 Certificates in an amount up to the Class B Subclass Interest Accrual Amount for the Class B-1 Certificates with respect to such Distribution Date;

     ninth, to the Class B-1 Certificates in an amount up to the Class B-1 Unpaid Interest Shortfall;

     tenth, to the Class B-1 Certificates in an amount up to the Class B-1 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-1 Certificates pursuant to this Paragraph tenth will be reduced by the amount, if any, that would have been distributable to the Class B-1 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

     eleventh, to the Class B-2 Certificates in an amount up to the Class B Subclass Interest Accrual Amount for the Class B-2 Certificates with respect to such Distribution Date;

     twelfth, to the Class B-2 Certificates in an amount up to the Class B-2 Unpaid Interest Shortfall;

     thirteenth, to the Class B-2 Certificates in an amount up to the Class B-2 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-2 Certificates pursuant to this Paragraph thirteenth will be reduced by the amount, if any, that would have been distributable to the Class B-2 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

     fourteenth, to the Class B-3 Certificates in an amount up to the Class B Subclass Interest Accrual Amount for the Class B-3 Certificates with respect to such Distribution Date;

     fifteenth, to the Class B-3 Certificates in an amount up to the Class B-3 Unpaid Interest Shortfall;

     sixteenth, to the Class B-3 Certificates in an amount up to the Class B-3 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-3 Certificates pursuant to this Paragraph sixteenth will be reduced by the amount, if any, that would have been distributable to the Class B-3 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

     seventeenth, to the Class B-4 Certificates in an amount up to the Class B Subclass Interest Accrual Amount for the Class B-4 Certificates with respect to such Distribution Date;

     eighteenth, to the Class B-4 Certificates in an amount up to the Class B-4 Unpaid Interest Shortfall;

     nineteenth, to the Class B-4 Certificates in an amount up to the Class B-4 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-4 Certificates pursuant to this Paragraph nineteenth will be reduced by the amount, if any, that would have been distributable to the Class B-4 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

     twentieth, to the Class B-5 Certificates in an amount up to the Class B Subclass Interest Accrual Amount for the Class B-5 Certificates with respect to such Distribution Date;

     twenty-first, to the Class B-5 Certificates in an amount up to the Class B-5 Unpaid Interest Shortfall;

     twenty-second, to the Class B-5 Certificates in an amount up to the Class B-5 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-5 Certificates pursuant to this Paragraph twenty-second will be reduced by the amount, if any, that would have been distributable to the Class B-5 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above; and

     twenty-third, to the Holder of the Class A-R Certificate.

     Notwithstanding the foregoing, after the Principal Balance or notional amount of any Class or Subclass (other than the Class A-R Certificate) has been reduced to zero, such Class or Subclass will be entitled to no further distributions of principal or interest (including, without limitation, any Unpaid Interest Shortfalls).

     In addition, Net Foreclosure Profits, if any, with respect to such Distribution Date minus any portion thereof payable to a Servicer pursuant to
Section 3.02(ix) hereof shall be distributed to the Holder of the Class A-R Certificate.

     With respect to any Distribution Date, the amount of the Principal Adjustment, if any, attributable to any Class B Subclass will be allocated pro rata based on principal balance among the Class A Certificates (other than the Class A-WIO and Class A-PO Certificates), the Class M Certificates and any Class B Subclass with a lower numerical designation and the amount of the Principal Adjustment, if any, attributable to the Class M Certificates will be allocated to the Subclasses of Class A Certificates (other than the Class A-WIO and Class A-PO Certificates) pro rata based on the Class A Subclass Principal Balances.

     (b) The Class A-WIO Certificates are interest-only Certificates and are not entitled to distributions in respect of principal.

     On each Distribution Date occurring prior to the Class A-10 Group I Accrual Companion Component Accretion Termination Date, an amount equal to the Class A-10 Group I Accrual Companion Component Distribution Amount, if any, for such Distribution Date will be allocated as follows: first, to the Class A-9 Certificates up to their Group I TAC Principal Amount for such Distribution Date and second, to the Class A-10 Group I Accrual Companion Component, until the Component Principal Balance thereof has been reduced to zero.

     On each Distribution Date occurring prior to the Class A-10 Group II Accrual Companion Component Accretion Termination Date, an amount equal to the Class A-10 Group II Accrual Companion Component Distribution Amount, if any, for such Distribution Date will be allocated as follows: first, to the Class A-12 Certificates up to their Group II TAC Principal Amount for such Distribution Date and second, to the Class A-10 Group II Accrual Companion Component, until the Component Principal Balance thereof has been reduced to zero.

     On each Distribution Date occurring prior to the Class A-6 Accretion Termination Date, an amount equal to the Class A-6 Accrual Distribution Amount, if any, for such Distribution Date will be allocated sequentially in reduction of the Class A Subclass Principal Balances of the Class A-3, Class A-7, Class A-5 and Class A-6 Certificates, in that order, until the Class A Subclass Principal Balance of each such Subclass has been reduced to zero.

     On each Distribution Date occurring prior to the Cross-Over Date, the Class A Non-PO Principal Amount will be allocated among and distributed in reduction of the Class A Subclass Principal Balances of the Subclasses of Class A Certificates (other than the Class A Subclass Principal Balance of the Class A-PO Certificates) as follows:

     first, to the Class A-4 Certificates up to the Class A-4 Priority Amount;

     second, to the Class A-R Certificate until the Class A Subclass Principal Balance thereof has been reduced to zero;

     third, concurrently, as follows until the Class A Subclass Principal Balances of the Class A-8 and Class A-9 Certificates and the Component Principal Balance of the Class A-10 Group I Accrual Companion Component have been reduced to zero:

          (i) 64.4662747699%, sequentially, as follows:

               (a) sequentially, to the Class A-11, Class A-1, Class A-13 and Class A-14 Certificates, in that order, up to their respective Group II PAC Principal Amounts for such Distribution Date;

               (b) to the Class A-12 Certificates up to their Group II TAC Principal Amount for such Distribution Date;

               (c) to the Class A-10 Group II Accrual Companion Component, until the Component Principal Balance thereof has been reduced to zero;

               (d) to the Class A-12 Certificates, without regard to their Group II TAC Principal Amount, until the Class A Subclass Principal Balance thereof has been reduced to zero;

               (e) sequentially, to the Class A-11, Class A-1, Class A-13 and Class A-14 Certificates, in that order, without regard to their respective Group II PAC Principal Amounts, until the Class A Subclass Principal Balance of each such Subclass has been reduced to zero;

          (ii) 35.5337252301%, sequentially, as follows:

               (a) to the Class A-8 Certificates, up to their Group I PAC Principal Amount with respect to such Distribution Date;

               (b) to the Class A-9 Certificates, up to their Group I TAC Principal Amount with respect to such Distribution Date;

               (c) to the Class A-10 Group I Accrual Companion Component, until the Component Principal Balance thereof has been reduced to zero;

               (d) to the Class A-9 Certificates, without regard to their Group I TAC Principal Amount, until the Class A Subclass Principal Balance thereof has been reduced to zero;

               (e) to the Class A-8 Certificates, without regard to their Group I PAC Principal Amount, until the Class A Subclass Principal Balance thereof has been reduced to zero;

          fourth, concurrently, as follows:

          (i) 21.7140388030%, concurrently, to the Class A-2 and Class A-15 Certificates, pro rata, until the Class A Subclass Principal Balance of each such Subclass has been reduced to zero;

          (ii) 78.2859611970%, sequentially, as follows:

               (a) sequentially, to the Class A-11, Class A-1, Class A-13 and Class A-14 Certificates, up to their respective Group II PAC Principal Amounts for such Distribution Date;

               (b) to the Class A-12 Certificates up to their Group II TAC Principal Amount for such Distribution Date;

               (c) to the Class A-10 Group II Accrual Companion Component, until the Component Principal Balance thereof has been reduced to zero;

               (d) to the Class A-12 Certificates, without regard to their Group II TAC Principal Amount, until the Class A Subclass Principal Balance thereof has been reduced to zero;

               (e) sequentially, to the Class A-11, Class A-1, Class A-13 and Class A-14 Certificates, in that order, without regard to their respective Group II PAC Principal Amounts, until the Class A Subclass Principal Balance of each such Subclass has been reduced to zero.

     fifth, sequentially, to the Class A-3, Class A-7, Class A-5 and Class A-6 Certificates, in that order, until the Class A Subclass Principal Balance of each such Subclass has been reduced to zero; and

     sixth, to the Class A-4 Certificates, without regard to the Class A-4 Priority Amount, until the Class A Subclass Principal Balance thereof has been reduced to zero.

     As used above, the "Group I PAC Principal Amount" for any Distribution Date and for the Group I PAC Certificates means the amount, if any, that would reduce the Class A Subclass Principal Balance of such Subclass to the percentage of its initial Class A Subclass Principal Balance shown in the following tables with respect to such Distribution Date.

     As used above, the "Group II PAC Principal Amount" for any Distribution Date and for each Subclass of Group II PAC Certificates means the amount, if any, that would reduce the Class A Subclass Principal Balance of such Subclass to the percentage of its initial Class A Subclass Principal Balance shown in the following tables with respect to such Distribution Date.

     As used above, the "Group I TAC Principal Amount" for any Distribution Date and for the Group I TAC Certificates means the amount, if any, that would reduce the Class A Subclass Principal Balance of such Subclass to the percentage of its initial Class A Subclass Principal Balance shown in the following table with respect to such Distribution Date.

     As used above, the "Group II TAC Principal Amount" for any Distribution Date and the Group II TAC Certificates means the amount, if any, that would reduce the Class A Subclass Principal Balance of such Subclass to the percentage of its initial Class A Subclass Principal Balance shown in the following table with respect to such Distribution Date.

     The following tables set forth for each Distribution Date the planned Class A Subclass Principal Balances for each Subclass of PAC Certificates and the targeted Class A Subclass Principal Balances for each Subclass of TAC Certificates, each expressed as a percentage of the initial Class A Subclass Principal Balance of such Subclass.




             Planned Class A Subclass Principal Balances as Percentages of Initial Class A Subclass Principal Balances

                        Class A-1 Certificates


                         Percentage of                          Percentage of                           Percentage of
                         Initial Class                         Initial Class A                          Initial Class
                          A Subclass                               Subclass                              A Subclass
                           Principal                              Principal                               Principal
 Distribution Date          Balance      Distribution Date         Balance       Distribution Date         Balance

Up to and including                      July 2001               65.15395152%    March 2002              21.15482882%
December 2000            100.00000000%   August 2001             59.54784133     April 2002              15.78987908
January 2001              99.44153717    September 2001          53.97235393     May 2002                10.86888872
February 2001             93.64874041    October 2001            48.42735115     June 2002                5.97577002
March 2001                87.88741354    November 2001           42.91269560     July 2002                1.11038644
April 2001                82.15741330    December 2001           37.42825080     August 2002 and
May 2001                  76.45859714    January 2002            31.97388114     thereafter               0.00000000
June 2001                 70.79082346    February 2002           26.54945182


                             Class A-8 Certificates


                         Percentage of                          Percentage of                           Percentage of
                         Initial Class                         Initial Class A                          Initial Class
                          A Subclass                               Subclass                              A Subclass
                           Principal                              Principal                               Principal
 Distribution Date          Balance      Distribution Date         Balance       Distribution Date         Balance

Up to and including                      March 2000              66.22789377%    November 2001           28.85422826%
August 1998              100.00000000%   April 2000              64.30305403     December 2001           27.04644255
September 1998            98.61421571    May 2000                62.38422832     January 2002            25.24433748
October 1998              97.17302739    June 2000               60.47139919     February 2002           23.44789729
November 1998             95.67702500    July 2000               58.56454913     March 2002              21.65710639
December 1998             94.12669113    August 2000             56.66366084     April 2002              19.87194919
January 1999              92.52252177    September 2000          54.76871706     May 2002                18.20997297
February 1999             90.86513365    October 2000            52.87970061     June 2002               16.55322794
March 1999                89.15525452    November 2000           50.99659445     July 2002               14.90169681
April 1999                87.39357058    December 2000           49.11938155     August 2002             13.25536229
May 1999                  85.58073832    January 2001            47.24804503     September 2002          11.61420719
June 1999                 83.71820752    February 2001           45.38256810     October 2002             9.97821442
July 1999                 81.80978884    March 2001              43.52293403     November 2002            8.34736687
August 1999               79.86590348    April 2001              41.66912619     December 2002            6.72164761
September 1999            77.90422026    May 2001                39.82112806     January 2003             5.10103971
October 1999              75.94292310    June 2001               37.97892319     February 2003            3.48552632
November 1999             73.98774703    July 2001               36.14249523     March 2003               1.87509071
December 1999             72.03867400    August 2001             34.31182787     April 2003               0.26971616
January 2000              70.09568600    September 2001          32.48690497     May 2003 and
February 2000             68.15876519    October 2001            30.66771042     thereafter               0.00000000

                             Class A-11 Certificates


                         Percentage of                          Percentage of                           Percentage of
                         Initial Class                         Initial Class A                          Initial Class
                          A Subclass                               Subclass                              A Subclass
                           Principal                              Principal                               Principal
 Distribution Date          Balance      Distribution Date         Balance       Distribution Date         Balance

Up to and including                      June 1999               68.72067955%    May 2000                27.97150787%
August 1998              100.00000000%   July 1999               65.04339398     June 2000               24.36598707
September 1998            97.35463551    August 1999             61.29992344     July 2000               20.77992394
October 1998              94.59787630    September 1999          57.52709161     August 2000             17.21322882
November 1998             91.73128043    October 1999            53.76261566     September 2000          13.66581260
December 1998             88.75619939    November 1999           50.01833444     October 2000            10.13758662
January 1999              85.67402952    December 1999           46.29415387     November 2000            6.62846283
February 1999             82.48643379    January 2000            42.58998048     December 2000            3.13835369
March 1999                79.19531975    February 2000           38.90572133     January 2001 and
April 1999                75.80252256    March 2000              35.24128396     thereafter               0.00000000
May 1999                  72.30982931    April 2000              31.59657657

                             Class A-13 Certificates


                         Percentage of                          Percentage of                           Percentage of
                         Initial Class                         Initial Class A                          Initial Class
                          A Subclass                               Subclass                              A Subclass
                           Principal                              Principal                               Principal
 Distribution Date          Balance      Distribution Date         Balance       Distribution Date         Balance

Up to and including                      February 2003           65.02327595%    October 2003            26.26649250%
July 2002                100.00000000%   March 2003              59.97128546     November 2003           21.58154585
August 2002               95.94891390    April 2003              54.94813962     December 2003           16.92347300
September 2002            90.72086441    May 2003                50.09908693     January 2004            12.29213953
October 2002              85.52251824    June 2003               45.27772992     February 2004            7.68741189
November 2002             80.35373019    July 2003               40.48392973     March 2004               3.10915720
December 2002             75.21435600    August 2003             35.71754822     April 2004 and
January 2003              70.10425215    September 2003          30.97844801     thereafter               0.00000000



                             Class A-14 Certificates


                         Percentage of                          Percentage of                           Percentage of
                         Initial Class                         Initial Class A                          Initial Class
                          A Subclass                               Subclass                              A Subclass
                           Principal                              Principal                               Principal
 Distribution Date          Balance      Distribution Date         Balance       Distribution Date         Balance
Up to and including                      October 2004            61.89060512%    June 2005               20.12734174%
March 2004               100.00000000%   November 2004           56.00198164     July 2005               16.31107981
April 2004                97.93018276    December 2004           50.14767776     August 2005             12.57865229
May 2004                  91.83842639    January 2005            44.42464644     September 2005           8.92839513
June 2004                 85.78097403    February 2005           38.83036476     October 2005             5.35867562
July 2004                 79.75764499    March 2005              33.36235469     November 2005            1.86789145
August 2004               73.76825948    April 2005              28.01818269     December 2005
September 2004            67.81263876    May 2005                24.02913345     and thereafter           0.00000000

                  Targeted Class A Subclass Principal Balances as Percentages of Initial Class A Subclass Principal Balances

                             Class A-9 Certificates


                         Percentage of                          Percentage of                           Percentage of
                         Initial Class                         Initial Class A                          Initial Class
                          A Subclass                               Subclass                              A Subclass
                           Principal                              Principal                               Principal
 Distribution Date          Balance      Distribution Date         Balance       Distribution Date         Balance
May 1997                  99.61178846%   February 2000           57.24203541%    November 2002           23.85095739%
June 1997                 99.13321906    March 2000              55.81712196     December 2002           23.29454964
July 1997                 98.56451680    April 2000              54.41968400     January 2003            22.75467011
August 1997               97.90596614    May 2000                53.04935142     February 2003           22.23108009
September 1997            97.15796011    June 2000               51.70575894     March 2003              21.72354399
October 1997              96.32100034    July 2000               50.38854598     April 2003              21.23182931
November 1997             95.39569697    August 2000             49.09735665     May 2003                20.24938656
December 1997             94.38276836    September 2000          47.83183964     June 2003               19.16903372
January 1998              93.28304042    October 2000            46.59164820     July 2003               18.10529061
February 1998             92.09744595    November 2000           45.37644005     August 2003             17.05793361
March 1998                90.82703846    December 2000           44.18587739     September 2003          16.02674198
April 1998                89.47296067    January 2001            43.01962676     October 2003            15.01149787
May 1998                  88.03645851    February 2001           41.87735900     November 2003           14.01198623
June 1998                 86.51887942    March 2001              40.75874928     December 2003           13.02799483
July 1998                 84.92167058    April 2001              39.66347692     January 2004            12.05931412
August 1998               83.24642553    May 2001                38.59122543     February 2004           11.10573733
September 1998            82.08434197    June 2001               37.54168244     March 2004              10.16706034
October 1998              80.87127781    July 2001               36.51453961     April 2004               9.24308169
November 1998             79.60904739    August 2001             35.50949258     May 2004                 8.44444575
December 1998             78.29940010    September 2001          34.52624100     June 2004                7.65842958
January 1999              76.94415439    October 2001            33.56448837     July 2004                6.88485536
February 1999             75.54531088    November 2001           32.62394209     August 2004              6.12354767
March 1999                74.10503410    December 2001           31.70431332     September 2004           5.37433340
April 1999                72.62548198    January 2002            30.80531698     October 2004             4.63704178
May 1999                  71.10881740    February 2002           29.92667176     November 2004            3.91150432
June 1999                 69.55808347    March 2002              29.06809990     December 2004            3.19755475
July 1999                 67.97883418    April 2002              28.22932736     January 2005             2.49502910
August 1999               66.38354618    May 2002                27.55026755     February 2005            1.80376550
September 1999            64.79203026    June 2002               26.88949774     March 2005               1.12360435
October 1999              63.22401643    July 2002               26.24675622     April 2005               0.45438809
November 1999             61.68540244    August 2002             25.62178469     May 2005 and
December 1999             60.17579332    September 2002          25.01432823     thereafter               0.00000000
January 2000              58.69479925    October 2002            24.42413524

                             Class A-12 Certificates

                         Percentage of                          Percentage of                           Percentage of
                         Initial Class                         Initial Class A                          Initial Class
                          A Subclass                               Subclass                              A Subclass
                           Principal                              Principal                               Principal
 Distribution Date          Balance      Distribution Date         Balance       Distribution Date         Balance

May 1997                  99.55672824%   November 2001           36.66444610%    May 2006                19.58275478%
June 1997                 99.01028312    December 2001           35.91068164     June 2006               19.06709009
July 1997                 98.36092156    January 2002            35.17679499     July 2006               18.55825805
August 1997               97.60896835    February 2002           34.46248610     August 2006             18.05617062
September 1997            96.75487227    March 2002              33.76745898     September 2006          17.56074085
October 1997              95.79920611    April 2002              33.09142163     October 2006            17.07188292
November 1997             94.74266654    May 2002                32.56251522     November 2006           16.58951211
December 1997             93.58607379    June 2002               32.05106547     December 2006           16.11354476
January 1998              92.33037093    July 2002               31.55679439     January 2007            15.64389829
February 1998             90.97662305    August 2002             31.07942774     February 2007           15.18049115
March 1998                89.52603308    September 2002          30.61869501     March 2007              14.72324284
April 1998                87.97990581    October 2002            30.17432936     April 2007              14.27207390
May 1998                  86.33966387    November 2002           29.74606756     May 2007                13.82690586
June 1998                 84.60684584    December 2002           29.33364997     June 2007               13.38766125
July 1998                 82.78310413    January 2003            28.93682049     July 2007               12.95426363
August 1998               80.87025829    February 2003           28.55532648     August 2007             12.52663746
September 1998            79.82071660    March 2003              28.18891878     September 2007          12.10470821
October 1998              78.72607650    April 2003              27.83735159     October 2007            11.68840229
November 1998             77.58813638    May 2003                27.53998066     November 2007           11.27764706
December 1998             76.40864256    June 2003               27.25637687     December 2007           10.87237078
January 1999              75.18941059    July 2003               26.98630890     January 2008            10.47250263
February 1999             73.93242693    August 2003             26.72954867     February 2008           10.07797272
March 1999                72.63983116    September 2003          26.48587117     March 2008               9.68871202
April 1999                71.31376121    October 2003            26.25505458     April 2008               9.30465239
May 1999                  69.95636352    November 2003           26.03688013     May 2008                 8.92572655
June 1999                 68.57058110    December 2003           25.83113205     June 2008                8.55186810
July 1999                 67.16161701    January 2004            25.63759762     July 2008                8.18301147
August 1999               65.74089239    February 2004           25.45606702     August 2008              7.81909192
September 1999            64.32637928    March 2004              25.28633336     September 2008           7.46004556
October 1999              62.93588666    April 2004              25.12819265     October 2008             7.10580928
November 1999             61.57468072    May 2004                25.05294180     November 2008            6.75632081
December 1999             60.24233551    June 2004               24.98738921     December 2008            6.41151865
January 2000              58.93843078    July 2004               24.93135666     January 2009             6.07134210
February 2000             57.66255183    August 2004             24.88466850     February 2009            5.73573121
March 2000                56.41428953    September 2004          24.84715165     March 2009               5.40462683
April 2000                55.19324018    October 2004            24.81863552     April 2009               5.07797053
May 2000                  53.99900545    November 2004           24.79895202     May 2009                 4.75570466
June 2000                 52.83119235    December 2004           24.78778639     June 2009                4.43777227
July 2000                 51.68941310    January 2005            24.77163564     July 2009                4.12411717
August 2000               50.57328513    February 2005           24.75066150     August 2009              3.81468386
September 2000            49.48243097    March 2005              24.72502200     September 2009           3.50941757
October 2000              48.41647816    April 2005              24.69487154     October 2009             3.20826421
November 2000             47.37505926    May 2005                24.57902681     November 2009            2.91117040
December 2000             46.35781174    June 2005               24.35189645     December 2009            2.61808342
January 2001              45.36437790    July 2005               24.12476975     January 2010             2.32895125
February 2001             44.39440484    August 2005             23.89771107     February 2010            2.04372250
March 2001                43.44754439    September 2005          23.67078272     March 2010               1.76234647
April 2001                42.52345304    October 2005            23.44404505     April 2010               1.48477310
May 2001                  41.62179189    November 2005           23.21755645     May 2010                 1.21095293
June 2001                 40.74222658    December 2005           22.77910678     June 2010                0.94083720
July 2001                 39.88442724    January 2006            22.09489010     July 2010                0.67437772
August 2001               39.04806845    February 2006           21.42129190     August 2010              0.41152695
September 2001            38.23282910    March 2006              20.75815924     September 2010           0.15223791
October 2001              37.43839249    April 2006              20.10534130     October 2010 and
                                                                                 thereafter               0.00000000


                  (c) Notwithstanding the foregoing, on each Distribution Date occurring on or subsequent to the Cross-Over Date, the Class A Non-PO Principal Distribution Amount shall be distributed among the Subclasses of Class A
Certificates (other than the Class A-PO Certificates) pro rata in accordance with their outstanding Class A Subclass Principal Balances without regard to either the proportions or the priorities set forth in Section 4.01(b).

                  (d) (i) For purposes of determining whether the Subclasses of Class B Certificates are eligible to receive distributions of principal with respect to any Distribution Date, the following tests shall apply:

                  (A) if the Current Class M Fractional Interest is less than the Original Class M Fractional Interest and the Class M Principal Balance is greater than zero, the Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates shall not be eligible to receive distributions of principal; or

                  (B) if the Current Class B-1 Fractional Interest is less than the Original Class B-1 Fractional Interest and the Class B-1 Principal Balance is greater than zero, the Class B-2, Class B-3, Class B-4 and Class B-5 Certificates shall not be eligible to receive distributions of principal; or

                  (C) if the Current Class B-2 Fractional Interest is less than the Original Class B-2 Fractional Interest and the Class B-2 Principal Balance is greater than zero, the Class B-3, Class B-4 and Class B-5 Certificates shall not be eligible to receive distributions of principal; or

                  (D) if the Current Class B-3 Fractional Interest is less than the Original Class B-3 Fractional Interest and the Class B-3 Principal Balance is greater than zero, the Class B-4 and Class B-5 Certificates shall not be eligible to receive distributions of principal; or

                  (E) if the Current Class B-4 Fractional Interest is less than the Original Class B-4 Fractional Interest and the Class B-4 Principal Balance is greater than zero, the Class B-5 Certificates shall not be eligible to receive distributions of principal.

     (ii)  Notwithstanding  the  foregoing,  if on  any  Distribution  Date  the aggregate distributions to Holders of the Class M Certificates and/or the Subclasses of Class B Certificates entitled to receive distributions of principal would reduce the Class M Principal Balance and/or the Class B Subclass Principal Balances of the Class M Certificates and/or the Subclasses of Class B Certificates entitled to receive distributions of principal below zero, first the Class M Prepayment Percentage and/or the Class B Subclass Prepayment Percentage of any affected Class B Subclass for such Distribution Date beginning with the affected Subclass with the lowest numerical Subclass designation and then, if necessary, the Class M Percentage and/or the Class B Subclass Percentage of such Subclass of the Class B Certificates for such Distribution Date shall be reduced to the respective percentages necessary to bring the Class M Principal Balance and/or the Class B Subclass Principal Balance of such Class B Subclass to zero. The Class B Subclass Prepayment Percentages and the Class B Subclass Percentages of the remaining Class B Subclasses will be recomputed substituting for the Subordinated Prepayment Percentage and Subordinated
Percentage in such computations the difference between (A) the Subordinated Prepayment Percentage or Subordinated Percentage, as the case may be, and (B) the percentages determined in accordance with the preceding sentence necessary to bring the Class M Principal Balance and/or the Class B Subclass Principal Balances of the affected Class B Subclasses to zero; provided, however, that if the Class B Subclass Principal Balances of all the Class B Subclasses eligible to receive distributions of principal shall be reduced to zero on such Distribution Date, the Class B Subclass Prepayment Percentage and the Class B Subclass Percentage of the Class B Subclass with the lowest numerical Subclass designation which would otherwise be ineligible to receive distributions of principal in accordance with this Section shall equal the remainder of the Subordinated Prepayment Percentage for such Distribution Date minus the sum of the Class M Prepayment Percentage and the Class B Subclass Prepayment
Percentages of the Class B Subclasses having lower numerical Subclass designations, if any, and the remainder of the Subordinated Percentage for such Distribution Date minus the sum of the Class M Percentage and the Class B Subclass Percentages of the Class B Subclasses having lower numerical Subclass designations, if any, respectively. Any entitlement of any Class B Subclass to principal payments solely pursuant to this clause (ii) shall not cause such Subclass to be regarded as being eligible to receive principal distributions for the purpose of applying the definition of its Class B Subclass Percentage or Class B Subclass Prepayment Percentage.

     (e) On each Distribution Date other than the Final Distribution Date (if such Final Distribution Date is in connection with a purchase of the assets of the Trust Estate by the Seller), the Paying Agent shall, on behalf of the Master Servicer, from funds remitted to it by the Master Servicer, distribute to each Certificateholder of record on the preceding Record Date (other than as provided in Section 9.01 respecting the final distribution to Certificateholders or in the last paragraph of this Section 4.01(e) respecting the final distribution in respect of any Class or Subclass) either in immediately available funds by wire transfer to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder holds Certificates having a Denomination at least equal to that specified in Section 11.25, and has so notified the Master Servicer or, if applicable, the Paying Agent at least seven Business Days prior to the Distribution Date or, if such Holder holds Certificates having, in the aggregate, a Denomination less than the requisite minimum Denomination or if such Holder holds the Class A-R Certificate or has not so notified the Paying Agent, by check mailed to such Holder at the address of such Holder appearing in the Certificate Register, such Holder's share (based on, with respect to each Class or Subclass, the aggregate of the Percentage Interests represented by Certificates of the applicable Class or
Subclass of Certificates held by such Holder of the Class A Subclass Distribution Amount with respect to each Subclass of Class A Certificates, the Class M Distribution Amount with respect to the Class M Certificates and the Class B Subclass Distribution Amount with respect to each such Subclass of Class B Certificates.

     In the event that, on any Distribution Date prior to the Final Distribution Date, the Class A Subclass Principal Balance of any Subclass of Class A Certificates (other than the Class A-R Certificate), the Class M Principal Balance of the Class M Certificates or the Class B Subclass Principal Balance of any Subclass of Class B Certificates or the notional amount of the Class A-WIO Certificates would be reduced to zero, the Master Servicer shall, as soon as practicable after the Determination Date relating to such Distribution Date, send a notice to the Trust Administrator. The Trust Administrator will then send a notice to each Certificateholder of such Class or Subclass with a copy to the Certificate Registrar, specifying that the final distribution with respect to such Class or Subclass will be made on such Distribution Date only upon the presentation and surrender of such Certificateholder's Certificates at the office or agency of the Trust Administrator therein specified; provided, however, that the failure to give such notice will not entitle a Certificateholder to any interest beyond the interest payable with respect to such Distribution Date in accordance with Section 4.01(a).

     (f) The Paying Agent (or if no Paying Agent is appointed by the Master Servicer, the Master Servicer) shall withhold or cause to be withheld such amounts as may be required by the Code (giving full effect to any exemptions from withholding and related certifications required to be furnished by Certificateholders and any reductions to withholding by virtue of any bilateral tax treaties and any applicable certification required to be furnished by Certificateholders with respect thereto) from distributions to be made to Non-U.S. Persons. Amounts withheld pursuant to this Section 4.01(f) shall be treated as having been distributed to the related Certificateholder for all purposes of this Agreement. For the purposes of this paragraph, a "Non-U.S. Person" is an individual, corporation, partnership or other person other than a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to United States federal income tax regardless of the source of its income or a trust if (i) for taxable years beginning after December 31, 1996 (or for taxable years ending after August 20, 1996, if the trustee has made an applicable election), a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States fiduciaries have the authority to control all substantial decisions of such trust or (ii) for all other taxable years, such trust is subject to United States federal income tax regardless of the source of its income.

Section 4.02. Allocation of Realized Losses.

     (a) With respect to any Distribution Date, the principal portion of Realized Losses (other than Debt Service Reductions, Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) will be allocated as follows:

     first, to the Class B-5 Certificates until the Class B-5 Principal Balance has been reduced to zero;

     second, to the Class B-4 Certificates until the Class B-4 Principal Balance has been reduced to zero;

     third, to the Class B-3 Certificates until the Class B-3 Principal Balance has been reduced to zero;

     fourth, to the Class B-2 Certificates until the Class B-2 Principal Balance has been reduced to zero;

     fifth, to the Class B-1 Certificates until the Class B-1 Principal Balance has been reduced to zero;

     sixth, to the Class M Certificates until the Class M Principal Balance has been reduced to zero; and

     seventh, concurrently, to the Class A Certificates (other than the Class A-PO Certificates) and Class A-PO Certificates, pro rata, based on the Non-PO Fraction and the PO Fraction, respectively.

     This allocation of Realized Losses will be effected through the reduction of the applicable Class's or Subclass's Principal Balance.

     (b) With respect to any Distribution Date, the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses occurring with respect to any Mortgage Loan allocable to the Class A-PO Certificates will equal the product of the amount of any such principal loss and the PO Fraction for such Mortgage Loan. The principal portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses remaining after allocation to the Class A-PO Certificates in accordance with the preceding sentence shall be allocated pro rata among the Class A Certificates (other than the Class A-PO Certificates), Class M Certificates and Class B Certificates based on the Class A Non-PO Principal Balance, Class M Principal Balance and the Class B Principal Balance, respectively. Any such loss allocated to the Class A Certificates shall be allocated on the subsequent Determination Date among the outstanding Subclasses of Class A Certificates (other than the Class A-10 and Class A-PO Certificates), the Class A-10 Group I Accrual Companion Component and the Class A-10 Group II Accrual Companion Component in accordance with the Class A Subclass Loss Percentages and Component Loss Percentages as of such Determination Date. Any such loss allocated to the Class B Certificates shall be allocated pro rata among the outstanding Subclasses of Class B Certificates based on their Class B Subclass Principal Balances.

     (c) Any Realized Losses allocated to a Subclass of Class A Certificates or Class B Certificates or to the Class M Certificates pursuant to Section 4.02(a) or Section 4.02(b) shall be allocated among the Certificates of such Subclass or Class based on their Percentage Interests.

     (d) In the event that there is a Recovery of an amount in respect of principal of a Mortgage Loan which had previously been allocated as a Realized Loss to any Subclasses of Class A Certificates, the Class M Certificates or any Subclasses of Class B Certificates, each outstanding Class or Subclass to which such Realized Loss had previously been allocated shall be entitled to its share (with respect to the Class A-PO Certificates, based on the PO Fraction of such Mortgage Loan and, with respect to the Class A Certificates (other than the Class A-PO Certificates), Class M Certificates and Class B Certificates, based on their pro rata share of the Non-PO Fraction of such Mortgage Loan) of such Recovery up to the amount of such Realized Loss previously allocated to such Class or Subclass on the Distribution Date in the month following the month in which such recovery is received. When the Principal Balance of a Class or Subclass of Certificates has been reduced to zero, such Class or Subclass shall not be entitled to any share of such Recovery. In the event that the amount of such recovery exceeds the amount of such Recovery allocated to each outstanding Class or Subclass in accordance with the preceding provisions, each outstanding Class or Subclass shall be entitled to its pro rata share (determined as described above) of such excess up to the amount of any unrecovered Realized Loss previously allocated to such Class or Subclass. Notwithstanding the foregoing provisions, but subject to the following proviso, if such Recovery occurs within two years of the realization of such loss and (i) is the result of an event that would have given rise to the repurchase of the related Mortgage Loan by the Seller pursuant to Section 2.02 or 2.03, or (ii) represents in whole or part funds which the applicable Servicer had received in respect of a Liquidated Loan but failed to remit to the Certificate Account on or prior to the Business Day preceding the Distribution Date following the Applicable Unscheduled Principal Receipt Period in which the Mortgage Loan became a
Liquidated Loan such Recovery may, at the sole discretion of the Master Servicer, be treated as a repurchase or an Unscheduled Principal Receipt with respect to such Mortgage Loan, as the case may be, the Realized Loss previously recognized may be reversed and treated for all subsequent purposes as if it had never occurred and the Master Servicer may make such adjustments to interest or principal distributions on the Certificates and to the principal balances of the Certificates as the Master Servicer in its good faith judgment and sole discretion deems necessary or desirable to effectuate the reversal of the Realized Loss and the treatment of such amount as a repurchase or as an Unscheduled Principal Receipt, as the case may be; provided that such actions do not result in the aggregate distributions made in respect of each Class and Subclass of Certificates whose principal balances were previously reduced as a result of such Realized Loss being less than such Class or Subclass would have received if such Recovery had been deposited in the Certificate Account on or prior to the Business Day preceding the Distribution Date following the Applicable Unscheduled Principal Receipt Period in which the Mortgage Loan became a Liquidated Loan.

     (e) The interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses shall be allocated among the Class A Certificates, Class M Certificates and Class B Certificates, pro rata based on the Class A Interest Accrual Amount, the Class M Interest Accrual Amount and the Class B Interest Accrual Amount for the related Distribution Date, without regard to any reduction pursuant to this sentence. Any such loss allocated to the Class A Certificates shall be allocated among the outstanding Subclasses of Class A Certificates (other than the Class A-10 Certificates) and the Class A-10 Components based on their Class A Subclass Interest Percentages and Component Interest Percentages, as the case may be. Any such loss allocated to the Class B Certificates will be allocated among the outstanding Subclasses of Class B Certificates based on their Class B Subclass Interest Percentages. In addition, after the Class M Principal Balance and the Class B Principal Balance have been reduced to zero, the interest portion of Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) will be allocated among the outstanding Subclasses of Class A Certificates (other than the Class A-10 Certificates) and the Class A-10 Components based on their Class A Subclass Interest Percentages and Component Interest Percentages, as the case may be.

     (f) Realized Losses allocated in accordance with this Section 4.02 will be allocated on the Determination Date in the second month following the month in which such loss was incurred with respect to the preceding Distribution Date.

Section 4.03.       Paying Agent.

     (a) The Master Servicer hereby appoints the Trust Administrator as initial Paying Agent to make distributions to Certificateholders and to forward to Certificateholders the periodic statements and the annual statements required by
Section 4.04 as agent of the Master Servicer.

     The Master Servicer may, at any time, remove or replace the Paying Agent.

     The Master Servicer shall cause any Paying Agent that is not the Trust Administrator to execute and deliver to the Trust Administrator an instrument in which such Paying Agent agrees with the Trust Administrator that such Paying Agent shall:

     (i) hold all amounts remitted to it by the Master Servicer for distribution to Certificateholders in trust for the benefit of Certificateholders until such amounts are distributed to Certificateholders or otherwise disposed of as herein provided;

     (ii) give the Trust Administrator notice of any default by the Master Servicer in remitting any required amount; and

     (iii) at any time during the continuance of any such default, upon the written request of the Trust Administrator, forthwith pay to the Trust Administrator all amounts held in trust by such Paying Agent.

     (b) The Paying Agent shall establish and maintain a Payment Account, which shall be a separate trust account and an Eligible Account, in which the Master Servicer shall cause to be deposited from funds in the Certificate Account or, to the extent required hereunder, from its own funds (i) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, any Periodic Advance for such Distribution Date, pursuant to Section 3.03 and (ii) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, (a) an amount equal to the Pool Distribution Amount, (b) Net Foreclosure Profits, if any, with respect to such Distribution Date and (c) the amount of any recovery in respect of a Realized Loss. The Master Servicer may cause the Paying Agent to invest the funds in the Payment Account. Any such investment shall be in Eligible Investments, which shall mature not later than the Business Day preceding the related Distribution Date (unless the Eligible Investments are obligations of the Trust Administrator, in which case such Eligible Investments shall mature not later than the Distribution Date), and shall not be sold or disposed of prior to maturity. All income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Payment Account by the Master Servicer out of its own funds immediately as realized. The Paying Agent may withdraw from the Payment Account any amount deposited in the Payment Account that was not required to be deposited therein and may clear and terminate the Payment Account pursuant to Section 9.01.

Section 4.04.       Statements to Certificateholders;
                    Report to the Trust Administrator and the Seller.

     Concurrently with each distribution pursuant to Section 4.01(d), the Master Servicer, or the Paying Agent appointed by the Master Servicer (upon receipt of such statement from the Master Servicer), shall forward or cause to be forwarded by mail to each Holder of a Certificate and the Seller a statement setting forth:

               (i) the amount of such distribution to Holders of each Class A Subclass allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

               (ii) (a) the amount of such distribution to Holders of each Subclass of Class A Certificates allocable to interest, (b) the amount of the Current Class A Interest Distribution Amount allocated to each Class A Subclass, (c) any Class A Subclass Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class A Subclass Unpaid Interest Shortfall with respect to each Subclass after giving effect to such distribution, (d) the amount of any Non-Supported Interest Shortfall allocated to each Class A Subclass for such Distribution Date and (e) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to each Subclass for such Distribution Date;

               (iii) the amount of such distribution to Holders of the Class M Certificates allocable to principal, identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

               (iv)(a) the amount of such distribution to Holders of the Class M Certificates allocable to interest, (b) the amount of the Current Class M Interest Distribution Amount, (c) any Class M Interest Shortfall Amount arising with respect to such Distribution Date and any remaining Class M Unpaid Interest Shortfall after giving effect to such distribution, (d) the amount of any Non-Supported Interest Shortfall allocated to the Class M Certificates for such Distribution Date and (e) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class M Certificates for such Distribution Date;

               (v) the amount of such distribution to Holders of each Class B Subclass allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

               (vi) (a) the amount of such distribution to Holders of each Class B Subclass allocable to interest, (b) the amount of the Current Class B Interest Distribution Amount allocated to each Class B Subclass and the Pass-Through Rate applicable to such Distribution Date, (c) any Class B Subclass Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class B Subclass Unpaid Interest Shortfall with respect to each Class B Subclass after giving effect to such distribution, (d) the amount of any Non-Supported
          Interest Shortfall allocated to each Class B Subclass for such Distribution Date, and (e) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to each Class B Subclass for such Distribution Date;

               (vii) the amount of any Periodic Advance by any Servicer, the Master Servicer or the Trust Administrator pursuant to the Servicing Agreements or this Agreement;

               (viii) the number of Mortgage Loans outstanding as of the preceding Determination Date;

               (ix) the Class A Principal Balance, the Component Principal Balances of the Class A-10 Components, the Class A Subclass Principal Balance of each Subclass of Class A Certificates, the Class M Principal Balance, the Class B Principal Balance and the Class B Subclass Principal Balance of each Subclass of Class B Certificates as of the following Determination Date after giving effect to the distributions of principal made, and the principal portion of Realized Losses, if any, allocated with respect to such Distribution Date;

               (x) the Adjusted Pool Amount, the Adjusted Pool Amount (PO Portion), the Pool Scheduled Principal Balance of the Mortgage Loans for such Distribution Date and the aggregate Scheduled Principal Balance of the Discount Mortgage Loans for such Distribution Date;

               (xi) the aggregate Scheduled Principal Balances of the Mortgage Loans serviced by Norwest Mortgage and, collectively, by the Other Servicers as of such Distribution Date;

               (xii) the Class A Percentage for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

               (xiii) the Class A Prepayment Percentage for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

               (xiv) the Class M Percentage for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

               (xv) the Class M Prepayment Percentage for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

               (xvi) the Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Percentages for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

               (xvii) the Class B-1,  Class B-2,  Class B-3, Class B-4 and Class
          B-5  Prepayment   Percentages  for  the  following  Distribution  Date
          (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

               (xviii) the number and aggregate principal balances of Mortgage Loans delinquent (a) one month, (b) two months and (c) three months or more;

               (xix) the number and aggregate principal balances of the Mortgage Loans in foreclosure as of the preceding Determination Date;

               (xx)  the  book  value  of  any  real  estate  acquired   through
          foreclosure or grant of a deed in lieu of foreclosure;

               (xxi) the amount of the remaining Special Hazard Loss Amount, Fraud Loss Amount and Bankruptcy Loss Amount as of the close of business on such Distribution Date;

               (xxii) the principal and interest portions of Realized Losses allocated as of such Distribution Date and the amount of such Realized Losses constituting Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses;

               (xxiii) the aggregate amount of Bankruptcy Losses allocated to each Subclass of Class B Certificates or, following the reduction of the Class B Principal Balance to zero, solely to the Class M Certificates in accordance with Section 4.02(a) since the Relevant Anniversary;

               (xxiv) the amount by which the Class B Subclass Principal Balance of each Subclass of Class B Certificates and the Class M Principal Balance has been reduced as a result of Realized Losses allocated as of such Distribution Date;

               (xxv) the unpaid principal balance of any Mortgage Loan as to which the Servicer of such Mortgage Loan has determined not to foreclose because it believes the related Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances;

               (xxvi) the amount of the aggregate Servicing Fees and Master Servicing Fees paid (and not previously reported) with respect to the related Distribution Date and the amount by which the aggregate Available Master Servicer Compensation has been reduced by the Prepayment Interest Shortfall for the related Distribution Date;

               (xxvii) in the case of the Class A-WIO Certificates, the Class A-WIO Notional Amount and Class A-WIO Pass-Through Rate for such Distribution Date;

               (xxviii) the Class A-PO Deferred Amount, if any; and

               (xxix) such other customary information as the Master Servicer deems necessary or desirable to enable Certificateholders to prepare their tax returns;

and shall deliver a copy of each type of statement to the Trust Administrator, who shall provide copies thereof to Persons making written request therefor at the Corporate Trust Office.

     In the case of information furnished with respect to a Subclass of Class A Certificates pursuant to clauses (i) and (ii) above, with the Class M
Certificates pursuant to clauses (iii) and (iv) above and with respect to a Class B Subclass pursuant to clauses (v) and (vi) above, the amounts shall be expressed as a dollar amount per Class A, Class M or Class B Certificate (other than the Class A-WIO and Class A-R Certificates) with a $1,000 Denomination, and as a dollar amount per Class A-R Certificate with a $100 Denomination and as a dollar amount per Class A-WIO Certificate with a 1% Denomination.

     Within a reasonable period of time after the end of each calendar year, the Master Servicer shall furnish or cause to be furnished to each Person who at any time during the calendar year was the Holder of a Certificate a statement containing the information set forth in clauses (i) and (ii)(a) above in the case of a Class A Certificateholder, the information set forth in clauses (iii) and (iv)(a) above in the case of a Class M Certificateholder and the information contained in clauses (v) and (vi)(a) above in the case of a Class B Certificateholder aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code from time to time in force.

     Prior to the close of business on the third Business Day preceding each Distribution Date, the Master Servicer shall furnish a statement to the Trust Administrator, any Paying Agent and the Seller (the information in such statement to be made available to Certificateholders by the Master Servicer on written request) setting forth the Class A Subclass Distribution Amount with respect to each Class A Subclass, the Class M Distribution Amount and the Class B Subclass Distribution Amount with respect to each Class B Subclass. The determination by the Master Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Trust Administrator and the Paying Agent shall be protected in relying upon the same without any independent check or verification.

     In addition to the reports required pursuant to this Section 4.04, the Master Servicer shall make available upon request to each Holder and each proposed transferee of a Class M or Class B Certificate such additional information, if any, as may be required to permit the proposed transfer to be effected pursuant to Rule 144A.

Section 4.05. Reports to Mortgagors and the Internal Revenue Service.

     The Master Servicer shall, in each year beginning after the Cut-Off Date, make the reports of foreclosures and abandonments of any Mortgaged Property as required by Code Section 6050J. In order to facilitate this reporting process, the Master Servicer shall request that each Servicer, on or before January 15th of each year, shall provide to the Internal Revenue Service, with copies to the Master Servicer, reports relating to each instance occurring during the previous calendar year in which such Servicer (i) on behalf of the Trust Administrator acquires an interest in a Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Mortgage Loan serviced by such Servicer, or (ii) knows or has reason to know that a Mortgaged Property has been abandoned. Reports from the Servicers shall be in form and substance sufficient to meet the reporting requirements imposed by Code Section 6050J. In addition, each Servicer shall provide the Master Servicer with sufficient information to allow the Master Servicer to, for each year ending after the Cut-Off Date, provide, or cause to be provided, to the Internal Revenue Service and the Mortgagors such information as is required under Code Sections 6050H (regarding payment of interest) and 6050P (regarding cancellation of indebtedness).

Section 4.06 Calculation of Amounts; Binding Effect of Interpretations and Actions of Master Servicer.

     The Master Servicer will compute the amount of all distributions to be made on the Certificates and all losses to be allocated to the Certificates. In the event that the Master Servicer concludes that any ambiguity or uncertainty exists in any provisions of this Agreement relating to distributions to be made on the Certificates or the allocation of losses to the Certificates, the interpretation of such provisions and any actions taken by the Master Servicer in good faith to implement such interpretation shall be binding upon Certificateholders.

                                    ARTICLE V

                                THE CERTIFICATES

Section 5.01.       The Certificates.

     (a) The Class A, Class M and Class B Certificates shall be issued only in minimum Denominations of a Single Certificate and, except for the Class A-15 and Class A-R Certificates, integral multiples of $1,000 in excess thereof or 1% Percentage Interest in the case of the Class A-WIO Certificates (except, if necessary, for one Certificate of each Class or Subclass (other than the Class A-15, Class A-WIO and Class A-R Certificates) that evidences one Single Certificate plus such additional principal portion as is required in order for all Certificates of such Class or Subclass to equal the aggregate Original Class A Subclass Principal Balance, Original Class M Principal Balance or the aggregate Original Class B Subclass Principal Balance of such Class or Subclass, as the case may be), and shall be substantially in the respective forms set forth as Exhibits A-1, A-2, A-3, A-4, A-5, A-6, A-7, A-8, A-9, A-10, A-11, A-12,
A-13, A-14, A-15, A-PO,  A-WIO,  A-R, B-1, B-2, B-3, B-4, B-5, C, and D (reverse side of Certificates) hereto. On original issue the Certificates shall be executed and delivered by the Trust Administrator to or upon the order of the Seller upon receipt by the Trust Administrator or the Custodian of the documents specified in Section 2.01. The aggregate principal portion evidenced by the Class A, Class M and Class B Certificates shall be the sum of the amounts specifically set forth in the respective Certificates. The Certificates shall be executed by manual or facsimile signature on behalf of the Trust Administrator by any Responsible Officer thereof. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trust Administrator shall bind the Trust Administrator notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless manually countersigned by a Responsible Officer of the Trust Administrator, or unless there appears on such Certificate a certificate of authentication executed by the Authenticating Agent by manual signature, and such countersignature or certificate upon a Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

     Until such time as Definitive Certificates are issued pursuant to Section 5.07, each Book-Entry Certificate shall bear the following legend:

     "Unless this certificate is presented by an authorized representative of [the Clearing Agency] to the Trust Administrator or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of [the Clearing Agency] or such other name as requested by an authorized representative of [the Clearing Agency] and any payment is made to [the Clearing Agency], any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful since the registered owner hereof, [the Clearing Agency], has an interest herein."

     (b) Upon original issuance, the Book-Entry Certificates shall be issued in the form of one or more typewritten certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Seller. Such Certificates shall initially be registered in the Certificate Register in the name of the nominee of the initial Clearing Agency, and no Beneficial Owner will receive a definitive certificate representing such Beneficial Owner's interest in the Book-Entry Certificates, except as provided in Section 5.07. Unless and until definitive, fully registered certificates ("Definitive Certificates") have been issued to Beneficial Owners pursuant to
Section 5.07:

               (i) the provisions of this Section 5.01(b) shall be in full force and effect;

               (ii) the Seller, the Master Servicer, the Certificate Registrar and the Trust Administrator may deal with the Clearing Agency for all purposes (including the making of distributions on the Book-Entry Certificates and the taking of actions by the Holders of Book-Entry Certificates) as the authorized representative of the Beneficial Owners;

               (iii) to the extent that the provisions of this Section 5.01(b) conflict with any other provisions of this Agreement, the provisions of this Section 5.01(b) shall control;

               (iv) the rights of Beneficial Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law, the rules, regulations and procedures of the Clearing Agency and agreements between such Beneficial Owners and the Clearing Agency and/or the Clearing Agency Participants, and all references in this Agreement to actions by Certificateholders shall, with respect to the Book-Entry Certificates, refer to actions taken by the Clearing Agency upon instructions from the Clearing Agency Participants, and all references in this Agreement to distributions, notices, reports and statements to Certificateholders shall, with respect to the Book-Entry Certificates, refer to distributions, notices, reports and statements to the Clearing Agency or its nominee, as registered holder of the Book-Entry Certificates, as the case may be, for distribution to Beneficial Owners in accordance with the procedures of the Clearing Agency; and

               (v) the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Certificates to the Clearing Agency Participants, for distribution by such Clearing Agency Participants to the Beneficial Owners or their nominees.

     For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Holders of Book-Entry Certificates evidencing specified Voting Interests, such direction or consent shall be given by Beneficial Owners having the requisite Voting Interests, acting through the Clearing Agency.

     Unless and until Definitive Certificates have been issued to Beneficial Owners pursuant to Section 5.07, copies of the reports or statements referred to in Section 4.04 shall be available to Beneficial Owners upon written request to the Trust Administrator at the Corporate Trust Office.

Section 5.02. Registration of Transfer and Exchange of Certificates.

     (a) The Trust Administrator shall cause to be kept at one of the offices or agencies to be maintained in accordance with the provisions of Section 5.06 a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trust Administrator shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trust Administrator shall act as, or shall appoint, a Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

     Upon surrender for registration of transfer of any Certificate at any office or agency maintained for such purpose pursuant to Section 5.06 (and subject to the provisions of this Section 5.02) the Trust Administrator shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like aggregate principal portion or Percentage Interest and of the same Class or Subclass.

     At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized Denominations of a like aggregate principal portion or Percentage Interest and of the same Class or Subclass upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trust Administrator shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar or the Trust Administrator) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

     No service charge shall be made for any transfer or exchange of Certificates, but the Trust Administrator or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     All Certificates surrendered for transfer and exchange shall be canceled by the Certificate Registrar, the Trust Administrator or the Authenticating Agent in accordance with their standard procedures.

     (b) No transfer of a Class A-WIO, Class B-3, Class B-4 or Class B-5 Certificate shall be made unless the registration requirements of the Securities Act of 1933, as amended, and any applicable State securities laws are complied with, or such transfer is exempt from the registration requirements under said Act and laws. In the event that a transfer is to be made in reliance upon an exemption from said Act or laws, (i) unless such transfer is made in reliance on Rule 144A, the Trust Administrator or the Seller may, if such transfer is to be made within three years after the later of (i) the date of the initial sale of Certificates or (ii) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, require a Class A-WIO, Class B-3, Class B-4 or Class B-5 Certificateholder to deliver a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller, to the effect that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trust Administrator, the Trustee, the Seller or the Master Servicer, and (ii) the Trust Administrator shall require the transferee (other than of a Class A-WIO Certificate where such transferee is an affiliate of the Seller and such transfer is made on the Closing Date) to execute an investment letter in the form of Exhibit J hereto certifying to the Seller and the Trust Administrator the facts surrounding such transfer, which investment letter shall not be an expense of the Trust Administrator, the Trustee, the Seller or the Master Servicer. The Holder of a Class A-WIO, Class B-3, Class B-4 or Class B-5 Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trust Administrator, the Trustee, the Seller, the Master Servicer and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. Neither the Seller nor the Trust Administrator is under an obligation to register the Class A-WIO, Class B-3, Class B-4 or Class B-5 Certificates under said Act or any other securities law.

     (c) No transfer of a Class A-WIO Certificate (other than to an affiliate of the Seller on the Closing Date), or a Class M or Class B Certificate shall be made unless the Trust Administrator shall have received (i) a representation letter from the transferee in the form of Exhibit J hereto, in the case of a Class A-WIO, Class B-3, Class B-4 or Class B-5 Certificate, or in the form of Exhibit K hereto, in the case of a Class M, Class B-1 or Class B-2 Certificate, to the effect that either (a) such transferee is not an employee benefit plan or other retirement arrangement subject to Title I of ERISA or Code Section 4975, or a governmental plan, as defined in Section 3(32) of ERISA, or subject to any federal, state or local law ("Similar Law") which is to a material extent similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") and is not a person acting on behalf of or using the assets of any such Plan, which representation letter shall not be an expense of the Trust Administrator, the Trustee, the Seller or the Master Servicer or (b) (other than with respect to a Class A-WIO Certificate) if such transferee is an insurance company, the source of funds used to purchase the Class M or Class B Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995)) and there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition or (ii) in the case of any such Class A-WIO, Class M or Class B Certificate presented for registration in the name of a Plan, or a trustee of any such Plan, (A) an Opinion of Counsel satisfactory to the Trust Administrator and the Seller to the effect that the purchase or holding of such Class A-WIO, Class M or Class B Certificate will not result in the assets of the Trust Estate being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trust Administrator, the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trust Administrator, the Trustee, the Seller or the Master Servicer and (B) such other opinions of counsel, officer's certificates and agreements as the Seller or the Master Servicer may require in connection with such transfer, which opinions of counsel, officers' certificates and agreements shall not be an expense of the Trust Administrator, the Trustee, the Seller or the Master Servicer. The Class A-WIO, Class M and Class B Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph.

     (d) No legal or beneficial interest in all or any portion of the Class A-R Certificate may be transferred directly or indirectly to a "disqualified organization" within the meaning of Code Section 860E(e)(5) or an agent of a disqualified organization (including a broker, nominee, or middleman), to a Plan or a Person acting on behalf of or investing the assets of a Plan (such Plan or Person, an "ERISA Prohibited Holder") or to an individual, corporation, partnership or other person unless such transferee (i) is not a Non-U.S. Person or (ii) is a Non-U.S. Person that holds the Class A-R Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trust Administrator with an effective Internal Revenue Service Form 4224 or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trust Administrator an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class A-R Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class A-R
Certificate will not be disregarded for federal income tax purposes (any such person who is not covered by clauses (i), (ii) or (iii) above being referred to herein as a "Non-permitted Foreign Holder"), and any such purported transfer shall be void and have no effect. The Trust Administrator shall not execute, and shall not authenticate (or cause the Authenticating Agent to authenticate) and deliver, a new Class A-R Certificate in connection with any such transfer to a disqualified organization or agent thereof (including a broker, nominee or middleman), an ERISA Prohibited Holder or a Non-permitted Foreign Holder, and neither the Certificate Registrar nor the Trust Administrator shall accept a surrender for transfer or registration of transfer, or register the transfer of, the Class A-R Certificate, unless the transferor shall have provided to the Trust Administrator an affidavit, substantially in the form attached as Exhibit H hereto, signed by the transferee, to the effect that the transferee is not such a disqualified organization, an agent (including a broker, nominee, or middleman) for any entity as to which the transferee has not received a substantially similar affidavit, an ERISA Prohibited Holder or a Non-permitted Foreign Holder, which affidavit shall contain the consent of the transferee to any such amendments of this Agreement as may be required to further effectuate the foregoing restrictions on transfer of the Class A-R Certificate to disqualified organizations, ERISA Prohibited Holders or Non-permitted Foreign Holders. Such affidavit shall also contain the statement of the transferee that
(i) the transferee has historically paid its debts as they have come due and intends to do so in the future, (ii) the transferee understands that it may incur liabilities in excess of cash flows generated by the residual interest,
(iii) the transferee intends to pay taxes associated with holding the residual interest as they become due and (iv) the transferee will not transfer the Class A-R Certificate to any Person who does not provide an affidavit substantially in the form attached as Exhibit H hereto.

     The affidavit described in the preceding paragraph, if not executed in connection with the initial issuance of the Class A-R Certificate, shall be accompanied by a written statement in the form attached as Exhibit I hereto, signed by the transferor, to the effect that as of the time of the transfer, the transferor has no actual knowledge that the transferee is a disqualified organization, ERISA Prohibited Holder or Non-permitted Foreign Holder, and has no knowledge or reason to know that the statements made by the transferee with respect to clauses (i) and (iii) of the last sentence of the preceding paragraph are not true. The Class A-R Certificate shall bear a legend referring to the foregoing restrictions contained in this paragraph and the preceding paragraph.

     Upon notice to the Master Servicer that any legal or beneficial interest in any portion of the Class A-R Certificate has been transferred, directly or indirectly, to a disqualified organization or agent thereof (including a broker, nominee, or middleman) in contravention of the foregoing restrictions, (i) such transferee shall be deemed to hold the Class A-R Certificate in constructive trust for the last transferor who was not a disqualified organization or agent thereof, and such transferor shall be restored as the owner of such Class A-R Certificate as completely as if such transfer had never occurred, provided that the Master Servicer may, but is not required to, recover any distributions made to such transferee with respect to Class A-R Certificate, and (ii) the Master Servicer agrees to furnish to the Internal Revenue Service and to any transferor of the Class A-R Certificate or such agent (within 60 days of the request therefor by the transferor or agent) such information necessary to the application of Code Section 860E(e) as may be required by the Code, including but not limited to the present value of the total anticipated excess inclusions with respect to the Class A-R Certificate (or portion thereof) for periods after such transfer. At the election of the Master Servicer, the cost to the Master Servicer of computing and furnishing such information may be charged to the transferor or such agent referred to above; however, the Master Servicer shall in no event be excused from furnishing such information.

Section 5.03. Mutilated, Destroyed, Lost or Stolen Certificates.

     If (i) any mutilated Certificate is surrendered to the Trust Administrator or the Authenticating Agent, or the Trust Administrator or the Authenticating Agent receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trust Administrator or the Authenticating Agent such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Trust Administrator or the Authenticating Agent that such Certificate has been acquired by a bona fide purchaser, the Trust Administrator shall execute and authenticate (or cause the Authenticating Agent to authenticate) and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and principal portion or Percentage Interest and of the same Class or Subclass. Upon the issuance of any new Certificate under this Section, the Trust Administrator or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expense (including the fees and expenses of the Trust Administrator or the Authenticating Agent) in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Estate, as if originally issued, whether or not the lost, stolen, or destroyed Certificate shall be found at any time.

Section 5.04. Persons Deemed Owners.

     Prior to the due presentation of a Certificate for registration of transfer, the Seller, the Master Servicer, the Trustee, the Trust Administrator, the Certificate Registrar and any agent of the Seller, the Master Servicer, the Trustee, the Trust Administrator or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01, and for all other purposes whatsoever, and neither the Seller, the Master Servicer, the Trustee, the Trust Administrator, the Certificate Registrar nor any agent of the Seller, the Master Servicer, the Trustee, the Trust Administrator, or the Certificate Registrar shall be affected by notice to the contrary.

Section 5.05. Access to List of Certificateholders' Names and Addresses.

     (a) If the Trust Administrator is not acting as Certificate Registrar, the Certificate Registrar shall furnish or cause to be furnished to the Trust Administrator, within 15 days after receipt by the Certificate Registrar of a request by the Trust Administrator in writing, a list, in such form as the Trust Administrator may reasonably require, of the names and addresses of the Certificateholders of each Class or Subclass as of the most recent Record Date.

     (b) If five or more Certificateholders (hereinafter referred to as "applicants") apply in writing to the Trust Administrator, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trust Administrator shall, within five Business Days following the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Trust Administrator. If such a list is as of the date more than 90 days prior to the date of receipt of such applicants' request and the Trust Administrator is not the Certificate Registrar, the Trust Administrator shall promptly request from the Certificate Registrar a current list as provided in paragraph (a) hereof, and shall afford such applicants access to such list promptly upon receipt.

     (c) Every Certificateholder, by receiving and holding a Certificate, agrees with the Seller, the Master Servicer, the Certificate Registrar, the Trust Administrator and the Trustee that neither the Seller, the Master Servicer, the Certificate Registrar, the Trust Administrator nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names, addresses and Percentage Interests of the Certificateholders hereunder, regardless of the source from which such information was delivered.

Section 5.06. Maintenance of Office or Agency.

     The Trust Administrator will maintain, at its expense, an office or agency where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Certificate Registrar in respect of the Certificates and this Agreement may be served. The Trust Administrator initially designates the Corporate Trust Office and the principal corporate trust office of the Authenticating Agent, if any, as its offices and agencies for said purposes.

Section 5.07. Definitive Certificates.

     If (i)(A) the Master Servicer advises the Trust Administrator in writing that the Clearing Agency is no longer willing or able properly to discharge its responsibilities as depository with respect to the Book-Entry Certificates, and
(B) the Master Servicer is unable to locate a qualified successor, (ii) the Master Servicer, at its option, advises the Trust Administrator in writing that it elects to terminate the book-entry system through the Clearing Agency or
(iii) after the occurrence of dismissal or resignation of the Master Servicer, Beneficial Owners representing aggregate Voting Interests of not less than 51% of the aggregate Voting Interests of each outstanding Subclass of Book-Entry Certificates advise the Trust Administrator through the Clearing Agency and Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Beneficial Owners, the Trust Administrator shall notify the Beneficial Owners, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Beneficial Owners requesting the same. Upon surrender to the Trust Administrator by the Clearing Agency of the Certificates held of record by its nominee, accompanied by reregistration instructions and directions to execute and authenticate new Certificates from the Master Servicer, the Trust Administrator shall execute and authenticate Definitive Certificates for delivery at its Corporate Trust Office. The Master Servicer shall arrange for, and will bear all costs of, the printing and issuance of such Definitive Certificates. Neither the Seller, the Master Servicer, the Trustee nor the Trust Administrator shall be liable for any delay in delivery of such instructions by the Clearing Agency and may conclusively rely on, and shall be protected in relying on, such instructions.

Section 5.08.       Notices to Clearing Agency.

     Whenever notice or other communication to the Holders of Book-Entry Certificates is required under this Agreement, unless and until Definitive Certificates shall have been issued to Beneficial Owners pursuant to Section 5.07, the Trust Administrator shall give all such notices and communications specified herein to be given to Holders of Book-Entry Certificates to the Clearing Agency.

                                   ARTICLE VI

                       THE SELLER AND THE MASTER SERVICER

Section 6.01. Liability of the Seller and the Master Servicer.

     The Seller and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement and undertaken hereunder by the Seller and the Master Servicer.

Section 6.02. Merger or Consolidation of the Seller or the Master Servicer.

     Subject to the following paragraph, the Seller and the Master Servicer each will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

     The Seller or the Master Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Seller or Master Servicer shall be a party, or any Person succeeding to the business of the Seller or Master Servicer, shall be the successor of the Seller or Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that, in the case of the Master Servicer, any such successor or resulting Person shall be qualified to service mortgage loans for FNMA or FHLMC.

Section 6.03. Limitation on Liability of the Seller, the Master Servicer and Others.

     Neither the Seller nor the Master Servicer nor any subcontractor nor any of the partners, directors, officers, employees or agents of any of them shall be under any liability to the Trust Estate or the Certificateholders and all such Persons shall be held harmless for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect any such Person against any breach of warranties or representations made herein or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Seller, the Master Servicer, any subcontractor, and any partner, director, officer, employee or agent of any of them shall be entitled to indemnification by the Trust Estate and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties hereunder or by reason of reckless disregard of his or its obligations and duties hereunder. The Seller, the Master Servicer and any of the directors, officers, employees or agents of either may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. Neither the Seller nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and which in its opinion does not involve it in any expense or liability; provided, however, that the Seller or the Master Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder if the Certificateholders offer to the Seller or the Master Servicer, as the case may be, reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Estate, and the Seller or the Master Servicer shall be entitled to be reimbursed therefor out of the Certificate Account, and such amounts shall, on the following Distribution Date or Distribution Dates, be allocated in reduction of distributions on the Class A, Class M and Class B Certificates in the same manner as Realized Losses are allocated pursuant to
Section 4.02(a).

Section 6.04. Resignation of the Master Servicer.

     The Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee and the Trust Administrator. No such resignation shall become effective until the Trustee, the Trust Administrator or a successor servicer shall have assumed the Master Servicer's responsibilities, duties, liabilities and obligations hereunder.

Section 6.05. Compensation to the Master Servicer.

     The Master Servicer shall be entitled to receive a monthly fee equal to the Master Servicing Fee, as compensation for services rendered by the Master Servicer under this Agreement. The Master Servicer also will be entitled to any late reporting fees paid by a Servicer pursuant to its Servicing Agreement and any investment income on funds on deposit in the Certificate Account as additional compensation.

Section 6.06. Assignment or Delegation of Duties by Master Servicer.

     The Master Servicer shall not assign or transfer any of its rights, benefits or privileges under this Agreement to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer without the prior written consent of the Trustee and the Trust Administrator, and any agreement, instrument or act purporting to effect any such assignment, transfer, delegation or appointment shall be void. Notwithstanding the foregoing, the Master Servicer shall have the right without the prior written consent of the Trustee or the Trust Administrator (i) to assign its rights and delegate its duties and obligations hereunder; provided, however, that (a) the purchaser or transferee accepting such assignment or delegation is qualified to service mortgage loans for FNMA or FHLMC, is satisfactory to the Trustee and the Trust Administrator, in the exercise of its reasonable judgment, and executes and delivers to the Trustee and the Trust Administrator an agreement, in form and substance reasonably satisfactory to the Trustee and the Trust Administrator, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer hereunder from and after the date of such agreement; and (b) each applicable Rating Agency's rating of any Certificates in effect immediately prior to such assignment, sale or transfer is not reasonably likely to be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and the Certificates are not reasonably likely to be placed on credit review status by any such Rating Agency; and (ii) to delegate to, subcontract with, authorize, or appoint an affiliate of the Master Servicer to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer under this Agreement and hereby agrees so to delegate, subcontract, authorize or appoint to an affiliate of the Master Servicer any duties, covenants or obligations to be performed and carried out by the Master Servicer to the extent that such duties, covenants or obligations are to be performed in any state or states in which the Master Servicer is not authorized to do business as a foreign corporation but in which the affiliate is so authorized. In no case, however, shall any permitted assignment and delegation relieve the Master Servicer of any liability to the Trustee, the Trust Administrator or the Seller under this Agreement, incurred by it prior to the time that the conditions contained in clause (i) above are met.

Section 6.07. Indemnification of Trustee, Trust Administrator and Seller by Master Servicer.

     The Master Servicer shall indemnify and hold harmless the Trustee, the Trust Administrator and the Seller and any director, officer or agent thereof against any loss, liability or expense, including reasonable attorney's fees, arising out of, in connection with or incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties of the Master Servicer under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement. Any payment pursuant to this Section made by the Master Servicer to the Trustee, the Trust Administrator or the Seller shall be from such entity's own funds, without reimbursement therefor. The provisions of this Section 6.07 shall survive the termination of this Agreement.

                                   ARTICLE VII

                                     DEFAULT

Section 7.01. Events of Default.

     In case one or more of the following Events of Default by the Master Servicer shall occur and be continuing, that is to say:

               (i) any failure by the Master Servicer (a) to remit any funds to the Paying Agent as required by Section 4.03 or (b) to distribute or cause to be distributed to Certificateholders any payment required to be made by the Master Servicer under the terms of this Agreement which, in either case, continues unremedied for a period of three business days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates; or

               (ii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer in the Certificates or in this Agreement which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates; or

               (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged and unstayed for a period of 60 days; or

               (iv) the Master Servicer shall consent to the appointment of a trustee, conservator, receiver or liquidator or liquidating committee in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Master Servicer, or of or relating to all or substantially all of its property; or

               (v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

               (vi) the Master Servicer shall be dissolved, or shall dispose of all or substantially all of its assets; or consolidate with or merge into another entity or shall permit another entity to consolidate or merge into it, such that the resulting entity does not meet the criteria for a successor servicer, as specified in Section 6.02 hereof; or

               (vii) the Master  Servicer  and any  subservicer  appointed by it
          becomes   ineligible  to  service  for  both  FNMA  and  FHMLC,  which ineligibility continues unremedied for a period of 90 days.

then, and in each and every such case, subject to applicable law, so long as an Event of Default shall not have been remedied, either the Trustee or the holders of Certificates evidencing in the aggregate not less than 66 2/3% of the aggregate Voting Interest represented by all Certificates, by notice in writing to the Master Servicer and the Trust Administrator (and to the Trustee if given by the Certificateholders) may terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans, but without prejudice to any rights which the Master Servicer may have to the aggregate Master Servicing Fees due prior to the date of transfer of the Master Servicer's responsibilities hereunder, reimbursement of expenses to the extent permitted by this Agreement, Periodic Advances and other advances of its own funds. Upon receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trust Administrator on behalf of the Trustee pursuant to and under this Section, subject to the provisions of Section 7.05; and, without limitation, the Trust Administrator on behalf of the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise. The Master Servicer agrees to cooperate with the Trust Administrator and the Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder and shall promptly provide the Trustee all documents and records reasonably requested by it to enable it to assume the Master Servicer's functions hereunder and shall promptly also transfer to the Trust Administrator on behalf of the Trustee all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans.

Section 7.02. Other Remedies of Trustee.

     During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

Section 7.03.       Directions by Certificateholders and
                    Duties of Trustee During Event of Default.

     During the continuance of any Event of Default, Holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the trusts or powers vested in it by this agreement (including, without limitation, (i) the conducting or defending of any administrative action or litigation hereunder or in relation hereto and (ii) the terminating of the Master Servicer from its rights and duties as servicer hereunder) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby and, provided further, that, subject to the provisions of Section 8.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, in accordance with an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability or be unjustly prejudicial to the nonassenting Certificateholders.

Section 7.04.       Action upon Certain Failures of the
                    Master Servicer and upon Event of Default.

     In the event that the Trustee or the Trust Administrator shall have knowledge of any failure of the Master Servicer specified in Section 7.01(i) or
(ii) which would become an Event of Default upon the Master Servicer's failure to remedy the same after notice, the Trustee or Trust Administrator may, but need not if the Trustee or Trust Administrator, as the case may be, deems it not in the Certificateholders' best interest, give notice thereof to the Master Servicer. For all purposes of this Agreement, in the absence of actual knowledge by a corporate trust officer of the Trustee or the Trust Administrator, the Trustee or the Trust Administrator, as the case may be, shall not be deemed to have knowledge of any failure of the Master Servicer as specified in Section 7.01(i) and (ii) or any Event of Default unless notified thereof in writing by the Master Servicer or by a Certificateholder.

Section 7.05.       Trust Administrator to Act; Appointment of Successor.

     When the Master Servicer receives notice of termination pursuant to Section
7.01 or the Trustee or the Trust Administrator receives the resignation of the Master Servicer evidenced by an Opinion of Counsel pursuant to Section 6.04, the Trust Administrator on behalf of the Trustee shall be the successor in all respects to the Master Servicer in its capacity as master servicer under this Agreement and the transactions set forth or provided for herein and shall have the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof and in its capacity as such successor shall have the same limitation of liability herein granted to the Master Servicer. In the event that the Trust Administrator is succeeding to the Master Servicer as the Master Servicer, as compensation therefor, the Trust Administrator shall be entitled to receive monthly such portion of the Master Servicing Fee, together with such other servicing compensation as is agreed to at such time by the Trust Administrator and the Master Servicer, but in no event more than 25% thereof until the date of final cessation of the Master Servicer's servicing activities hereunder. Notwithstanding the above, the Trust Administrator may, if it shall be unwilling to so act, or shall, if it is unable to so act or to obtain a qualifying bid as described below, appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution, bank or mortgage servicing institution having a net worth of not less than $10,000,000 and meeting such other standards for a successor servicer as are set forth herein, as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; provided, however, that until such a successor master servicer is appointed and has assumed the responsibilities, duties and liabilities of the Master Servicer hereunder, the Trust Administrator shall continue as the successor to the Master Servicer as provided above. The compensation of any successor master servicer so appointed shall not exceed the compensation specified in Section 6.05 hereof. In the event the Trust
Administrator is required to solicit bids as provided above, the Trust Administrator shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth in the preceding sentence for the purchase of the master servicing functions. Such public announcement shall specify that the successor master servicer shall be entitled to the full amount of the Master Servicing Fee as compensation together with the other servicing compensation in the form of late reporting fees or otherwise as provided in Section 6.05. Within 30 days after any such public announcement, the Trust Administrator shall negotiate and effect the sale, transfer and assignment of the master servicing rights and responsibilities hereunder to the qualified party submitting the highest qualifying bid. The Trust Administrator shall deduct all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities hereunder from any sum received by the Trust Administrator from the successor to the Master Servicer in respect of such sale, transfer and assignment. After such deductions, the remainder of such sum shall be paid by the Trust Administrator to the Master Servicer at the time of such sale, transfer and assignment to the Master Servicer's successor. The Trust Administrator and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Master Servicer agrees to cooperate with the Trust Administrator and any successor servicer in effecting the termination of the Master Servicer's servicing responsibilities and rights hereunder and shall promptly provide the Trust Administrator or such successor master servicer, as applicable, all documents and records reasonably requested by it to enable it to assume the Master Servicer's function hereunder and shall promptly also transfer to the Trust Administrator or such successor master servicer, as applicable, all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans. Neither the Trust Administrator nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer. Notwithstanding anything to the contrary contained in Section
7.01 above or this Section 7.05, the Master Servicer shall retain all of its rights and responsibilities hereunder, and no successor (including the Trust Administrator) shall succeed thereto, if the assumption thereof by such successor would cause the rating assigned to any Certificates to be revoked, downgraded or placed on credit review status (other than for possible upgrading) by either Rating Agency and the retention thereof by the Master Servicer would avert such revocation, downgrading or review.

Section 7.06.       Notification to Certificateholders.

     Upon any termination of the Master Servicer or appointment of a successor master servicer, in each case as provided herein, the Trust Administrator shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register. The Trust Administrator shall also, within 45 days after the occurrence of any Event of Default known to the Trust Administrator, give written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register, unless such Event of Default shall have been cured or waived within said 45 day period.

                                  ARTICLE VIII

               CONCERNING THE TRUSTEE AND THE TRUST ADMINISTRATOR

Section 8.01.       Duties of Trustee and Trust Administrator.

     The Trustee and the Trust Administrator, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred (which has not been cured), the Trustee and the Trust Administrator, subject to the provisions of Sections 7.01, 7.03, 7.04 and 7.05, shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

     The Trustee and the Trust Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee and the Trust Administrator, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee and the Trust
Administrator shall not be responsible for the accuracy or content of any certificate, statement, instrument, report, notice or other document furnished by the Servicers pursuant to Articles III, IV and IX.

     No provision of this Agreement shall be construed to relieve the Trustee and the Trust Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

               (i) Prior to the occurrence of an Event of Default and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee and the Trust Administrator shall be determined solely by the express provisions of this Agreement, the Trustee and the Trust Administrator shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and the Trust Administrator and, in the absence of bad faith on the part of the Trustee and the Trust Administrator, the Trustee and the Trust Administrator may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and the Trust Administrator, and conforming to the requirements of this Agreement;

               (ii)  The  Trustee  and  the  Trust  Administrator  shall  not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates which evidence in the aggregate not less than 25% of the Voting Interest represented by all Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee and the Trust Administrator, or exercising any trust or power conferred upon the Trustee and the Trust Administrator, under this Agreement; and

               (iii) The Trustee and the Trust Administrator shall not be liable for any error of judgment made in good faith by any of their respective Responsible Officers, unless it shall be proved that the Trustee or the Trust Administrator or such Responsible Officer, as the case may be, was negligent in ascertaining the pertinent facts.

     None of the provisions contained in this Agreement shall require the Trustee or the Trust Administrator to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if there is reasonable ground for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Section 8.02. Certain Matters Affecting the Trustee and the Trust Administrator.

     Except as otherwise provided in Section 8.01:

               (i) Each of the Trustee and the Trust Administrator may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

               (ii) Each of the Trustee and the Trust Administrator may consult with counsel, and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

               (iii) Neither of the Trustee nor the Trust Administrator shall be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement; and

               (iv) Each of the Trustee and the Trust Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

Section  8.03.  Neither  Trustee  nor  Trust  Administrator   Required  to  Make
Investigation.

     Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, neither the Trustee nor the Trust Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, Mortgage, Mortgage Note or other paper or document (provided the same appears regular on its face), unless requested in writing to do so by holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interest represented by all Certificates; provided, however, that if the payment within a reasonable time to the Trustee or the Trust Administrator of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Trust Administrator, not reasonably assured to the Trustee or the Trust Administrator by the security afforded to it by the terms of this Agreement, the Trustee or the Trust Administrator may require reasonable indemnity against such expense or liability as a condition to so proceeding. The reasonable expense of every such investigation shall be paid by the Master Servicer or, if paid by the Trustee or the Trust Administrator, shall be repaid by the Master Servicer upon demand.

Section 8.04. Neither Trustee nor Trust Administrator Liable for Certificates or Mortgage Loans.

     The recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates) shall be taken as the statements of the Seller, and neither the Trustee nor the Trust Administrator assumes responsibility as to the correctness of the same. The Trustee makes no representation for the correctness of the same. Neither the Trustee nor the Trust Administrator makes any representation as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document. Subject to Section 2.04, neither the Trustee nor the Trust Administrator shall be accountable for the use or application by the Seller of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Master Servicer in respect of the Mortgage Loans deposited into the Certificate Account by the Master Servicer or, in its capacity as trustee, for investment of any such amounts.

Section 8.05. Trustee and Trust Administrator May Own Certificates.

     Each of the Trustee, the Trust Administrator and any agent thereof, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee, Trust Administrator or such agent.

Section 8.06. The Master Servicer to Pay Fees and Expenses.

     The Master Servicer covenants and agrees to pay to each of the Trustee and the Trust Administrator from time to time, and each of the Trustee and the Trust Administrator shall be entitled to receive, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee or the Trust Administrator, as the case may be, and the Master Servicer will pay or reimburse the Trustee or the Trust Administrator, as the case may be, upon its request for all reasonable expenses, disbursements and advances incurred or made by it in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement, or advance as may arise from its negligence or bad faith.

Section 8.07. Eligibility Requirements.

     Each of the Trustee and the Trust Administrator hereunder shall at all times (i) be a corporation or association having its principal office in a state and city acceptable to the Seller, organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, or shall be a member of a bank holding system, the aggregate combined capital and surplus of which is at least $50,000,000, provided that its separate capital and surplus shall at all times be at least the amount specified in Section 310(a)(2) of the Trust Indenture Act of 1939, (ii) be subject to supervision or examination by federal or state authority and (iii) have a credit rating or be otherwise acceptable to the Rating Agencies such that neither of the Rating Agencies would reduce their respective then current ratings of the Certificates (or have provided such security from time to time as is sufficient to avoid such reduction) as evidenced in writing by each Rating Agency. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee or the Trust Administrator shall cease to be eligible in accordance with the provisions of this Section, such entity shall resign immediately in the manner and with the effect specified in
Section 8.08.

Section 8.08. Resignation and Removal.

     Either of the Trustee or the Trust Administrator may at any time resign and be discharged from the trust hereby created by giving written notice of resignation to the Master Servicer, such resignation to be effective upon the appointment of a successor trustee. Upon receiving such notice of resignation, the Master Servicer shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning entity and one copy to its successor. If no successor trustee shall have been appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Trust
Administrator, as the case may be, may petition any court of competent jurisdiction for the appointment of a successor trustee or trust administrator.

     If at any time the  Trustee or the Trust  Administrator  shall  cease to be eligible in accordance with the provisions of Section 8.07 and shall fail to resign after written request for its resignation by the Master Servicer, or if at any time the Trustee or the Trust Administrator shall become incapable of acting, or an order for relief shall have been entered in any bankruptcy or insolvency proceeding with respect to such entity, or a receiver of such entity or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or the Trust Administrator or of the property or affairs of the Trustee or the Trust Administrator for the purpose of rehabilitation, conversion or liquidation, or the Master Servicer shall deem it necessary in order to change the situs of the Trust Estate for state tax reasons, then the Master Servicer shall remove the Trustee and/or the Trust Administrator, as the case may be, and appoint a successor trustee and/or successor trust administrator by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee or Trust Administrator so removed and one copy to the successor trustee or successor trust administrator, as the case may be.

     The Holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interests represented by all Certificates (except that any Certificate registered in the name of the Seller, the Master Servicer or any affiliate thereof will not be taken into account in determining whether the requisite Voting Interests has been obtained) may at any time remove the Trustee and/or the Trust Administrator and appoint a successor by written instrument or instruments, in triplicate, signed by such holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set of which shall be delivered to the entity or entities so removed and one complete set of which shall be delivered to the successor so appointed.

     Any resignation or removal of the Trustee or the Trust Administrator and appointment of a successor pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor as provided in Section 8.09.

Section 8.09. Successor.

     Any successor trustee or successor trust administrator appointed as provided in Section 8.08 shall execute, acknowledge and deliver to the Master Servicer and to its predecessor trustee or trust administrator, as the case may be, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee or trust administrator shall become effective, and such successor, without any further act, deed or reconveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee or trust administrator, as the case may be, herein. The predecessor trustee or trust administrator shall deliver to its successor all Owner Mortgage Loan Files and related documents and statements held by it hereunder (other than any Owner Mortgage Loan Files at the time held by a Custodian, which Custodian shall become the agent of any successor trustee hereunder), and the Seller, the Master Servicer and the predecessor entity shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee or successor trust administrator, as the case may be, all such rights, powers, duties and obligations. No successor shall accept appointment as provided in this Section unless at the time of such acceptance such successor shall be eligible under the provisions of Section 8.07

     Upon acceptance of appointment by a successor as provided in this Section, the Master Servicer shall mail notice of the succession of such trustee or trust administrator hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Master Servicer fails to mail such notice within ten days after acceptance of the successor trustee or trust administrator, as the case may be, the successor trustee or trust administrator shall cause such notice to be mailed at the expense of the Master Servicer.

Section 8.10. Merger or Consolidation.

     Any Person into which either the Trustee or the Trust Administrator may be merged or converted or with which it may be consolidated, to which it may sell or transfer its corporate trust business and assets as a whole or substantially as a whole or any Person resulting from any merger, sale, transfer, conversion or consolidation to which the Trustee or the Trust Administrator shall be a party, or any Person succeeding to the business of such entity, shall be the successor of the Trustee or Trust Administrator, as the case may be, hereunder; provided, however, that (i) such Person shall be eligible under the provisions of Section 8.07, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, and (ii) the Trustee or the Trust Administrator, as the case may be, shall deliver an Opinion of Counsel to the Seller and the Master Servicer to the effect that such merger, consolidation, sale or transfer will not subject the REMIC to federal, state or local tax or cause the REMIC to not qualify as a REMIC, which Opinion of Counsel shall be at the sole expense of the Trustee or the Trust Administrator, as the case may be.

Section 8.11. Authenticating Agent.

     The Trust Administrator may appoint an Authenticating Agent, which shall be authorized to act on behalf of the Trust Administrator in authenticating Certificates. Wherever reference is made in this Agreement to the authentication of Certificates by the Trust Administrator or the Trust Administrator's countersignature, such reference shall be deemed to include authentication on behalf of the Trust Administrator by the Authenticating Agent and a certificate of authentication executed on behalf of the Trust Administrator by the Authenticating Agent. The Authenticating Agent must be acceptable to the Seller and the Master Servicer and must be a corporation organized and doing business under the laws of the United States of America or of any state, having a principal office and place of business in a state and city acceptable to the Seller and the Master Servicer, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

     Any corporation into which the Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency business of the Authenticating Agent, shall be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trust Administrator or the Authenticating Agent.

     The Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Trust Administrator, the Seller and the Master Servicer. The Trust Administrator may at any time terminate the agency of the Authenticating Agent by giving written notice thereof to the Authenticating Agent, the Seller and the Master Servicer. Upon receiving a notice of resignation or upon such a termination, or in case at any time the Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.11, the Trust Administrator promptly shall appoint a successor Authenticating Agent, which shall be acceptable to the Master Servicer, and shall give written notice of such appointment to the Seller, and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.11.

     The Authenticating Agent shall have no responsibility or liability for any action taken by it as such at the direction of the Trust Administrator. Any reasonable compensation paid to the Authenticating Agent shall be a reimbursable expense under Section 8.06.

Section 8.12. Separate Trustees and Co-Trustees.

     The Trustee shall have the power from time to time to appoint one or more persons or corporations to act either as co-trustees jointly with the Trustee, or as separate trustees, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage Loan outside the state where the Trustee has its principal place of business, where such separate trustee or co-trustee is necessary or advisable (or the Trustee is advised by the Master Servicer that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a Mortgaged Property is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a Mortgaged Property is located or in any state in which any portion of the Trust Estate is located. The Master Servicer shall advise the Trustee when, in its good faith opinion, a separate trustee or co-trustee is necessary or advisable as aforesaid. The separate trustees or co-trustees so appointed shall be trustees for the benefit of all of the Certificateholders and shall have such powers, rights and remedies as shall be specified in the instrument of appointment; provided, however, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee. The Seller and the Master Servicer shall join in any such appointment, but such joining shall not be necessary for the effectiveness of such appointment.

     Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

               (i) all powers, duties, obligations and rights conferred upon the Trustee, in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

               (ii) all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder) the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee;

               (iii) no separate trustee or co-trustee hereunder shall be personally liable by reason of any act or omission of any other separate trustee or co-trustee hereunder; and

               (iv) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee so appointed by it, if such resignation or removal does not violate the other terms of this Agreement.

     Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee, or custodian shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee, or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be furnished to the Trustee.

     Any separate trustee, co-trustee, or custodian may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee to the extent permitted by law, without the appointment of a new or successor trustee.

     No separate trustee or co-trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.07 hereunder and no notice to Certificateholders of the appointment thereof shall be required under
Section 8.09 hereof.

     The Trustee agrees to instruct its co-trustees, if any, to the extent necessary to fulfill such entity's obligations hereunder.

     The  Master   Servicer  shall  pay  the  reasonable   compensation  of  the
co-trustees to the extent,  and in accordance  with the standards,  specified in
Section 8.06 hereof.

Section 8.13. Appointment of Custodians.

     The Trust Administrator may at any time on or after the Closing Date, with the consent of the Master Servicer and the Seller, appoint one or more Custodians to hold all or a portion of the Owner Mortgage Loan Files as agent for the Trust Administrator, by entering into a Custodial Agreement. Subject to this Article VIII, the Trust Administrator agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Owner Mortgage Loan File. Each Custodial Agreement may be amended only as provided in
Section 10.01(a).

Section 8.14. Tax Matters; Compliance with REMIC Provisions.

     (a) Each of the Trustee, the Trust Administrator and the Master Servicer covenants and agrees that it shall perform its duties hereunder in a manner consistent with the REMIC Provisions and shall not knowingly take any action or fail to take any action that would (i) affect the determination of the Trust Estate's status as a REMIC; or (ii) cause the imposition of any federal, state or local income, prohibited transaction, contribution or other tax on either the REMIC or the Trust Estate. The Master Servicer, or, in the case of any action required by law to be performed directly by the Trust Administrator, the Trust Administrator, shall (i) prepare or cause to be prepared, timely cause to be signed by the Trustee and file or cause to be filed annual federal and applicable state and local income tax returns using a calendar year as the taxable year for the REMIC and the accrual method of accounting; (ii) in the first such federal tax return, make, or cause to be made, an election satisfying the requirements of the REMIC Provisions, on behalf of the Trust Estate, to treat the Trust Estate as a REMIC; (iii) prepare, execute and forward, or cause to be prepared, executed and forwarded, to the Certificateholders all information reports or tax returns required with respect to the REMIC, as and when required to be provided to the Certificateholders, and to the Internal Revenue Service and any other relevant governmental taxing authority in accordance with the REMIC Provisions and any other applicable federal, state or local laws, including without limitation information reports relating to "original issue discount" and "market discount" as defined in the Code based upon the issue prices, prepayment assumption and cash flows provided by the Seller to the Trust Administrator and calculated on a monthly basis by using the issue prices of the Certificates; (iv) make available information necessary for the application of any tax imposed on transferors of residual interests to "disqualified organizations" (as defined in the REMIC Provisions); (v) file Forms SS-4 and 8811 and respond to inquiries by Certificateholders or their nominees concerning information returns, reports or tax returns; (vi) maintain (or cause to be maintained by the Servicers) such records relating to the REMIC, including but not limited to the income, expenses, individual Mortgage Loans (including REO Mortgage Loans, other assets and liabilities of the REMIC, and the fair market value and adjusted basis of the REMIC property determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns or information reports; (vii) exercise reasonable care not to allow the creation of any "interests" in the REMIC within the meaning of Code
Section 860D(a)(2) other than the interests represented by the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-PO, Class A-WIO and Class A-R Certificates, the Class M Certificates and the Class B-l, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates;
(viii) exercise reasonable care not to allow the occurrence of any "prohibited transactions" within the meaning of Code Section 860F(a), unless the Master Servicer shall have provided an Opinion of Counsel to the Trustee and the Trust Administrator that such occurrence would not (a) result in a taxable gain, (b) otherwise subject either the Trust Estate or the REMIC to tax or (c) cause the Trust Estate to fail to qualify as a REMIC; (ix) exercise reasonable care not to allow the REMIC to receive income from the performance of services or from assets not permitted under the REMIC Provisions to be held by a REMIC; (x) pay (on behalf of the REMIC) the amount of any federal income tax, including, without limitation, prohibited transaction taxes, taxes on net income from foreclosure property, and taxes on certain contributions to a REMIC after the Startup Day, imposed on the REMIC when and as the same shall be due and payable (but such obligation shall not prevent the Master Servicer or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Master Servicer from withholding or depositing payment of such tax, if permitted by law, pending the outcome of such proceedings); and
(xi) if required or permitted by the Code and applicable law, act as "tax matters person" for the REMIC within the meaning of Treasury Regulations Section 1.860F-4(d), and the Master Servicer is hereby designated as agent of the Class A-R Certificateholder for such purpose (or if the Master Servicer is not so permitted, the Holder of the Class A-R Certificate shall be tax matters person in accordance with the REMIC Provisions). The Master Servicer shall be entitled to be reimbursed pursuant to Section 3.02 for any taxes paid by it pursuant to clause (x) of the preceding sentence, except to the extent that such taxes are imposed as a result of the bad faith, willful misfeasance or gross negligence of the Master Servicer in the performance of its obligations hereunder. The Trustee shall sign the tax returns referred to in clause (i) of the second preceding sentence.

     In order to enable the Master Servicer, the Trust Administrator or the Trustee, as the case may be, to perform its duties as set forth above, the Seller shall provide, or cause to be provided, to the Master Servicer within ten days after the Closing Date all information or data that the Master Servicer determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of each Class and Subclass of Certificates and the Mortgage Loans in the aggregate. Thereafter, the Seller shall provide to the Master Servicer, the Trust Administrator or the Trustee, as the case may be, promptly upon request therefor, any such additional information or data that the Master Servicer, the Trust Administrator or the Trustee, as the case may be, may from time to time, request in order to enable the Master Servicer to perform its duties as set forth above. The Seller hereby indemnifies the Master Servicer, the Trust Administrator or the Trustee, as the case may be, for any losses, liabilities, damages, claims or expenses of the Master Servicer, the Trust Administrator or the Trustee arising from any errors or miscalculations by the Master Servicer, the Trust Administrator or the Trustee pursuant to this Section that result from any failure of the Seller to provide, or to cause to be provided, accurate information or data to the Master Servicer, the Trust Administrator or the Trustee, as the case may be, on a timely basis. The Master Servicer hereby indemnifies the Seller, the Trust Administrator and the Trustee for any losses, liabilities, damages, claims or expenses of the Seller, the Trust Administrator or the Trustee arising from the Master Servicer's willful misfeasance, bad faith or gross negligence in preparing any of the federal, state and local tax returns of the REMIC as described above. In the event that the Trust Administrator prepares any of the federal, state and local tax returns of the REMIC as described above, the Trust Administrator hereby indemnifies the Seller, the Master Servicer and the Trustee for any losses, liabilities, damages, claims or expenses of the Seller, the Master Servicer or the Trustee arising from the Trust Administrator's willful misfeasance, bad faith or negligence in connection with such preparation.

     (b) Notwithstanding anything in this Agreement to the contrary, each of the Master Servicer, the Trust Administrator and the Trustee shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate (including, without limitation, any and all federal, state or local taxes, including taxes imposed on "prohibited transactions" within the meaning of the REMIC Provisions) if and to the extent that such costs, liabilities and expenses arise from a failure of the Master Servicer, the Trust Administrator or the Trustee to perform its obligations under this Section 8.14.

Section 8.15. Monthly Advances.

     In the event that Norwest Mortgage fails to make a Periodic Advance required to be made pursuant to the Norwest Servicing Agreement on or before the Distribution Date, the Trust Administrator shall make a Periodic Advance as required by Section 3.03 hereof; provided, however, the Trust Administrator shall not be required to make such Periodic Advances if prohibited by law or if it determines that such Periodic Advance would be a Nonrecoverable Advance. With respect to those Periodic Advances which should have been made by Norwest Mortgage, the Trust Administrator shall be entitled, pursuant to Section 3.02(a)(i), (ii) or (v) hereof, to be reimbursed from the Certificate Account for Periodic Advances and Nonrecoverable Advances made by it.

                                   ARTICLE IX

                                   TERMINATION

Section 9.01.       Termination upon Purchase by the
                    Seller or Liquidation of All Mortgage Loans.

     Subject to Section 9.02, the respective obligations and responsibilities of the Seller, the Master Servicer, the Trust Administrator and the Trustee created hereby (other than the obligation of the Trust Administrator to make certain payments after the Final Distribution Date to Certificateholders and the obligation of the Master Servicer to send certain notices as hereinafter set forth and the tax reporting obligations under Sections 4.05 and 8.14 hereof) shall terminate upon the last action required to be taken by the Trust Administrator on the Final Distribution Date pursuant to this Article IX following the earlier of (i) the purchase by the Seller of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Estate at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than any REO Mortgage Loan) as of the Final Distribution Date, and (y) the fair market value of the Mortgaged Property related to any REO Mortgage Loan (as determined by the Master Servicer as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the third paragraph of this Section 9.01), plus any accrued and unpaid interest through the last day of the month preceding the month of such purchase at the applicable Mortgage Interest Rate and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Estate (including for this purpose the discharge of any Mortgagor under a defaulted Mortgage Loan on which a Servicer is not obligated to foreclose due to environmental impairment) or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

     The right of the Seller to purchase all the assets of the Trust Estate pursuant to clause (i) of the preceding paragraph are subject to Section 9.02 and conditioned upon the Pool Scheduled Principal Balance of the Mortgage Loans as of the Final Distribution Date being less than the amount set forth in
Section 11.24. In the case of any purchase by the Seller pursuant to said clause
(i), the Seller shall provide to the Trust Administrator the certification required by Section 3.04 and the Trust Administrator and the Custodian shall, promptly following payment of the purchase price, release to the Seller the Owner Mortgage Loan Files pertaining to the Mortgage Loans being purchased.

     Notice of any termination, specifying the Final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trust Administrator for payment of the final distribution and cancellation, shall be given promptly by the Master Servicer (if it is exercising its right to purchase the assets of the Trust Estate) or by the Trust Administrator (in any other case) by letter to Certificateholders mailed not earlier than the 15th day of the month preceding the month of such final distribution and not later than the twentieth day of the month of such final distribution specifying (A) the Final Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Trust Administrator therein designated, (B) the amount of any such final payment and (C) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made (except in the case of any Class A Certificate surrendered on a prior Distribution Date pursuant to Section 4.01) only upon presentation and surrender of the Certificates at the office or agency of the Trust Administrator therein specified. If the Master Servicer is obligated to give notice to Certificateholders as aforesaid, it shall give such notice to the Trust Administrator and the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given by the Master Servicer, the Master Servicer shall deposit in the Certificate Account on or before the Final Distribution Date in immediately available funds an amount equal to the purchase price for the assets of the Trust Estate computed as above provided. Failure to give notice of termination as described herein shall not entitle a Certificateholder to any interest beyond the interest payable on the Final Distribution Date.

     Upon presentation and surrender of the Certificates, the Trust Administrator shall cause to be distributed to Certificateholders on the Final Distribution Date in proportion to their respective Percentage Interests an amount equal to (i) as to the Subclasses of Class A Certificates, the respective Class A Subclass Principal Balance together with any related Class A Subclass
Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Class A Subclass Interest Accrual Amount, (ii) as to the Class M Certificates, the Class M Principal Balance together with any related Class M Unpaid Interest Shortfall and one month's interest at the Class M Pass-Through Rate on the Class M Principal Balance, (iii) as to the Subclasses of Class B Certificates, the respective Class B Subclass Principal Balance together with any related Class B Subclass Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Class B Subclass Interest Accrual Amount and (iv) as to the Class A-R Certificate, the amounts, if any, which remain on deposit in the Certificate Account (other than amounts retained to meet claims) after application pursuant to clauses (i), (ii) and (iii) above and payment to the Master Servicer of any amounts it is entitled as reimbursement or otherwise hereunder. Notwithstanding the foregoing, if the price paid pursuant to clause
(i) of the first paragraph of this Section 9.01, after reimbursement to the Servicers, the Master Servicer and the Trust Administrator of any Periodic Advances, is insufficient to pay in full the amounts set forth in clauses (i),
(ii) and (iii) of this paragraph, then any shortfall in the amount available for distribution to Certificateholders shall be allocated in reduction of the amounts otherwise distributable on the Final Distribution Date in the same manner as Realized Losses are allocated pursuant to Sections 4.02(b) and 4.02(g) hereof. Such distribution on the Final Distribution Date shall be in lieu of the distribution otherwise required to be made on such Distribution Date in respect of each Class of Certificates.

     In the event that all of the Certificateholders shall not surrender their Certificates for final payment and cancellation within three months following the Final Distribution Date, the Trust Administrator shall on such date cause all funds, if any, in the Certificate Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer (if it exercised its right to purchase the assets of the Trust Estate) or the Trust Administrator (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within three months after the second notice all the Certificates shall not have been surrendered for cancellation, the Trust Administrator may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds on deposit in such escrow account.

Section 9.02. Additional Termination Requirements.

     In the event of a termination of the Trust Estate upon the exercise by the Seller of its purchase option as provided in Section 9.01, the Trust Estate shall be terminated in accordance with the following additional requirements, unless the Trust Administrator has received an Opinion of Counsel to the effect that any other manner of termination (i) will constitute a "qualified liquidation" of the Trust Estate within the meaning of Code Section 860F(a)(4)(A) and (ii) will not subject the REMIC to federal tax or cause the Trust Estate to fail to qualify as a REMIC at any time that any Certificates are outstanding:

               (i) The notice given by the Master Servicer under Section 9.01 shall provide that such notice constitutes the adoption of a plan of complete liquidation of the REMIC as of the date of such notice (or, if earlier, the date on which the first such notice is mailed to Certificateholders). The Master Servicer shall also specify such date in a statement attached to the final tax return of the REMIC; and

               (ii) At or after the time of adoption of such a plan of complete liquidation and at or prior to the Final Distribution Date, the Trust Administrator shall sell all of the assets of the Trust Estate to the Seller for cash at the purchase price specified in Section 9.01 and shall distribute such cash within 90 days of such adoption in the manner specified in Section 9.01.

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

Section 10.01. Amendment.

     (a) This Agreement or any Custodial Agreement may be amended from time to time by the Seller, the Master Servicer, the Trust Administrator and the Trustee, without the consent of any of the Certificateholders, (i) to cure any ambiguity or mistake, (ii) to correct or supplement any provisions herein or therein which may be inconsistent with any other provisions herein or therein,
(iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Estate as a REMIC at all times that any Certificates are outstanding or to avoid or minimize the risk of the imposition of any federal tax on the Trust Estate or the REMIC pursuant to the Code that would be a claim against the Trust Estate, provided that (a) the Trustee and the Trust Administrator have received an Opinion of Counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action shall not, as evidenced by such Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder,
(iv) to change the timing and/or nature of deposits into the Certificate Account provided that (a) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (b) such change shall not adversely affect the then-current rating of the Certificates as evidenced by a letter from each Rating Agency to such effect,
(v) to modify, eliminate or add to the provisions of Section 5.02 or any other provisions hereof restricting transfer of the Certificates, provided that the Master Servicer for purposes of Section 5.02 has determined in its sole discretion that any such modifications to this Agreement will neither adversely affect the rating on the Certificates nor give rise to a risk that either the Trust Estate or the REMIC or any of the Certificateholders will be subject to a tax caused by a transfer to a non-permitted transferee and (vi) to make any other provisions with respect to matters or questions arising under this Agreement or such Custodial Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

     This Agreement or any Custodial Agreement may also be amended from time to time by the Seller, the Master Servicer, the Trust Administrator and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66-2/3% of the aggregate Voting Interests of each Class or Subclass of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or such Custodial Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class or Subclass; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interest of the Holders of Certificates of any Class or Subclass in a manner other than as described in clause (i) hereof without the consent of Holders of Certificates of such Class or Subclass evidencing, as to such Class or Subclass, Voting Interests aggregating not less than 66-2/3% or (iii) reduce the aforesaid percentage of Certificates of any Class or Subclass the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class or Subclass then outstanding.

     Notwithstanding any contrary provision of this Agreement, neither the Trustee nor the Trust Administrator shall consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel to the effect that such amendment will not subject the REMIC to tax or cause the Trust Estate to fail to qualify as a REMIC at any time that any Certificates are outstanding.

     Promptly after the execution of any amendment requiring the consent of Certificateholders, the Trust Administrator shall furnish written notification of the substance of such amendment to each Certificateholder.

     It shall not be necessary for the consent of Certificateholders  under this
Section 10.01(a) to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trust Administrator may prescribe.

     (b) Notwithstanding any contrary provision of this Agreement, the Master Servicer may, from time to time, amend Schedule I hereto without the consent of any Certificateholder, the Trust Administrator or the Trustee; provided, however, (i) that such amendment does not conflict with any provisions of the related Servicing Agreement, (ii) that the related Servicing Agreement provides for the remittance of each type of Unscheduled Principal Receipts received by such Servicer during the Applicable Unscheduled Principal Receipt Period (as so amended) related to each Distribution Date to the Master Servicer no later than the 24th day of the month in which such Distribution Date occurs and (iii) that such amendment is for the purpose of:

          (a) changing the Applicable Unscheduled Principal Receipt Period for Exhibit F-1 Mortgage Loans to a Mid-Month Receipt Period with respect to all Unscheduled Principal Receipts; or

          (b) changing the Applicable Unscheduled Principal Receipt Period for all Mortgage Loans serviced by any Servicer to a Mid-Month
               Receipt Period with respect to Full Unscheduled Principal Receipts and to a Prior Month Receipt Period with respect to Partial Unscheduled Principal Receipts.

     A copy of any amendment to Schedule I pursuant to this Section 10.01(b) shall be promptly forwarded to the Trust Administrator.

Section 10.02. Recordation of Agreement.

     This Agreement (or an abstract hereof, if acceptable to the applicable recording office) is subject to recordation in all appropriate public offices for real property records in all the towns or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trust Administrator, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

     For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 10.03. Limitation on Rights of Certificateholders.

     The death or  incapacity  of any  Certificateholder  shall not  operate  to terminate this Agreement or the Trust Estate, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of the Trust Estate, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

     Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the operation and management of the Trust Estate, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

     No Certificateholder, solely by virtue of its status as Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trust Administrator a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing not less than 25% of the Voting Interest represented by all Certificates shall have made written request upon the Trust Administrator to institute such action, suit or proceeding in its own name as Trust Administrator hereunder and shall have offered to the Trust Administrator such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trust Administrator, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trust Administrator, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trust Administrator shall be entitled to such relief as can be given either at law or in equity.

Section 10.04. Governing Law; Jurisdiction.

     This Agreement shall be construed in accordance with the laws of the State of New York (without regard to conflicts of laws principles), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Section 10.05. Notices.

     All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified or registered mail, return receipt requested (i) in the case of the Seller, to Norwest Asset Securities Corporation, 7485 New Horizon Way,
Frederick, Maryland 21703, Attention: Chief Executive Officer, or such other address as may hereafter be furnished to the Master Servicer and the Trustee in writing by the Seller, (ii) in the case of the Master Servicer, to Norwest Bank Minnesota, National Association, 7485 New Horizon Way, Frederick, Maryland 21703, Attention: Vice President or such other address as may hereafter be furnished to the Seller and the Trustee in writing by the Master Servicer, (iii) in the case of the Trustee, to the Corporate Trust Office and (iv) in the case of the Trust Administrator, to the Corporate Trust Office, or such other address as may hereafter be furnished to the Seller and the Master Servicer in writing by the Trustee or the Trust Administrator, in each case Attention: Corporate Trust Department. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice mailed or transmitted within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the addressee receives such notice, provided, however, that any demand, notice or communication to or upon the Seller, the Master Servicer, the Trust Administrator or the Trustee shall not be effective until received.

     For all purposes of this Agreement, in the absence of actual knowledge by an officer of the Master Servicer, the Master Servicer shall not be deemed to have knowledge of any act or failure to act of any Servicer unless notified thereof in writing by the Trustee, the Trust Administrator, such Servicer or a Certificateholder.

Section 10.06. Severability of Provisions.

     If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 10.07. Special Notices to Rating Agencies.

     (a) The Trust Administrator shall give prompt notice to each Rating Agency of the occurrence of any of the following events of which it has notice:

               (i) any amendment to this Agreement pursuant to Section 10.01(a);

               (ii) any sale or transfer of the Class B Certificates pursuant to
          Section 5.02 to an affiliate of the Seller;

               (iii) any assignment by the Master Servicer of its rights and delegation of its duties pursuant to Section 6.06;

               (iv) any resignation of the Master Servicer pursuant to Section 6.04;

               (v) the  occurrence of any of the Events of Default  described in
          Section 7.01;

               (vi) any notice of termination given to the Master Servicer pursuant to Section 7.01;

               (vii) the appointment of any successor to the Master Servicer pursuant to Section 7.05; or

               (viii) the making of a final payment pursuant to Section 9.01.

     (b) The Master Servicer shall give prompt notice to each Rating Agency of the occurrence of any of the following events:

               (i) the appointment of a Custodian pursuant to Section 2.02;

               (ii) the resignation or removal of the Trustee or the Trust Administrator pursuant to Section 8.08;

               (iii)  the   appointment   of  a   successor   trustee  or  trust
          administrator pursuant to Section 8.09; or

               (iv) the sale, transfer or other disposition in a single transaction of 50% or more of the equity interests in the Master Servicer.

     (c) The Master Servicer shall deliver to each Rating Agency:

               (i) reports prepared pursuant to Section 3.05; and

               (ii) statements prepared pursuant to Section 4.04.

Section 10.08. Covenant of Seller.

     The  Seller  shall  not  amend   Article  Third  of  its   Certificate   of
Incorporation without the prior written consent of each Rating Agency rating the Certificates.

Section 10.09. Recharacterization.

     The Parties intend the conveyance by the Seller to the Trustee of all of its right, title and interest in and to the Mortgage Loans pursuant to this Agreement to constitute a purchase and sale and not a loan. Notwithstanding the foregoing, to the extent that such conveyance is held not to constitute a sale under applicable law, it is intended that this Agreement shall constitute a security agreement under applicable law and that the Seller shall be deemed to have granted to the Trustee a first priority security interest in all of the Seller's right, title and interest in and to the Mortgage Loans.

                                   ARTICLE XI

                             TERMS FOR CERTIFICATES

Section 11.01. Class A Fixed Pass-Through Rate.

     The Class A Fixed Pass-Through Rate is 7.500% per annum.

Section 11.02. Cut-Off Date.

     The Cut-Off Date for the Certificates is April 1, 1997.

Section 11.03. Cut-Off Date Aggregate Principal Balance.

     The Cut-Off Date Aggregate Principal Balance is $469,651,627.65.

Section 11.04. Original Class A Percentage.

     The Original Class A Percentage is 95.98206552%.

Section 11.05. Original Class A Subclass Principal Balances.

     As to the following Subclasses of Class A Certificates, the Class A Subclass Principal Balance of such Subclass as of the Cut-Off Date, as follows:

                                           Original Class A
  Class A Subclass                       Subclass Principal Balance
    Class A-1                                 $24,793,000.00
    Class A-2                                 $ 8,709,000.00
    Class A-3                                 $ 5,710,800.00
    Class A-4                                 $90,113,000.00
    Class A-5                                 $ 6,369,000.00
    Class A-6                                 $ 9,136,584.00
    Class A-7                                 $ 3,697,000.00
    Class A-8                                 $31,000,000.00
    Class A-9                                 $70,381,820.00
    Class A-10                                $19,135,000.00
    Class A-11                                $41,601,000.00
    Class A-12                                $99,126,396.00
    Class A-13                                $22,812,000.00
    Class A-14                                $15,901,000.00
    Class A-15                                $   290,300.00
    Class A-PO                                $ 2,089,278.83
    Class A-R                                 $       100.00

Section 11.06.  Original Component Principal Balances.

         As to the following Class A-10 Components, the Component Principal Balance of such Component as of the Cut-Off Date, as follows:

                                                         Original Component
Class A-10 Components                                    Principal Balance
Class A-10 Group I Accrual Companion Component           $ 2,485,000.00
Class A-10 Group II Accrual Companion Component          $16,650,000.00

Section 11.07. Original Class A Non-PO Principal Balance.

     The Original Class A Non-PO Principal Balance is $448,776,000.00.

Section 11.08. Original Subordinated Percentage.

     The Original Subordinated Percentage is 4.01793448%.

Section 11.09. Original Class M Percentage.

     The Original Class M Percentage is 1.25544754%.

Section 11.10. Original Class M Principal Balance.

     The Original Class M Principal Balance is $5,870,000.00.

Section 11.11 Original Class M Fractional Interest.

     The Original Class M Fractional Interest is 2.76248693%.

Section 11.12 Original Class B-1 Percentage.

     The Original Class B-1 Percentage is 1.55701160%.

Section 11.13. Original Class B-2 Percentage.

     The Original Class B-2 Percentage is 0.45191834%.

Section 11.14. Original Class B-3 Percentage.

     The Original Class B-3 Percentage is 0.30135018%.

Section 11.15. Original Class B-4 Percentage.

     The Original Class B-4 Percentage is 0.20104271%.

Section 11.16. Original Class B-5 Percentage.

     The Original Class B-5 Percentage is 0.25116411%.

Section 11.17. Original Class B Principal Balance.

     The Original Class B Principal Balance is $12,916,348.82.

Section 11.18. Original Class B Subclass Principal Balances.

     As to any Class B Certificate, the Class B Subclass Principal Balance of such Subclass as of the Cut-Off Date, is as follows:

                                            Original Class B
    Class B Subclass                        Subclass Principal Balance
      Class B-1                                 $7,280,000.00
      Class B-2                                 $2,113,000.00
      Class B-3                                 $1,409,000.00
      Class B-4                                 $  940,000.00
      Class B-5                                 $1,174,348.82

Section 11.19. Original Class B-1 Fractional Interest.

     The Original Class B-1 Fractional Interest is 1.20547534%.

Section 11.20. Original Class B-2 Fractional Interest.

     The Original Class B-2 Fractional Interest is 0.75355700%.

Section 11.21. Original Class B-3 Fractional Interest.

     The Original Class B-3 Fractional Interest is 0.45220681%.

Section 11.22. Original Class B-4 Fractional Interest.

     The Original Class B-4 Fractional Interest is 0.25116411%.

Section 11.23. Closing Date.

     The Closing Date is April 29, 1997.

Section 11.24. Right to Purchase.

     The right of the Seller to purchase all of the Mortgage  Loans  pursuant to
Section 9.01 hereof shall be conditioned upon the Pool Scheduled Principal Balance of the Mortgage Loans being less than $46,965,162.77 (10% of the Cut-Off Date Aggregate Principal Balance) at the time of any such purchase.

Section 11.25. Wire Transfer Eligibility.

     With respect to the Class A Certificates (other than the Class A-WIO Certificates), Class M Certificates and Class B-1 Certificates, the minimum Denomination eligible for wire transfer on each Distribution Date is $5,000,000. With respect to the Class A-WIO Certificates, the minimum Denomination eligible for wire transfer on each Distribution Date is 25% Percentage Interest. The Class A-7, Class A-15, Class A-PO, Class A-R, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates are not eligible for wire transfer; provided, however, that for so long as the Holder of a Class A-7 Certificate is the Clearing Agency or its nominee, the Class A-7 Certificates shall be entitled to payment by wire transfer.

Section 11.26. Single Certificate.

     A Single Certificate for each Subclass of Class A Certificates (other than the Class A-2, Class A-13, Class A-14, Class A-15, Class A-WIO and Class A-R Certificates), the Class M Certificates and the Class B Certificates (other than the Class B-3, Class B-4, and Class B-5 Certificates) represents a $100,000 Denomination. A Single Certificate for the Class A-2, Class A-13 and Class A-14 Certificates represents a $1,000 Denomination. A Single Certificate for the Class A-WIO Certificates represents a Denomination of 33% Percentage Interest. A Single Certificate for the Class A-15 Certificate represents a Denomination equal to the Original Class A Subclass Principal Balance of such Subclass. A Single Certificate for the Class A-R Certificate represents a $100 Denomination. The Class B-3, Class B-4 and Class B-5 Certificates will be issued in minimum denominations of $250,000 and integral multiples of $1,000 in excess thereof.

Section 11.27. Servicing Fee Rate.

     The rate used to calculate the Servicing Fee is equal to 0.250% per annum.

Section 11.28. Master Servicing Fee Rate.

     The rate used to calculate the Master Servicing Fee for each Mortgage Loan is 0.016% per annum.

     IN WITNESS WHEREOF, the Seller, the Master Servicer, the Trust Administrator and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                            NORWEST ASSET SECURITIES CORPORATION
                              as Seller

                            By:
                               ----------------------------------
                      Name:
                     Title:

                            NORWEST BANK MINNESOTA, NATIONAL
                            ASSOCIATION
                              as Master Servicer

                            By:
                               ----------------------------------
                      Name:
                     Title:

                            FIRST UNION NATIONAL BANK OF NORTH CAROLINA
                              as Trust Administrator

                            By:
                               ----------------------------------
                      Name:
                     Title:

Attest:
By:
   ------------------
Name:
     ----------------
Title:
      ---------------


                                  FIRSTAR TRUST COMPANY
                                    as Trustee

                                  By:
                                     ----------------------------
                           Name:
                          Title:

                                  By:
                                     ----------------------------
                           Name:
                          Title:

STATE OF NEW YORK       )
                            ss.:
COUNTY OF NEW YORK      )

     On this 29th day of April, 1997, before me, a notary public in and for the State of New York, personally Alan McKenney, known to me who, being by me duly sworn, did depose and say that he resides at Oakton, Virginia; that he is an Assistant Vice President of Norwest Asset Securities Corporation, a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.

-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF NEW YORK     )
                          ss.:
COUNTY OF NEW YORK    )

     On this 29th day of April, 1997, before me, a notary public in and for the State of New York, personally appeared Edward M. Frere, Jr., known to me who, being by me duly sworn, did depose and say that he resides at Frederick, Maryland; that he is a Vice President of Norwest Bank Minnesota, National Association, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.

-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF NORTH CAROLINA   )
                                ss.:
COUNTY OF                 )

     On this 29th day of April, 1997, before me, a notary public in and for the State of North Carolina, personally appeared ___________________, known to me who, being by me duly sworn, did depose and say that s/he resides at _________________, North Carolina; that s/he is a ____________________ of First
Union National Bank of North Carolina, a national banking association, one of the parties that executed the foregoing instrument; and that s/he signed his/her name thereto by order of the Board of Directors of said corporation.





-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF NORTH CAROLINA    )
                                 ss.:
COUNTY OF                  )

     On this 29th day of April, 1997, before me, a notary public in and for the State of North Carolina, personally appeared _____________________, known to me who, being by me duly sworn, did depose and say that he resides at __________________, North Carolina; that he is a _____________________ of First
Union National Bank of North Carolina, a national banking association, one of the parties that executed the foregoing instrument; and that s/he signed his name thereto by order of the Board of Directors of said corporation.

-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF WISCONSIN   )
                         ss.:
COUNTY OF            )

     On this 29th day of April, 1997, before me, a notary public in and for the State of Wisconsin, personally appeared ___________________, known to me who, being by me duly sworn, did depose and say that s/he resides at
________________,  Wisconsin;  that s/he is a  ____________________  of  Firstar
Trust Company, a ________________________, one of the parties that executed the foregoing instrument; and that s/he signed her/his name thereto by order of the Board of Directors of said corporation.

-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF WISCONSIN   )
                         ss.:
COUNTY OF            )

     On this 29th day of April, 1997, before me, a notary public in and for the State of Wisconsin, personally appeared ___________________, known to me who, being by me duly sworn, did depose and say that s/he resides at
________________,  Wisconsin;  that s/he is a  ____________________  of  Firstar
Trust Company, a ________________________, one of the parties that executed the foregoing instrument; and that s/he signed her/his name thereto by order of the Board of Directors of said corporation.





-------------------------
Notary Public

[NOTARIAL SEAL]

                                   SCHEDULE I

           Norwest Asset Securities Corporation, Mortgage Pass-Through
                          Certificates, Series 1997-6
                 Applicable Unscheduled Principal Receipt Period

                                                         Full Unscheduled                Partial Unscheduled
Servicer                                                  Principal Receipts              Principal Receipts

Norwest Mortgage, Inc. (Exhibit F-1)                      Prior Month                     Prior Month

Norwest Mortgage, Inc. (Exhibit F-2)                      Mid-Month                       Mid-Month

BankAmerica Mortgage                                      Prior Month                     Prior Month

National City Mortgage Company                            Prior Month                     Prior Month

First Bank National Assoc.                                Prior Month                     Prior Month

First Union Mortgage Corporation                          Prior Month                     Prior Month

Suntrust Mortgage, Inc.                                   Prior Month                     Prior Month

Countrywide Home Loans                                    Prior Month                     Prior Month

The Huntington Mortgage Company                           Prior Month                     Prior Month

                                   EXHIBIT A-1
                     [FORM OF FACE OF CLASS A-1 CERTIFICATE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                             SERIES 1997-6 CLASS A-1

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                           Cut-Off Date:   April 1, 1997

CUSIP No.:                                First Distribution Date:  May 27, 1997


Percentage Interest evidenced            Denomination: $
by this Certificate:  %

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-1 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 29, 1997 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank of North Carolina, as trust administrator (the "Trust Administrator") and Firstar Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Subclass Distribution Amount for the Class A-1 Certificates required to be distributed to Holders of Class A-1 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the principal balance of certain Subclasses of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Subclasses of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-1 Certificates applicable to each Distribution Date will be 7.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-1 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:  April 29, 1997
First Union National Bank of North Carolina,
  Trust Administrator
By____________________________
  Authorized Officer


Countersigned:

First Union National Bank of North Carolina,
  Trust Administrator

By ________________________
   Authorized Officer

                                   EXHIBIT A-2
                     [FORM OF FACE OF CLASS A-2 CERTIFICATE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                             SERIES 1997-6 CLASS A-2

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                         Cut-Off Date:   April 1, 1997

CUSIP No.:                              First Distribution Date:  May 27, 1997

Percentage Interest evidenced           Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-2 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 29, 1997 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank of North Carolina, as trust administrator (the "Trust Administrator") and Firstar Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Subclass Distribution Amount for the Class A-2 Certificates required to be distributed to Holders of Class A-2 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the principal balance of certain Subclasses of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Subclasses of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-2 Certificates applicable to each Distribution Date will be 7.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-2 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:  April 29, 1997
First Union National Bank of North Carolina,
  Trust Administrator
By____________________________
  Authorized Officer


Countersigned:

First Union National Bank of North Carolina,
  Trust Administrator

By ________________________
   Authorized Officer

                                   EXHIBIT A-3
                     [FORM OF FACE OF CLASS A-3 CERTIFICATE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                             SERIES 1997-6 CLASS A-3

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                           Cut-Off Date:   April 1, 1997

CUSIP No.:                                First Distribution Date:  May 27, 1997

Percentage Interest evidenced             Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-3 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 29, 1997 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank of North Carolina, as trust administrator (the "Trust Administrator") and Firstar Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Subclass Distribution Amount for the Class A-3 Certificates required to be distributed to Holders of Class A-3 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the principal balance of certain Subclasses of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Subclasses of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-3 Certificates applicable to each Distribution Date will be 7.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-3 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:  April 29, 1997
First Union National Bank of North Carolina,
  Trust Administrator
By____________________________
  Authorized Officer


Countersigned:

First Union National Bank of North Carolina,
  Trust Administrator

By ________________________
   Authorized Officer

                                   EXHIBIT A-4
                     [FORM OF FACE OF CLASS A-4 CERTIFICATE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                             SERIES 1997-6 CLASS A-4

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE,THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                        Cut-Off Date:   April 1, 1997

CUSIP No.:                             First Distribution Date:  May 27, 1997

Percentage Interest evidenced          Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-4 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 29, 1997 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank of North Carolina, as trust administrator (the "Trust Administrator") and Firstar Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Subclass Distribution Amount for the Class A-4 Certificates required to be distributed to Holders of Class A-4 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the principal balance of certain Subclasses of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Subclasses of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-4 Certificates applicable to each Distribution Date will be 7.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-4 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:  April 29, 1997
First Union National Bank of North Carolina,
  Trust Administrator
By____________________________
  Authorized Officer


Countersigned:

First Union National Bank of North Carolina,
  Trust Administrator

By ________________________
   Authorized Officer

                                   EXHIBIT A-5
                     [FORM OF FACE OF CLASS A-5 CERTIFICATE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                             SERIES 1997-6 CLASS A-5

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE,THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                          Cut-Off Date:   April 1, 1997

CUSIP No.:                               First Distribution Date:  May 27, 1997

Percentage Interest evidenced            Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-5 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 29, 1997 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank of North Carolina, as trust administrator (the "Trust Administrator") and Firstar Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Subclass Distribution Amount for the Class A-5 Certificates required to be distributed to Holders of Class A-5 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the principal balance of certain Subclasses of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Subclasses of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-5 Certificates applicable to each Distribution Date will be 7.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-5 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:  April 29, 1997
First Union National Bank of North Carolina,
  Trust Administrator
By____________________________
  Authorized Officer


Countersigned:

First Union National Bank of North Carolina,
  Trust Administrator

By ________________________
   Authorized Officer

                                   EXHIBIT A-6
                     [FORM OF FACE OF CLASS A-6 CERTIFICATE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                             SERIES 1997-6 CLASS A-6

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     UNTIL THE CLASS A-6 ACCRETION TERMINATION DATE, THE INTEREST THAT ACCRUES ON THIS CERTIFICATE WILL NOT BE PAYABLE. BECAUSE SUCH UNPAID INTEREST WILL BE ADDED TO THE PRINCIPAL BALANCE OF THIS CERTIFICATE AND BECAUSE DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE MORE OR LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:   April 1, 1997

CUSIP No.:                          First Distribution Date:  May 27, 1997

Percentage Interest evidenced       Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-6 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 29, 1997 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank of North Carolina, as trust administrator (the "Trust Administrator") and Firstar Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Subclass Distribution Amount for the Class A-6 Certificates required to be distributed to Holders of Class A-6 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the principal balance of certain Subclasses of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Subclasses of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-6 Certificates applicable to each Distribution Date will be 7.500% per annum. Prior to the Class A-6 Accretion Termination Date, interest otherwise available for distribution with respect to this Certificate will not be distributed as interest on this Certificate but such amount will be added to the principal balance of this Certificate on each Distribution Date. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-6 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate is issued on April 29, 1997, at an issue price of 88.88021%, including accrued interest, and a stated redemption price at maturity equal to the sum of its initial principal balance and all interest distributions hereon (whether current or accrued), and is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the Prepayment Assumption of 235% SPA (as defined in the Prospectus Supplement dated April 22, 1997 with respect to the offering of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-PO, Class A-R, Class M, Class B-1 and Class B-2 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 281.30799538%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 8.20%; and (iii) the amount of OID allocable to the short first accrual period (April 29, 1997 to May 25, 1997) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.52624171%.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:  April 29, 1997
First Union National Bank of North Carolina,
  Trust Administrator
By____________________________
  Authorized Officer


Countersigned:

First Union National Bank of North Carolina,
  Trust Administrator

By ________________________
   Authorized Officer

                                   EXHIBIT A-7
                     [FORM OF FACE OF CLASS A-7 CERTIFICATE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                             SERIES 1997-6 CLASS A-7

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                   Cut-Off Date:   April 1, 1997

CUSIP No.:                        First Distribution Date:  May 27, 1997

Percentage Interest evidenced     Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-7 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 29, 1997 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank of North Carolina, as trust administrator (the "Trust Administrator") and Firstar Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Subclass Distribution Amount for the Class A-7 Certificates required to be distributed to Holders of Class A-7 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the principal balance of certain Subclasses of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Subclasses of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-7 Certificates applicable to each Distribution Date will be 7.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-7 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:  April 29, 1997
First Union National Bank of North Carolina,
  Trust Administrator
By____________________________
  Authorized Officer


Countersigned:

First Union National Bank of North Carolina,
  Trust Administrator

By ________________________
   Authorized Officer

                                   EXHIBIT A-8
                     [FORM OF FACE OF CLASS A-8 CERTIFICATE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                             SERIES 1997-6 CLASS A-8

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                         Cut-Off Date:   April 1, 1997

CUSIP No.:                              First Distribution Date:  May 27, 1997

Percentage Interest evidenced           Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-8 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 29, 1997 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank of North Carolina, as trust administrator (the "Trust Administrator") and Firstar Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Subclass Distribution Amount for the Class A-8 Certificates required to be distributed to Holders of Class A-8 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the principal balance of certain Subclasses of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Subclasses of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-8 Certificates applicable to each Distribution Date will be 7.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-8 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:  April 29, 1997
First Union National Bank of North Carolina,
  Trust Administrator
By____________________________
  Authorized Officer


Countersigned:

First Union National Bank of North Carolina,
  Trust Administrator

By ________________________
   Authorized Officer

                                   EXHIBIT A-9
                     [FORM OF FACE OF CLASS A-9 CERTIFICATE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                             SERIES 1997-6 CLASS A-9

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   April 1, 1997

CUSIP No.:                           First Distribution Date:  May 27, 1997

Percentage Interest evidenced        Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-9 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 29, 1997 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank of North Carolina, as trust administrator (the "Trust Administrator") and Firstar Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Subclass Distribution Amount for the Class A-9 Certificates required to be distributed to Holders of Class A-9 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the principal balance of certain Subclasses of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Subclasses of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-9 Certificates applicable to each Distribution Date will be 7.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-9 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:  April 29, 1997
First Union National Bank of North Carolina,
  Trust Administrator
By____________________________
  Authorized Officer


Countersigned:

First Union National Bank of North Carolina,
  Trust Administrator

By ________________________
   Authorized Officer

                                  EXHIBIT A-10
                    [FORM OF FACE OF CLASS A-10 CERTIFICATE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1997-6 CLASS A-10

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     UNTIL  THE  CLASS  A-10  GROUP  I  ACCRUAL  COMPANION  COMPONENT  ACCRETION
TERMINATION DATE AND CLASS A-10 GROUP II ACCRUAL COMPANION COMPONENT ACCRETION TERMINATION DATE, RESPECTIVELY, THE INTEREST THAT ACCRUES ON RELATED PORTIONS OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL NOT BE PAYABLE. BECAUSE SUCH UNPAID INTEREST IS ADDED TO THE PRINCIPAL BALANCE OF THIS CERTIFICATE AND BECAUSE DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT (AS DEFINED HEREIN), THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE MORE OR LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                         Cut-Off Date:   April 1, 1997

CUSIP No.:                              First Distribution Date:  May 27, 1997

Percentage Interest evidenced           Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-10 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 29, 1997 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank of North Carolina, as trust administrator (the "Trust Administrator") and Firstar Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Subclass Distribution Amount for the Class A-10 Certificates required to be distributed to Holders of Class A-10 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the principal balance of certain Subclasses of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Subclasses of Class A Certificates in accordance with the provisions of the Agreement. For the purposes of determining distributions of interest and in reduction of principal balance, the Class A-10 Certificates consist of two components (each, a "Component" and individually, the "Class A-10 Group I Accrual Companion Component" and the "Class A-10 Group II Accrual Companion Component"). The amount of interest which accrues on the Class A-10 Certificates in any one-month period will equal the sum of the interest which accrues on the Class A-10 Group I Accrual Companion Component and the Group II Accrual Companion Component. Interest with respect to each Component will accrue during each one-month period in an amount equal to the product of (i) 1/12th of 7.500% and (ii) the outstanding Component Principal Balance of such Component. Prior to the Class A-10 Group I Accrual Companion Component Accretion Termination Date, no distribution of interest on this Certificate with respect to its Class A-10 Group I Accrual Companion Component will be made. Prior to the Class A-10 Group I Accrual Companion Component Accretion Termination Date, interest otherwise available for distribution on this Certificate with respect to its Class A-10 Group I Accrual Companion Component will be added to the Component Principal Balance of such Component on each Distribution Date. Prior to the Class A-10 Group II Accrual Companion Component Accretion Termination Date, no distribution of interest on this Certificate with respect to its Class A-10 Group II Accrual Companion Component will be made. Prior to the Class A-10 Group II Accrual Companion Component Accretion Termination Date, interest otherwise available for distribution on this Certificate with respect to its Class A-10 Group II Accrual Companion Component will be added to the Component Principal Balance of such Component on each Distribution Date. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-10 Certificates with respect to their Class A-10 Group I Accrual Companion Component and Class A-10 Group II Accrual Companion Component.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate is issued on April 29, 1997, at an issue price of 100.31771%, including accrued interest, and a stated redemption price at maturity equal to the sum of its initial principal balance and all interest distributions hereon (whether current or accrued), and is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the Prepayment Assumption of 235% SPA (as defined in the Prospectus Supplement dated April 22, 1997 with respect to the offering of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-PO, Class A-R, Class M, Class B-1 and Class B-2 Certificates) used to price this
Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 32.56624594%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 7.43%; and
(iii) the amount of OID allocable to the short first accrual period (April 29, 1997 to May 25, 1997) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.53818718%.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:  April 29, 1997
First Union National Bank of North Carolina,
  Trust Administrator
By____________________________
  Authorized Officer


Countersigned:

First Union National Bank of North Carolina,
  Trust Administrator

By ________________________
   Authorized Officer

                                  EXHIBIT A-11
                    [FORM OF FACE OF CLASS A-11 CERTIFICATE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1997-6 CLASS A-11

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                        Cut-Off Date:   April 1, 1997

CUSIP No.:                             First Distribution Date:  May 27, 1997

Percentage Interest evidenced          Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-11 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 29, 1997 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank of North Carolina, as trust administrator (the "Trust Administrator") and Firstar Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Subclass Distribution Amount for the Class A-11 Certificates required to be distributed to Holders of Class A-11 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the principal balance of certain Subclasses of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Subclasses of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-11 Certificates applicable to each Distribution Date will be 7.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-11 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:  April 29, 1997
First Union National Bank of North Carolina,
  Trust Administrator
By____________________________
  Authorized Officer


Countersigned:

First Union National Bank of North Carolina,
  Trust Administrator

By ________________________
   Authorized Officer

                                  EXHIBIT A-12
                    [FORM OF FACE OF CLASS A-12 CERTIFICATE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1997-6 CLASS A-12

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                        Cut-Off Date:   April 1, 1997

CUSIP No.:                             First Distribution Date:  May 27, 1997

Percentage Interest evidenced          Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-12 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 29, 1997 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank of North Carolina, as trust administrator (the "Trust Administrator") and Firstar Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Subclass Distribution Amount for the Class A-12 Certificates required to be distributed to Holders of Class A-12 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the principal balance of certain Subclasses of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Subclasses of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-12 Certificates applicable to each Distribution Date will be 7.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-12 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate is issued on April 29, 1997, and based on its issue price of 98.67708%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus four days of interest at the Pass-Through Rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the Prepayment Assumption of 235% SPA (as defined in the Prospectus Supplement dated April 22, 1997 with respect to the offering of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-PO, Class A-R, Class M, Class B-1 and Class B-2 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 1.40625000%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 7.89%; and (iii) the amount of OID allocable to the short first accrual period (April 29, 1997 to May 25, 1997) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.02066723%.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:  April 29, 1997
First Union National Bank of North Carolina,
  Trust Administrator
By____________________________
  Authorized Officer


Countersigned:

First Union National Bank of North Carolina,
  Trust Administrator

By ________________________
   Authorized Officer

                                  EXHIBIT A-13
                    [FORM OF FACE OF CLASS A-13 CERTIFICATE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1997-6 CLASS A-13

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                       Cut-Off Date:   April 1, 1997

CUSIP No.:                            First Distribution Date:  May 27, 1997

Percentage Interest evidenced         Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-13 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 29, 1997 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank of North Carolina, as trust administrator (the "Trust Administrator") and Firstar Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Subclass Distribution Amount for the Class A-13 Certificates required to be distributed to Holders of Class A-13 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the principal balance of certain Subclasses of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Subclasses of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-13 Certificates applicable to each Distribution Date will be 7.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-13 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:  April 29, 1997
First Union National Bank of North Carolina,
  Trust Administrator
By____________________________
  Authorized Officer


Countersigned:

First Union National Bank of North Carolina,
  Trust Administrator

By ________________________
   Authorized Officer

                                  EXHIBIT A-14
                    [FORM OF FACE OF CLASS A-14 CERTIFICATE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1997-6 CLASS A-14

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   April 1, 1997

CUSIP No.:                           First Distribution Date:  May 27, 1997

Percentage Interest evidenced        Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-14 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 29, 1997 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank of North Carolina, as trust administrator (the "Trust Administrator") and Firstar Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Subclass Distribution Amount for the Class A-14 Certificates required to be distributed to Holders of Class A-14 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the principal balance of certain Subclasses of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Subclasses of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-14 Certificates applicable to each Distribution Date will be 7.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-14 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:  April 29, 1997
First Union National Bank of North Carolina,
  Trust Administrator
By____________________________
  Authorized Officer


Countersigned:

First Union National Bank of North Carolina,
  Trust Administrator

By ________________________
   Authorized Officer

                                  EXHIBIT A-15
                    [FORM OF FACE OF CLASS A-15 CERTIFICATE]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1997-6 CLASS A-15

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:   April 1, 1997

CUSIP No.:                          First Distribution Date:  May 27, 1997

Percentage Interest evidenced       Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holder of Class A-15 Certificate with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 29, 1997 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank of North Carolina, as trust administrator (the "Trust Administrator") and Firstar Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the Class A Subclass Distribution Amount for the Class A-15 Certificate required to be distributed to Holder of the Class A-15 Certificate on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the principal balance of certain Subclasses of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Subclasses of Class A Certificates in accordance with the provisions of the Agreement. The Class A-15 Certificate will not be entitled to distributions in respect of interest.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This  Certificate  is  issued  on April  29,  1997,  at an  issue  price of
37.00000% and a stated redemption price at maturity equal to its initial principal balance, and is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the Prepayment Assumption of 235% SPA (as defined in the Prospectus Supplement dated April 22, 1997 with respect to the offering of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-PO, Class A-R, Class M, Class B-1 and Class B-2 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 63.00000000%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 9.82%; and (iii) the amount of OID allocable to the short first accrual period (April 29, 1997 to May 25, 1997) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.26219749%.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:  April 29, 1997
First Union National Bank of North Carolina,
  Trust Administrator
By____________________________
  Authorized Officer


Countersigned:

First Union National Bank of North Carolina,
  Trust Administrator

By ________________________
   Authorized Officer

                                  EXHIBIT A-WIO
                    [FORM OF FACE OF CLASS A-WIO CERTIFICATE]


THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1997-6 CLASS A-WIO

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

Certificate No.                       Cut-Off Date:   April 1, 1997

CUSIP No.:                            First Distribution Date:  May 27, 1997

Percentage Interest evidenced
by this Certificate:      %

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-WIO Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 29, 1997 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank of North Carolina, as trust administrator (the "Trust Administrator") and Firstar Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Subclass Distribution Amount for the Class A-WIO Certificates required to be distributed to Holders of Class A-WIO Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. The Class A-WIO Certificates will not be entitled to distributions in respect of principal. Interest will accrue on the Class A-WIO Certificates during each month in an amount equal to the product of (A) 1/12th of (i) the Weighted Average Net Mortgage Interest Rate of the Premium Mortgage Loans on the first day of such month minus (ii) 7.500% and (B) the Class A-WIO Notional Amount as of the related Distribution Date. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-WIO Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     No transfer of a Class A-WIO Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trust Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:  April 29, 1997
First Union National Bank of North Carolina,
  Trust Administrator
By____________________________
  Authorized Officer


Countersigned:

First Union National Bank of North Carolina,
  Trust Administrator
By ________________________
   Authorized Officer

                                  EXHIBIT A-PO
                    [FORM OF FACE OF CLASS A-PO CERTIFICATE]


                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1997-6, CLASS A-PO

            evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                    Cut-Off Date:   April 1, 1997

CUSIP No.:                         First Distribution Date:  May 27, 1997

Percentage Interest evidenced      Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-PO Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 29, 1997 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), Firstar Trust Company, as trustee (the "Trustee"), and First Union National Bank of North Carolina, as trust administrator (the "Trust Administrator"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A-PO
Distribution Amount required to be distributed to Holders of Class A-PO Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. The Class A-PO Certificates will not be entitled to distributions in respect of interest.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This  Certificate  is  issued  on April  29,  1997,  at an  issue  price of
61.00000% and a stated redemption price at maturity equal to its initial principal balance, and is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the Prepayment Assumption of 235% SPA (as defined in the Prospectus Supplement dated April 22, 1997 with respect to the offering of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-PO, Class A-R, Class M, Class B-1 and Class B-2 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 39.00000000%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 8.60%; and (iii) the amount of OID allocable to the short first accrual period (April 29, 1997 to May 25, 1997) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.37881187%.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:  April 29, 1997
First Union National Bank of North Carolina,
  Trust Administrator
By____________________________
  Authorized Officer


Countersigned:

First Union National Bank of North Carolina,
  Trust Administrator


By ________________________
   Authorized Officer

                                   EXHIBIT A-R
                     [Form of Face of Class A-R Certificate]

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUST ADMINISTRATOR TO THE EFFECT THAT, AMONG OTHER THINGS,
IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR A DISQUALIFIED ORGANIZATION OR A NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN
SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR NON-PERMITTED FOREIGN HOLDERS.

THE HOLDER OF THIS CLASS A-R CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO THE DESIGNATION OF THE MASTER SERVICER AS ITS AGENT TO ACT AS "TAX MATTERS PERSON" OF THE REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, OR, IF SO REQUESTED BY THE MASTER SERVICER, TO ACT AS TAX MATTERS PERSON OF THE REMIC.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE CODE OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

PURCHASERS OF THIS CLASS A-R CERTIFICATE SHOULD BE AWARE THAT ON JANUARY 3, 1995, THE INTERNAL REVENUE SERVICE ISSUED PROPOSED REGULATIONS UNDER CODE
SECTION 475 THAT, IF ADOPTED IN FINAL FORM, WOULD APPLY TO THIS CLASS A-R CERTIFICATE AND WOULD NOT PERMIT THIS CLASS A-R CERTIFICATE TO BE MARKED TO MARKET.

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1997-6, CLASS A-R


                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by


                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   April 1, 1997

CUSIP No.:                           First Distribution Date:  May 27, 1997

Percentage Interest evidenced        Denomination:  $
by this Certificate: 100%

     THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holder of the Class A-R Certificate with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 29, 1997 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank of North Carolina, as trust administrator (the "Trust Administrator") and Firstar Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Subclass Distribution Amount for the Class A-R Certificate required to be distributed to the Holders of the Class A-R Certificate on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the principal balance of certain Subclasses of Class A Certificates will not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Subclasses of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-R Certificate applicable to each Distribution Date will be 7.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-R Certificate, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:  April 29, 1997

                               First Union National Bank of North Carolina,
                                 Trust Administrator


                               By____________________________
                                 Authorized Officer

Countersigned:

First Union National Bank of North Carolina,
  Trust Administrator

By ________________________
   Authorized Officer

                                   EXHIBIT B-1
                     [FORM OF FACE OF CLASS B-1 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AND THE CLASS M CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1997-6, CLASS B-1

            evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                       Cut-Off Date:   April 1, 1997

CUSIP No.:                            First Distribution Date:  May 27, 1997

Percentage Interest evidenced         Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-1 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 29, 1997 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank of North Carolina, as trust administrator (the "Trust Administrator") and Firstar Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and the Class M Certificates as specified in the Agreement, any Class B-1 Distribution Amount required to be distributed to Holders of Class B-1 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-1 Certificates applicable to each Distribution Date will be 7.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-1 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     No  transfer  of a Class B-1  Certificate  will be made  unless  the Holder hereof desiring to make any such transfer shall deliver to the Trust Administrator (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:  April 29, 1997
First Union National Bank of North Carolina,
  Trust Administrator
By____________________________
  Authorized Officer


Countersigned:

First Union National Bank of North Carolina,
  Trust Administrator


By ________________________
   Authorized Officer

                                   EXHIBIT B-2
                     [FORM OF FACE OF CLASS B-2 CERTIFICATE]

THIS   CERTIFICATE  IS   SUBORDINATED  IN  RIGHT  OF  PAYMENT  TO  THE  CLASS  A
CERTIFICATES, THE CLASS M CERTIFICATES AND THE CLASS B-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1997-6, CLASS B-2

            evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   April 1, 1997

CUSIP No.:                           First Distribution Date:  May 27, 1997

Percentage Interest evidenced        Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-2 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 29, 1997 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank of North Carolina, as trust administrator (the "Trust Administrator") and Firstar Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates, the Class M Certificates and each Subclass of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-2 Distribution Amount required to be distributed to Holders of Class B-2 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-2 Certificates applicable to each Distribution Date will be 7.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-2 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     No  transfer  of a Class B-2  Certificate  will be made  unless  the Holder hereof desiring to make any such transfer shall deliver to the Trust Administrator (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate is issued on April 29, 1997, and based on its issue price of 97.20833%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus four days of interest at the Pass-Through Rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the Prepayment Assumption of 235% SPA (as defined in the Prospectus Supplement dated April 22, 1997 with respect to the offering of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-PO, Class A-R, Class M, Class B-1 and Class B-2 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 2.87500000%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 7.90%; and (iii) the amount of OID allocable to the short first accrual period (April 29, 1997 to May 25, 1997) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.01282340%.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:  April 29, 1997
First Union National Bank of North Carolina,
  Trust Administrator
By____________________________
  Authorized Officer


Countersigned:

First Union National Bank of North Carolina,
  Trust Administrator


By ________________________
   Authorized Officer

                                   EXHIBIT B-3
                     [FORM OF FACE OF CLASS B-3 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS M CERTIFICATES, THE CLASS B-1 CERTIFICATES AND THE CLASS B-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1997-6, CLASS B-3

            evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   April 1, 1997

CUSIP No.:                           First Distribution Date:  May 27, 1997

Percentage Interest evidenced        Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-3 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 29, 1997 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank of North Carolina, as trust administrator (the "Trust Administrator") and Firstar Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates, the Class M Certificates and each Subclass of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-3 Distribution Amount required to be distributed to Holders of Class B-3 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-3 Certificates applicable to each Distribution Date will be 7.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-3 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     No transfer of a Class B-3 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trust Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate is issued on April 29, 1997, and based on its issue price of 86.61458%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus four days of interest at the Pass-Through Rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the Prepayment Assumption of 235% SPA (as defined in the Prospectus Supplement dated April 22, 1997 with respect to the offering of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-PO, Class A-R, Class M, Class B-1 and Class B-2 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 13.46875000%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 9.55%; and (iii) the amount of OID allocable to the short first accrual period (April 29, 1997 to May 25, 1997) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.05517707%.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:  April 29, 1997
First Union National Bank of North Carolina,
  Trust Administrator
By____________________________
  Authorized Officer


Countersigned:

First Union National Bank of North Carolina,
  Trust Administrator


By ________________________
   Authorized Officer

                                   EXHIBIT B-4
                     [FORM OF FACE OF CLASS B-4 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS M CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES AND THE CLASS B-3 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1997-6, CLASS B-4

            evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:   April 1, 1997

CUSIP No.:                          First Distribution Date:  May 27, 1997

Percentage Interest evidenced       Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-4 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 29, 1997 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank of North Carolina, as trust administrator (the "Trust Administrator") and Firstar Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates, the Class M Certificates and each Subclass of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-4 Distribution Amount required to be distributed to Holders of Class B-4 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-4 Certificates applicable to each Distribution Date will be 7.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-4 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     No transfer of a Class B-4 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trust Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate is issued on April 29, 1997, and based on its issue price of 67.94271%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus four days of interest at the Pass-Through Rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the Prepayment Assumption of 235% SPA (as defined in the Prospectus Supplement dated April 22, 1997 with respect to the offering of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-PO, Class A-R, Class M, Class B-1 and Class B-2 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 32.14062500%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 13.33%; and (iii) the amount of OID allocable to the short first accrual period (April 29, 1997 to May 25, 1997) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.11186117%.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:  April 29, 1997
First Union National Bank of North Carolina,
  Trust Administrator
By____________________________
  Authorized Officer


Countersigned:

First Union National Bank of North Carolina,
  Trust Administrator


By ________________________
   Authorized Officer

                                   EXHIBIT B-5
                     [FORM OF FACE OF CLASS B-5 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS M CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3 CERTIFICATES AND THE CLASS B-4 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1997-6, CLASS B-5

            evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                    Cut-Off Date:   April 1, 1997

CUSIP No.:                         First Distribution Date:  May 27, 1997

Percentage Interest evidenced      Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-5 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 29, 1997 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank of North Carolina, as trust administrator (the "Trust Administrator") and Firstar Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates, the Class M Certificates and each Subclass of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-5 Distribution Amount required to be distributed to Holders of Class B-5 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-5 Certificates applicable to each Distribution Date will be 7.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-5 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     No transfer of a Class B-5 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trust Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate is issued on April 29, 1997, and based on its issue price of 36.58333%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus four days of interest at the Pass-Through Rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the Prepayment Assumption of 235% SPA (as defined in the Prospectus Supplement dated April 22, 1997 with respect to the offering of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-PO, Class A-R, Class M, Class B-1 and Class B-2 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 63.50000000%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 25.70%; and (iii) the amount of OID allocable to the short first accrual period (April 29, 1997 to May 25, 1997) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.13642647%.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:  April 29, 1997
First Union National Bank of North Carolina,
  Trust Administrator
By____________________________
  Authorized Officer


Countersigned:

First Union National Bank of North Carolina,
  Trust Administrator


By ________________________
   Authorized Officer

                                    EXHIBIT C

                      [Form of Face of Class M Certificate]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                             SERIES 1997-6, CLASS M


                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by


                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                    Cut-Off Date:   April 1, 1997

CUSIP No.:                         First Distribution Date:  May 27, 1997

Percentage Interest evidenced      Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT _______________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class M Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 29, 1997 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank of North Carolina, as trust administrator (the "Trust Administrator") and Firstar Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates as specified in the Agreement, any Class M Distribution Amount required to be distributed to Holders of Class M Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The Class M Pass-Through Rate applicable to each Distribution Date will be 7.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class M Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     No transfer of a Class M Certificate will be made unless the Holder hereof desiring to make any such transfer shall deliver to the Trust Administrator (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:  April 29, 1997
First Union National Bank of North Carolina,
  Trust Administrator
By____________________________
  Authorized Officer


Countersigned:

First Union National Bank of North Carolina,
  Trust Administrator


By ________________________
   Authorized Officer

                                    EXHIBIT D


                 [Form of Reverse of Series 1997-6 Certificates]


                      NORWEST ASSET SECURITIES CORPORATION
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 1997-6

     This Certificate is one of a duly authorized issue of Certificates issued in several Classes and Subclasses designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

     The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event funds are advanced with respect to any Mortgage Loan by a Servicer, the Master Servicer or the Trust Administrator, such advances are reimbursable to such Servicer, the Master Servicer or the Trust Administrator to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

     As provided in the Agreement, withdrawals from the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement to a Servicer, the Master Servicer or the Trust Administrator, as applicable, of advances made by such Servicer, the Master Servicer or the Trust Administrator.

     The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Seller, the Master Servicer, the Trust Administrator, and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Seller, the Master Servicer, the Trust Administrator and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Voting Interests of each Class or Subclass of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the office or agency appointed by the Trust Administrator, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trust Administrator and the Certificate Registrar, duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized Denominations evidencing the same Class and Subclass and aggregate Percentage Interest will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in Classes and Denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized Denominations evidencing the same Class and Subclass and aggregate Percentage Interest, as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Trust Administrator or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Seller, the Master Servicer, the Trust Administrator, the Trustee and the Certificate Registrar, and any agent of the Seller, the Master Servicer, the Trust Administrator, the Trustee or the Certificate Registrar, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Seller, the Master Servicer, the Trust Administrator, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

     The obligations created by the Agreement in respect of the Certificates and the Trust Estate created thereby shall terminate upon the last action required to be taken by the Trust Administrator on the Final Distribution Date pursuant to the Agreement following the earlier of (i) the payment or other liquidation (or advance with respect thereto) of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, and (ii) the purchase by the Seller from the Trust Estate of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans; provided, however, that the Trust Estate will in no event continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of the Agreement. The Agreement permits, but does not require, the Seller to purchase all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such option will effect early retirement of the Certificates, the Seller's right to exercise such option being subject to the Pool Scheduled Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of such repurchase are distributed being less than ten percent of the Cut-Off Date Aggregate Principal Balance.

                                   ASSIGNMENT

FOR VALUE RECEIVED,  the undersigned  hereby sell(s),  assign(s) and transfer(s)
unto
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
                       (Please print or typewrite name and
                 address including postal zip code of assignee)

the  beneficial   interest   evidenced  by  the  within  Mortgage   Pass-Through
Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Estate.

     I (We) further direct the Certificate Registrar to issue a new Certificate of a like Denomination or Percentage Interest and Class or Subclass, to the above named assignee and deliver such Certificate to the following address:

________________________________________________________________________________
________________________________________________________________________________

Social Security or other Identifying Number of Assignee:

________________________________________________________________________________


Dated:

                            _____________________________________
                            Signature by or on behalf of assignor

                            _____________________________________
                            Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, if the assignee is eligible to receive distributions in immediately available funds, by wire transfer or otherwise, in immediately available funds to _________________________________________________
for  the  account  of  _______________________________________   account  number
_____________,        or,       if        mailed       by       check,        to
_______________________________________________. Applicable statements should be mailed to ________________.

     This information is provided by ______________________, the assignee named above, or ___________________________________, as its agent.

                                    EXHIBIT E

                               CUSTODIAL AGREEMENT

     THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "Agreement"), dated as of _____________, by and among FIRST UNION NATIONAL BANK OF NORTH CAROLINA, not individually, but solely as Trust Administrator (including its successors under the Pooling and Servicing Agreement defined below, the "Trust Administrator"), NORWEST ASSET SECURITIES CORPORATION (together with any successor in interest, the "Seller"), NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION (together with any successor in interest or successor under the Pooling and Servicing Agreement referred to below, the "Master Servicer") and ___________________________ (together with any successor in interest or any successor appointed hereunder, the "Custodian").


                        W I T N E S S E T H    T H A T

     WHEREAS, the Seller, the Master Servicer, the Trust Administrator and Firstar Trust Company, as trustee, have entered into a Pooling and Servicing Agreement dated as of April 29, 1997 relating to the issuance of Mortgage Pass-Through Certificates, Series 1997-6 (as in effect on the date of this Agreement, the "Original Pooling and Servicing Agreement", and as amended and supplemented from time to time, the "Pooling and Servicing Agreement"); and

     WHEREAS, the Custodian has agreed to act as agent for the Trust Administrator for the purposes of receiving and holding certain documents and other instruments delivered by the Seller under the Pooling and Servicing Agreement, all upon the terms and conditions and subject to the limitations hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trust Administrator, the Seller, the Master Servicer and the Custodian hereby agree as follows:

                                    ARTICLE I

                                   Definitions

     Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Original Pooling and Servicing Agreement, unless otherwise required by the context herein.

                                   ARTICLE II

                          Custody of Mortgage Documents

     Section 2.1. Custodian to Act as Agent; Acceptance of Custodial Files. The Custodian, as the duly appointed agent of the Trust Administrator for these purposes, acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments and other documents relating to the Mortgage Loans identified on the schedule attached hereto and declares that it holds and will hold such Mortgage Notes, Mortgages, assignments and other documents and any similar documents received by the Trust Administrator subsequent to the date hereof (the "Custodial Files") as agent for the Trust Administrator, in trust, for the use and benefit of all present and future Certificateholders.

     Section 2.2. Recordation of Assignments. If any Custodial File includes one or more assignments to the Trust Administrator of Mortgage Notes and related Mortgages that have not been recorded, each such assignment shall be delivered by the Custodian to the Seller for the purpose of recording it in the appropriate public office for real property records, and the Seller, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment and, upon receipt thereof from such public office, shall return each such assignment to the Custodian.

     Section 2.3. Review of Custodial Files. The Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of
Section 2.01 of the Pooling and Servicing Agreement, each Custodial File. If in performing the review required by this Section 2.3 the Custodian finds any document or documents constituting a part of a Custodial File to be missing or defective in any material respect, the Custodian shall promptly so notify the Seller, the Master Servicer and the Trust Administrator.

     Section 2.4. Notification of Breaches of Representations and Warranties. Upon discovery by the Custodian of a breach of any representation or warranty made by the Seller or the Master Servicer as set forth in the Pooling and Servicing Agreement, the Custodian shall give prompt written notice to the Seller, the Master Servicer and the Trust Administrator.

     Section 2.5. Custodian to Cooperate; Release of Custodial Files. Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer shall immediately notify the Custodian by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account pursuant to Section 3.02 of the Pooling and Servicing Agreement have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Custodial File. The Custodian agrees, upon receipt of such certification and request, promptly to release the related Custodial File to the Master Servicer.

     From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, the Master Servicer shall deliver to the Custodian a certificate of a Servicing Officer requesting that possession of all, or any document constituting part of, the Custodial File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan. With such certificate, the Master Servicer shall deliver to the Custodian a receipt signed by a Servicing Officer on behalf of the Master Servicer, and upon receipt of the foregoing, the Custodian shall deliver the Custodial File or such document to the Master Servicer. The Master Servicer shall cause each Custodial File or any document therein so released to be returned to the Custodian when the need therefor by the Master Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account to the extent required by the Pooling and Servicing Agreement or (ii) the Custodial File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Custodial File or such document were delivered and the purpose or purposes of such delivery. In the event of the liquidation of a Mortgage Loan, the Custodian shall deliver such receipt with respect thereto to the Master Servicer upon deposit of the related Liquidation Proceeds in the Certificate Account to the extent required by the Pooling and Servicing Agreement.

     Section 2.6. Assumption Agreements. In the event that any assumption agreement or substitution of liability agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling and Servicing Agreement, the Master Servicer shall notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which copy shall be added to the related Custodial File and, for all purposes, shall be considered a part of such Custodial File to the same extent as all other documents and instruments constituting parts thereof.

                                   ARTICLE III

                            Concerning the Custodian

     Section 3.1. Custodian a Bailee and Agent of the Trust Administrator. With respect to each Mortgage Note, Mortgage and other documents constituting each Custodian File which are delivered to the Custodian, the Custodian is exclusively the bailee and agent of the Trust Administrator, holds such documents for the benefit of Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Except upon compliance with the provisions of Section 2.5 of this Agreement, no Mortgage Note, Mortgage or other document constituting a part of a Custodial File shall be delivered by the Custodian to the Seller or the Master Servicer or otherwise released from the possession of the Custodian.

     Section 3.2. Indemnification. The Seller hereby agrees to indemnify and hold the Custodian harmless from and against all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature, which the Custodian may incur or with which the Custodian may be threatened by reasons of its acting as custodian under this Agreement, including indemnification of the Custodian against any and all expenses, including attorney's fees if counsel for the Custodian has been approved by the Seller, and the cost of defending any action, suit or proceedings or resisting any claim. Notwithstanding the foregoing, it is specifically understood and agreed that in the event any such claim, liability, loss, action, suit or proceeding or other expense, fees, or charge shall have been caused by reason of any negligent act, negligent failure to act, or willful misconduct on the part of the Custodian, or which shall constitute a willful breach of its duties hereunder, the indemnification provisions of this Agreement shall not apply.

     Section  3.3.  Custodian  May  Own  Certificates.   The  Custodian  in  its
individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

     Section 3.4. Master Servicer to Pay Custodian's Fees and Expenses. The Master Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Master Servicer will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith.

     Section 3.5. Custodian May Resign; Trust Administrator May Remove Custodian. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such notice of resignation, the Trust Administrator shall either take custody of the Custodial Files itself and give prompt notice thereof to the Seller, the Master Servicer and the Custodian or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trust Administrator shall not have taken custody of the Custodial Files and no successor Custodian shall have been so appointed and have accepted resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

     The Trust Administrator may remove the Custodian at any time. In such event, the Trust Administrator shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority and shall be able to satisfy the other requirements contained in Section 3.7.

     Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.5 shall become effective upon acceptance of appointment by the successor Custodian. The Trust Administrator shall give prompt notice to the Seller and the Master Servicer of the appointment of any successor Custodian. No successor Custodian shall have been appointed and accepted appointment by the Trust Administrator without the prior approval of the Seller and the Master Servicer.

     Section 3.6. Merger or Consolidation of Custodian. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     Section 3.7. Representations of the Custodian. The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $10,000,000 and is qualified to do business in the jurisdiction in which it will hold any Custodian File.

                                   ARTICLE IV

                            Miscellaneous Provisions

     Section 4.1. Notices. All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

     Section 4.2. Amendments. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and neither the Seller, the Master Servicer nor the Trust Administrator shall enter into any amendment hereof except as permitted by the Pooling and Servicing Agreement. The Trust Administrator shall give prompt notice to the Custodian of any amendment or supplement to the Pooling and Servicing Agreement and furnish the Custodian with written copies thereof.

     Section 4.3. Governing Law. This Agreement shall be deemed a contract made under the laws of the State of New York and shall be construed and enforced in accordance with and governed by the laws of the State of New York.

     Section 4.4. Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trust Administrator, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

     For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     Section 4.5. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

     IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

Address:                                  FIRST UNION NATIONAL BANK OF NORTH
                                          CAROLINA

230 South Tryon Street                    By:
Charlotte, North Carolina,  28288         Name:
                                          Title:



Address:                                  NORWEST ASSET SECURITIES
                                          CORPORATION
7485 New Horizon Way
Frederick, Maryland  21703                By:
                                          Name:
                                          Title:



Address:                                  NORWEST BANK MINNESOTA, NATIONAL
                                          ASSOCIATION
7485 New Horizon Way
Frederick, Maryland  21703                By:
                                          Name:
                                          Title:


Address:                                  [CUSTODIAN]

                                           By:
                                           Name:
                                           Title:

STATE OF           )
                   :  ss.:
COUNTY OF          )

     On this ____ day of _________, 19__, before me, a notary public in and for the State of ____________, personally appeared _______________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the __________ of Norwest Asset
Securities Corporation a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.


                                                  ______________________________
                                                          Notary Public



[NOTARIAL SEAL]

STATE OF                )
                        :  ss.:
COUNTY OF               )

     On this ____ day of _________, 19__, before me, a notary public in and for the State of ____________, personally appeared _______________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the __________ of Norwest Bank Minnesota,
National Association, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.



                                                  ______________________________
                                                          Notary Public



[NOTARIAL SEAL]

STATE OF             )
                     :  ss.:
COUNTY OF            )

     On this ___ day of ________, 19__, before me, a notary public in and for the State of ____________, personally appeared __________ _________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the ____________________ of First Union
National Bank of North Carolina, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association.



                                                  ______________________________
                                                          Notary Public




[NOTARIAL SEAL]

STATE OF          )
                  :  ss.:
COUNTY OF         )

     On this ____ day of ________, 19 , before me, a notary public in and for the State of __________, personally appeared __________ __________, known to me who, being by me duly sworn, did depose and say that he resides at
__________________________;   that   he  is   the   _______________________   of
______________________,  a  _________________________,  one of the parties  that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association.



                                                  ------------------------------
                                                          Notary Public

[NOTARIAL SEAL]

                                   EXHIBIT F-1



            [Schedule of Mortgage Loans Serviced by Norwest Mortgage
                 from locations other than Frederick, Maryland]
NASCOR
NMI / 1997-6  Exhibit F-1
30 YEAR FIXED RATE NON-RELOCATION
LOANS


(i)     (ii)                             (iii)    (iv)     (v)      (vi)        (vii)      (viii)      (ix)
-----   --------------       -----  ---- ------- -------- -------- ---------    --------   ---------   ----
                                                           NET                                         CUT-OFF
MORTGAGE                                          MORTGAGE MORTGAGE CURRENT     ORIGINAL   SCHEDULED   DATE
LOAN                                ZIP  PROPERTY INTEREST INTEREST MONTHLY     TERM TO    MATURITY    PRINCIPAL
NUMBER  CITY                 STATE  CODE TYPE     RATE     RATE     PAYMENT     MATURITY   DATE        BALANCE
------  ---------------      -----  ---- -------- -------- -------- --------    --------   ---------   -------
6992727 SAN JOSE             CA     95008  PUD     8.500    8.234   $1,730.06   360        1-Jun-26   $223,592.61
6993213 SILVER SPRING        MD     20901  SFD     6.750    6.484   $1,546.91   360        1-Nov-23   $229,060.47
6993728 ST PAUL              MN     55106  SFD     8.625    8.359   $2,520.04   360        1-Nov-26   $323,029.71
6993757 SCOTTSDALE           AZ     85262  SFD     8.375    8.109   $3,709.15   360        1-Nov-26   $486,462.10
6993786 GLENCOE              IL     60022  SFD     8.375    8.109   $2,432.23   360        1-Nov-26   $318,991.54
6993787 ZIMMERMAN            MN     55398  PUD     8.250    7.984   $1,682.84   360        1-Nov-26   $223,275.91
6993843 MINNEAPOLIS          MN     55410  SFD     8.125    7.859   $2,171.80   360        1-Nov-26   $291,530.30
6993886 HAM LAKE             MN     55304  SFD     8.750    8.484   $2,163.43   360        1-Dec-26   $274,360.15
6993938 MINNEAPOLIS          MN     55403  LCO     8.250    7.984   $2,892.38   360        1-Dec-26   $384,007.82
6994052 MAPLE GROVE          MN     55311  SFD     8.500    8.234   $2,859.20   360        1-Nov-26   $370,649.28
6994053 ORONO                MN     55356  SFD     8.375    8.109   $2,204.21   360        1-Dec-26   $289,271.41
6994070 STONINGTON           CT     06378  SFD     7.875    7.609   $2,175.21   360        1-Dec-26   $299,166.00
6994189 EAGAN                MN     55123  SFD     8.125    7.859   $1,871.09   360        1-Dec-26   $251,333.91
6994218 HOPKINS              MN     55305  SFD     8.125    7.859   $2,013.65   360        1-Dec-26   $270,448.51
6994246 RAMSEY               MN     55303  SFD     8.375    8.109   $1,694.21   360        1-Dec-26   $222,339.97
6994301 SHOREVIEW            MN     55126  SFD     8.250    7.984   $2,253.80   360        1-Dec-26   $299,226.87
6994370 PLYMOUTH             MN     55442  SFD     8.250    7.984   $1,735.43   360        1-Dec-26   $230,404.68
6994372 CYPRESS              CA     90630  SFD     7.750    7.484   $1,576.11   360        1-Dec-26   $219,232.01
6994537 LAKEVILLE            MN     55044  SFD     8.000    7.734   $1,790.39   360        1-Dec-26   $242,839.30
6994636 BOERNE               TX     78006  SFD     7.875    7.609   $1,450.14   360        1-Dec-26   $199,443.60
6994708 BAKERSFIELD          CA     93308  SFD     7.875    7.609   $1,614.73   360        1-Mar-26   $220,372.27
6994778 EDINA                MN     55424  SFD     7.750    7.484   $2,195.09   360        1-Jan-27   $305,535.21
6994798 EVERETT              WA     98203  SFD     8.000    7.734   $1,717.01   360        1-Jan-27   $233,525.82
6994813 CHANHASSEN           MN     55331  SFD     7.875    7.609   $3,987.88   360        1-Jan-27   $548,857.02
6994815 ENGLEWOOD            CO     80110  SFD     7.750    7.484   $4,298.47   360        1-Jan-27   $598,683.10
6994882 REDMOND              WA     98053  SFD     7.875    7.609   $2,250.98   360        1-Jan-27   $309,690.80
6994895 SCOTTSDALE           AZ     85262  SFD     7.750    7.484   $2,149.24   360        1-Jan-27   $299,360.67
6994899 BOULDER              CO     80301  SFD     8.125    7.859   $2,233.43   360        1-Jan-27   $300,205.70
6994900 DENVER               CO     80203  SFD     8.000    7.734   $2,164.61   360        1-Jan-27   $294,402.21
6994916 RANCHO SANTE FE      CA     92067  SFD     7.750    7.484   $5,186.82   360        1-Jan-27   $722,457.11
6994917 SAN JOSE             CA     95125  SFD     7.750    7.484   $1,819.69   360        1-Jan-27   $251,804.00
6994923 THOUSAND OAKS        CA     91361  SFD     7.500    7.234   $1,538.27   360        1-Dec-26   $219,317.02
6994977 EDEN PRAIRIE         MN     55346  SFD     8.125    7.859   $1,633.49   360        1-Jan-27   $219,565.35
6994979 EDEN PRAIRIE         MN     55347  SFD     7.750    7.484   $2,335.50   360        1-Jan-27   $325,305.29
6994984 DENVER               CO     80220  SFD     8.000    7.734   $1,009.37   360        1-Jan-27   $137,230.09
6994985 DENVER               CO     80220  SFD     8.000    7.734   $1,884.16   360        1-Jan-27   $256,259.67
6995013 EVERETT              WA     98203  SFD     7.750    7.484   $1,751.63   360        1-Jan-27   $243,978.95
6995030 HASTINGS             MN     55033  SFD     7.625    7.359   $1,845.93   360        1-Jan-27   $260,230.11
6995031 EDINA                MN     55424  SFD     8.000    7.734   $3,639.47   360        1-Jan-27   $494,994.92
6995035 LITTLETON            CO     80120  SFD     7.750    7.484   $2,185.06   360        1-Jan-27   $304,350.01
6995044 ARCATA               CA     95519  SFD     7.750    7.484   $2,113.42   360        1-Jan-27   $294,371.32
6995085 MERCER ISLAND        WA     98040  SFD     8.000    7.734   $2,788.31   360        1-Jan-27   $379,229.95
6995087 OTHELLO              WA     99344  SFD     8.125    7.859   $2,166.24   360        1-Jan-27   $291,173.57
6995088 ISSAQUAH             WA     98027  SFD     7.875    7.609   $1,740.17   360        1-Jan-27   $239,501.24
6995123 CASTLE ROCK          CO     80104  SFD     7.625    7.359   $3,185.07   360        1-Feb-27   $449,212.78
6995125 AURORA               CO     80016  SFD     7.500    7.234   $2,447.25   360        1-Feb-27   $349,478.88
6995171 SAN DIEGO            CA     92122  LCO     8.000    7.734   $2,091.23   360        1-Feb-27   $284,616.26
6995172 GEORGETOWN           TX     78628  SFD     8.000    7.734     $403.57   360        1-Feb-27    $54,825.95
6995177 WEST CHESTER         PA     19380  SFD     8.250    7.984   $2,065.98   360        1-Feb-27   $274,648.09
6995179 OCEANPORT            NJ     07757  SFD     8.750    8.484   $1,534.07   360        1-Feb-27   $194,774.80
6995180 AUSTIN               TX     78703  SFD     7.875    7.609   $2,465.24   360        1-Feb-27   $339,530.48
6995189 RICHMOND             VA     23236  SFD     8.250    7.984   $1,577.28   360        1-Jan-27   $209,507.02
6995205 LAGUNA BEACH         CA     92651  SFD     7.875    7.609   $3,205.53   360        1-Feb-27   $441,489.50
6995206 COTO DE CAZA         CA     92679  PUD     7.500    7.234   $3,592.21   360        1-Jan-27   $512,599.02
6995223 THOUSAND OAKS        CA     91362  LCO     8.000    7.734   $1,737.19   360        1-Dec-26   $236,108.19
6995272 ORONO                MN     55364  SFD     7.875    7.609   $3,422.33   360        1-Jan-27   $471,019.10
6995285 CONIFER              CO     80433  SFD     7.750    7.484   $1,848.34   360        1-Feb-27   $257,634.64
6995341 WOODBURY             MN     55125  SFD     7.750    7.484   $2,543.27   360        1-Jan-27   $354,243.45
6995460 RUNNELLS             IA     50237  SFD     7.875    7.609   $1,885.18   360        1-Jan-27   $259,459.68
6995499 FRANKLIN TOWNSHIP    MN     55328  SFD     7.875    7.609   $1,906.93   360        1-Feb-27   $262,636.83
6995551 COUNCE               TN     38326  SFD     8.125    7.859     $732.47   360        1-Jan-27    $98,455.11
6995580 ST SIMONS ISLAND     GA     31522  SFD     7.875    7.609   $4,263.41   360        1-Feb-27   $587,188.02
6995585 GILBERT              AZ     85296  SFD     7.875    7.609   $1,609.65   360        1-Feb-27   $221,693.45
6995589 NORTHAMPTON TWP      PA     18966  PUD     7.375    7.109   $1,519.49   360        1-Feb-27   $219,664.15
6995595 SAN JOSE             CA     95138  SFD     8.000    7.734   $5,429.86   360        1-Feb-27   $739,003.63
6995647 RIDGWAY              CO     81432  SFD     7.875    7.609   $2,131.70   360        1-Feb-27   $293,594.03
6995659 ALLOWAY TOWNSHIP     NJ     08098  SFD     8.250    7.984     $424.47   360        1-Jan-27    $56,391.16
6995679 BRECKENRIDGE         CO     80424  SFD     7.500    7.234   $1,538.27   360        1-Feb-27   $219,672.44
6995694 WESTBOROUGH          MA     01581  SFD     7.875    7.609   $1,740.17   360        1-Dec-26   $239,332.80
6995699 GUTTENBERG           NJ     07093  LCO     8.125    7.859     $564.30   360        1-Jan-27    $75,849.84
6995702 MOORESVILLE          NC     28115  SFD     8.375    8.109   $3,009.89   360        1-Nov-26   $394,752.00
6995709 LA CRESCENTA AREA    CA     91205  SFD     8.000    7.734   $1,620.52   360        1-Nov-26   $219,692.92
6995722 HOPKINTON            MA     01748  SFD     8.625    8.359   $3,110.78   360        1-Aug-26   $398,012.66
6995723 WESTFORD             MA     01886  SFD     7.625    7.359   $2,330.06   360        1-Feb-27   $328,721.95
6995724 ALPHARETTA           GA     30201  SFD     7.250    6.984   $1,500.79   360        1-Jan-27   $219,482.02
6995725 SCOTTSDALE           AZ     85255  PUD     8.000    7.734   $2,568.18   360        1-Feb-27   $349,528.74
6995731 WASHINGTON           DC     20008  SFD     7.875    7.609   $2,117.20   360        1-Feb-27   $291,596.78
6995734 REDSTONE             CO     81623  PUD     7.875    7.609   $2,320.22   360        1-Jan-27   $319,334.99
6995737 CRANBURY TWP         NJ     08512  SFD     8.250    7.984   $2,208.72   360        1-Feb-27   $293,623.77
6995738 BATTLE CREEK         MI     49017  SFD     7.500    7.234   $1,762.02   360        1-Feb-27   $251,624.79
6995740 RENTON               WA     98059  SFD     8.250    7.984   $1,742.00   360        1-Feb-27   $231,578.26
6995748 ACTON                CA     93510  SFD     8.625    8.359   $2,516.72   360        1-May-26   $321,394.40
6995749 SALT LAKE CITY       UT     84103  SFD     8.750    8.484   $1,573.40   360        1-Feb-27   $199,769.02
6995750 DRAPER               UT     84020  SFD     8.500    8.234   $3,329.40   360        1-Feb-27   $432,473.51
6995751 ALAMO                CA     94507  SFD     8.000    7.734   $3,668.82   360        1-Jan-27   $498,986.82
6995752 STEAMBOAT SPRINGS    CO     80477  SFD     8.125    7.859   $2,969.99   360        1-Mar-27   $399,738.34
6995755 REDMOND              WA     98052  SFD     8.250    7.984   $1,788.01   360        1-Feb-27   $237,695.44
6995756 WESTERVILLE          OH     43082  SFD     7.625    7.359   $2,548.06   360        1-Nov-26   $358,474.33
6995763 DAVIDSONVILLE        MD     21035  SFD     7.750    7.484   $2,579.08   360        1-Feb-27   $358,483.74
6995764 RIDGEWOOD            NJ     07450  SFD     7.875    7.609   $2,668.26   360        1-Dec-26   $366,976.95
6995765 CARY                 NC     27511  SFD     8.125    7.859   $2,197.79   360        1-Nov-26   $295,018.70
6995767 CARMEL               CA     93923  SFD     7.625    7.359   $1,946.43   360        1-Feb-27   $274,600.67
6995769 LAS VEGAS            NV     89134  SFD     7.500    7.234     $349.61   360        1-Feb-27    $49,925.55
6995773 PALATINE             IL     60067  SFD     8.125    7.859   $2,405.70   360        1-Feb-27   $323,574.66
6995774 EDINA                MN     55439  SFD     8.000    7.734   $1,907.79   360        1-Feb-27   $259,649.92
6995777 EDEN PRAIRIE         MN     55347  SFD     7.875    7.609   $4,107.52   360        1-Jan-27   $565,322.72
6995779 BETHESDA             MD     20817  SFD     7.000    6.734   $3,173.49   360        1-Jan-27   $475,820.17
6995783 GLEN RIDGE           NJ     07028  SFD     8.000    7.734   $2,259.99   360        1-Feb-27   $307,585.31
6995784 FRANKLIN LAKES       NJ     07417  SFD     8.250    7.984   $2,319.16   360        1-Feb-27   $308,304.95
6995785 FLEMINGTON           NJ     08822  SFD     8.125    7.859   $2,346.29   360        1-Feb-27   $315,261.51
6995786 LOVELAND             CO     80537  SFD     7.750    7.484   $1,576.11   360        1-Feb-27   $219,688.44
6995787 PARSIPPANY           NJ     07054  SFD     8.125    7.859   $1,737.44   360        1-Feb-27   $233,692.83
6995790 COLTS NECK           NJ     07722  SFD     8.125    7.859   $1,975.04   360        1-Feb-27   $265,650.82
6995792 PLEASANTON           CA     94588  SFD     7.750    7.484   $1,898.49   360        1-Jan-27   $264,435.27
6995795 FOUNTAIN HILLS       AZ     85268  SFD     7.250    6.984   $1,500.79   360        1-Dec-26   $219,307.27
6995797 APEX                 NC     27502  SFD     8.125    7.859   $1,633.49   360        1-Dec-26   $219,418.50
6995798 FRESNO               CA     93720  SFD     8.375    8.109   $2,341.02   360        1-Feb-27   $307,615.79
6995802 ST CLOUD             MN     56301  SFD     7.875    7.609   $1,945.36   360        1-Feb-27   $267,929.51
6995803 GLEN CARBON          IL     62034  SFD     8.000    7.734   $1,678.12   360        1-Jan-27   $228,236.56
6995804 SHOREWOOD            MN     55331  SFD     8.375    8.109   $4,750.45   360        1-Jan-27   $623,826.44
6995807 KEYSTONE             CO     80435  LCO     8.250    7.984   $2,151.03   360        1-Feb-27   $285,752.21
6995808 DILLON               CO     80435  SFD     7.750    7.484   $1,540.29   360        1-Dec-26   $213,942.52
6995809 THOUSAND OAKS        CA     91362  SFD     7.750    7.484   $2,546.85   360        1-Jan-27   $354,742.40
6995810 CAMBRIA              CA     93428  SFD     8.000    7.734   $2,459.58   360        1-Feb-27   $334,748.68
6995812 SAN JOSE             CA     95119  SFD     7.750    7.484   $1,735.51   360        1-Jan-27   $241,733.75
6995813 LOS ANGELES          CA     90045  SFD     8.250    7.984   $1,915.73   360        1-Jan-27   $254,508.83
6995814 COLORADO SPRINGS     CO     80919  SFD     8.125    7.859   $2,227.49   360        1-Dec-26   $289,064.78
6995815 SAN DIEGO            CA     92130  SFD     7.750    7.484   $1,576.11   360        1-Jan-27   $219,531.15
6995817 DE PERE              WI     54115  SFD     8.000    7.734   $2,568.18   360        1-Jan-27   $349,290.75
6995818 STEAMBOAT SPRINGS    CO     80487  SFD     8.250    7.984   $2,975.02   360        1-Jan-27   $395,237.22
6995821 PORTLAND             OR     97229  SFD     8.000    7.734   $1,915.13   360        1-Feb-27   $260,648.51
6995822 HAVRE                MT     59501  SFD     8.375    8.109   $1,812.77   360        1-Feb-27   $238,202.49
6995826 BONSALL              CA     92003  SFD     7.875    7.609   $1,877.93   360        1-Jan-27   $258,461.76
6995828 BAYTOWN TWSP         MN     55082  SFD     7.625    7.359   $2,548.06   360        1-Feb-27   $359,477.22
6995829 CORCORAN             MN     55340  SFD     8.750    8.484   $2,085.54   360        1-Feb-27   $264,538.60
6995831 LINO LAKES           MN     55014  SFD     8.000    7.734   $1,854.96   360        1-Feb-27   $252,459.61
6995834 STEVENSON RANCH      CA     91381  PUD     8.250    7.984   $1,423.65   360        1-Feb-27   $189,081.14
6995835 COLORADO SPRINGS     CO     80904  SFD     7.750    7.484   $2,500.28   360        1-Jan-27   $345,936.86
6995838 SUNNYVALE            CA     94087  SFD     8.250    7.984   $2,043.45   360        1-Feb-27   $271,651.91
6995839 NEVADA CITY          CA     95959  SFD     8.000    7.734   $1,626.02   360        1-Feb-27   $221,301.63
6995840 PLEASANTON           CA     94566  SFD     7.625    7.359   $2,676.17   360        1-Feb-27   $377,550.94
6995842 PALM HARBOR          FL     34685  SFD     7.875    7.609   $1,827.17   360        1-Jan-27   $251,193.37
6995843 CARY                 NC     27513  SFD     7.625    7.359   $1,642.08   360        1-Jan-27   $231,493.06
6995846 LAS VEGAS            NV     89129  SFD     8.250    7.984   $2,103.55   360        1-Apr-26   $277,757.29
6995847 HENDERSON            NV     89014  PUD     8.375    8.109   $2,589.57   360        1-Apr-26   $338,058.95
6995848 MODESTO              CA     95354  SFD     8.250    7.984   $2,479.18   360        1-Jul-26   $328,053.20
6995853 FRANKLIN             MA     02038  SFD     7.500    7.234   $1,575.47   360        1-Feb-27   $224,984.51
6995858 KENNETT SQUARE       PA     19348  SFD     7.625    7.359   $2,937.34   360        1-Dec-26   $413,787.06
6995859 WEST CHESTER         PA     19382  SFD     7.500    7.234   $1,873.89   360        1-Jan-27   $267,399.60
6995860 CLARKSBURG           MD     20874  SFD     7.875    7.609   $1,740.17   360        1-Jan-27   $239,501.24
6995865 CLAREMONT            CA     91711  SFD     7.875    7.609   $2,530.49   360        1-Feb-27   $348,518.07
6995872 THOUSAND OAKS        CA     91320  SFD     7.750    7.484   $1,576.11   360        1-Jan-27   $219,531.15
6995873 THOUSAND OAKS        CA     91361  SFD     7.875    7.609   $2,283.97   360        1-Feb-27   $314,565.01
6995874 RANCHO SANTA FE      CA     92067  SFD     7.875    7.609   $3,987.88   360        1-Feb-27   $549,240.51
6995875 SUNNYVALE            CA     94087  MF2     8.250    7.984   $2,263.57   360        1-Feb-27   $300,914.42
6995876 WOODSIDE             CA     94062  SFD     8.250    7.984   $1,878.17   360        1-Feb-27   $249,680.06
6995878 MANHATTAN BEACH      CA     90266  SFD     7.750    7.484   $1,995.21   360        1-Feb-27   $278,105.61
6995879 LANCASTER            CA     93534  SFD     9.000    8.734   $3,396.12   360        1-Aug-26   $420,181.39
6995884 MCMINNVILLE          OR     97128  SFD     7.875    7.609   $1,595.15   360        1-Feb-27   $219,696.21
6995889 PETALUMA             CA     94954  SFD     8.000    7.734   $2,061.88   360        1-Jan-27   $280,430.58
6995891 PARKER               CO     80134  SFD     7.750    7.484   $1,518.79   360        1-Feb-27   $211,699.79
6995893 INCLINE VILLAGE      NV     89451  SFD     8.750    8.484   $1,573.40   360        1-Feb-27   $199,769.02
6995895 WESTMINSTER          CO     80030  SFD     8.000    7.734   $1,733.97   360        1-Feb-27   $235,993.83
6995896 ANNANDALE            VA     22003  SFD     7.250    6.984   $1,471.11   360        1-Jan-27   $215,142.28
6995900 CASPER               WY     82601  SFD     8.125    7.859   $2,431.68   360        1-Mar-27   $327,285.77
6995903 NORWOOD              NJ     07648  SFD     8.000    7.734   $2,641.55   360        1-Mar-27   $359,758.45
6995906 VOORHEES TWP         NJ     08043  SFD     8.500    8.234   $1,847.70   360        1-Feb-27   $240,007.81
6995907 HONOLULU             HI     96825  SFD     7.375    7.109   $2,582.62   240        1-Feb-17   $322,459.31
6995912 CHAPPAQUA            NY     10514  SFD     7.750    7.484   $2,077.60   360        1-Feb-27   $289,589.31
6995915 LOS ANGELES          CA     90056  SFD     7.875    7.609   $2,175.21   360        1-Jan-27   $299,376.55
6995918 OCEANSIDE            CA     92057  SFD     7.875    7.609   $1,927.96   360        1-Feb-27   $265,532.82
6995920 SHOREVIEW            MN     55126  SFD     7.750    7.484   $4,656.68   360        1-Feb-27   $649,079.51
6995921 ST PAUL              MN     55105  SFD     7.875    7.609   $1,903.31   360        1-Feb-27   $262,137.51
6995922 ENCINITAS            CA     92024  SFD     7.250    6.984   $1,500.79   360        1-Jan-27   $219,482.02
6995923 PARKER               CO     80134  SFD     8.000    7.734   $1,131.47   360        1-Jan-27   $153,887.52
6995925 GLENWOOD             MD     21738  SFD     8.000    7.734   $3,668.82   360        1-Feb-27   $499,326.79
6995928 FOUNTAIN HILLS       AZ     85268  SFD     7.750    7.484   $1,690.73   360        1-Mar-27   $235,833.44
6995929 WAILUKU              HI     96793  SFD     7.375    7.109   $2,279.23   360        1-Jan-27   $329,242.04
6995930 ELLICOTT CITY        MD     21043  SFD     8.000    7.734   $1,728.02   360        1-Feb-27   $235,182.91
6995931 ATHENS               GA     30605  SFD     8.000    7.734   $1,650.97   360        1-Feb-27   $224,697.05
6995932 WESTFORD             MA     01886  SFD     7.625    7.359   $2,292.61   360        1-Mar-27   $323,675.57
6995934 ALBANY               CA     94706  LCO     8.125    7.859     $653.40   360        1-Feb-27    $87,884.47
6995935 OSSINING             NY     10562  LCO     8.250    7.984   $2,178.67   360        1-Mar-27   $289,815.08
6995937 SAN DIEGO            CA     92130  SFD     6.875    6.609   $1,445.24   360        1-Jan-27   $219,442.35
6995939 FRESNO               CA     93711  SFD     8.125    7.859   $2,901.68   360        1-Feb-27   $390,286.99
6995944 EL CAJON             CA     90219  SFD     8.000    7.734   $2,344.01   360        1-Jan-27   $318,802.68
6995958 PLANO                TX     75093  SFD     7.625    7.359   $1,698.35   360        1-Feb-27   $239,601.56
6995962 LONG BEACH TWP       NJ     08008  SFD     8.125    7.859   $2,435.39   360        1-Mar-27   $327,785.44
6995965 HAWICK               MN     56246  SFD     8.250    7.984   $1,916.29   360        1-Feb-27   $254,144.46
6995968 ST LOUIS             MO     63128  SFD     7.750    7.484   $1,806.09   240        1-Jan-17   $218,221.26
6995970 SALEM                OR     97303  SFD     8.625    8.359     $653.34   360        1-Nov-26    $83,748.45
6995971 BREMERTON            WA     98312  SFD     7.500    7.234   $1,538.27   360        1-Jan-27   $219,305.87
6995974 CASTLE ROCK          CO     80104  PUD     7.875    7.609   $1,698.76   360        1-Feb-27   $233,965.46
6995975 NEWPORT COAST        CA     92657  SFD     7.750    7.484   $3,945.64   360        1-Feb-27   $549,970.07
6995977 WOODLAND HILLS AREA  CA     91367  PUD     8.000    7.734   $2,804.45   360        1-Dec-26   $381,163.90
6995983 CASTRO VALLEY        CA     94552  PUD     8.000    7.734   $2,148.46   360        1-Dec-26   $292,006.26
6995984 SAN JOSE             CA     95138  PUD     7.750    7.484   $3,266.84   360        1-Jan-27   $455,028.23
6995985 ANAHEIM              CA     92808  PUD     7.625    7.359   $1,729.14   360        1-Jan-27   $243,766.17
6995986 LA QUINTA            CA     92253  PUD     7.875    7.609   $1,837.33   360        1-Jan-27   $252,873.38
6995987 DUBLIN               CA     94568  SFD     8.375    8.109   $2,052.19   360        1-Jan-27   $269,493.03
6995989 CHEYENNE             WY     82009  SFD     8.250    7.984   $1,652.79   360        1-Mar-27   $219,859.71
6995991 WOODBRIDGE           NJ     08861  SFD     8.250    7.984   $1,908.22   360        1-Feb-27   $253,674.95
6995992 AMHERST              NH     03031  SFD     8.000    7.734   $1,746.36   360        1-Jan-27   $156,984.39
6995993 GILFORD              NH     03810  SFD     8.000    7.734   $1,966.49   360        1-Mar-27   $267,820.18
6995995 ST PETERSBURG        FL     33711  SFD     8.250    7.984   $2,214.36   360        1-Feb-27   $294,372.80
6995996 RIVER FOREST         IL     60305  SFD     7.875    7.609   $2,842.27   360        1-Jan-27   $391,185.37
6995997 DENVER               CO     80274  SFD     7.750    7.484   $1,970.13   360        1-Feb-27   $274,386.20
6995998 CHAPEL HILL          NC     27514  SFD     7.875    7.609   $2,205.66   360        1-Feb-27   $303,779.93
6995999 BETTENDORF           IA     52722  SFD     8.375    8.109   $1,679.76   360        1-Feb-27   $220,724.32
6996000 WEST LINN            OR     97068  SFD     8.500    8.234   $2,383.63   360        1-Feb-27   $309,623.07
6996001 GREENWOOD            IN     46143  SFD     7.750    7.484   $1,547.45   360        1-Jan-27   $215,339.05
6996008 EASTON               PA     18042  SFD     7.500    7.234   $1,706.08   360        1-Mar-27   $243,818.92
6996010 MONTGOMERY TWP       NJ     08558  SFD     8.000    7.734   $2,195.42   360        1-Feb-27   $297,771.03
6996013 SAN RAMON            CA     94583  SFD     8.000    7.734   $1,740.86   360        1-Feb-27   $236,930.56
6996014 BRENTWOOD            CA     94513  SFD     7.625    7.359   $1,557.15   360        1-Jan-27   $219,519.26
6996016 STONE HARBOR         NJ     08247  SFD     8.000    7.734   $2,377.40   360        1-Feb-27   $323,563.75
6996017 MATTHEWS             NC     28105  SFD     7.875    7.609   $2,247.72   360        1-Feb-27   $309,571.91
6996018 WELLINGTON           CO     80549  SFD     8.250    7.984   $1,878.17   360        1-Mar-27   $249,840.58
6996024 KENTFIELD            CA     94904  SFD     8.250    7.984   $2,216.24   360        1-Feb-27   $294,622.48
6996026 POWAY                CA     92064  SFD     8.000    7.734   $2,201.29   360        1-Feb-27   $299,596.08
6996027 SAN DIEGO            CA     92131  SFD     7.875    7.609   $1,559.26   360        1-Jan-27   $214,603.10
6996028 PLEASANT HILL        CA     94523  SFD     8.000    7.734   $1,614.28   360        1-Jan-27   $219,508.85
6996029 SAN JOSE             CA     95138  SFD     7.875    7.609   $3,070.67   360        1-Jan-27   $422,619.90
6996030 HUNTINGTON BEACH     CA     92646  SFD     7.625    7.359   $1,987.48   360        1-Jan-27   $280,186.43
6996032 CARLSBAD             CA     92009  SFD     7.375    7.109   $1,486.33   360        1-Jan-27   $214,477.00
6996033 SEVERNA PARK         MD     21146  SFD     8.000    7.734   $2,195.79   360        1-Feb-27   $298,847.08
6996042 HAMILTON             OH     45011  SFD     8.000    7.734   $2,582.85   360        1-Mar-27   $351,763.82
6996045 SHOREVIEW            MN     55126  SFD     8.000    7.734   $1,614.28   360        1-Dec-26   $217,284.41
6996046 EXCELSIOR            MN     55331  SFD     7.875    7.609   $5,133.49   360        1-Feb-27   $707,022.32
6996051 SALT LAKE CITY       UT     84121  SFD     8.125    7.859   $2,004.74   360        1-Feb-27   $269,645.57
6996057 WOODBURY             MN     55125  SFD     7.500    7.234   $2,384.32   360        1-Dec-26   $334,978.20
6996058 SANTA CRUZ           CA     95060  SFD     7.875    7.609   $2,240.46   360        1-Feb-27   $308,573.31
6996061 CHULA VISTA          CA     91910  SFD     8.000    7.734   $1,604.38   360        1-Dec-26   $217,975.42
6996062 UPLAND               CA     91784  SFD     8.250    7.984   $1,880.61   360        1-Mar-27   $250,165.37
6996063 ARVADA               CO     80007  SFD     8.000    7.734   $1,832.21   360        1-Mar-27   $249,532.46
6996070 FIRE ISLAND PINES    NY     11782  SFD     8.500    8.234   $1,453.25   360        1-Mar-27   $188,885.50
6996072 DRAPER               UT     84020  SFD     8.250    7.984   $1,848.12   360        1-Mar-27   $245,843.13
6996074 WASHINGTON           DC     20007  SFD     7.750    7.484   $1,432.82   360        1-Mar-27   $199,858.85
6996077 PARK RIDGE           NJ     07656  SFD     7.500    7.234   $1,538.27   360        1-Mar-27   $219,836.73
6996078 HOCKESSIN            DE     19707  SFD     8.125    7.859   $1,924.55   360        1-Jan-27   $258,687.90
6996082 ANDOVER              MA     01810  SFD     7.375    7.109   $1,519.49   360        1-Feb-27   $219,664.15
6996083 GRANITE SPRINGS      NY     10527  SFD     8.000    7.734   $1,975.29   360        1-Feb-27   $268,837.55
6996084 EDEN                 UT     84310  SFD     8.500    8.234   $3,475.49   360        1-Feb-27   $451,349.71
6996085 DRAPER               UT     84020  SFD     8.125    7.859   $3,712.49   360        1-Feb-27   $499,343.64
6996087 ANAHEIM              CA     92808  SFD     7.750    7.484   $2,464.46   360        1-Jan-27   $343,266.91
6996089 BARTLETT             IL     60103  SFD     7.750    7.484   $1,576.11   360        1-Jan-27   $218,982.36
6996094 BEDFORD              NH     03110  SFD     8.000    7.734   $1,834.41   360        1-Jan-27   $249,493.41
6996099 HIGHLAND PARK        IL     60035  SFD     8.000    7.734   $2,751.62   360        1-Mar-27   $374,748.38
6996102 MONTGOMERY           AL     36117  SFD     7.875    7.609   $1,812.67   360        1-Mar-27   $249,827.96
6996103 TUCSON               AZ     85718  SFD     8.000    7.734   $1,614.28   360        1-Feb-27   $219,703.79
6996105 OLD SNOWMASS         CO     81654  SFD     8.375    8.109   $1,748.17   360        1-Mar-27   $229,857.04
6996106 NEEDHAM              MA     02192  SFD     8.125    7.859   $2,227.49   360        1-Jan-27   $299,407.28
6996108 LINCOLNSHIRE         IL     60069  SFD     8.375    8.109   $1,997.47   360        1-Feb-27   $262,472.18
6996109 FRANKLIN LAKES       NJ     07417  SFD     7.250    6.984   $1,875.98   360        1-Mar-27   $274,728.13
6996111 BERNARDS TWP         NJ     07920  SFD     8.000    7.734   $2,711.99   360        1-Feb-27   $369,102.37
6996112 RANDOLPH TWP         NJ     07869  SFD     7.875    7.609   $2,015.69   360        1-Mar-27   $277,808.69
6996113 ROSELLE              IL     60172  SFD     7.875    7.609   $1,323.25   360        1-Feb-27   $182,247.99
6996114 FORT MILL            SC     29701  SFD     7.000    6.734   $1,463.67   360        1-Jan-27   $219,455.82
6996116 FLAGSTAFF            AZ     86001  SFD     7.750    7.484   $1,576.11   360        1-Feb-27   $219,459.12
6996120 COLORADO SPRINGS     CO     80918  SFD     8.125    7.859   $1,843.62   360        1-Feb-27   $247,974.06
6996121 LOUISVILLE           CO     80027  PUD     7.750    7.484   $1,848.34   360        1-Feb-27   $257,634.64
6996126 ENGLEWOOD            CO     80111  PUD     7.750    7.484   $2,669.00   360        1-Jan-27   $371,757.07
6996127 WESTMINSTER          CO     80234  SFD     8.250    7.984   $1,720.02   360        1-Mar-27   $228,804.01
6996162 YORBA LINDA          CA     92887  SFD     8.000    7.734   $3,319.18   360        1-Mar-27   $452,046.49
6996168 LAGUNA BEACH         CA     92651  SFD     7.875    7.609   $7,250.69   360        1-Jan-27   $997,921.85
6996169 SCOTTSDALE           AZ     85259  SFD     8.000    7.734   $1,779.01   360        1-Oct-26   $241,457.53
6996172 TUSTIN RANCH         CA     92782  SFD     8.125    7.859   $1,873.69   360        1-Feb-27   $252,018.74
6996173 LIVERMORE            CA     94550  SFD     7.750    7.484   $2,148.16   360        1-Jan-27   $299,211.00
6996177 LONG GROVE           IL     60047  SFD     7.875    7.609   $2,160.71   360        1-Jan-27   $297,380.70
6996188 VANCOUVER            WA     98662  SFD     8.125    7.859   $2,583.89   360        1-Mar-27   $347,772.36
6996189 GLENWOOD SPRINGS     CO     81601  SFD     8.250    7.984   $1,652.79   360        1-Dec-26   $219,433.03
6996190 HOPEWELL TWP         NJ     08534  SFD     7.625    7.359   $2,411.10   360        1-Feb-27   $340,155.33
6996193 LAKEWAY              TX     78734  SFD     8.125    7.859   $1,881.59   360        1-Mar-27   $253,248.23
6996195 CORONA               CA     91719  SFD     8.250    7.984   $3,146.68   360        1-Feb-27   $418,313.99
6996196 ANAHEIM              CA     92808  LCO     7.750    7.484     $661.96   360        1-Jan-27    $92,203.10
6996197 ALAMEDA              CA     94502  SFD     7.625    7.359   $2,172.93   360        1-Dec-26   $304,976.67
6996198 DANVILLE             CA     94506  SFD     8.000    7.734   $4,157.45   360        1-Dec-26   $565,056.05
6996199 SAN JOSE             CA     95138  SFD     7.625    7.359   $2,689.62   360        1-Jan-27   $379,169.64
6996201 EDINA                MN     55424  SFD     7.750    7.484   $1,547.45   360        1-Jan-27   $215,539.69
6996204 GREAT FALLS          VA     22066  SFD     7.750    7.484   $2,149.24   360        1-Mar-27   $299,788.26
6996205 ROSCOE               MT     59071  SFD     8.250    7.984   $2,505.44   360        1-Jan-27   $332,552.62
6996206 OMAHA                NE     68118  SFD     7.500    7.234   $2,027.72   360        1-Feb-27   $289,568.21
6996207 SANTA CRUZ           CA     95065  SFD     8.375    8.109   $1,672.16   360        1-Jan-27   $219,586.90
6996213 LAKEWOOD             CO     80235  SFD     8.125    7.859   $1,804.27   360        1-Mar-27   $242,841.04
6996218 LAGUNA BEACH         CA     92651  SFD     7.625    7.359   $2,972.73   360        1-Jan-27   $418,651.45
6996219 E GRAND RAPIDS       MI     49506  SFD     8.000    7.734   $3,243.24   360        1-Mar-27   $441,703.43
6996222 GLENDALE             CA     91206  SFD     7.875    7.609   $1,979.44   360        1-Feb-27   $272,623.01
6996224 MESA                 AZ     85207  SFD     8.250    7.984   $1,920.24   360        1-Jan-27   $255,107.66
6996226 DUBLIN               OH     43017  SFD     7.750    7.484   $1,576.11   360        1-Jan-27   $219,230.51
6996227 BLACKLICK            OH     43004  SFD     8.375    8.109   $2,684.19   360        1-Mar-27   $352,930.50
6996228 MARSHALL             TX     75670  SFD     7.750    7.484   $1,948.64   360        1-Feb-27   $271,463.85
6996232 ROCKLEDGE            FL     32955  SFD     8.250    7.984   $1,831.21   360        1-Feb-27   $243,438.07
6996233 FLORISSANT           MO     63031  SFD     8.000    7.734   $2,239.45   360        1-Mar-27   $304,995.22
6996237 SAN DIEGO            CA     92128  SFD     7.500    7.234   $1,555.75   360        1-Jan-27   $222,001.52
6996238 SAN DIEGO            CA     92130  SFD     7.750    7.484   $2,149.24   360        1-Mar-27   $299,788.26
6996239 SAN DIEGO            CA     92130  SFD     7.375    7.109   $2,299.26   360        1-Dec-26   $331,877.37
6996240 ALMONT               CO     81210  SFD     8.250    7.984   $1,727.91   360        1-Mar-27   $229,853.34
6996242 SAN JOSE             CA     95138  SFD     7.625    7.359   $3,680.53   360        1-Jan-27   $518,863.73
6996243 SAN JOSE             CA     95110  SFD     7.875    7.609   $1,828.26   360        1-Jan-27   $251,626.00
6996244 SAN JOSE             CA     95138  SFD     7.875    7.609   $2,484.81   360        1-Jan-27   $341,987.82
6996245 CARLSBAD             CA     92008  SFD     8.125    7.859   $1,781.99   360        1-Nov-26   $239,204.35
6996246 SAN DIEGO            CA     92130  PUD     7.875    7.609   $2,870.55   360        1-Dec-26   $394,799.40
6996249 RENO                 NV     89509  SFD     7.750    7.484   $3,066.24   360        1-Feb-27   $427,393.91
6996252 SUMMIT               NJ     07901  SFD     8.250    7.984   $2,129.84   360        1-Feb-27   $283,137.20
6996253 UNION                KY     41091  SFD     7.750    7.484   $2,256.70   360        1-Mar-27   $314,777.67
6996255 WILLISTON            VT     05495  SFD     8.375    8.109   $1,822.70   360        1-Mar-27   $239,656.95
6996258 LITTLETON            CO     80127  PUD     8.125    7.859   $2,116.12   360        1-Mar-27   $284,813.57
6996261 CEDAR RAPIDS         IA     52411  SFD     8.000    7.734   $2,421.42   360        1-Jan-27   $329,331.30
6996264 AUDUBON              PA     19403  SFD     7.000    6.734   $1,463.67   360        1-Jan-27   $219,052.31
6996266 SAVAGE               MN     55378  SFD     7.875    7.609   $1,848.93   360        1-Mar-27   $254,824.51
6996267 EDEN PRAIRIE         MN     55347  SFD     8.000    7.734   $2,017.85   360        1-Mar-27   $274,815.48
6996268 FALLS CHURCH         VA     22046  SFD     7.375    7.109   $3,273.80   360        1-Mar-27   $473,639.32
6996270 MCKINNEY             TX     75070  SFD     7.875    7.609   $1,776.42   360        1-Mar-27   $244,831.39
6996271 RANDOLPH TOWNSHIP    NJ     07869  SFD     8.375    8.109   $2,619.97   360        1-Dec-26   $342,609.00
6996272 HOFFMAN ESTATES      IL     60195  SFD     8.500    8.234   $1,862.69   360        1-Feb-27   $241,955.46
6996273 SAN FRANCISCO        CA     94122  SFD     7.625    7.359   $1,605.84   360        1-Feb-27   $226,550.54
6996274 SAN JOSE             CA     95138  PUD     8.125    7.859   $1,658.37   360        1-Feb-27   $223,056.81
6996276 HONOLULU             HI     96825  SFD     8.125    7.859   $2,791.79   360        1-Mar-27   $375,754.04
6996277 BARRINGTON           RI     02806  SFD     7.750    7.484   $2,693.71   360        1-Mar-27   $375,734.62
6996281 CARY                 NC     27513  SFD     7.500    7.234   $1,514.14   360        1-Dec-26   $215,899.09
6996282 DES MOINES           IA     50312  SFD     8.000    7.734   $2,935.06   360        1-Feb-27   $399,461.43
6996284 PHOENIX              AZ     85027  SFD     8.125    7.859   $2,491.82   360        1-Feb-27   $335,084.32
6996285 BLOOMINGTON          MN     55431  SFD     7.875    7.609   $1,711.16   360        1-Mar-27   $235,837.59
6996286 BLOOMINGTON          MN     55438  SFD     8.000    7.734   $3,375.32   360        1-Mar-27   $459,691.35
6996289 SUDBURY              MA     01776  SFD     7.250    6.984   $1,500.79   360        1-Feb-27   $219,655.72
6996291 INVERNESS            IL     60067  SFD     8.250    7.984   $2,546.79   360        1-Mar-27   $338,783.84
6996292 LINO LAKES           MN     55014  SFD     7.875    7.609   $1,951.16   360        1-Mar-27   $268,914.81
6996293 NORTHFIELD           MN     55057  SFD     7.875    7.609   $1,643.73   360        1-Mar-27   $226,543.99
6996295 AGOURA HILLS         CA     91301  SFD     7.875    7.609   $1,587.90   360        1-Feb-27   $218,697.59
6996297 NIPOMO               CA     93444  SFD     7.750    7.484   $1,690.73   360        1-Feb-27   $235,665.80
6996300 GLENVIEW             IL     60025  SFD     8.250    7.984   $2,366.49   360        1-Mar-27   $314,799.14
6996302 SHOREWOOD            MN     55364  SFD     8.125    7.859   $3,712.49   360        1-Feb-27   $499,343.02
6996306 SOUTH JORDAN         UT     84095  SFD     8.125    7.859   $1,633.49   360        1-Jan-27   $219,565.35
6996307 HIGHLAND PARK        IL     60035  SFD     8.250    7.984   $1,947.66   360        1-Mar-27   $259,084.68
6996308 FAIR HAVEN           NJ     07704  SFD     7.625    7.359   $2,547.42   360        1-Mar-27   $359,649.51
6996310 SCOTTSDALE           AZ     85258  SFD     7.750    7.484   $1,992.34   360        1-Mar-27   $277,903.72
6996312 VALENCIA             CA     91354  SFD     7.375    7.109   $1,491.86   360        1-Feb-27   $215,670.27
6996313 CARLSBAD             CA     92009  SFD     7.875    7.609   $2,037.45   360        1-Jan-27   $280,403.72
6996314 GENEVA               IL     60134  SFD     8.375    8.109   $1,672.16   360        1-Mar-27   $219,863.26
6996315 LONGVIEW             WA     98632  SFD     7.875    7.609   $2,055.57   360        1-Mar-27   $283,304.90
6996318 MORRO BAY            CA     93442  SFD     8.000    7.734   $1,981.16   360        1-Feb-27   $269,636.47
6996319 MEMPHIS              TN     38133  SFD     8.000    7.734   $1,634.46   360        1-Mar-27   $222,600.54
6996321 POTOMAC              MD     20854  SFD     7.875    7.609   $1,827.17   360        1-Mar-27   $251,826.58
6996322 WAUKEE               IA     50263  PUD     7.625    7.359   $2,586.99   360        1-Feb-27   $364,767.97
6996325 TOMS RIVER           NJ     08755  SFD     8.250    7.984     $375.63   360        1-Feb-27    $49,885.84
6996326 SCOTTSDALE           AZ     85259  SFD     8.000    7.734   $2,377.40   360        1-Mar-27   $323,782.60
6996328 BELLEVUE             WA     98008  SFD     7.750    7.484   $2,507.44   360        1-Mar-27   $349,752.98
6996331 OCEAN CITY           NJ     08226  SFD     8.500    8.234   $2,065.69   360        1-Mar-27   $268,487.25
6996334 GRAYSLAKE            IL     60030  SFD     7.875    7.609   $1,667.66   360        1-Jan-27   $229,522.03
6996335 SIOUX FALLS          SD     57108  SFD     7.750    7.484   $1,576.11   360        1-Jan-27   $219,531.15
6996336 BRECKENRIDGE         CO     80424  PUD     8.250    7.984   $2,524.26   360        1-Feb-27   $335,570.01
6996337 PLACERVILLE          CA     95667  SFD     7.750    7.484   $1,576.11   360        1-Feb-27   $219,688.44
6996338 PALMDALE             CA     93551  SFD     7.750    7.484   $1,805.36   360        1-Jan-27   $251,462.97
6996339 MISSION VIEJO        CA     92692  SFD     7.875    7.609   $1,932.77   360        1-Mar-27   $266,380.56
6996340 SARATOGA             CA     95070  SFD     8.250    7.984   $4,582.73   360        1-Mar-27   $609,611.02
6996342 GREEN BAY            WI     54313  SFD     8.625    8.359   $1,804.47   360        1-Mar-27   $231,863.03
6996352 CENTERVILLE          OH     45458  SFD     8.125    7.859   $1,774.57   360        1-Mar-27   $238,843.66
6996354 PARADISE VALLEY      AZ     85253  SFD     7.750    7.484   $2,005.24   360        1-Mar-27   $279,702.45
6996360 BIXBY                OK     74008  SFD     7.625    7.359   $1,772.89   240        1-Mar-17   $217,612.32
6996364 DENVER               CO     80231  SFD     7.375    7.109   $1,755.53   240        1-Jan-17   $218,782.20
6996366 ALPHARETTA           GA     30202  SFD     7.875    7.609   $1,948.99   360        1-Mar-27   $268,615.01
6996367 LOS ANGELES          CA     90068  SFD     8.000    7.734   $2,166.07   360        1-Mar-27   $295,001.93
6996368 PARKLAND             FL     33076  PUD     7.750    7.484   $1,806.09   240        1-Jan-17   $218,836.75
6996370 SAN DIEGO            CA     92117  SFD     7.750    7.484   $1,725.84   360        1-Mar-27   $240,729.97
6996372 ATLANTA              GA     30305  SFD     8.250    7.984   $1,893.19   360        1-Mar-27   $251,839.31
6996373 SEGUIN               TX     78155  SFD     8.250    7.984   $2,312.40   360        1-Mar-27   $307,603.73
6996374 SIMPSONVILLE         SC     29680  SFD     7.375    7.109   $1,519.49   360        1-Jan-27   $219,494.68
6996377 MONTVILLE            NJ     07045  SFD     8.250    7.984   $2,779.69   360        1-Mar-27   $369,764.06
6996379 NEWPORT BEACH        CA     92660  SFD     8.000    7.734   $4,389.01   360        1-Mar-27   $597,748.66
6996384 PLEASANT HILL        CA     94523  SFD     8.375    8.109   $1,920.70   360        1-Mar-27   $252,542.94
6996387 ANAHEIM              CA     92808  SFD     8.125    7.859   $1,952.40   360        1-Mar-27   $262,777.99
6996391 SAN JOSE             CA     95138  SFD     7.000    6.734   $3,245.59   360        1-Jan-27   $486,629.35
6996392 SAN JOSE             CA     95138  SFD     7.875    7.609   $2,281.07   360        1-Dec-26   $313,725.40
6996393 COTO DE CAZA AREA    CA     92679  SFD     7.875    7.609   $1,809.05   360        1-Jan-27   $248,981.49
6996394 CHULA VISTA          CA     91910  SFD     8.500    8.234   $1,948.04   360        1-Dec-26   $252,729.54
6996397 ROWLAND HEIGHTS AREA CA     91748  SFD     7.375    7.109   $1,498.76   360        1-Jan-27   $216,001.61
6996398 SAN DIEGO            CA     92129  SFD     7.750    7.484   $1,695.03   360        1-Jan-27   $236,095.79
6996400 COLORADO SPRINGS     CO     80908  SFD     8.125    7.859   $2,114.31   360        1-Mar-27   $284,569.73
6996402 ANDOVER              MA     01810  SFD     7.625    7.359   $3,028.65   360        1-Mar-27   $427,590.30
6996403 CLEARWATER           FL     34619  SFD     7.875    7.609   $2,070.80   360        1-Mar-27   $285,403.45
6996406 SHREVEPORT           LA     71129  SFD     8.875    8.609     $784.11   360        1-Feb-27    $98,439.09
6996407 WASHINGTON           DC     20016  SFD     7.750    7.484   $2,028.88   360        1-Feb-27   $282,798.95
6996409 SHERBORN             MA     01770  SFD     7.875    7.609   $2,175.21   360        1-Mar-27   $299,793.54
6996410 GREENWOOD            IN     46143  SFD     8.125    7.859   $2,019.59   360        1-Mar-27   $271,822.08
6996411 HENDERSON            NV     89014  PUD     8.375    8.109   $2,470.24   360        1-Apr-26   $320,900.02
6996413 WASHINGTON           DC     20016  SFD     7.375    7.109   $1,657.62   360        1-Mar-27   $239,817.38
6996415 GRANITE BAY          CA     95746  SFD     8.375    8.109   $1,949.59   360        1-Mar-27   $256,340.57
6996416 VALENCIA             CA     91354  SFD     7.375    7.109   $1,653.09   360        1-Jan-27   $238,793.13
6996418 MONTVILLE            NJ     07045  SFD     7.500    7.234   $3,544.61   240        1-Feb-17   $437,332.47
6996419 SKILLMAN             NJ     08558  SFD     7.875    7.609   $2,102.70   360        1-Mar-27   $289,800.43
6996421 MISSOULA             MT     59803  SFD     8.000    7.734   $1,702.33   360        1-Mar-27   $231,844.34
6996422 BLOOMFIELD HILLS     MI     48304  SFD     8.750    8.484   $2,242.10   360        1-Mar-27   $284,836.03
6996426 MANALAPAN            NJ     07726  SFD     8.250    7.984   $1,908.22   360        1-Mar-27   $253,738.03
6996429 BOW MAR              CO     80123  SFD     8.250    7.984   $2,235.02   360        1-Mar-27   $297,310.29
6996430 GUILFORD             CT     06437  SFD     7.875    7.609   $1,760.93   360        1-Mar-27   $242,359.30
6996433 BELLPORT             NY     11713  SFD     7.500    7.234   $1,538.27   360        1-Mar-27   $219,836.73
6996434 DOBBS FERRY          NY     10522  SFD     7.625    7.359   $2,095.07   360        1-Apr-27   $296,000.00
6996435 PORTLAND             OR     97221  PUD     8.000    7.734   $3,522.07   360        1-Dec-26   $478,698.78
6996437 AGOURA               CA     91301  SFD     8.625    8.359   $2,134.25   360        1-Mar-27   $274,238.00
6996438 RANCHO SANTA FE      CA     92037  SFD     7.875    7.609   $2,900.28   360        1-Feb-27   $399,447.63
6996440 HERMOSA BEACH        CA     90254  SFD     8.125    7.859   $1,915.64   360        1-Dec-26   $257,318.04
6996442 OCEANSIDE            CA     92057  SFD     8.500    8.234   $2,285.98   360        1-Mar-27   $297,119.89
6996443 LIVERMORE            CA     94550  SFD     7.875    7.609   $2,000.83   360        1-Dec-26   $275,182.86
6996445 BOULDER              CO     80302  SFD     7.875    7.609   $1,595.15   360        1-Dec-26   $219,276.15
6996446 SAN JOSE             CA     95135  SFD     7.875    7.609   $2,754.18   360        1-Mar-27   $379,588.59
6996447 MILPITAS             CA     95035  PUD     8.000    7.734   $1,484.85   360        1-Feb-27   $202,087.53
6996448 FREMONT              CA     94539  SFD     7.625    7.359   $3,362.02   360        1-Mar-27   $474,656.21
6996451 STEAMBOAT SPRINGS    CO     80477  SFD     8.000    7.734   $2,384.73   360        1-Feb-27   $324,562.42
6996452 COLORADO SPRINGS     CO     80906  SFD     7.875    7.609   $1,685.79   360        1-Apr-27   $232,500.00
6996454 NEWINGTON            NH     03801  SFD     7.875    7.609   $2,367.98   360        1-Mar-27   $326,362.25
6996456 POST FALLS           ID     83854  SFD     7.750    7.484   $1,701.12   360        1-Mar-27   $237,282.41
6996460 MARBLEHEAD           MA     01945  SFD     8.375    8.109   $3,306.31   360        1-Feb-27   $434,457.37
6996463 STONEHAM             MA     02180  SFD     8.500    8.234   $1,826.17   360        1-Mar-27   $237,206.12
6996464 PORTERVILLE          CA     93257  SFD     8.250    7.984   $1,712.89   360        1-Mar-27   $227,854.61
6996467 GREENVILLE           DE     19807  SFD     7.750    7.484   $3,302.66   360        1-Mar-27   $460,674.63
6996469 LOS ANGELES          CA     90049  LCO     7.875    7.609   $2,537.74   360        1-Feb-27   $349,516.69
6996471 TRACY                CA     95376  SFD     8.250    7.984   $1,742.56   360        1-Feb-27   $231,653.18
6996473 ARROYO GRANDE        CA     93401  SFD     8.250    7.984     $909.03   360        1-Mar-27   $120,877.40
6996479 ALEXANDRIA           VA     22309  SFD     7.625    7.359   $1,649.16   360        1-Mar-27   $232,831.36
6996480 BISHOP               CA     93514  SFD     8.125    7.859   $2,227.49   360        1-Mar-27   $299,803.76
6996481 MAMMOTH LAKES        CA     93546  SFD     8.000    7.734   $2,348.05   360        1-Mar-27   $319,785.28
6996483 CORNELIUS            NC     28031  SFD     7.875    7.609   $2,102.70   360        1-Mar-27   $289,800.43
6996492 MARYVILLE            TN     37801  SFD     8.250    7.984   $2,253.80   360        1-Mar-27   $299,808.70
6996495 LOS ANGELES          CA     90043  SFD     7.500    7.234   $1,522.89   360        1-Feb-27   $217,475.71
6996496 LAGUNA NIGUEL        CA     92677  SFD     7.875    7.609   $1,715.15   360        1-Mar-27   $236,387.21
6996498 SAN JOSE             CA     95135  SFD     8.375    8.109   $1,723.08   360        1-Mar-27   $226,559.10
6996499 SAN DIEGO            CA     92131  SFD     8.125    7.859   $1,707.37   360        1-Mar-27   $229,799.58
6996500 LOS GATOS            CA     95030  SFD     8.250    7.984   $2,999.06   360        1-Mar-27   $398,744.50
6996501 EDWARDS              CO     81632  PUD     7.875    7.609   $3,262.81   360        1-Mar-27   $449,690.32
6996503 STEVENSON RANCH AREA CA     91381  SFD     8.125    7.859   $1,726.13   360        1-Mar-27   $232,323.93
6996505 WILMINGTON           DE     19806  SFD     8.250    7.984   $2,129.84   360        1-Feb-27   $283,012.51
6996508 MOUNTAINSIDE         NJ     07092  SFD     8.250    7.984   $1,078.07   360        1-Mar-27   $143,393.49
6996509 GRANGER              IN     46530  SFD     8.375    8.109   $2,565.24   360        1-Mar-27   $337,290.23
6996510 SANTA FE             NM     87501  SFD     7.875    7.609   $1,595.15   360        1-Dec-26   $219,388.42
6996513 GRANITE BAY          CA     95746  SFD     8.000    7.734   $2,219.64   360        1-Mar-27   $302,112.06
6996514 DAVENPORT            CA     95017  SFD     8.375    8.109   $1,702.56   360        1-Mar-27   $223,860.77
6996517 MINNETONKA           MN     55345  SFD     8.000    7.734   $2,806.65   360        1-Mar-27   $382,243.35
6996518 WOODBURY             NY     11797  SFD     8.125    7.859   $2,940.29   360        1-Apr-27   $396,000.00
6996519 CHAPEL HILL          NC     27514  SFD     8.000    7.734   $2,183.11   240        1-Mar-17   $260,556.89
6996520 OAKLAND              CA     94610  HCO     8.750    8.484   $1,778.73   360        1-Mar-27   $225,969.92
6996529 SAN DIEGO            CA     92130  SFD     8.000    7.734   $3,068.60   360        1-Dec-26   $417,066.33
6996531 RIVERSIDE            CA     92503  SFD     8.000    7.734   $1,702.33   360        1-Mar-27   $231,844.34
6996532 VANCOUVER            WA     98686  SFD     7.750    7.484   $2,005.24   360        1-Apr-27   $279,900.00
6996541 FAIRBANKS            AK     99712  SFD     7.375    7.109   $1,657.62   360        1-Dec-26   $239,262.76
6996545 CHEVY CHASE          MD     20815  SFD     7.625    7.359   $2,512.67   360        1-Jan-27   $354,224.27
6996549 CAVE CREEK           AZ     85331  SFD     7.875    7.609   $1,740.17   360        1-Jan-27   $238,985.28
6996550 RIO RANCHO           NM     87124  SFD     9.500    9.234     $909.80   360        1-Nov-26   $107,929.67
6996553 MAPLE VALLEY         WA     98038  SFD     7.875    7.609   $2,436.23   360        1-Mar-27   $335,768.77
6996554 SPARTA               NJ     07871  SFD     7.875    7.609   $1,598.05   360        1-Mar-27   $220,248.33
6996556 BARRINGTON           IL     60010  SFD     7.250    6.984   $1,961.26   360        1-Feb-27   $287,050.08
6996559 DANVILLE             CA     94506  SFD     7.875    7.609   $2,320.22   360        1-Mar-27   $319,779.78
6996560 AVALON               NJ     08202  SFD     7.375    7.109   $1,709.42   360        1-Jan-27   $246,931.54
6996565 MORRIS TOWNSHIP      NJ     07960  SFD     7.500    7.234   $3,426.15   360        1-Feb-27   $489,270.43
6996568 ROSWELL              GA     30076  SFD     7.375    7.109   $2,665.93   360        1-Dec-26   $384,803.30
6996570 KAILUA KONA          HI     96740  SFD     8.000    7.734     $443.20   360        1-Jun-26    $59,982.29
6996572 NASHVILLE            TN     37221  SFD     7.875    7.609   $3,625.35   360        1-Mar-27   $499,655.90
6996573 ALAMO                CA     94507  SFD     7.875    7.609   $1,595.15   360        1-Feb-27   $217,683.08
6996574 HYRUM                UT     84319  SFD     8.625    8.359   $2,016.03   360        1-Feb-27   $258,892.84
6996576 GRASS VALLEY         CA     95945  SFD     8.250    7.984   $1,915.73   360        1-Mar-27   $254,837.40
6996577 IRVINE               CA     92620  SFD     7.875    7.609   $2,494.24   360        1-Mar-27   $343,763.26
6996580 BURLINGAME           CA     94010  SFD     8.125    7.859   $3,712.49   360        1-Feb-27   $499,343.64
6996583 CYPRESS              CA     90630  SFD     8.250    7.984   $1,915.73   360        1-Feb-27   $254,673.68
6996584 SAN JOSE             CA     95138  SFD     7.875    7.609   $2,078.41   360        1-Jan-27   $286,054.30
6996585 SAN JOSE             CA     95138  SFD     7.750    7.484   $2,650.73   360        1-Jan-27   $369,211.49
6996586 CERRITOS             CA     90703  SFD     7.875    7.609   $2,125.90   360        1-Jan-27   $292,590.70
6996588 SAN DIEGO            CA     92130  SFD     8.250    7.984   $2,846.92   360        1-Jan-27   $378,220.09
6996589 CARLSBAD             CA     92009  LCO     7.500    7.234   $1,528.83   360        1-Jan-27   $216,371.09
6996590 SAN DIEGO            CA     92129  SFD     7.625    7.359   $1,865.04   360        1-Jan-27   $262,924.20
6996595 ST CHARLES           IL     60175  SFD     8.500    8.234   $2,300.97   360        1-Mar-27   $299,068.72
6996598 BOISE                ID     83714  SFD     7.250    6.984   $1,500.79   360        1-Jan-27   $216,763.58
6996599 LAKE OSWEGO          OR     97034  SFD     8.000    7.734   $2,847.01   360        1-Mar-27   $387,739.66
6996612 NEWTOWN              CT     06470  SFD     7.625    7.359   $2,412.16   360        1-Mar-27   $340,553.34
6996613 ENCINITAS            CA     92024  SFD     8.250    7.984   $2,151.63   360        1-Mar-27   $286,217.37
6996617 CHEVY CHASE          MD     20815  SFD     7.875    7.609   $2,109.95   360        1-Mar-27   $290,799.74
6996618 ELLICOTT CITY        MD     21042  SFD     7.875    7.609   $1,742.34   360        1-Jan-27   $239,800.62
6996620 HAMILTON             MA     02167  SFD     7.875    7.609   $1,809.77   360        1-Mar-27   $249,428.23
6996622 EDGEWOOD             NM     87015  SFD     8.250    7.984   $1,812.06   360        1-Dec-26   $240,578.39
6996624 ST. PAUL             MN     55105  SFD     8.250    7.984   $2,494.21   360        1-Mar-27   $331,788.29
6996625 REDWOOD CITY         CA     94065  LCO     7.750    7.484   $1,767.62   360        1-Mar-27   $246,557.86
6996628 CAMERON PARK         CA     95682  SFD     8.500    8.234   $2,198.19   360        1-Mar-27   $285,708.81
6996630 CANTON               MA     02021  SFD     7.875    7.609   $2,164.17   360        1-Apr-27   $298,478.00
6996632 BELLEVUE             WA     98006  SFD     8.000    7.734   $1,100.65   360        1-Mar-27   $149,899.35
6996633 GLENDALE             AZ     85310  SFD     7.750    7.484   $2,046.43   360        1-Jan-27   $285,041.26
6996634 PORTERVILLE          CA     93257  SFD     8.625    8.359   $2,216.70   360        1-Mar-27   $284,831.74
6996639 WASHINGTON TWP       NJ     08080  SFD     8.500    8.234     $645.89   360        1-Mar-27    $83,949.11
6996644 SCOTCH PLAINS        NJ     07076  SFD     8.125    7.859   $2,060.43   360        1-Mar-27   $277,318.48
6996647 WHITE PLAINS         NY     10604  SFD     7.625    7.359   $1,070.18   360        1-Apr-27   $151,200.00
6996651 TAYLORSVILLE         UT     84118  SFD     8.000    7.734   $3,668.82   360        1-Mar-27   $499,664.51
6996652 SAN DIEGO            CA     92130  SFD     7.875    7.609   $2,573.63   360        1-Mar-27   $354,705.73
6996653 SAN DIEGO            CA     92130  SFD     7.875    7.609   $2,737.50   360        1-Mar-27   $377,290.17
6996654 OXNARD               CA     93035  SFD     7.750    7.484   $2,421.47   360        1-Mar-27   $337,761.45
6996655 CASTRO VALLEY        CA     94546  SFD     7.875    7.609   $2,153.46   360        1-Mar-27   $296,795.60
6996657 SAN JOSE             CA     95135  SFD     8.000    7.734   $3,008.43   360        1-Mar-27   $409,724.90
6996666 BRIGHTON             CO     80601  PUD     8.250    7.984   $1,803.04   360        1-Mar-27   $239,846.96
6996671 WESTON               MA     02193  SFD     8.125    7.859   $2,229.72   360        1-Apr-27   $300,300.00
6996672 MEQUON               WI     53092  SFD     8.250    7.984   $2,065.98   360        1-Mar-27   $274,824.65
6996673 OAK PARK             IL     60302  SFD     8.000    7.734   $2,201.30   360        1-Mar-27   $299,798.70
6996677 MANTOLOKING          NJ     08738  SFD     7.875    7.609   $5,220.50   360        1-Feb-27   $719,005.75
6996678 SUMMIT               NJ     07901  SFD     8.125    7.859   $2,004.74   360        1-Apr-27   $270,000.00
6996693 TRABUCO CANYON       CA     92679  SFD     8.125    7.859   $1,871.84   360        1-Mar-27   $251,871.63
6996696 GREENBROOK           NJ     07059  SFD     8.125    7.859   $2,257.19   360        1-Apr-27   $304,000.00
6996700 CASTLE ROCK          CO     80104  SFD     7.875    7.609   $2,802.03   360        1-Mar-27   $386,184.05
6996704 DRAPER               UT     84020  SFD     8.125    7.859   $1,752.29   360        1-Mar-27   $235,845.63
6996705 CASTLE ROCK TOWNS    MN     55010  SFD     8.125    7.859   $1,744.87   360        1-Mar-27   $234,846.28
6996706 EDEN PRAIRIE         MN     55347  SFD     7.125    6.859   $3,347.03   360        1-Mar-27   $496,402.72
6996710 BATTLE GROUND        WA     98604  SFD     8.000    7.734   $1,624.55   360        1-Mar-27   $221,251.45
6996711 PRINCETON            NJ     08540  SFD     7.625    7.359   $2,123.38   360        1-Apr-27   $300,000.00
6996712 MONTGOMERY           NJ     08558  SFD     8.250    7.984   $2,231.26   360        1-Apr-27   $297,000.00
6996713 MIDDLETOWN           DE     19709  SFD     8.500    8.234   $1,697.02   360        1-Mar-27   $220,570.30
6996715 LOWER MACUNGIE       PA     18062  SFD     8.625    8.359     $505.56   360        1-Mar-27    $64,961.63
6996716 NORWALK              CT     06851  SFD     8.250    7.984   $1,757.96   360        1-Mar-27   $233,850.79
6996717 SAN LUIS OBISPO      CA     93401  SFD     7.750    7.484   $1,705.06   360        1-Mar-27   $237,832.02
6996718 ISSAQUAH             WA     98029  SFD     7.875    7.609   $1,921.80   360        1-Apr-27   $265,050.00
6996722 SCOTTSDALE           AZ     85255  PUD     7.875    7.609   $1,897.51   360        1-Jan-26   $258,870.74
6996725 CARLSBAD             CA     92008  PUD     8.125    7.859   $2,188.88   360        1-Dec-26   $294,020.78
6996726 ONEIDA               WI     54155  SFD     8.500    8.234   $2,245.23   360        1-Mar-27   $291,822.84
6996729 SAN JOSE             CA     95135  SFD     7.875    7.609   $2,019.32   360        1-Mar-27   $278,308.34
6996730 ANTIOCH              CA     94509  SFD     8.250    7.984   $1,931.99   360        1-Mar-27   $257,001.02
6996735 GLEN ROCK            NJ     07452  SFD     7.750    7.484   $1,576.11   360        1-Mar-27   $219,844.72
6996736 HOLLIS               NH     03049  SFD     8.250    7.984   $1,893.19   360        1-Mar-27   $251,839.31
6996738 EDINA                MN     55436  PUD     8.125    7.859   $3,758.89   360        1-Apr-27   $506,250.00
6996745 HOHOKUS              NJ     07423  SFD     8.625    8.359   $1,920.40   360        1-Apr-27   $246,905.00
6996751 MESA                 AZ     85207  SFD     8.000    7.734   $1,890.91   360        1-Mar-27   $257,527.09
6996752 LAKEWOOD             CO     80228  SFD     7.625    7.359   $1,609.52   360        1-Mar-27   $227,235.42
6996759 PORTLAND             OR     97229  SFD     8.125    7.859   $1,611.22   360        1-Jan-27   $216,571.26
6996762 SAN JOSE             CA     95118  SFD     8.000    7.734   $1,650.97   360        1-Feb-27   $224,697.05
6996775 DOVER                MA     02030  SFD     8.375    8.109   $2,067.24   360        1-Feb-27   $271,640.72
6996776 HILLSDALE            NJ     07642  SFD     8.375    8.109   $1,748.17   360        1-Apr-27   $230,000.00
6996789 SAN JOSE             CA     95138  SFD     7.750    7.484   $1,922.85   360        1-Jan-27   $267,672.22
6996956 SAN ANTONIO          TX     78248  SFD     8.000    7.734   $2,348.05   360        1-Apr-27   $320,000.00
6996998 SOLANA BEACH         CA     92075  SFD     7.750    7.484   $2,185.06   360        1-Apr-27   $305,000.00
6997005 EDINA                MN     55424  SFD     7.875    7.609   $3,987.88   360        1-Apr-27   $550,000.00
6997007 AMBOY                WA     98601  SFD     8.000    7.734   $1,614.28   360        1-Apr-27   $220,000.00
6997010 SAN DIEGO            CA     92128  SFD     7.625    7.359   $1,768.78   360        1-Apr-27   $249,900.00
6997011 PALM DESERT          CA     92211  SFD     7.750    7.484   $2,630.67   360        1-Apr-27   $367,200.00


NASCOR
NMI / 1997-6  Exhibit F-1
30 YEAR FIXED RATE NON-RELOCATION
LOANS


(i)     (ii)                 (x)  (xi)     (xii)      (xiii)   (xiv)     (xv)
-----   -----------------    ---  -------  ---------  -------  --------  -------

MORTGAGE                                   MORTGAGE            T.O.P.    MASTER
LOAN                                       INSURANCE  SERVICE  MORTGAGE  SERVICE
NUMBER  CITY                 LTV  SUBSIDY  CODE       FEE      LOAN      FEE
------- ------------------   ---- -------  ----       -------  --------  ------
6992727 SAN JOSE             64.29                    0.250              0.016
6993213 SILVER SPRING        90.00          01        0.250              0.016
6993728 ST PAUL              90.00          12        0.250              0.016
6993757 SCOTTSDALE           80.00                    0.250              0.016
6993786 GLENCOE              50.47                    0.250              0.016
6993787 ZIMMERMAN            79.98                    0.250              0.016
6993843 MINNEAPOLIS          90.00          06        0.250              0.016
6993886 HAM LAKE             87.54          12        0.250              0.016
6993938 MINNEAPOLIS          79.38                    0.250              0.016
6994052 MAPLE GROVE          89.39          06        0.250              0.016
6994053 ORONO                75.32                    0.250              0.016
6994070 STONINGTON           80.00                    0.250              0.016
6994189 EAGAN                80.00                    0.250              0.016
6994218 HOPKINS              80.00                    0.250              0.016
6994246 RAMSEY               79.04                    0.250              0.016
6994301 SHOREVIEW            76.92                    0.250              0.016
6994370 PLYMOUTH             66.00                    0.250              0.016
6994372 CYPRESS              62.88                    0.250              0.016
6994537 LAKEVILLE            73.94                    0.250              0.016
6994636 BOERNE               58.82                    0.250              0.016
6994708 BAKERSFIELD          84.04          13        0.250              0.016
6994778 EDINA                80.00                    0.250              0.016
6994798 EVERETT              90.00          33        0.250              0.016
6994813 CHANHASSEN           61.11                    0.250              0.016
6994815 ENGLEWOOD            80.00                    0.250              0.016
6994882 REDMOND              68.99                    0.250              0.016
6994895 SCOTTSDALE           68.97                    0.250              0.016
6994899 BOULDER              80.00                    0.250              0.016
6994900 DENVER               64.13                    0.250              0.016
6994916 RANCHO SANTE FE      80.00                    0.250              0.016
6994917 SAN JOSE             79.62                    0.250              0.016
6994923 THOUSAND OAKS        62.25                    0.250              0.016
6994977 EDEN PRAIRIE         80.00                    0.250              0.016
6994979 EDEN PRAIRIE         72.44                    0.250              0.016
6994984 DENVER               80.00                    0.250              0.016
6994985 DENVER               55.22                    0.250              0.016
6995013 EVERETT              77.62                    0.250              0.016
6995030 HASTINGS             80.00                    0.250              0.016
6995031 EDINA                80.00                    0.250              0.016
6995035 LITTLETON            80.00                    0.250              0.016
6995044 ARCATA               69.74                    0.250              0.016
6995085 MERCER ISLAND        79.79                    0.250              0.016
6995087 OTHELLO              75.00                    0.250              0.016
6995088 ISSAQUAH             79.21                    0.250              0.016
6995123 CASTLE ROCK          62.50                    0.250              0.016
6995125 AURORA               63.78                    0.250              0.016
6995171 SAN DIEGO            75.00                    0.250              0.016
6995172 GEORGETOWN           40.30                    0.250              0.016
6995177 WEST CHESTER         74.32                    0.250              0.016
6995179 OCEANPORT            58.21                    0.250              0.016
6995180 AUSTIN               80.00                    0.250              0.016
6995189 RICHMOND             95.00          33        0.250              0.016
6995205 LAGUNA BEACH         80.00                    0.250              0.016
6995206 COTO DE CAZA         71.35                    0.250              0.016
6995223 THOUSAND OAKS        79.99                    0.250              0.016
6995272 ORONO                80.00                    0.250              0.016
6995285 CONIFER              79.34                    0.250              0.016
6995341 WOODBURY             78.89                    0.250              0.016
6995460 RUNNELLS             80.00                    0.250              0.016
6995499 FRANKLIN TOWNSHIP    59.50                    0.250              0.016
6995551 COUNCE               63.73                    0.250              0.016
6995580 ST SIMONS ISLAND     80.00                    0.250              0.016
6995585 GILBERT              89.52          11        0.250              0.016
6995589 NORTHAMPTON TWP      57.93                    0.250              0.016
6995595 SAN JOSE             79.14                    0.250              0.016
6995647 RIDGWAY              66.25                    0.250              0.016
6995659 ALLOWAY TOWNSHIP     31.39                    0.250              0.016
6995679 BRECKENRIDGE         32.59                    0.250              0.016
6995694 WESTBOROUGH          66.41                    0.250              0.016
6995699 GUTTENBERG           80.00                    0.250              0.016
6995702 MOORESVILLE          77.65                    0.250              0.016
6995709 LA CRESCENTA AREA    94.99          33        0.250              0.016
6995722 HOPKINTON            90.00          11        0.250              0.016
6995723 WESTFORD             80.00                    0.250              0.016
6995724 ALPHARETTA           61.11                    0.250              0.016
6995725 SCOTTSDALE           77.78                    0.250              0.016
6995731 WASHINGTON           80.00                    0.250              0.016
6995734 REDSTONE             80.00                    0.250              0.016
6995737 CRANBURY TWP         70.00                    0.250              0.016
6995738 BATTLE CREEK         80.00                    0.250              0.016
6995740 RENTON               86.28          06        0.250              0.016
6995748 ACTON                87.97          33        0.250              0.016
6995749 SALT LAKE CITY       40.00                    0.250              0.016
6995750 DRAPER               66.62                    0.250              0.016
6995751 ALAMO                72.84                    0.250              0.016
6995752 STEAMBOAT SPRINGS    36.36                    0.250              0.016
6995755 REDMOND              79.87                    0.250              0.016
6995756 WESTERVILLE          80.00                    0.250              0.016
6995763 DAVIDSONVILLE        64.86                    0.250              0.016
6995764 RIDGEWOOD            80.00                    0.250              0.016
6995765 CARY                 80.00                    0.250              0.016
6995767 CARMEL               50.00                    0.250              0.016
6995769 LAS VEGAS            20.35                    0.250              0.016
6995773 PALATINE             80.00                    0.250              0.016
6995774 EDINA                62.65                    0.250              0.016
6995777 EDEN PRAIRIE         73.91                    0.250              0.016
6995779 BETHESDA             75.00                    0.250              0.016
6995783 GLEN RIDGE           80.00                    0.250              0.016
6995784 FRANKLIN LAKES       90.00          06        0.250              0.016
6995785 FLEMINGTON           80.00                    0.250              0.016
6995786 LOVELAND             57.91                    0.250              0.016
6995787 PARSIPPANY           90.00          33        0.250              0.016
6995790 COLTS NECK           72.68                    0.250              0.016
6995792 PLEASANTON           74.51                    0.250              0.016
6995795 FOUNTAIN HILLS       45.17                    0.250              0.016
6995797 APEX                 62.86                    0.250              0.016
6995798 FRESNO               80.00                    0.250              0.016
6995802 ST CLOUD             89.99          11        0.250              0.016
6995803 GLEN CARBON          78.86                    0.250              0.016
6995804 SHOREWOOD            65.79                    0.250              0.016
6995807 KEYSTONE             80.00                    0.250              0.016
6995808 DILLON               72.03                    0.250              0.016
6995809 THOUSAND OAKS        61.29                    0.250              0.016
6995810 CAMBRIA              80.00                    0.250              0.016
6995812 SAN JOSE             95.00          12        0.250              0.016
6995813 LOS ANGELES          75.00                    0.250              0.016
6995814 COLORADO SPRINGS     70.99                    0.250              0.016
6995815 SAN DIEGO            73.33                    0.250              0.016
6995817 DE PERE              56.45                    0.250              0.016
6995818 STEAMBOAT SPRINGS    57.39                    0.250              0.016
6995821 PORTLAND             90.00          33        0.250              0.016
6995822 HAVRE                90.00          33        0.250              0.016
6995826 BONSALL              70.00                    0.250              0.016
6995828 BAYTOWN TWSP         80.00                    0.250              0.016
6995829 CORCORAN             79.61                    0.250              0.016
6995831 LINO LAKES           80.00                    0.250              0.016
6995834 STEVENSON RANCH      63.17                    0.250              0.016
6995835 COLORADO SPRINGS     77.73                    0.250              0.016
6995838 SUNNYVALE            63.26                    0.250              0.016
6995839 NEVADA CITY          80.00                    0.250              0.016
6995840 PLEASANTON           69.48                    0.250              0.016
6995842 PALM HARBOR          90.00          33        0.250              0.016
6995843 CARY                 79.81                    0.250              0.016
6995846 LAS VEGAS            80.00                    0.250              0.016
6995847 HENDERSON            79.99                    0.250              0.016
6995848 MODESTO              84.62          33        0.250              0.016
6995853 FRANKLIN             80.00                    0.250              0.016
6995858 KENNETT SQUARE       68.41                    0.250              0.016
6995859 WEST CHESTER         80.00                    0.250              0.016
6995860 CLARKSBURG           80.00                    0.250              0.016
6995865 CLAREMONT            89.49          01        0.250              0.016
6995872 THOUSAND OAKS        67.69                    0.250              0.016
6995873 THOUSAND OAKS        70.00                    0.250              0.016
6995874 RANCHO SANTA FE      72.50                    0.250              0.016
6995875 SUNNYVALE            68.48                    0.250              0.016
6995876 WOODSIDE             29.07                    0.250              0.016
6995878 MANHATTAN BEACH      69.63                    0.250              0.016
6995879 LANCASTER            85.86          33        0.250              0.016
6995884 MCMINNVILLE          69.84                    0.250              0.016
6995889 PETALUMA             73.95                    0.250              0.016
6995891 PARKER               61.45                    0.250              0.016
6995893 INCLINE VILLAGE      28.78                    0.250              0.016
6995895 WESTMINSTER          80.00                    0.250              0.016
6995896 ANNANDALE            95.00          13        0.250              0.016
6995900 CASPER               68.95                    0.250              0.016
6995903 NORWOOD              75.00                    0.250              0.016
6995906 VOORHEES TWP         90.00          06        0.250              0.016
6995907 HONOLULU             69.60                    0.250              0.016
6995912 CHAPPAQUA            46.03                    0.250              0.016
6995915 LOS ANGELES          66.67                    0.250              0.016
6995918 OCEANSIDE            89.99          11        0.250              0.016
6995920 SHOREVIEW            74.29                    0.250              0.016
6995921 ST PAUL              68.63                    0.250              0.016
6995922 ENCINITAS            51.76                    0.250              0.016
6995923 PARKER               33.16                    0.250              0.016
6995925 GLENWOOD             74.96                    0.250              0.016
6995928 FOUNTAIN HILLS       80.00                    0.250              0.016
6995929 WAILUKU              71.74                    0.250              0.016
6995930 ELLICOTT CITY        95.00          24        0.250              0.016
6995931 ATHENS               90.00          11        0.250              0.016
6995932 WESTFORD             90.00          33        0.250              0.016
6995934 ALBANY               60.69                    0.250              0.016
6995935 OSSINING             86.93          33        0.250              0.016
6995937 SAN DIEGO            71.81                    0.250              0.016
6995939 FRESNO               55.83                    0.250              0.016
6995944 EL CAJON             89.99          33        0.250              0.016
6995958 PLANO                77.40                    0.250              0.016
6995962 LONG BEACH TWP       80.00                    0.250              0.016
6995965 HAWICK               94.47          33        0.250              0.016
6995968 ST LOUIS             50.00                    0.250              0.016
6995970 SALEM                70.00                    0.250              0.016
6995971 BREMERTON            74.32                    0.250              0.016
6995974 CASTLE ROCK          80.00                    0.250              0.016
6995975 NEWPORT COAST        80.00                    0.250              0.016
6995977 WOODLAND HILLS AREA  89.99          11        0.250              0.016
6995983 CASTRO VALLEY        80.00                    0.250              0.016
6995984 SAN JOSE             79.99                    0.250              0.016
6995985 ANAHEIM              89.99          11        0.250              0.016
6995986 LA QUINTA            89.99          13        0.250              0.016
6995987 DUBLIN               69.23                    0.250              0.016
6995989 CHEYENNE             85.27          06        0.250              0.016
6995991 WOODBRIDGE           80.00                    0.250              0.016
6995992 AMHERST              80.00                    0.250              0.016
6995993 GILFORD              77.68                    0.250              0.016
6995995 ST PETERSBURG        90.00          24        0.250              0.016
6995996 RIVER FOREST         80.00                    0.250              0.016
6995997 DENVER               52.38                    0.250              0.016
6995998 CHAPEL HILL          90.00          24        0.250              0.016
6995999 BETTENDORF           85.00          33        0.250              0.016
6996000 WEST LINN            68.89                    0.250              0.016
6996001 GREENWOOD            90.00          33        0.250              0.016
6996008 EASTON               80.00                    0.250              0.016
6996010 MONTGOMERY TWP       80.00                    0.250              0.016
6996013 SAN RAMON            79.99                    0.250              0.016
6996014 BRENTWOOD            89.59          33        0.250              0.016
6996016 STONE HARBOR         80.00                    0.250              0.016
6996017 MATTHEWS             60.78                    0.250              0.016
6996018 WELLINGTON           42.37                    0.250              0.016
6996024 KENTFIELD            31.05                    0.250              0.016
6996026 POWAY                80.00                    0.250              0.016
6996027 SAN DIEGO            89.98          33        0.250              0.016
6996028 PLEASANT HILL        89.80          33        0.250              0.016
6996029 SAN JOSE             73.21                    0.250              0.016
6996030 HUNTINGTON BEACH     90.00          13        0.250              0.016
6996032 CARLSBAD             80.00                    0.250              0.016
6996033 SEVERNA PARK         95.00          33        0.250              0.016
6996042 HAMILTON             80.00                    0.250              0.016
6996045 SHOREVIEW            70.97                    0.250              0.016
6996046 EXCELSIOR            80.00                    0.250              0.016
6996051 SALT LAKE CITY       79.41                    0.250              0.016
6996057 WOODBURY             79.99                    0.250              0.016
6996058 SANTA CRUZ           79.23                    0.250              0.016
6996061 CHULA VISTA          89.98          33        0.250              0.016
6996062 UPLAND               95.00          33        0.250              0.016
6996063 ARVADA               79.98                    0.250              0.016
6996070 FIRE ISLAND PINES    70.00                    0.250              0.016
6996072 DRAPER               83.39          33        0.250              0.016
6996074 WASHINGTON           80.00                    0.250              0.016
6996077 PARK RIDGE           54.19                    0.250              0.016
6996078 HOCKESSIN            90.00          33        0.250              0.016
6996082 ANDOVER              66.77                    0.250              0.016
6996083 GRANITE SPRINGS      80.00                    0.250              0.016
6996084 EDEN                 80.00                    0.250              0.016
6996085 DRAPER               64.10                    0.250              0.016
6996087 ANAHEIM              80.00                    0.250              0.016
6996089 BARTLETT             73.57                    0.250              0.016
6996094 BEDFORD              65.79                    0.250              0.016
6996099 HIGHLAND PARK        65.79                    0.250              0.016
6996102 MONTGOMERY           64.10                    0.250              0.016
6996103 TUCSON               62.86                    0.250              0.016
6996105 OLD SNOWMASS         80.00                    0.250              0.016
6996106 NEEDHAM              49.05                    0.250              0.016
6996108 LINCOLNSHIRE         90.00          33        0.250              0.016
6996109 FRANKLIN LAKES       62.50                    0.250              0.016
6996111 BERNARDS TWP         80.00                    0.250              0.016
6996112 RANDOLPH TWP         80.00                    0.250              0.016
6996113 ROSELLE              62.39                    0.250              0.016
6996114 FORT MILL            74.07                    0.250              0.016
6996116 FLAGSTAFF            73.33                    0.250              0.016
6996120 COLORADO SPRINGS     89.99          11        0.250              0.016
6996121 LOUISVILLE           72.07                    0.250              0.016
6996126 ENGLEWOOD            78.84                    0.250              0.016
6996127 WESTMINSTER          90.00          33        0.250              0.016
6996162 YORBA LINDA          80.00                    0.250              0.016
6996168 LAGUNA BEACH         37.45                    0.250              0.016
6996169 SCOTTSDALE           94.98          01        0.250              0.016
6996172 TUSTIN RANCH         79.99                    0.250              0.016
6996173 LIVERMORE            79.99                    0.250              0.016
6996177 LONG GROVE           63.40                    0.250              0.016
6996188 VANCOUVER            80.00                    0.250              0.016
6996189 GLENWOOD SPRINGS     41.90                    0.250              0.016
6996190 HOPEWELL TWP         90.00          12        0.250              0.016
6996193 LAKEWAY              72.40                    0.250              0.016
6996195 CORONA               69.81                    0.250              0.016
6996196 ANAHEIM              70.00                    0.250              0.016
6996197 ALAMEDA              79.99                    0.250              0.016
6996198 DANVILLE             80.00                    0.250              0.016
6996199 SAN JOSE             76.43                    0.250              0.016
6996201 EDINA                80.00                    0.250              0.016
6996204 GREAT FALLS          66.30                    0.250              0.016
6996205 ROSCOE               90.00          33        0.250              0.016
6996206 OMAHA                70.38                    0.250              0.016
6996207 SANTA CRUZ           88.89          33        0.250              0.016
6996213 LAKEWOOD             90.00          06        0.250              0.016
6996218 LAGUNA BEACH         65.12                    0.250              0.016
6996219 E GRAND RAPIDS       59.57                    0.250              0.016
6996222 GLENDALE             70.00                    0.250              0.016
6996224 MESA                 94.98          06        0.250              0.016
6996226 DUBLIN               61.97                    0.250              0.016
6996227 BLACKLICK            89.99          33        0.250              0.016
6996228 MARSHALL             80.00                    0.250              0.016
6996232 ROCKLEDGE            75.00                    0.250              0.016
6996233 FLORISSANT           80.00                    0.250              0.016
6996237 SAN DIEGO            69.99                    0.250              0.016
6996238 SAN DIEGO            71.20                    0.250              0.016
6996239 SAN DIEGO            89.99          33        0.250              0.016
6996240 ALMONT               46.00                    0.250              0.016
6996242 SAN JOSE             78.28                    0.250              0.016
6996243 SAN JOSE             79.99                    0.250              0.016
6996244 SAN JOSE             80.00                    0.250              0.016
6996245 CARLSBAD             79.95                    0.250              0.016
6996246 SAN DIEGO            90.00          13        0.250              0.016
6996249 RENO                 80.00                    0.250              0.016
6996252 SUMMIT               90.00          01        0.250              0.016
6996253 UNION                75.90                    0.250              0.016
6996255 WILLISTON            80.00                    0.250              0.016
6996258 LITTLETON            78.02                    0.250              0.016
6996261 CEDAR RAPIDS         75.00                    0.250              0.016
6996264 AUDUBON              79.50                    0.250              0.016
6996266 SAVAGE               80.00                    0.250              0.016
6996267 EDEN PRAIRIE         77.68                    0.250              0.016
6996268 FALLS CHURCH         79.99                    0.250              0.016
6996270 MCKINNEY             79.59                    0.250              0.016
6996271 RANDOLPH TOWNSHIP    90.00          33        0.250              0.016
6996272 HOFFMAN ESTATES      95.00          01        0.250              0.016
6996273 SAN FRANCISCO        80.00                    0.250              0.016
6996274 SAN JOSE             61.47                    0.250              0.016
6996276 HONOLULU             80.00                    0.250              0.016
6996277 BARRINGTON           78.99                    0.250              0.016
6996281 CARY                 80.00                    0.250              0.016
6996282 DES MOINES           78.43                    0.250              0.016
6996284 PHOENIX              89.99          33        0.250              0.016
6996285 BLOOMINGTON          80.00                    0.250              0.016
6996286 BLOOMINGTON          80.00                    0.250              0.016
6996289 SUDBURY              59.95                    0.250              0.016
6996291 INVERNESS            74.10                    0.250              0.016
6996292 LINO LAKES           90.00          33        0.250              0.016
6996293 NORTHFIELD           76.85                    0.250              0.016
6996295 AGOURA HILLS         79.64                    0.250              0.016
6996297 NIPOMO               79.19                    0.250              0.016
6996300 GLENVIEW             75.00                    0.250              0.016
6996302 SHOREWOOD            76.92                    0.250              0.016
6996306 SOUTH JORDAN         74.07                    0.250              0.016
6996307 HIGHLAND PARK        85.00          01        0.250              0.016
6996308 FAIR HAVEN           90.00          33        0.250              0.016
6996310 SCOTTSDALE           90.00          11        0.250              0.016
6996312 VALENCIA             80.00                    0.250              0.016
6996313 CARLSBAD             89.99          13        0.250              0.016
6996314 GENEVA               94.83          06        0.250              0.016
6996315 LONGVIEW             70.00                    0.250              0.016
6996318 MORRO BAY            90.00          33        0.250              0.016
6996319 MEMPHIS              94.99          33        0.250              0.016
6996321 POTOMAC              80.00                    0.250              0.016
6996322 WAUKEE               69.62                    0.250              0.016
6996325 TOMS RIVER           34.84                    0.250              0.016
6996326 SCOTTSDALE           90.00          33        0.250              0.016
6996328 BELLEVUE             69.25                    0.250              0.016
6996331 OCEAN CITY           90.00          12        0.250              0.016
6996334 GRAYSLAKE            87.62          33        0.250              0.016
6996335 SIOUX FALLS          50.57                    0.250              0.016
6996336 BRECKENRIDGE         70.00                    0.250              0.016
6996337 PLACERVILLE          73.33                    0.250              0.016
6996338 PALMDALE             90.00          24        0.250              0.016
6996339 MISSION VIEJO        80.00                    0.250              0.016
6996340 SARATOGA             71.76                    0.250              0.016
6996342 GREEN BAY            80.00                    0.250              0.016
6996352 CENTERVILLE          94.75          12        0.250              0.016
6996354 PARADISE VALLEY      73.85                    0.250              0.016
6996360 BIXBY                72.67                    0.250              0.016
6996364 DENVER               52.76                    0.250              0.016
6996366 ALPHARETTA           80.00                    0.250              0.016
6996367 LOS ANGELES          64.17                    0.250              0.016
6996368 PARKLAND             71.20                    0.250              0.016
6996370 SAN DIEGO            89.89          24        0.250              0.016
6996372 ATLANTA              80.00                    0.250              0.016
6996373 SEGUIN               90.00          33        0.250              0.016
6996374 SIMPSONVILLE         89.80          17        0.250              0.016
6996377 MONTVILLE            79.92                    0.250              0.016
6996379 NEWPORT BEACH        70.00                    0.250              0.016
6996384 PLEASANT HILL        95.00          33        0.250              0.016
6996387 ANAHEIM              79.99                    0.250              0.016
6996391 SAN JOSE             80.00                    0.250              0.016
6996392 SAN JOSE             71.40                    0.250              0.016
6996393 COTO DE CAZA AREA    76.89                    0.250              0.016
6996394 CHULA VISTA          94.99          11        0.250              0.016
6996397 ROWLAND HEIGHTS AREA 70.00                    0.250              0.016
6996398 SAN DIEGO            90.00          11        0.250              0.016
6996400 COLORADO SPRINGS     79.10                    0.250              0.016
6996402 ANDOVER              80.00                    0.250              0.016
6996403 CLEARWATER           80.00                    0.250              0.016
6996406 SHREVEPORT           90.00          33        0.250              0.016
6996407 WASHINGTON           80.00                    0.250              0.016
6996409 SHERBORN             67.49                    0.250              0.016
6996410 GREENWOOD            91.28          01        0.250              0.016
6996411 HENDERSON            69.34                    0.250              0.016
6996413 WASHINGTON           80.00                    0.250              0.016
6996415 GRANITE BAY          92.77          33        0.250              0.016
6996416 VALENCIA             95.00          06        0.250              0.016
6996418 MONTVILLE            68.75                    0.250              0.016
6996419 SKILLMAN             59.46                    0.250              0.016
6996421 MISSOULA             78.64                    0.250              0.016
6996422 BLOOMFIELD HILLS     47.50                    0.250              0.016
6996426 MANALAPAN            57.73                    0.250              0.016
6996429 BOW MAR              85.00          33        0.250              0.016
6996430 GUILFORD             80.00                    0.250              0.016
6996433 BELLPORT             73.33                    0.250              0.016
6996434 DOBBS FERRY          80.00                    0.250              0.016
6996435 PORTLAND             80.00                    0.250              0.016
6996437 AGOURA               79.54                    0.250              0.016
6996438 RANCHO SANTA FE      57.14                    0.250              0.016
6996440 HERMOSA BEACH        79.63                    0.250              0.016
6996442 OCEANSIDE            89.99          13        0.250              0.016
6996443 LIVERMORE            80.00                    0.250              0.016
6996445 BOULDER              68.11                    0.250              0.016
6996446 SAN JOSE             80.00                    0.250              0.016
6996447 MILPITAS             80.00          06        0.250              0.016
6996448 FREMONT              70.06                    0.250              0.016
6996451 STEAMBOAT SPRINGS    44.22                    0.250              0.016
6996452 COLORADO SPRINGS     75.00                    0.250              0.016
6996454 NEWINGTON            90.00          33        0.250              0.016
6996456 POST FALLS           69.84                    0.250              0.016
6996460 MARBLEHEAD           75.00                    0.250              0.016
6996463 STONEHAM             95.00          11        0.250              0.016
6996464 PORTERVILLE          80.00                    0.250              0.016
6996467 GREENVILLE           52.39                    0.250              0.016
6996469 LOS ANGELES          70.00                    0.250              0.016
6996471 TRACY                89.99          13        0.250              0.016
6996473 ARROYO GRANDE        60.20                    0.250              0.016
6996479 ALEXANDRIA           63.84                    0.250              0.016
6996480 BISHOP               65.22                    0.250              0.016
6996481 MAMMOTH LAKES        80.00                    0.250              0.016
6996483 CORNELIUS            62.57                    0.250              0.016
6996492 MARYVILLE            80.00                    0.250              0.016
6996495 LOS ANGELES          90.00          24        0.250              0.016
6996496 LAGUNA NIGUEL        95.00          13        0.250              0.016
6996498 SAN JOSE             50.38                    0.250              0.016
6996499 SAN DIEGO            80.00                    0.250              0.016
6996500 LOS GATOS            80.00                    0.250              0.016
6996501 EDWARDS              75.00                    0.250              0.016
6996503 STEVENSON RANCH AREA 80.00                    0.250              0.016
6996505 WILMINGTON           90.00          33        0.250              0.016
6996508 MOUNTAINSIDE         70.00                    0.250              0.016
6996509 GRANGER              75.00                    0.250              0.016
6996510 SANTA FE             73.33                    0.250              0.016
6996513 GRANITE BAY          86.43          17        0.250              0.016
6996514 DAVENPORT            78.05                    0.250              0.016
6996517 MINNETONKA           75.00                    0.250              0.016
6996518 WOODBURY             90.00          33        0.250              0.016
6996519 CHAPEL HILL          90.00          01        0.250              0.016
6996520 OAKLAND              95.00          24        0.250              0.016
6996529 SAN DIEGO            74.99                    0.250              0.016
6996531 RIVERSIDE            80.00                    0.250              0.016
6996532 VANCOUVER            79.99                    0.250              0.016
6996541 FAIRBANKS            80.00                    0.250              0.016
6996545 CHEVY CHASE          79.87                    0.250              0.016
6996549 CAVE CREEK           66.67                    0.250              0.016
6996550 RIO RANCHO           94.99          11        0.250              0.016
6996553 MAPLE VALLEY         80.00                    0.250              0.016
6996554 SPARTA               95.00          33        0.250              0.016
6996556 BARRINGTON           62.50                    0.250              0.016
6996559 DANVILLE             68.09                    0.250              0.016
6996560 AVALON               90.00          12        0.250              0.016
6996565 MORRIS TOWNSHIP      78.03                    0.250              0.016
6996568 ROSWELL              80.00                    0.250              0.016
6996570 KAILUA KONA          80.00                    0.250              0.016
6996572 NASHVILLE            80.00                    0.250              0.016
6996573 ALAMO                51.16                    0.250              0.016
6996574 HYRUM                80.00                    0.250              0.016
6996576 GRASS VALLEY         76.12                    0.250              0.016
6996577 IRVINE               80.00                    0.250              0.016
6996580 BURLINGAME           71.02                    0.250              0.016
6996583 CYPRESS              79.69                    0.250              0.016
6996584 SAN JOSE             80.00                    0.250              0.016
6996585 SAN JOSE             55.22                    0.250              0.016
6996586 CERRITOS             69.99                    0.250              0.016
6996588 SAN DIEGO            90.00          13        0.250              0.016
6996589 CARLSBAD             89.98          13        0.250              0.016
6996590 SAN DIEGO            89.96          13        0.250              0.016
6996595 ST CHARLES           95.00          06        0.250              0.016
6996598 BOISE                80.00                    0.250              0.016
6996599 LAKE OSWEGO          80.00                    0.250              0.016
6996612 NEWTOWN              80.00                    0.250              0.016
6996613 ENCINITAS            80.00                    0.250              0.016
6996617 CHEVY CHASE          75.00                    0.250              0.016
6996618 ELLICOTT CITY        90.00          06        0.250              0.016
6996620 HAMILTON             80.00                    0.250              0.016
6996622 EDGEWOOD             90.00          33        0.250              0.016
6996624 ST. PAUL             80.00                    0.250              0.016
6996625 REDWOOD CITY         80.00                    0.250              0.016
6996628 CAMERON PARK         89.90          24        0.250              0.016
6996630 CANTON               69.94                    0.250              0.016
6996632 BELLEVUE             64.66                    0.250              0.016
6996633 GLENDALE             94.99          11        0.250              0.016
6996634 PORTERVILLE          95.00          17        0.250              0.016
6996639 WASHINGTON TWP       71.19                    0.250              0.016
6996644 SCOTCH PLAINS        75.00                    0.250              0.016
6996647 WHITE PLAINS         70.00                    0.250              0.016
6996651 TAYLORSVILLE         58.82                    0.250              0.016
6996652 SAN DIEGO            79.99                    0.250              0.016
6996653 SAN DIEGO            80.00                    0.250              0.016
6996654 OXNARD               49.71                    0.250              0.016
6996655 CASTRO VALLEY        76.15                    0.250              0.016
6996657 SAN JOSE             76.22                    0.250              0.016
6996666 BRIGHTON             80.00                    0.250              0.016
6996671 WESTON               55.10                    0.250              0.016
6996672 MEQUON               52.38                    0.250              0.016
6996673 OAK PARK             70.59                    0.250              0.016
6996677 MANTOLOKING          75.00                    0.250              0.016
6996678 SUMMIT               65.06                    0.250              0.016
6996693 TRABUCO CANYON       95.00          11        0.250              0.016
6996696 GREENBROOK           80.00                    0.250              0.016
6996700 CASTLE ROCK          79.99                    0.250              0.016
6996704 DRAPER               80.00                    0.250              0.016
6996705 CASTLE ROCK TOWNS    79.66                    0.250              0.016
6996706 EDEN PRAIRIE         80.00                    0.250              0.016
6996710 BATTLE GROUND        90.00          17        0.250              0.016
6996711 PRINCETON            66.67                    0.250              0.016
6996712 MONTGOMERY           90.00          33        0.250              0.016
6996713 MIDDLETOWN           95.00          33        0.250              0.016
6996715 LOWER MACUNGIE       35.15                    0.250              0.016
6996716 NORWALK              92.13          33        0.250              0.016
6996717 SAN LUIS OBISPO      89.14          06        0.250              0.016
6996718 ISSAQUAH             90.00          06        0.250              0.016
6996722 SCOTTSDALE           94.98          13        0.250              0.016
6996725 CARLSBAD             89.88          11        0.250              0.016
6996726 ONEIDA               80.00                    0.250              0.016
6996729 SAN JOSE             69.99                    0.250              0.016
6996730 ANTIOCH              95.00          13        0.250              0.016
6996735 GLEN ROCK            69.84                    0.250              0.016
6996736 HOLLIS               80.00                    0.250              0.016
6996738 EDINA                75.00                    0.250              0.016
6996745 HOHOKUS              95.00          33        0.250              0.016
6996751 MESA                 89.98          06        0.250              0.016
6996752 LAKEWOOD             79.98                    0.250              0.016
6996759 PORTLAND             76.02                    0.250              0.016
6996762 SAN JOSE             75.00                    0.250              0.016
6996775 DOVER                90.00          33        0.250              0.016
6996776 HILLSDALE            87.45          33        0.250              0.016
6996789 SAN JOSE             80.00                    0.250              0.016
6996956 SAN ANTONIO          80.00                    0.250              0.016
6996998 SOLANA BEACH         85.92          33        0.250              0.016
6997005 EDINA                65.87                    0.250              0.016
6997007 AMBOY                80.00                    0.250              0.016
6997010 SAN DIEGO            78.12                    0.250              0.016
6997011 PALM DESERT          80.00                    0.250              0.016

                                   EXHIBIT F-2



[Schedule of Mortgage Loans Serviced by Norwest Mortgage in Frederick, Maryland]

NASCOR NMI / 1997-6 Exhibit F-2 30 YEAR FIXED RATE NON-RELOCATION LOANS


(i)     (ii)                             (iii)    (iv)     (v)      (vi)        (vii)      (viii)      (ix)
-----   --------------       -----  ---- ------- -------- -------- ---------    --------   ---------   ----
                                                           NET                                        CUT-OFF
MORTGAGE                                          MORTGAGE MORTGAGE CURRENT     ORIGINAL  SCHEDULED   DATE
LOAN                                ZIP  PROPERTY INTEREST INTEREST MONTHLY     TERM TO   MATURITY    PRINCIPAL
NUMBER  CITY                 STATE  CODE TYPE     RATE     RATE     PAYMENT     MATURITY  DATE        BALANCE
------  ---------------      -----  ---- -------- -------- -------- --------    --------  ---------   -------
3601904  FLEISCHMANNS        NY    12430  SFD     7.625    7.359     $557.39    360       1-Aug-25    $77,538.52
4451286  BASKING RIDGE       NJ    07920  SFD     8.375    8.109   $2,481.64    360       1-Jul-26   $324,107.58
4475301  SELDEN              NY    11784  SFD     8.000    7.734     $975.91    360       1-Mar-27   $132,910.76
4479171  NORTH HILLS         NY    11975  SFD     8.625    8.359   $1,202.47    360       1-Nov-26   $154,136.98
4490061  GREENWICH           CT    06831  SFD     7.375    7.109   $3,550.08    360       1-Jul-26   $510,083.33
4497746  FULLERTON           CA    92635  SFD     8.375    8.109   $3,101.10    360       1-Apr-26   $404,837.23
4509562  HERNDON             VA    22071  SFD     7.875    7.609   $3,468.37    360       1-Mar-27   $478,020.80
4511938  FT. MYERS           FL    33919  SFD     8.875    8.609   $1,364.53    360       1-Nov-26   $171,012.12
4512570  LOS ANGELES         CA    90068  SFD     7.750    7.484   $1,909.24    360       1-Mar-27   $266,311.91
4516476  SCOTTSDALE          AZ    85262  SFD     8.375    8.109   $1,705.23    360       1-Apr-27   $224,350.00
4518045  EAST HAMPTON        NY    11937  SFD     8.625    8.359   $1,680.03    360       1-Mar-27   $215,872.47
4521008  ALEDO               TX    76008  SFD     8.375    8.109   $2,660.25    360       1-Mar-27   $349,782.46
4524237  WESTHAMPTON BEACH   NY    11978  SFD     8.500    8.234   $3,844.57    360       1-Feb-27   $499,392.05
4529078  AVON                NC    27915  SFD     8.125    7.859   $2,349.27    360       1-Mar-27   $316,193.02
4530134  AMARILLO            TX    79121  SFD     8.000    7.734   $1,619.79    360       1-Feb-27   $220,452.77
4530378  SOLEDAD             CA    93960  SFD     7.750    7.484   $1,542.80    360       1-Mar-27   $215,198.00
4531985  FT MYERS            FL    33919  SFD     8.625    8.359   $1,172.91    360       1-Mar-27   $150,710.97
4531988  WADING RIVER        NY    11792  SFD     8.125    7.859   $1,707.75    360       1-Apr-27   $230,000.00
4533559  MOUNT PLEASANT      SC    29464  SFD     7.750    7.484   $1,755.21    360       1-Mar-27   $244,827.08
4535086  GREAT NECK          NY    11023  SFD     7.500    7.234   $2,067.23    360       1-Apr-27   $295,650.00
4536897  VIRGINIA BEACH      VA    23451  SFD     8.000    7.734   $2,201.29    360       1-Apr-27   $300,000.00
4537275  ROANOKE             VA    24014  SFD     8.125    7.859   $1,657.62    360       1-Feb-27   $222,956.95
4537556  AVON BY THE SEA     NJ    07717  SFD     8.875    8.609   $2,506.28    360       1-Aug-26   $313,550.14
4538152  PORTLAND            OR    97229  SFD     8.250    7.984   $2,193.70    360       1-Mar-27   $291,813.80
4539382  PISCATAWAY          NJ    08854  SFD     8.000    7.734   $1,731.69    360       1-Apr-27   $236,000.00
4540054  SEVERNA PARK        MD    21146  SFD     8.375    8.109   $1,612.88    360       1-Sep-26   $211,257.15
4540193  NEW CITY            NY    10956  SFD     8.250    7.984   $2,216.24    360       1-Mar-27   $294,811.89
4542313  AUBURN              CA    95603  SFD     7.875    7.609   $1,335.35    354       1-Oct-26   $183,395.15
4544142  NEW CITY            NY    10956  SFD     8.625    8.359   $3,266.72    360       1-Feb-27   $419,502.28
4544452  HOWELL              NJ    07731  SFD     8.125    7.859   $1,262.25    360       1-Mar-27   $169,888.80
4544549  EUGENE              OR    97402  SFD     8.250    7.984   $2,817.26    360       1-Jan-27   $374,277.66
4546450  MASSAPEQUA PARK     NY    11762  SFD     8.750    8.484   $1,069.92    360       1-Feb-27   $135,842.93
4547112  ISSAQUAH            WA    98029  SFD     8.250    7.984   $1,652.79    360       1-Nov-26   $219,288.83
4547253  MARTINSVILLE        VA    24112  SFD     8.250    7.984   $1,727.91    360       1-Jan-27   $229,556.99
4548082  WOODBRIDGE          CT    06525  SFD     8.000    7.734   $1,841.02    360       1-Dec-26   $250,219.83
4548285  MONTEBELLO          NY    10901  SFD     7.750    7.484   $1,898.50    360       1-Apr-27   $265,000.00
4548503  WHITE HOUSE         NJ    08889  SFD     8.000    7.734   $1,100.65    360       1-Apr-27   $150,000.00
         STATION
4548543  PORTLAND            OR    97203  SFD     8.500    8.234     $532.48    360       1-Nov-26    $69,037.20
4548693  WALDORF             MD    20601  SFD     9.000    8.734   $1,968.11    360       1-Mar-27   $244,466.39
4548769  LANSDALE            PA    19446  SFD     8.250    7.984   $1,878.17    360       1-Apr-27   $250,000.00
4548865  LOS ANGELES         CA    90069  SFD     8.875    8.609   $2,522.19    360       1-Oct-26   $315,913.83
4548866  CLIFTON             NJ    07012  SFD     8.125    7.859   $1,692.89    360       1-Jan-27   $227,549.54
4548949  COLLEYVILLE         TX    76034  SFD     8.250    7.984   $1,887.19    360       1-Dec-26   $250,552.60
4549120  FRESNO              CA    93722  SFD     8.875    8.609   $2,405.26    347       1-Sep-25   $297,021.46
4549925  SPARKS              NV    89436  SFD     8.250    7.984     $881.24    360       1-Mar-27   $117,225.20
4550138  YORK                SC    29745  SFD     8.125    7.859   $2,272.04    360       1-Mar-27   $305,799.83
4550424  SANTA ROSA          CA    95404  SFD     8.625    8.359   $1,711.14    360       1-Nov-26   $219,341.16
4550718  EAST HAMPTON        NY    11937  SFD     8.750    8.484     $472.03    360       1-Mar-27    $59,965.47
4550741  HOUSTON             TX    77071  SFD     8.250    7.984     $406.82    360       1-Jan-27    $54,045.66
4550876  ARLINGTON           VA    22203  SFD     9.500    9.234   $2,976.54    360       1-Sep-24   $347,899.67
4550881  GAINESVILLE         GA    30506  SFD     8.250    7.984   $2,413.82    360       1-Mar-27   $320,969.36
4550938  WADING RIVER        NY    11792  SFD     8.125    7.859   $1,871.10    360       1-Feb-27   $251,669.18
4551300  SCOTTSDALE          AZ    85259  SFD     8.000    7.734   $1,761.04    360       1-Dec-26   $239,260.15
4551808  MILLBURN            NJ    07041  SFD     7.750    7.484   $1,576.11    360       1-Feb-27   $219,688.44
4551857  PELHAM              NY    10803  SFD     8.125    7.859   $2,227.50    360       1-Apr-27   $300,000.00
4552060  GRAYSON             GA    30221  SFD     8.125    7.859   $6,088.48    360       1-Mar-27   $819,463.60
4552222  SEDONA              AZ    86336  SFD     8.250    7.984   $3,598.57    360       1-Mar-27   $477,094.56
4552247  HERNDON             VA    22071  SFD     7.750    7.484   $1,798.20    360       1-Feb-27   $250,543.89
4552545  SAN RAMON           CA    94583  PUD     8.375    8.109   $1,696.87    360       1-Mar-27   $223,111.23
4552880  ROLLINS             MT    59931  SFD     8.125    7.859   $2,056.72    360       1-Jan-27   $276,452.72
4552924  BURLINGTON          NJ    08055  SFD     8.000    7.734   $2,348.05    360       1-Jan-27   $319,351.55
4553277  STATEN ISLAND       NY    10309  SFD     8.875    8.609   $1,368.51    360       1-Feb-27   $171,806.43
4553521  WESTHAMPTON         NY    11977  SFD     8.750    8.484   $2,021.83    360       1-Feb-27   $256,703.18
4553657  NICHOLASVILLE       KY    40356  SFD     8.125    7.859   $1,722.60    360       1-Feb-27   $231,695.44
4553960  WILTON              CT    06897  SFD     8.500    8.234   $3,567.76    360       1-Feb-27   $463,435.83
4554031  MCLEAN              VA    22101  SFD     7.625    7.359   $1,698.70    360       1-Feb-27   $239,651.50
4554060  SEATTLE             WA    98199  SFD     8.000    7.734   $1,822.67    360       1-Mar-27   $248,233.33
4554209  HARRISON            NY    10528  SFD     7.750    7.484   $3,152.22    360       1-Mar-27   $439,689.45
4554391  CHARLOTTE           NC    28211  SFD     7.750    7.484   $2,149.24    360       1-Feb-27   $299,575.15
4554428  CINCINNATI          OH    45255  SFD     8.000    7.734   $2,054.54    360       1-Feb-27   $279,623.00
4554567  GLASTONBURY         CT    06033  SFD     8.250    7.984   $1,645.27    360       1-Jan-27   $218,578.17
4554755  COVINA              CA    91724  SFD     8.250    7.984   $2,163.65    360       1-Dec-26   $287,254.72
4554787  STILLWATER TWP      NJ    07860  SFD     8.750    8.484   $2,478.11    360       1-Feb-27   $314,636.20
4554992  RANCHO SANTA        CA    92688  SFD     8.125    7.859   $1,002.38    360       1-Jan-27   $134,733.24
         MARGARITA
4555223  MIDDLETOWN          NJ    07738  SFD     7.750    7.484   $1,791.04    360       1-Feb-27   $249,645.94
4555400  TOWACO              NJ    07082  SFD     7.375    7.109     $690.68    360       1-Feb-27    $99,847.34
4555421  WEST NYACK          NY    10994  SFD     8.125    7.859   $1,967.62    360       1-Mar-27   $264,826.66
4555493  MEDIA               PA    19063  SFD     7.375    7.109   $1,934.58    360       1-Jan-27   $279,456.66
4555632  WALPOLE             MA    02081  SFD     8.125    7.859   $1,817.64    360       1-Feb-27   $244,478.64
4555759  BLOOMFIELD          NJ    07003  SFD     8.250    7.984     $841.42    360       1-Feb-27   $111,856.67
4555787  SALT LAKE CITY      UT    84109  SFD     7.875    7.609   $1,903.31    360       1-Feb-27   $262,137.51
4555830  DAYTON              MD    21036  SFD     8.875    8.609   $2,386.94    360       1-Feb-27   $299,662.38
4555850  LAKEVILLE           MA    02347  SFD     7.750    7.484   $1,629.84    360       1-Feb-27   $226,805.27
4555914  EUGENE              OR    97405  SFD     8.125    7.859   $2,413.12    360       1-Feb-27   $324,499.35
4556152  HARTSDALE           NY    10530  SFD     8.625    8.359   $1,126.24    360       1-Feb-27   $144,628.41
4556416  GLOUCESTER          VA    23062  SFD     8.125    7.859     $807.84    360       1-Feb-27   $108,657.17
4556493  LAKE FOREST         IL    60045  SFD     8.125    7.859   $2,561.62    360       1-Jan-27   $344,318.36
4556500  MANALAPAN           NJ    07726  SFD     8.000    7.734     $965.64    360       1-Feb-27   $131,422.79
         TOWNSHIP
4556712  FOREST HILLS        NY    11375  SFD     7.875    7.609   $1,703.92    360       1-Feb-27   $234,675.48
4556858  SHELTON             CT    06484  SFD     7.625    7.359   $1,592.54    360       1-Feb-27   $224,673.26
4557126  LAKE OSWEGO         OR    97034  SFD     8.125    7.859   $1,804.27    360       1-Feb-27   $242,681.01
4557212  HOWELL              NJ    07731  SFD     7.875    7.609     $580.06    360       1-Feb-27    $79,756.10
4557234  PLAINFIELD          NJ    07060  SFD     8.375    8.109   $2,028.26    360       1-Mar-27   $266,684.14
4557530  NEW YORK            NY    10021  HCO     8.000    7.734   $1,798.46    360       1-Apr-27   $245,100.00
4557605  WAPPINGERS FALLS    NY    12950  SFD     8.375    8.109     $881.69    360       1-Feb-27   $115,855.28
4557672  BASALT              CO    81621  SFD     8.250    7.984   $2,404.06    360       1-Mar-27   $319,745.94
4557796  AMHERST             NH    03031  SFD     8.750    8.484     $511.36    360       1-Dec-26    $64,848.74
4558119  CONSHOHOCKEN        PA    19428  SFD     6.875    6.609   $1,407.15    360       1-Feb-27   $213,839.05
4558198  TIBURON             CA    94920  SFD     8.625    8.359   $4,508.43    347       1-Oct-25   $573,094.72
4558298  BAYSIDE             NY    11360  HCO     8.125    7.859     $891.00    360       1-Apr-27   $120,000.00
4558439  MONONGAHELA         PA    15063  SFD     8.000    7.734     $205.46    360       1-Feb-27    $27,962.29
4558611  HUNTINGTON          NY    11743  SFD     7.625    7.359   $2,070.30    360       1-Mar-27   $292,288.29
4558791  SOUTHAMPTON         NY    11968  SFD     8.750    8.484   $1,239.84    360       1-Feb-27   $157,326.00
4558797  BETHESDA            MD    20817  SFD     8.375    8.109   $2,394.23    360       1-Mar-27   $314,804.21
4558992  DALLAS              TX    75252  SFD     7.875    7.609   $2,465.24    360       1-Jan-27   $336,367.60
4559067  STOW                MA    01775  SFD     8.125    7.859   $1,952.77    360       1-Feb-27   $262,654.75
4559154  SOUTHAMPTON         NY    11968  SFD     7.875    7.609   $1,879.38    360       1-Feb-27   $258,842.07
4559246  HOPEWELL            NJ    08525  SFD     8.625    8.359   $1,283.35    360       1-Feb-27   $164,804.48
4559253  EDISON              NJ    08817  SFD     8.625    8.359     $816.68    360       1-Jan-27   $104,812.68
4559272  ENGLISHTOWN         NJ    07726  SFD     7.750    7.484   $1,260.89    360       1-Jan-27   $175,624.91
4559309  MORRIS PLAINS       NJ    07950  SFD     8.250    7.984   $1,697.12    360       1-Apr-27   $225,900.00
4559607  CANOGA PARK         CA    91307  SFD     8.250    7.984   $1,803.04    360       1-Feb-27   $239,692.87
4559668  SCOTTSDALE          AZ    85254  SFD     7.625    7.359   $2,122.67    360       1-Jan-27   $299,244.69
4559669  WESTHAMPTON BEACH   NY    11978  SFD     7.875    7.609   $3,806.62    360       1-Mar-27   $524,638.69
4559758  KENDALL PARK        NJ    08824  SFD     7.500    7.234   $1,538.28    360       1-Feb-27   $219,471.79
4559902  SAN DIEGO           CA    92109  SFD     7.875    7.609   $1,792.38    360       1-Feb-27   $246,857.38
4560271  SHREVEPORT          LA    71106  SFD     8.125    7.859   $2,969.99    360       1-Mar-27   $399,738.34
4560326  BYRON               CA    94514  SFD     7.875    7.609   $1,776.43    360       1-Feb-27   $244,661.66
4560347  BROOKLINE           MA    02146  SFD     7.875    7.609   $2,327.47    360       1-Jan-27   $320,332.92
4560350  TAMPA               FL    33606  SFD     7.500    7.234   $2,398.30    360       1-Mar-27   $342,745.45
4560433  HARRISON            NY    10528  SFD     8.000    7.734   $4,402.59    360       1-Mar-27   $599,597.41
4560439  PALO ALTO           CA    94306  SFD     7.875    7.609   $2,705.60    360       1-Mar-27   $372,893.20
4560500  HUNTINGTOWN         MD    20639  SFD     7.875    7.609   $1,885.19    360       1-Feb-27   $259,640.95
4560502  BAYSIDE             NY    11360  SFD     8.625    8.359   $3,111.16    360       1-Feb-27   $399,525.98
4560538  BETHANY             CT    06524  SFD     8.125    7.859   $1,767.14    360       1-Jan-27   $237,529.77
4560564  NOBLESVILLE         IN    46060  SFD     8.125    7.859   $2,974.44    354       1-Jul-26   $398,175.81
4560570  MINNETRISTA         MN    55364  SFD     7.750    7.484   $1,629.97    360       1-Feb-27   $227,195.80
4560573  FOREST HILLS        NY    11375  SFD     8.625    8.359   $2,644.49    360       1-Feb-27   $339,597.08
4560653  BROOKLYN            NY    11210  SFD     8.625    8.359   $1,804.48    360       1-Feb-27   $231,725.06
4560813  LAS VEGAS           NV    89134  PUD     8.125    7.859     $749.93    360       1-Jan-27   $100,491.69
4560906  TENAFLY             NJ    07670  SFD     8.125    7.859   $2,710.11    360       1-Feb-27   $362,507.34
4560930  WASHINGTON          DC    20017  SFD     7.875    7.609   $1,631.41    360       1-Jan-27   $223,052.29
4560937  SANTA ROSA          CA    95404  SFD     7.875    7.609   $1,064.40    360       1-Jan-27   $146,494.92
4560940  SALT LAKE CITY      UT    84109  SFD     7.875    7.609   $1,812.68    360       1-Feb-27   $249,654.77
4560964  MILL VALLEY         CA    94941  SFD     8.125    7.859   $2,598.74    360       1-Jan-27   $349,308.50
4560975  SALEM               OR    97303  SFD     7.375    7.109     $585.70    360       1-Jan-27    $84,605.21
4560986  HERCULES            CA    94547  SFD     8.750    8.484   $1,770.08    360       1-Feb-27   $224,740.15
4561007  OAKLAND             CA    94611  SFD     7.875    7.609   $2,552.24    360       1-Apr-27   $352,000.00
4561047  SUFFERN             NY    10901  SFD     7.875    7.609   $1,983.07    360       1-Mar-27   $273,311.77
4561108  MAHWAH              NJ    07430  SFD     7.500    7.234   $1,468.36    360       1-Jan-27   $209,529.50
4561176  CHAPPAQUA           NY    10514  LCO     8.000    7.734   $1,844.69    360       1-Feb-27   $251,061.50
4561187  GRANTS PASS         OR    97527  SFD     7.750    7.484   $2,113.42    360       1-Feb-27   $294,581.65
4561272  SALT LAKE CITY      UT    84117  SFD     7.875    7.609   $2,030.20    360       1-Feb-27   $279,613.34
4561321  MISSION VIEJO       CA    92692  PUD     7.875    7.609   $1,461.74    360       1-Feb-27   $201,321.61
4561336  DRAPER              UT    84020  SFD     8.625    8.359   $2,012.92    360       1-Feb-27   $258,493.32
4561338  BELLEVUE            WA    98007  SFD     7.875    7.609   $2,140.04    360       1-Jan-27   $294,536.63
4561359  OKLAHOMA CITY       OK    73013  SFD     7.875    7.609   $4,712.96    360       1-Jan-27   $648,649.17
4561386  EUGENE              OR    97405  SFD     7.875    7.609   $2,102.71    360       1-Feb-27   $289,599.53
4561398  BIRMINGHAM          AL    35213  SFD     7.750    7.484   $2,041.78    360       1-Feb-27   $284,596.40
4561583  SAN JOSE            CA    95124  PUD     8.000    7.734   $1,755.17    360       1-Feb-27   $238,877.93
4561587  FAIRFIELD           CT    06430  SFD     8.000    7.734   $2,531.49    360       1-Mar-27   $344,768.51
4561665  GREENWICH           CT    06830  SFD     7.875    7.609   $4,350.42    360       1-Feb-27   $599,171.45
4561698  BORING              OR    97009  SFD     8.375    8.109   $2,079.56    360       1-Jan-27   $273,065.52
4561701  PELHAM              NY    10803  SFD     7.750    7.484   $1,970.13    360       1-Mar-27   $274,805.91
4561725  WESTPORT            CT    06880  SFD     7.875    7.609   $2,372.43    360       1-Feb-27   $326,748.16
4561730  SCOTTSDALE          AZ    85259  SFD     7.875    7.609   $1,972.92    360       1-Feb-27   $271,220.97
4561735  WEST ISLIP          NY    11795  SFD     7.625    7.359   $1,769.49    360       1-Feb-27   $249,636.95
4561739  SAN DIEGO           CA    92014  PUD     7.875    7.609   $2,833.21    360       1-Mar-27   $390,481.09
4561740  BRIDGEWATER         NJ    08807  SFD     8.000    7.734   $1,621.62    360       1-Feb-27   $220,702.43
4561773  DANVILLE            CA    94526  PUD     8.250    7.984   $1,953.30    360       1-Feb-27   $259,667.26
4561824  NOVI                MI    48374  SFD     8.375    8.109   $1,869.78    360       1-Mar-27   $241,847.10
4561896  REDWOOD CITY        CA    94065  SFD     8.125    7.859   $1,967.62    360       1-Feb-27   $264,652.13
4561900  GRANTS PASS         OR    97526  SFD     8.250    7.984     $375.64    360       1-Feb-27    $49,936.00
4561923  NAPERVILLE          IL    60565  SFD     7.875    7.609   $1,722.04    360       1-Feb-27   $237,172.03
4562024  POWAY               CA    92064  SFD     7.875    7.609   $1,602.41    360       1-Feb-27   $220,694.80
4562049  MENDHAM             NJ    07945  SFD     7.250    6.984   $1,688.39    360       1-Feb-27   $247,112.68
4562104  LARCHMONT           NY    10538  SFD     8.000    7.734   $2,436.10    360       1-Mar-27   $331,777.23
4562140  SAN JOSE            CA    95135  SFD     8.125    7.859   $1,871.10    360       1-Feb-27   $251,669.18
4562147  TEMECULA            CA    92592  SFD     8.000    7.734   $1,944.11    360       1-Feb-27   $263,965.36
4562169  SOUTHOLD            NY    11971  SFD     7.750    7.484   $1,593.31    360       1-Apr-27   $222,400.00
4562220  STATEN ISLAND       NY    10306  SFD     7.750    7.484   $1,746.26    360       1-Feb-27   $243,404.81
4562306  DOUGLASTON          NY    11363  SFD     7.875    7.609   $1,805.43    360       1-Feb-27   $248,656.14
4562361  AURORA              OH    44202  SFD     8.375    8.109     $760.08    360       1-Mar-27    $99,937.84
4562442  DULUTH              GA    30136  SFD     8.000    7.734   $2,066.28    360       1-Feb-27   $281,220.85
4562580  OYSTERVILLE         WA    98641  SFD     7.750    7.484   $1,834.02    360       1-Feb-27   $255,637.46
4562609  BELLEMEAD           NJ    08502  SFD     8.000    7.734   $1,650.98    360       1-Feb-27   $224,697.03
4562613  BRANCHBURG          NJ    08876  SFD     7.750    7.484   $1,768.11    360       1-Feb-27   $245,872.78
4562648  LOS ALTOS HILLS     CA    94022  SFD     8.125    7.859   $4,083.74    360       1-Mar-27   $549,640.22
4562673  BREWSTER            NY    10509  SFD     7.875    7.609   $1,160.12    360       1-Feb-27   $158,223.85
4562685  BOULDER             CO    80302  SFD     8.125    7.859   $2,227.50    360       1-Jan-27   $299,321.38
4562698  SEATTLE             WA    98112  SFD     8.000    7.734   $1,907.79    360       1-Feb-27   $259,649.92
4562831  RYE                 NY    10580  SFD     7.750    7.484   $2,149.24    360       1-Apr-27   $300,000.00
4562856  WOODINVILLE         WA    98072  SFD     8.000    7.734   $1,683.99    360       1-Jan-27   $229,034.94
4562864  SEATTLE             WA    98199  SFD     7.625    7.359   $1,725.25    360       1-Jan-27   $243,217.36
4562874  WEBSTER GROVES      MO    63119  SFD     8.000    7.734   $1,898.62    360       1-Jan-27   $258,225.67
4562902  BOONTON             NJ    07005  SFD     8.625    8.359   $1,337.80    360       1-Feb-27   $171,796.17
4563003  UNIVERSITY PARK     TX    75205  SFD     7.875    7.609   $2,563.85    360       1-Mar-27   $353,356.65
4563023  ASPEN               CO    81611  SFD     8.125    7.859   $4,826.24    360       1-Mar-27   $649,574.80
4563102  MYRTLE BEACH        SC    29577  SFD     8.250    7.984   $1,831.22    360       1-Mar-27   $243,594.56
4563123  GREAT NECK          NY    11021  SFD     7.875    7.609   $1,705.37    360       1-Mar-27   $235,038.13
4563138  RIVER RIDGE         LA    70123  SFD     8.000    7.734   $1,834.41    360       1-Feb-27   $249,663.40
4563142  SAN JOSE            CA    95135  SFD     7.875    7.609   $1,827.18    360       1-Feb-27   $251,652.00
4563145  PROVIDENCE          RI    02906  SFD     8.375    8.109   $1,942.75    360       1-Feb-27   $255,281.15
4563148  WINSTON-SALEM       NC    27106  SFD     7.625    7.359   $1,817.97    360       1-Feb-27   $256,477.02
4563150  SEAFORD             NY    11783  SFD     7.625    7.359     $781.41    360       1-Mar-27   $110,320.09
4563153  QUIOQUE             NY    11978  SFD     8.625    8.359   $2,226.04    360       1-Mar-27   $286,031.02
4563156  NOVI                MI    48375  SFD     7.625    7.359   $1,769.49    360       1-Feb-27   $249,636.95
4563157  KENSINGTON          MD    20895  SFD     7.500    7.234   $1,583.03    360       1-Feb-27   $226,062.89
4563161  BOISE               ID    83706  SFD     7.875    7.609   $1,819.20    360       1-Feb-27   $250,553.53
4563203  CARLSBAD            CA    92009  SFD     8.000    7.734   $1,746.36    360       1-Feb-27   $237,679.55
4563209  WESTON              MA    02193  SFD     7.500    7.234   $2,094.85    360       1-Mar-27   $299,377.65
4563212  DAYTON              MD    21036  SFD     7.625    7.359   $1,729.85    360       1-Feb-27   $244,045.09
4563215  PEACHTREE CITY      GA    30269  SFD     8.875    8.609     $588.78    360       1-Jan-27    $73,874.62
4563225  ATLANTA             GA    30312  SFD     8.250    7.984   $1,164.47    360       1-Feb-27   $154,801.64
4563265  BROOMFIELD          CO    80020  SFD     7.875    7.609   $1,692.24    360       1-Feb-27   $233,067.71
4563268  WESTFIELD           NJ    07090  SFD     8.000    7.734   $2,017.85    360       1-Mar-27   $274,815.47
4563304  MARLBORO            NJ    07746  SFD     8.125    7.859   $1,413.72    360       1-Mar-27   $190,275.45
4563309  MONSEY              NY    10952  SFD     8.000    7.734   $1,926.13    360       1-Mar-27   $262,323.87
4563317  DULUTH              GA    30155  SFD     7.750    7.484   $1,748.05    360       1-Feb-27   $243,654.46
4563319  WESCOSVILLE         PA    18106  SFD     7.625    7.359     $901.73    360       1-Feb-27   $127,214.99
4563351  SIMI VALLEY         CA    93063  SFD     8.000    7.734   $1,802.86    360       1-Feb-27   $245,369.18
4563391  SUNRIVER            OR    97707  PUD     7.875    7.609   $1,910.56    360       1-Feb-27   $263,136.13
4563418  CLOVERDALE          CA    95425  SFD     8.500    8.234   $1,568.58    360       1-Feb-27   $203,751.97
4563519  SCOTTSDALE          AZ    85255  SFD     7.875    7.609   $1,769.17    360       1-Jan-27   $243,492.93
4563545  LAS VEGAS           NV    89128  SFD     8.125    7.859   $2,969.99    360       1-Jan-27   $399,209.71
4563577  ATLANTA             GA    30331  SFD     8.000    7.734   $1,631.12    360       1-Feb-27   $221,994.69
4563583  CHERRY HILL         NJ    08003  SFD     7.750    7.484   $1,970.14    360       1-Mar-27   $274,705.90
4563586  NESHANIC STATION    NJ    08853  SFD     8.500    8.234   $1,871.92    360       1-Apr-27   $243,450.00
4563618  EAST HANOVER        NJ    07936  SFD     8.375    8.109     $737.27    360       1-Mar-27    $96,939.71
4563635  GREENWICH           NJ    08886  SFD     8.625    8.359   $1,721.64    360       1-Feb-27   $221,087.68
4563641  GRANTIE BAY         CA    95746  SFD     7.875    7.609   $2,543.54    360       1-Jan-27   $350,071.00
4563756  SANTA MONICA        CA    90405  LCO     7.750    7.484     $716.42    360       1-Mar-27    $99,929.41
4563765  SAN JOSE            CA    95135  SFD     7.875    7.609   $2,320.23    360       1-Feb-27   $319,558.09
4563778  CORONA DEL MAR      CA    92625  SFD     7.875    7.609   $1,722.04    360       1-Feb-27   $237,172.03
4563815  SAN ANTONIO         TX    78248  SFD     7.500    7.234   $2,545.15    360       1-Mar-27   $363,729.85
4563822  SAN JOSE            CA    95132  SFD     8.750    8.484   $2,076.89    360       1-Feb-27   $263,671.83
4563849  CHAPPAQUA           NY    10514  SFD     8.500    8.234     $384.46    360       1-Feb-27    $49,939.20
4563895  MANHATTAN BEACH     CA    90266  SFD     7.875    7.609   $3,132.30    360       1-Mar-27   $431,702.70
4563902  BROOKEVILLE         MD    20833  SFD     7.875    7.609   $1,722.77    360       1-Feb-27   $237,271.89
4563910  SALEM               OR    97301  SFD     8.000    7.734   $1,929.80    360       1-Feb-27   $262,445.90
4563911  BARRINGTON HILLS    IL    60102  SFD     8.375    8.109   $2,204.21    360       1-Dec-26   $289,070.01
4563937  SANTA BARBARA       CA    93110  SFD     7.875    7.609   $6,598.14    360       1-Mar-27   $909,373.74
4563952  CARLSBAD            CA    92009  SFD     8.000    7.734   $2,201.29    360       1-Jan-27   $299,392.10
4563979  DEMAREST BOROUGH    NJ    07627  SFD     8.250    7.984   $2,794.72    360       1-Mar-27   $371,762.78
4564001  MURFREESBORO        TN    37129  SFD     8.000    7.734   $1,956.02    240       1-Feb-17   $233,053.31
4564012  TRACY               CA    95376  SFD     9.000    8.734   $2,008.34    360       1-Feb-27   $249,326.30
4564051  HILLSBOROUGH        NJ    08876  SFD     7.375    7.109   $1,512.24    360       1-Apr-27   $218,950.00
4564081  BRECKENRIDGE        CO    80424  THS     8.500    8.234   $1,537.83    360       1-Feb-27   $199,756.82
4564147  ROHNERT PARK        CA    94928  SFD     7.875    7.609   $2,381.86    360       1-Jan-27   $327,817.30
4564157  SAN FRANCISCO       CA    94114  SFD     7.750    7.484   $3,266.84    360       1-Dec-26   $454,466.95
4564161  PORTLAND            OR    97219  PUD     8.000    7.734   $1,981.17    360       1-Feb-27   $269,636.45
4564172  LA PLATA            MD    20646  SFD     7.500    7.234   $1,664.13    360       1-Jan-27   $236,897.43
4564182  MANHASSET           NY    11030  SFD     7.750    7.484   $2,149.24    360       1-Mar-27   $299,788.26
4564230  NEWPORT             RI    02840  SFD     8.625    8.359     $758.35    360       1-Mar-27    $97,442.43
4564280  PORT WASHINGTON     NY    11050  SFD     8.000    7.734   $1,790.39    360       1-Mar-27   $243,836.28
4564335  TEMPE               AZ    85284  SFD     8.000    7.734   $1,687.66    360       1-Feb-27   $229,690.32
4564346  RANDOLPH TOWNSHIP   NJ    07869  SFD     8.250    7.984   $2,253.80    360       1-Mar-27   $299,808.70
4564358  ALEXANDRIA          VA    22310  SFD     7.875    7.609   $1,843.49    360       1-Feb-27   $253,898.91
4564517  WALNUT CREEK        CA    94598  SFD     7.875    7.609   $3,103.30    360       1-Feb-27   $427,408.97
4564521  DALLAS              TX    75238  SFD     8.000    7.734   $1,518.90    360       1-Feb-27   $206,721.27
4564566  BEAVER CREEK        CO    81620  HCO     8.125    7.859   $1,862.93    360       1-Dec-26   $250,236.79
4564595  DIX HILLS           NY    11746  SFD     7.875    7.609   $1,450.14    360       1-Feb-27   $199,723.82
4564649  LONG BEACH          CA    90808  SFD     8.375    8.109   $2,017.62    360       1-Jan-27   $264,951.54
4564659  CORONADO            CA    92118  PUD     8.750    8.484   $2,281.44    360       1-Mar-27   $289,833.14
4564704  SOUTHAMPTON         NY    11968  SFD     8.750    8.484   $1,573.41    360       1-Feb-27   $199,769.00
4564728  PORTLAND            OR    97201  SFD     8.250    7.984   $2,253.80    360       1-Mar-27   $299,808.70
4564770  GRAND RAPIDS        MI    49505  SFD     8.125    7.859   $2,197.79    360       1-Mar-27   $295,806.38
4564802  SANDY HOOK          CT    06482  SFD     8.375    8.109   $1,983.79    360       1-Feb-27   $260,674.41
4564839  BIRMINGHAM          AL    35243  SFD     8.125    7.859   $2,598.75    360       1-Feb-27   $349,537.17
4564850  TUCSON              AZ    85730  SFD     8.250    7.984   $2,006.63    360       1-Feb-27   $266,758.19
4564919  VIENNA              VA    22182  SFD     8.375    8.109   $2,987.08    360       1-Mar-27   $392,755.74
4564925  KEY BISCAYNE        FL    33149  SFD     8.750    8.484   $2,885.23    360       1-Jan-27   $366,112.33
4565114  TORRANCE            CA    90505  SFD     7.875    7.609   $1,805.43    360       1-Feb-27   $248,656.14
4565120  OCEANSIDE           CA    92054  SFD     8.500    8.234   $1,756.97    360       1-Jan-27   $228,081.76
4565125  EL CAJON            CA    92020  SFD     7.625    7.359   $2,268.98    240       1-Mar-17   $278,503.83
4565137  FAIRFAX             VA    22066  SFD     7.875    7.609   $4,060.39    360       1-Feb-27   $559,219.56
4565166  CASTRO VALLEY       CA    94552  SFD     7.875    7.609   $1,856.18    360       1-Feb-27   $253,778.12
4565227  AUSTIN              TX    78746  SFD     8.375    8.109   $3,230.31    360       1-Jan-27   $424,201.96
4565233  OSTERVILLE          MA    02655  SFD     8.000    7.734   $4,402.59    360       1-Feb-27   $599,192.14
4565258  RALEIGH             NC    27613  SFD     7.875    7.609   $1,687.60    360       1-Feb-27   $232,428.59
4565260  BOCA RATON          FL    33496  SFD     8.125    7.859   $3,266.99    360       1-Feb-27   $439,422.41
4565275  WARWICK TOWNSHIP    PA    17543  SFD     7.625    7.359   $1,751.79    360       1-Feb-27   $247,140.60
4565282  SOUTHAMPTON         NY    11968  SFD     8.125    7.859   $2,049.30    360       1-Mar-27   $275,819.45
4565311  TOWACO              NJ    07082  SFD     7.625    7.359   $1,578.39    360       1-Mar-27   $222,838.59
4565367  CARLSBAD            CA    92009  SFD     8.625    8.359   $1,767.14    360       1-Feb-27   $226,930.76
4565381  EAST HAMPTON        NY    11937  SFD     8.000    7.734   $1,871.10    360       1-Feb-27   $254,656.66
4565413  BEND                OR    97702  SFD     7.750    7.484   $3,152.21    360       1-Feb-27   $439,376.91
4565428  ASHBURN             VA    20148  SFD     7.750    7.484   $1,830.08    360       1-Feb-27   $255,060.64
4565532  WESTON              MA    02193  SFD     8.625    8.359   $2,527.82    360       1-Mar-27   $324,808.12
4565537  FULLERTON           CA    92631  SFD     7.750    7.484   $2,579.09    360       1-Feb-27   $359,490.18
4565571  SAN MATEO           CA    94404  LCO     8.500    8.234   $1,251.41    360       1-Feb-27   $162,552.10
4565613  NAPLES              FL    34113  LCO     8.750    8.484     $711.97    360       1-Mar-27    $90,447.93
4565660  SAN MARCOS          CA    92069  PUD     8.000    7.734   $1,702.33    360       1-Feb-27   $231,598.77
4565737  ENGLEWOOD CLIFFS    NJ    07632  SFD     8.375    8.109   $2,280.22    360       1-Mar-27   $299,813.53
4565761  MT. LAUREL          NJ    08054  SFD     7.500    7.234   $1,527.08    360       1-Feb-27   $218,074.83
4565778  SAN JOSE            CA    95131  LCO     8.375    8.109   $1,754.63    360       1-Mar-27   $230,706.51
4565795  CAVE CREEK          AZ    85331  SFD     8.500    8.234   $1,868.46    360       1-Feb-27   $242,704.54
4565802  DIX HILLS           NY    11746  SFD     8.000    7.734     $917.21    360       1-Mar-27   $124,916.12
4565808  MOUNT VERNON        NY    10550  SFD     8.375    8.109   $1,901.71    360       1-Mar-27   $250,044.48
4565831  RIVER VALE          NJ    07675  SFD     8.000    7.734   $2,608.54    360       1-Mar-27   $355,261.46
4565887  SARATOGA            CA    95070  SFD     7.750    7.484   $4,083.55    360       1-Mar-27   $569,597.70
4565892  MARSHFIELD          MA    02050  SFD     7.875    7.609   $1,848.93    360       1-Feb-27   $254,647.87
4565912  LIVINGSTON          NJ    07039  SFD     8.375    8.109   $1,819.62    360       1-Feb-27   $238,950.30
4565919  SARATOGA            CA    95070  SFD     8.000    7.734   $2,201.30    360       1-Mar-27   $299,798.70
4565927  DRAPER              UT    84020  SFD     7.875    7.609   $2,062.83    360       1-Feb-27   $284,107.12
4566000  PLEASANT VALLEY     NY    12569  SFD     7.625    7.359   $2,300.33    360       1-Mar-27   $324,764.77
4566024  VIRGINIA BEACH      VA    23454  SFD     7.500    7.234   $1,845.93    360       1-Feb-27   $263,606.92
4566079  WESTLAKE            OH    44145  SFD     7.750    7.484   $1,798.20    360       1-Feb-27   $250,543.89
4566126  PORT WASHINGTON     NY    11050  SFD     7.875    7.609   $1,806.88    360       1-Mar-27   $249,028.50
4566141  PLANO               TX    75093  SFD     8.250    7.984   $1,869.91    360       1-Jan-27   $248,420.56
4566180  BURKE               VA    22015  SFD     8.000    7.734   $1,643.64    360       1-Feb-27   $223,698.38
4566181  HOUSTON             TX    77005  SFD     8.000    7.734   $1,937.14    360       1-Feb-27   $263,644.54
4566205  BLOOMFIELD          MI    48302  SFD     8.000    7.734   $3,824.75    360       1-Mar-27   $520,900.25
4566228  DAYTON              MN    55327  SFD     7.875    7.609   $2,631.13    360       1-Mar-27   $362,630.27
4566238  MORGAN HILL         CA    95037  SFD     7.750    7.484   $2,722.37    360       1-Mar-27   $379,731.80
4566240  KENSINGTON          MD    20895  SFD     7.500    7.234   $2,405.30    360       1-Mar-27   $343,744.70
4566282  LIVINGSTON          NJ    07039  SFD     7.625    7.359   $2,335.72    360       1-Apr-27   $330,000.00
4566319  SANDY               UT    84093  SFD     7.875    7.609   $3,748.61    360       1-Mar-27   $516,644.20
4566320  MCLEAN              VA    22101  SFD     7.500    7.234   $1,706.08    360       1-Feb-27   $243,636.71
4566323  ALPHARETTA          GA    30201  SFD     7.250    6.984   $1,934.66    360       1-Feb-27   $283,156.17
4566351  MONROE              CT    06468  SFD     8.000    7.734   $1,731.69    360       1-Feb-27   $235,682.23
4566356  CHATSWORTH          CA    91311  SFD     8.000    7.734   $2,130.86    360       1-Feb-27   $290,008.98
4566362  WASHINGTON          MO    63090  SFD     7.500    7.234   $3,496.07    360       1-Mar-27   $499,628.93
4566390  STILLWATER          OK    74074  SFD     7.750    7.484   $2,507.44    360       1-Feb-27   $349,504.36
4566393  PARKER              CO    80134  SFD     8.250    7.984   $1,301.19    360       1-Feb-27   $172,978.36
4566428  RICHMOND            CA    94801  LCO     8.000    7.734   $2,458.12    360       1-Feb-27   $334,548.92
4566488  TAYLORSVILLE        UT    84123  SFD     8.000    7.734   $2,146.26    360       1-Feb-27   $292,102.24
4566527  HAYWARD             CA    94547  SFD     8.625    8.359   $2,271.15    360       1-Mar-27   $291,827.60
4566552  MERRICK             NY    11566  SFD     7.750    7.484   $1,432.83    360       1-Apr-27   $200,000.00
4566607  BARGERSVILLE        IN    46106  SFD     8.000    7.734   $2,913.05    360       1-Mar-27   $396,733.62
4566663  ENGLEWOOD           NJ    07631  SFD     8.750    8.484   $2,674.78    360       1-Apr-27   $340,000.00
4566692  OAKLAND             CA    94609  SFD     7.875    7.609   $1,740.17    360       1-Feb-27   $239,407.04
4566700  LOS ANGELES         CA    90045  SFD     7.875    7.609   $2,325.67    360       1-Feb-27   $320,307.05
4566757  BELLINGHAM          WA    98226  SFD     8.500    8.234     $668.96    360       1-Feb-27    $86,831.91
4566779  FORT LEE            NJ    07024  LCO     8.375    8.109   $1,641.76    360       1-Feb-27   $215,730.54
4566814  LITTLE ROCK         AR    72211  SFD     7.500    7.234   $3,146.47    360       1-Feb-27   $449,329.97
4566840  BOWIE               MD    20720  SFD     8.000    7.734   $1,849.09    360       1-Mar-27   $251,830.91
4566847  SAN FRANCISCO       CA    94109  HCO     8.000    7.734   $1,937.14    360       1-Feb-27   $263,644.54
4566937  MONTE SERENO        CA    95030  SFD     7.500    7.234   $1,828.45    360       1-Feb-27   $261,110.64
4567019  WATER MILL          NY    11976  SFD     8.000    7.734   $3,054.67    360       1-Mar-27   $416,020.66
4567033  DALLAS              TX    75205  SFD     8.250    7.984   $1,765.48    360       1-Feb-27   $234,497.89
4567039  MOORESTOWN          NJ    08057  SFD     7.625    7.359   $2,123.39    360       1-Feb-27   $299,564.34
4567048  BELLEMEAD           NJ    08502  SFD     7.750    7.484   $1,905.66    360       1-Feb-27   $265,623.30
4567051  SAN JOSE            CA    95135  SFD     8.250    7.984   $2,404.06    360       1-Feb-27   $319,590.48
4567086  BALTIMORE           MD    21209  SFD     8.875    8.609   $1,471.95    360       1-Feb-27   $184,791.79
4567094  SAN LEANDRO         CA    94537  SFD     7.875    7.609   $1,609.65    360       1-Feb-27   $221,693.45
4567187  YORKTOWN HEIGHTS    NY    10598  SFD     8.750    8.484   $1,101.39    360       1-Feb-27   $139,838.30
4567261  AMAGANSETT          NY    11930  SFD     8.375    8.109   $2,185.21    360       1-Mar-27   $287,321.30
4567267  BERNARDS TOWNSHIP   NJ    07920  SFD     7.500    7.234   $2,786.37    360       1-Mar-27   $398,204.26
4567333  WATERFORD           CT    06385  LCO     7.750    7.484     $358.21    360       1-Jan-27    $49,893.43
4567334  GERMANTOWN          TN    38139  SFD     7.500    7.234   $2,824.83    360       1-Feb-27   $403,398.47
4567339  BRIDGEWATER         NJ    08807  LCO     7.875    7.609   $1,134.01    360       1-Feb-27   $156,184.03
4567356  NAPLES              FL    34108  HCO     8.500    8.234   $1,507.07    360       1-Feb-27   $195,761.69
4567364  HARVEY              LA    70058  SFD     8.000    7.734   $1,907.79    360       1-Mar-27   $259,825.55
4567385  FAIRFAX STATION     VA    22039  SFD     7.625    7.359   $2,654.23    360       1-Feb-27   $374,455.44
4567389  VIRGINIA BEACH      VA    23452  SFD     8.000    7.734   $2,356.86    360       1-Feb-27   $320,767.51
4567392  PARK CITY           UT    84060  LCO     8.625    8.359   $3,412.56    360       1-Mar-27   $438,490.96
4567452  TUCSON              AZ    85737  SFD     8.125    7.859     $742.50    360       1-Feb-27    $99,868.72
4567456  YUMA                AZ    85364  SFD     8.500    8.234     $452.13    360       1-Feb-27    $58,728.49
4567467  NASHVILLE           TN    37205  SFD     8.125    7.859   $1,819.12    360       1-Feb-27   $244,678.39
4567474  HOUSTON             TX    77005  SFD     8.500    8.234   $1,976.11    360       1-Feb-27   $256,687.51
4567482  WELLESLEY           MA    02181  SFD     8.125    7.859   $2,479.94    360       1-Feb-27   $333,561.56
4567485  WEST LINN           OR    97068  SFD     8.000    7.734   $1,758.10    360       1-Feb-27   $239,277.39
4567493  BOUNTIFUL           UT    84010  SFD     8.000    7.734   $2,017.85    360       1-Mar-27   $274,815.49
4567509  NEW YORK            NY    10021  HCO     7.875    7.609   $2,853.15    360       1-Mar-27   $393,229.19
4567535  LONG BRANCH         NJ    07740  LCO     7.750    7.484     $573.13    360       1-Mar-27    $79,943.54
4567550  LINDON              UT    84042  SFD     8.125    7.859   $1,784.60    360       1-Feb-27   $240,034.48
4567552  SAINT JAMES         NY    11780  SFD     8.375    8.109   $2,318.23    360       1-Mar-27   $304,810.42
4567554  BOISE               ID    83712  SFD     8.000    7.734   $3,252.04    360       1-Feb-27   $442,603.27
 4567570 BETHEL              CT    06804  SFD     7.750    7.484   $2,149.24    360       1-Feb-27   $299,575.15
 4567590 INDIANAPOLIS        IN    46237  SFD     7.875    7.609   $1,864.00    354       1-Aug-26   $255,593.55
 4567603 GAITHERSBURG        MD    20878  SFD     7.875    7.609   $2,440.22    360       1-Mar-27   $336,318.39
 4567604 LENEXA              KS    66220  SFD     8.125    7.859   $2,208.93    360       1-Feb-27   $297,109.47
4567607  UNIVERSITY PARK     TX    75225  SFD     8.375    8.109   $4,940.47    360       1-Feb-27   $649,189.16
4567624  SOUTH SAN           CA    94080  SFD     8.000    7.734   $1,737.48    360       1-Feb-27   $236,471.18
         FRANCISCO
4567627  TULLY               NY    13159  SFD     8.000    7.734     $352.21    360       1-Mar-27    $47,967.79
4567634  WOODBINE            MD    21797  SFD     8.250    7.984   $2,590.37    360       1-Mar-27   $344,580.13
4567637  SCOTTSDALE          AZ    85262  SFD     8.375    8.109   $3,192.31    360       1-Feb-27   $419,476.06
4567653  LARCHMONT           NY    10538  SFD     8.250    7.984   $3,425.78    360       1-Apr-27   $456,000.00
4567663  GREENVILLE          NC    27858  SFD     8.000    7.734   $2,628.34    360       1-Apr-27   $358,200.00
4567673  LAGUNA HILLS        CA    92653  PUD     8.500    8.234   $2,346.73    360       1-Feb-27   $304,828.89
4567680  PORTLAND            OR    97229  SFD     7.875    7.609   $2,075.88    360       1-Mar-27   $286,102.96
4567694  FOOTHILL RANCH      CA    92610  PUD     8.375    8.109   $1,935.91    360       1-Mar-27   $254,541.68
4567714  LITTLETON           CO    80127  SFD     8.000    7.734   $2,905.71    360       1-Feb-27   $395,466.81
4567720  SIMI VALLEY         CA    93065  SFD     8.500    8.234   $2,660.44    360       1-Feb-27   $345,579.30
4567740  SIMI VALLEY         CA    93065  SFD     8.000    7.734   $1,617.96    360       1-Feb-27   $220,203.09
4567757  HUNTINGTON BEACH    CA    92646  SFD     8.125    7.859   $1,752.30    360       1-Feb-27   $235,690.19
4567768  CARMEL              CA    93921  SFD     8.125    7.859   $1,871.10    360       1-Feb-27   $251,669.18
4567796  WATCHUNG            NJ    07060  SFD     8.750    8.484     $944.05    360       1-Feb-27   $119,861.40
4567800  CLIFFSIDE PARK      NJ    07010  SFD     8.000    7.734   $3,023.11    360       1-Feb-27   $411,445.27
4567828  COSTA MESA          CA    92627  LCO     8.125    7.859     $742.50    360       1-Feb-27    $99,868.72
4567847  COMMACK             NY    11725  SFD     8.500    8.234   $1,830.01    360       1-Apr-27   $238,000.00
4567867  TENAFLY             NJ    07670  SFD     8.000    7.734   $1,039.01    360       1-Mar-27   $141,504.99
4567873  WELLINGTON          FL    33414  SFD     9.000    8.734     $444.16    360       1-Feb-27    $55,139.45
4567888  YUMA                AZ    85367  SFD     8.500    8.234     $865.03    360       1-Feb-27   $112,363.21
4567894  GAINESVILLE         FL    32608  SFD     8.000    7.734   $1,834.41    360       1-Mar-27   $249,832.26
4567896  SOUTH BRUNSWICK     NJ    08824  SFD     8.250    7.984   $1,723.41    360       1-Feb-27   $229,106.43
4567930  SIMI VALLEY         CA    93063  SFD     8.375    8.109   $1,444.14    360       1-Feb-27   $189,762.98
4567931  AUSTIN              TX    78733  SFD     8.125    7.859   $2,153.24    360       1-Feb-27   $289,619.33
4567938  FAIRFAX             VA    22033  SFD     7.625    7.359   $3,122.79    360       1-Mar-27   $440,880.67
4567942  RIVERSIDE           CT    06878  SFD     7.750    7.484   $2,865.65    360       1-Mar-27   $399,717.68
4567945  CONCORD             NC    28027  SFD     8.125    7.859   $2,116.68    360       1-Mar-27   $284,888.52
4567946  GARDEN CITY         NY    11530  SFD     7.500    7.234   $2,153.59    360       1-Apr-27   $308,000.00
4567951  OTTAWA              KS    66067  SFD     8.750    8.484     $393.35    360       1-Mar-27    $49,971.23
4567955  WYCKOFF             NJ    07481  SFD     8.000    7.734   $1,687.66    360       1-Mar-27   $229,845.68
4567956  FRANKLIN            TN    37069  SFD     8.000    7.734   $2,054.55    360       1-Mar-27   $279,812.12
4567959  NASHVILLE           TN    37215  SFD     8.000    7.734   $1,981.17    360       1-Mar-27   $269,818.83
4567960  CLIFTON             NJ    07013  SFD     8.125    7.859     $616.27    360       1-Mar-27    $82,875.83
4567978  RARITAN             NJ    08822  SFD     8.625    8.359     $388.90    360       1-Jan-27    $49,910.78
4567987  MAPLETON            UT    84664  SFD     7.750    7.484   $1,898.49    360       1-Jan-27   $264,435.26
4568001  TORRANCE            CA    90501  SFD     8.125    7.859     $928.13    360       1-Mar-27   $124,916.35
4568010  BROOKLYN            NY    11226  SFD     7.750    7.484   $1,948.64    360       1-Mar-27   $271,808.03
4568028  BOZEMAN             MT    59715  SFD     8.750    8.484     $427.58    360       1-Feb-27    $54,287.21
4568040  OCEAN CITY          NJ    08226  SFD     8.250    7.984   $2,516.74    360       1-Feb-27   $334,571.30
4568082  KLAMATH FALLS       OR    97601  SFD     8.250    7.984   $2,629.44    360       1-Mar-27   $349,776.81
4568099  MADISON             NJ    07940  SFD     7.625    7.359   $2,264.94    360       1-Apr-27   $320,000.00
4568154  DOVER PLAINS        NY    12522  SFD     8.750    8.484     $597.90    360       1-Mar-27    $75,956.27
4568157  PORT CHESTER        NY    10573  SFD     8.250    7.984   $1,141.93    360       1-Mar-27   $151,703.07
4568168  SAN JOSE            CA    95130  SFD     8.250    7.984   $2,614.41    360       1-Feb-27   $347,554.65
4568183  KENT                WA    98031  SFD     8.125    7.859   $1,933.46    360       1-Mar-27   $260,229.67
4568207  PASSAIC             NJ    07055  SFD     8.500    8.234   $2,132.59    360       1-Mar-27   $277,181.97
4568249  CARSON CITY         NV    89703  SFD     8.125    7.859   $1,761.20    360       1-Feb-27   $236,888.63
4568259  SAN JOSE            CA    95116  SFD     8.250    7.984   $1,942.40    360       1-Feb-27   $258,219.14
4568386  GARDINER            NY    12525  SFD     8.375    8.109   $1,012.42    360       1-Mar-27   $133,117.21
4568394  EVERETT             WA    98201  SFD     7.875    7.609   $1,745.60    360       1-Feb-27   $240,417.55
4568396  MANHATTAN BEACH     CA    90266  SFD     8.125    7.859   $3,029.39    360       1-Feb-27   $407,464.41
4568403  LARCHMONT           NY    10538  SFD     8.250    7.984   $2,163.65    360       1-Mar-27   $287,816.35
4568410  PARADISE VALLEY     AZ    85253  SFD     8.000    7.734   $3,580.77    360       1-Feb-27   $487,342.95
4568419  ALPHARETTA          GA    30202  SFD     8.250    7.984   $2,342.45    360       1-Mar-27   $311,601.18
4568431  WEST LINN           OR    97068  SFD     8.000    7.734   $2,025.20    360       1-Apr-27   $276,000.00
4568495  NASHVILLE           TN    37205  SFD     7.875    7.609     $986.10    360       1-Mar-27   $135,906.40
4568606  CHELMSFORD          MA    01824  SFD     8.000    7.734   $1,662.53    360       1-Mar-27   $226,422.97
4568631  MILPITAS            CA    95035  SFD     8.125    7.859   $2,260.91    360       1-Feb-27   $303,898.92
4568634  FORT WORTH          TX    76107  SFD     7.875    7.609   $1,986.69    360       1-Feb-27   $273,621.64
4568654  IMPERIAL BEACH      CA    91932  SFD     8.750    8.484   $1,982.49    360       1-Feb-27   $251,708.96
4568659  METAIRIE            LA    70001  SFD     7.875    7.609   $2,175.21    360       1-Feb-27   $299,585.73
4568674  SAN DIEGO           CA    92128  SFD     7.625    7.359   $1,528.13    360       1-Dec-26   $215,268.96
4568688  SOUTHLAKE           TX    76092  SFD     8.250    7.984   $3,634.25    360       1-Apr-27   $483,750.00
4568694  GAINESVILLE         VA    22065  SFD     7.750    7.484   $1,907.09    360       1-Jan-27   $265,632.70
4568712  VIENNA              VA    22182  SFD     7.875    7.609   $1,885.18    360       1-Feb-27   $259,640.97
4568780  NEWPORT BEACH       CA    92660  SFD     8.500    8.234   $5,997.53    360       1-Feb-27   $779,051.59
4568785  BERKELEY HEIGHTS    NJ    07922  SFD     7.750    7.484   $1,611.93    360       1-Mar-27   $224,841.19
4568793  COLD SPRING         NY    11724  SFD     8.250    7.984   $2,524.26    360       1-Mar-27   $335,785.74
         HARBOR
4568826  OAKLAND             CA    94618  SFD     8.250    7.984   $4,477.55    360       1-Feb-27   $595,237.29
4568877  WOODLAND HILLS      CA    91364  SFD     7.875    7.609   $2,864.03    360       1-Feb-27   $394,454.53
4568885  POQUOSON            VA    23662  SFD     8.500    8.234   $2,259.84    360       1-Feb-27   $293,542.64
4568896  VIRGINIA BEACH      VA    23455  SFD     8.000    7.734   $2,810.32    360       1-Feb-27   $382,484.31
4568903  SCOTCH PLAINS       NJ    07076  SFD     8.000    7.734   $1,653.91    360       1-Mar-27   $225,248.76
4568908  NAPA                CA    94558  SFD     7.875    7.609   $1,798.18    360       1-Feb-27   $247,657.52
4568920  DESTIN              FL    32541  SFD     8.250    7.984   $1,878.17    360       1-Mar-27   $249,840.58
4568930  SCOTTSDALE          AZ    85255  SFD     8.000    7.734   $3,023.12    360       1-Feb-27   $411,445.25
4568953  GREAT FALLS         VA    22066  SFD     8.250    7.984   $4,258.18    360       1-Mar-27   $566,438.57
4568963  COLORADO SPRINGS    CO    80921  SFD     7.875    7.609   $1,740.17    360       1-Mar-27   $239,768.26
4568968  FISHERS             IN    46038  PUD     8.250    7.984   $2,629.44    360       1-Feb-27   $349,538.07
4568975  PEWAUKEE            WI    53072  SFD     8.375    8.109   $1,860.66    360       1-Feb-27   $244,494.62
4569024  INDIALANTIC         FL    32903  SFD     8.250    7.984   $1,737.68    360       1-Mar-27   $231,152.51
4569027  LAKE HAVASU CITY    AZ    86406  SFD     8.500    8.234   $2,691.20    360       1-Feb-27   $349,574.43
4569062  CHAPEL HILL         NC    27516  SFD     8.000    7.734   $2,172.68    360       1-Feb-27   $295,701.32
4569076  SANTA BARBARA       CA    93111  SFD     8.125    7.859   $1,856.25    360       1-Mar-27   $249,836.46
4569143  HOLMDEL             NJ    07733  SFD     8.000    7.734   $2,494.80    360       1-Mar-27   $339,771.87
4569146  CLARKSVILLE         MD    21029  PUD     7.750    7.484   $2,175.03    360       1-Jan-27   $302,949.20
4569158  EL CAJON            CA    92021  LCO     8.250    7.984     $375.64    360       1-Jan-27    $49,903.67
4569170  CAMARILLO           CA    93010  SFD     7.875    7.609   $2,089.65    360       1-Jan-27   $287,601.08
4569175  CAMARILLO           CA    93010  SFD     7.750    7.484   $2,149.24    360       1-Jan-27   $299,360.67
4569178  FAIRFAX             VA    22030  PUD     7.500    7.234   $1,527.09    360       1-Jan-27   $217,710.06
4569237  PLANTATION          FL    33324  SFD     7.875    7.609   $1,595.15    360       1-Jan-27   $219,542.82
4569241  TRAPPE              MD    21673  SFD     8.000    7.734   $3,774.85    360       1-Jan-27   $513,407.53
4569244  BRANDYWINE          MD    20613  SFD     7.875    7.609   $1,592.98    360       1-Jan-27   $219,243.42
4569260  SAN CLEMENTE        CA    92673  PUD     8.500    8.234   $2,302.90    360       1-Mar-27   $299,318.56
4569277  LOS GATOS           CA    95030  SFD     8.125    7.859   $1,636.87    360       1-Feb-27   $220,165.62
4569281  LITTLE ROCK         AR    72205  SFD     8.000    7.734   $1,816.07    360       1-Feb-27   $247,166.75
4569287  CHESAPEAKE          VA    23320  SFD     7.500    7.234   $1,706.08    360       1-Jan-27   $243,453.36
4569294  HERSHEY             PA    17033  SFD     7.250    6.984   $1,500.79    360       1-Jan-27   $219,482.02
4569302  PORT SAINT LUCIE    FL    34983  SFD     8.500    8.234     $709.33    360       1-Feb-27    $92,137.82
4569306  CHARLOTTESVILLE     VA    22901  SFD     8.000    7.734   $2,201.29    360       1-Jan-27   $299,392.10
4569308  BOCA RATON          FL    33431  SFD     8.750    8.484   $2,189.39    360       1-Jan-27   $277,816.15
4569314  GLEN MILLS          PA    19342  SFD     7.375    7.109   $1,690.77    360       1-Dec-26   $244,048.03
4569317  RICHMOND            VA    23229  SFD     8.250    7.984   $1,927.00    360       1-Dec-26   $255,838.98
4569318  REDWOOD CITY        CA    94062  SFD     7.500    7.234   $2,097.65    360       1-Mar-27   $299,777.35
4569326  HINGHAM             MA    02043  SFD     8.250    7.984   $2,884.86    360       1-Dec-26   $383,010.40
4569332  KERNERSVILLE        NC    27284  SFD     7.875    7.609   $2,146.21    360       1-Jan-27   $295,384.86
4569334  GAITHERSBURG        MD    20879  PUD     8.000    7.734   $1,662.34    360       1-Jan-27   $225,990.26
4569337  GLEN ALLEN          VA    23060  PUD     7.750    7.484   $2,056.10    360       1-Jan-27   $286,388.40
4569340  POTOMAC             MD    20854  SFD     8.125    7.859   $1,841.39    360       1-Dec-26   $247,344.49
4569343  YORKTOWN            VA    23696  SFD     7.625    7.359   $1,557.15    360       1-Dec-26   $219,356.97
4569350  LAPLATA             MD    20646  SFD     7.625    7.359   $1,721.35    360       1-Jan-27   $242,668.60
4569354  WEST CHESTER        PA    19380  SFD     7.875    7.609   $2,378.23    360       1-Dec-26   $327,088.16
4569356  PLANTATION          FL    33324  SFD     7.875    7.609   $1,886.63    360       1-Dec-26   $259,476.65
4569357  ANNAPOLIS           MD    21401  SFD     8.000    7.734   $1,674.08    360       1-Jan-27   $227,485.02
4569362  PLANTATION          FL    33324  SFD     7.750    7.484   $1,576.11    360       1-Jan-27   $219,531.16
4569369  BIRMINGHAM          AL    35222  SFD     8.125    7.859   $1,759.72    360       1-Jan-27   $236,531.75
4569372  MT AIRY             MD    21771  SFD     8.000    7.734   $1,736.45    360       1-Jan-27   $236,170.46
4569375  MILLERSVILLE        MD    21108  SFD     7.750    7.484   $1,660.29    360       1-Dec-26   $231,089.36
4569386  KENNESAW            GA    30144  SFD     8.000    7.734   $2,235.41    360       1-Feb-27   $303,939.82
4569417  WASHINGTON          DC    20012  SFD     7.500    7.234   $3,618.44    360       1-Feb-27   $516,578.54
4569420  PORTLAND            OR    97201  SFD     8.000    7.734   $1,753.70    360       1-Nov-26   $237,780.23
4569437  CLIFTON             VA    20124  SFD     8.375    8.109   $2,952.51    360       1-Jan-27   $387,720.57
4569479  VALLEJO             CA    94591  SFD     8.125    7.859   $1,841.39    360       1-Feb-27   $247,670.83
4569484  LA HABRA            CA    90631  SFD     8.125    7.859   $1,700.32    360       1-Feb-27   $228,498.03
4569499  GEIGER KEY          FL    33040  SFD     8.000    7.734   $2,017.85    360       1-Mar-27   $274,815.49
4569504  ST PAUL             MN    55102  SFD     8.125    7.859   $4,037.33    360       1-Mar-27   $543,394.31
4569527  EUGENE              OR    97405  SFD     7.125    6.859   $1,670.82    360       1-Feb-27   $247,472.24
4569556  CAREFREE            AZ    85377  SFD     8.625    8.359   $2,333.37    360       1-Feb-27   $299,644.49
4569595  METAIRIE            LA    70003  SFD     8.000    7.734   $1,357.47    360       1-Mar-27   $184,875.86
4569608  SAN JOSE            CA    95124  SFD     8.000    7.734   $2,021.53    360       1-Jan-27   $274,941.71
4569620  BAKERSFIELD         CA    93312  SFD     8.250    7.984   $1,718.52    360       1-Feb-27   $228,457.27
4569632  HANALEI             HI    96714  SFD     7.875    7.609   $1,700.29    360       1-Feb-27   $234,176.18
4569665  AQUEBOGUE           NY    11931  SFD     8.125    7.859   $1,871.10    360       1-Feb-27   $251,669.18
4569681  NOVATO              CA    94947  SFD     8.250    7.984   $2,013.39    360       1-Jan-27   $267,483.80
4569704  CHELMSFORD          MA    01864  SFD     8.500    8.234     $853.49    360       1-Jan-27   $110,796.84
4569708  DULUTH              GA    30155  SFD     8.125    7.859   $2,799.21    360       1-Feb-27   $376,505.11
4569719  SOUTH DARTMOUTH     MA    02748  LCO     8.500    8.234   $1,847.70    360       1-Feb-27   $239,807.11
4569723  BLUFFDALE           UT    84065  SFD     7.875    7.609   $1,642.29    360       1-Feb-27   $226,187.21
4569767  NORTH SALEM         NY    10560  SFD     8.375    8.109   $1,763.37    360       1-Mar-27   $231,855.80
4569780  WAILUKU             HI    96793  SFD     8.500    8.234   $2,060.69    360       1-Mar-27   $267,837.64
4569844  EAST HAMPTON        NY    11937  SFD     8.250    7.984     $929.70    360       1-Mar-27   $123,671.08
4569865  GOLDENS BRIDGE      NY    10527  PUD     8.250    7.984     $742.26    360       1-Apr-27    $98,800.00
4569873  SAN FRANCISCO       CA    94123  LCO     8.000    7.734   $2,260.00    360       1-Mar-27   $307,793.33
4569902  SAN LORENZO         CA    94580  SFD     8.375    8.109   $1,322.53    360       1-Mar-27   $173,891.85
4569946  ALPINE              UT    84004  SFD     8.000    7.734   $1,761.03    360       1-Feb-27   $239,676.87
4569967  SANDY               UT    84092  SFD     7.750    7.484   $2,149.24    360       1-Mar-27   $299,788.26
4569970  CUMMING             GA    30130  SFD     8.000    7.734   $1,783.05    360       1-Feb-27   $242,672.81
4570010  LOS ANGELES         CA    90210  SFD     8.000    7.734   $4,769.47    360       1-Mar-27   $649,563.86
4570054  CHINO HILLS         CA    91709  SFD     8.000    7.734   $1,915.13    360       1-Feb-27   $260,648.57
4570056  SARASOTA            FL    34238  SFD     8.500    8.234   $1,076.48    360       1-Mar-27   $139,915.19
4570095  PIEDMONT            CA    94611  SFD     8.000    7.734   $3,272.59    360       1-Mar-27   $445,423.33
4570117  PASADENA            CA    91107  SFD     8.000    7.734   $1,614.28    360       1-Feb-27   $219,698.76
4570141  SAN DIEGO           CA    92120  SFD     8.250    7.984   $2,434.10    360       1-Feb-27   $323,585.38
4570148  PLAINVIEW           NY    11803  SFD     8.375    8.109     $912.09    360       1-Mar-27   $119,925.41
4570150  CHATHAM             NJ    07928  SFD     7.500    7.234   $3,758.98    360       1-Apr-27   $537,600.00
4570154  FORT LAUDERDALE     FL    33304  HCO     8.875    8.609     $744.73    360       1-Mar-27    $93,547.52
4570204  FORT LAUDERDALE     FL    33327  SFD     8.375    8.109     $745.64    360       1-Feb-27    $97,977.36
4570209  MORGAN HILL         CA    95037  SFD     8.000    7.734   $2,392.08    360       1-Apr-27   $326,000.00
4570232  CRANBURY            NJ    08512  SFD     8.250    7.984   $1,859.38    360       1-Mar-27   $247,342.18
4570269  SALT LAKE CITY      UT    84109  SFD     8.000    7.734   $2,568.18    360       1-Mar-27   $349,765.15
4570313  LOS ANGELES         CA    90077  SFD     7.750    7.484   $2,987.44    360       1-Mar-27   $416,705.68
4570341  MILPITAS            CA    95035  SFD     8.125    7.859   $1,841.40    360       1-Feb-27   $247,674.44
4570348  SOUTH SALEM         NY    10590  SFD     8.125    7.859   $1,651.77    360       1-Feb-27   $222,169.99
4570352  LOS ALTOS HILLS     CA    94022  SFD     7.750    7.484   $3,008.94    360       1-Mar-27   $419,703.56
4570410  EDGEWATER           MD    21037  SFD     8.500    8.234   $1,931.90    360       1-Mar-27   $251,097.79
4570413  BELLE HARBOR        NY    11694  MF2     8.250    7.984   $2,265.07    360       1-Apr-27   $301,500.00
4570439  NORTH SALT LAKE     UT    84054  SFD     8.375    8.109   $3,040.29    360       1-Feb-27   $399,501.02
4570443  HOUSTON             TX    77039  SFD     8.875    8.609     $321.05    360       1-Mar-27    $40,327.37
4570450  EMMAUS              PA    18049  SFD     8.125    7.859   $2,227.50    360       1-Mar-27   $299,803.75
4570465  GLEN ELLEN          CA    95442  SFD     8.250    7.984   $1,738.25    360       1-Feb-27   $231,078.89
4570498  BETHANY BEACH       DE    19930  SFD     8.375    8.109   $2,721.06    360       1-Mar-27   $357,777.48
4570501  SUNNYVALE           CA    94087  SFD     7.875    7.609   $1,450.14    360       1-Feb-27   $199,723.82
4570536  RIVERSIDE           CT    06878  SFD     8.125    7.859   $3,106.61    360       1-Apr-27   $418,400.00
4570577  SAN JOSE            CA    95126  SFD     8.000    7.734   $2,568.18    360       1-Mar-27   $349,333.33
4570587  FOREST HILLS        NY    11375  SFD     8.250    7.984   $2,178.68    360       1-Feb-27   $289,628.87
4570601  HIGHLANDS RANCH     CO    80126  SFD     8.125    7.859   $2,041.87    360       1-Mar-27   $274,820.11
4570606  MESA                AZ    85205  SFD     8.000    7.734   $2,377.40    360       1-Feb-27   $323,563.75
4570610  BEVERLY             MA    01915  SFD     8.375    8.109   $2,934.64    360       1-Mar-27   $385,860.02
4570633  POINT LOOKOUT       NY    11569  SFD     8.250    7.984   $1,424.41    360       1-Apr-27   $189,600.00
4570657  OCEAN CITY          NJ    08226  LCO     7.500    7.234   $2,172.11    360       1-Apr-27   $310,650.00
4570672  IRVINE              CA    92606  PUD     8.250    7.984   $1,908.22    360       1-Mar-27   $253,838.03
4570696  CLIFTON             VA    22024  SFD     7.875    7.609   $5,285.03    360       1-Feb-27   $727,893.46
4570722  EXETER              RI    02822  SFD     7.875    7.609   $1,812.68    360       1-Mar-27   $249,827.95
4570728  LAGUNA NIGUEL       CA    92677  SFD     8.250    7.984   $1,690.35    360       1-Feb-27   $224,712.07
4570731  SAN DIEGO           CA    92122  HCO     8.375    8.109   $2,880.68    360       1-Feb-27   $378,527.20
4570747  PLAINFIELD          IL    60544  PUD     8.250    7.984   $2,328.93    360       1-Mar-27   $309,802.32
4570748  CLARSKVILLE         MD    21029  SFD     8.625    8.359   $1,011.13    360       1-Feb-27   $129,845.94
4570763  MUKILTEO            WA    98275  SFD     7.625    7.359   $2,140.37    360       1-Mar-27   $302,181.13
4570818  PLEASANT VIEW       UT    84414  SFD     8.250    7.984   $2,163.65    360       1-Mar-27   $287,816.35
4570819  CROTON-ON-HUDSON    NY    10520  SFD     8.250    7.984   $1,953.30    360       1-Mar-27   $259,834.20
4570870  WARREN              NJ    07060  SFD     8.500    8.234   $3,075.66    360       1-Feb-27   $399,513.63
4570882  ALAMEDA             CA    94502  SFD     8.500    8.234   $2,057.62    360       1-Mar-27   $267,437.88
4570907  CORTLANDT           NY    10566  SFD     8.250    7.984   $1,840.61    360       1-Mar-27   $244,843.77
4570910  LONGBOAT KEY        FL    34228  LCO     8.500    8.234     $712.02    360       1-Mar-27    $92,543.90
4570927  GERMANTOWN          MD    20876  PUD     8.250    7.984   $2,038.49    360       1-Mar-27   $271,166.97
4570955  GRANADA HILLS       CA    91344  SFD     8.250    7.984   $1,727.91    360       1-Apr-27   $230,000.00
4570978  WATCHUNG BOROUGH    NJ    07060  SFD     7.750    7.484   $2,611.33    360       1-Mar-27   $364,242.74
4570996  ROCKVILLE           MD    20850  THS     8.125    7.859   $1,828.03    360       1-Feb-27   $245,876.81
4571015  SUDBURY             MA    01776  SFD     8.250    7.984   $4,507.60    360       1-Mar-27   $599,617.40
4571023  ALEXANDRIA          VA    22308  SFD     8.250    7.984   $1,998.37    360       1-Mar-27   $265,830.38
4571033  PALMYRA             VA    22963  SFD     8.000    7.734   $1,650.98    360       1-Mar-27   $224,849.02
4571080  EAST HAMPTON        NY    11937  LCO     8.125    7.859   $1,856.25    360       1-Apr-27   $250,000.00
4571103  DAVIE               FL    33328  SFD     8.500    8.234   $2,515.88    360       1-Feb-27   $326,802.17
4571133  REDONDO BEACH       CA    90278  LCO     8.375    8.109   $2,298.46    360       1-Mar-27   $302,212.04
4571147  CAMPBELL            CA    95008  SFD     7.875    7.609   $1,716.24    360       1-Jan-27   $235,996.91
4571172  TEANECK             NJ    07666  SFD     8.000    7.734   $1,761.03    360       1-Mar-27   $239,838.97
4571176  PORTLAND            OR    97213  SFD     8.000    7.734   $1,710.41    360       1-Mar-27   $232,943.59
4571179  BOUNTIFUL           UT    84010  SFD     8.125    7.859   $1,636.10    360       1-Feb-27   $220,060.73
4571180  SHAKOPEE            MN    55379  SFD     8.000    7.734     $924.54    360       1-Feb-27   $125,830.36
4571208  MARIETTA            GA    30062  SFD     8.625    8.359   $2,501.38    360       1-Mar-27   $321,410.12
4571229  HASTINGS-ON-HUDSON  NY    10706  SFD     7.875    7.609   $1,073.11    360       1-Apr-27   $148,000.00
4571233  BATON ROUGE         LA    70810  SFD     7.875    7.609   $1,722.76    360       1-Mar-27   $237,436.49
4571240  OLNEY               MD    20832  SFD     8.500    8.234   $1,709.29    360       1-Mar-27   $222,075.33
4571245  LAKE FOREST         CA    92630  SFD     8.125    7.859   $1,767.14    360       1-Feb-27   $237,687.58
4571252  PARADISE VALLEY     AZ    85253  SFD     8.250    7.984   $1,759.10    360       1-Mar-27   $234,000.68
4571273  LOVELAND            CO    80537  SFD     8.375    8.109   $2,394.23    360       1-Mar-27   $314,804.21
4571275  PHOENIX             AZ    85016  SFD     8.750    8.484   $4,184.09    348       1-Mar-26   $527,695.89
4571283  OCEAN CITY          MD    21842  SFD     8.625    8.359   $2,138.93    360       1-Feb-27   $274,674.11
4571305  GREAT FALLS         VA    22066  SFD     7.875    7.609   $4,012.18    360       1-Feb-27   $552,585.86
4571308  BOCA RATON          FL    33434  PUD     8.250    7.984   $3,127.15    360       1-Feb-27   $415,717.30
4571406  DEEPHAVEN           MN    55331  SFD     7.750    7.484   $2,815.50    360       1-Apr-27   $393,000.00
4571452  NORTH SALT LAKE     UT    84054  SFD     8.125    7.859   $2,598.74    360       1-Mar-27   $349,771.06
4571467  IJAMSVILLE          MD    21754  SFD     7.875    7.609   $1,995.76    360       1-Mar-27   $275,060.57
4571486  AMAGANSETT          NY    11930  SFD     7.875    7.609   $1,087.60    360       1-Mar-27   $149,896.78
4571497  FORT PIERCE         FL    34946  SFD     8.500    8.234     $645.89    360       1-Feb-27    $83,897.86
4571531  SARATOGA            CA    95070  SFD     7.875    7.609   $4,350.42    360       1-Mar-27   $599,587.08
4571536  HENDERSON           NV    89014  PUD     8.125    7.859     $907.71    360       1-Feb-27   $122,089.50
4571577  CLOVIS              CA    93611  SFD     8.000    7.734   $2,006.85    360       1-Mar-27   $273,316.48
4571637  CORAL SPRINGS       FL    33071  SFD     8.500    8.234     $864.26    360       1-Mar-27   $112,331.91
4571639  KELLER              TX    76248  SFD     8.875    8.609   $2,363.07    360       1-Mar-27   $296,833.49
4571641  WEST LAFAYETTE      IN    47906  SFD     8.500    8.234   $3,298.12    350       1-May-26   $425,971.16
4571642  FREMONT             CA    94539  SFD     8.250    7.984   $4,207.09    360       1-Mar-27   $559,642.91
4571660  WOODBRIDGE          VA    22193  SFD     7.750    7.484   $1,623.40    360       1-Feb-27   $226,279.09
4571680  LOS GATOS           CA    95032  SFD     8.125    7.859   $3,148.19    360       1-Mar-27   $423,722.64
4571713  TIGARD              OR    97223  SFD     7.875    7.609   $1,739.81    360       1-Mar-27   $239,784.86
4571761  CEDARPINES PARK     CA    92322  SFD     8.625    8.359   $2,053.37    360       1-Mar-27   $263,844.13
4571774  DIX HILLS           NY    11746  SFD     8.250    7.984   $1,960.81    360       1-Mar-27   $260,833.57
4571865  DANA POINT          CA    92629  LCO     8.000    7.734   $1,907.79    360       1-Mar-27   $259,625.54
4571882  SCOTTSDALE          AZ    85255  SFD     8.250    7.984   $2,058.48    360       1-Mar-27   $273,825.27
4571893  TYLER               TX    75703  SFD     8.375    8.109   $1,812.78    360       1-Mar-27   $238,351.75
4571983  PELHAM MANOR        NY    10803  SFD     7.625    7.359   $2,095.07    360       1-Mar-27   $295,785.76
4571994  YORBA LINDA         CA    92886  SFD     8.250    7.984   $1,502.53    360       1-Feb-27   $199,744.06
4572002  WEST PALM BEACH     FL    33412  SFD     8.500    8.234   $3,015.68    360       1-Apr-27   $392,200.00
4572008  PALO ALTO           CA    94301  SFD     8.000    7.734   $2,935.06    360       1-Feb-27   $399,461.43
4572015  PLEASANTON          CA    94566  SFD     8.500    8.234   $1,891.53    360       1-Feb-27   $245,700.88
4572016  EAST HAMPTON        NY    11937  SFD     8.250    7.984   $1,352.28    360       1-Apr-27   $180,000.00
4572018  IMPERIAL            CA    92251  SFD     8.625    8.359     $938.01    360       1-Feb-27   $120,409.85
4572028  ARLINGTON           TX    76017  SFD     7.500    7.234   $2,736.03    360       1-Mar-27   $391,009.60
4572034  LITTLE NECK         NY    11362  SFD     8.000    7.734   $1,878.44    360       1-Mar-27   $255,828.23
4572038  OCEANSIDE           NY    11572  SFD     8.250    7.984   $2,366.49    360       1-Mar-27   $314,799.14
4572049  STOCKTON            CA    95219  SFD     8.000    7.734   $1,848.35    360       1-Mar-27   $251,730.98
4572121  OCEAN SPRINGS       MS    39564  SFD     7.875    7.609   $2,334.73    360       1-Apr-27   $322,000.00
4572160  BERKELEY            CA    94704  SFD     7.875    7.609   $2,501.49    360       1-Mar-27   $344,762.57
4572199  SONOMA              CA    95476  SFD     7.750    7.484   $2,829.83    360       1-Feb-27   $394,440.62
4572206  AURORA              OR    97002  SFD     8.625    8.359   $1,972.31    352       1-May-26   $251,870.94
4572216  LOS ANGELES         CA    91352  SFD     8.000    7.734     $953.90    360       1-Mar-27   $129,912.77
4572228  EADS                TN    38028  SFD     7.875    7.609   $3,625.35    360       1-Mar-27   $499,655.90
4572239  SAN JOSE            CA    95132  SFD     8.125    7.859   $1,918.62    360       1-Feb-27   $258,060.79
4572248  EDMONDS             WA    98020  SFD     8.000    7.734   $1,685.46    360       1-Mar-27   $229,545.87
4572318  SANTA CLARA         CA    95050  SFD     7.875    7.609   $1,653.16    360       1-Feb-27   $227,605.15
4572358  MORRISTOWN          NJ    07960  LCO     8.250    7.984     $555.94    360       1-Mar-27    $73,952.81
4572373  BERNARDSVILLE       NJ    07924  SFD     7.500    7.234   $2,202.53    360       1-Apr-27   $315,000.00
4572408  SOUTH LYON          MI    48178  SFD     8.250    7.984   $1,690.35    360       1-Mar-27   $224,856.53
4572416  NEW ROCHELLE        NY    10804  SFD     8.250    7.984   $1,765.48    360       1-Apr-27   $235,000.00
4572468  STATELINE           NV    89449  SFD     7.750    7.484   $2,435.81    360       1-Mar-27   $339,760.02
4572478  BETHESDA            MD    20817  SFD     7.875    7.609   $1,631.41    360       1-Mar-27   $224,845.15
4572480  GURNEE              IL    60031  SFD     8.125    7.859   $1,006.09    360       1-Mar-27   $135,411.36
4572486  PLYMOUTH            MN    55447  SFD     8.875    8.609   $2,737.02    360       1-Mar-27   $343,807.15
4572534  HUNTINGTON BEACH    CA    92647  SFD     8.625    8.359   $2,245.09    360       1-Mar-27   $288,479.59
4572585  WICHITA             KS    67226  SFD     8.500    8.234   $1,764.66    360       1-Apr-27   $229,500.00
4572589  SAN JOSE            CA    95135  SFD     8.000    7.734   $2,134.52    360       1-Mar-27   $290,704.81
4572638  MUKILTEO            WA    98275  SFD     8.000    7.734   $1,834.41    360       1-Mar-27   $249,832.26
4572669  HOUSTON             TX    77027  SFD     7.750    7.484   $2,256.70    360       1-Apr-27   $315,000.00
4572679  CAREFREE            AZ    85377  SFD     8.250    7.984   $1,915.73    360       1-Mar-27   $254,837.40
4572683  SAN JOSE            CA    95117  SFD     8.375    8.109   $1,915.38    360       1-Feb-27   $251,685.65
4572693  CHANHASSEN          MN    55317  SFD     7.875    7.609   $1,798.17    360       1-Mar-27   $247,829.33
4572723  SCOTTS VALLEY       CA    95066  SFD     8.000    7.734   $2,201.29    360       1-Jan-27   $299,392.10
4572732  UNION CITY          CA    94587  SFD     8.125    7.859   $1,783.85    360       1-Mar-27   $240,092.85
4572743  BEDFORD             NY    10506  SFD     8.000    7.734   $2,274.68    360       1-Apr-27   $310,000.00
4572813  PLEASANTON          CA    94566  SFD     8.125    7.859   $2,586.49    360       1-Mar-27   $348,122.13
4572819  NEWPORT BEACH       CA    92663  SFD     8.125    7.859   $1,774.57    360       1-Mar-27   $238,843.66
4572862  SANDY               UT    84092  SFD     8.000    7.734   $1,916.96    360       1-Mar-27   $261,074.71
4572867  CLACKAMAS           OR    97015  SFD     8.250    7.984   $1,878.17    360       1-Mar-27   $249,840.58
4572868  CONYERS             GA    30207  SFD     8.625    8.359   $1,039.13    360       1-Mar-27   $133,521.12
4572881  MARIETTA            GA    30067  SFD     7.875    7.609   $2,088.20    360       1-Mar-27   $287,801.80
4572891  SAN CARLOS          CA    94070  SFD     8.375    8.109   $2,730.18    360       1-Feb-27   $358,751.92
4572901  CYPRESS             CA    90630  SFD     8.125    7.859   $1,574.10    360       1-Mar-27   $211,861.32
4572903  NEW YORK            NY    10016  HCO     8.375    8.109   $3,587.55    360       1-Apr-27   $472,000.00
4572921  ISSAQUAH            WA    98029  SFD     8.625    8.359   $1,785.03    360       1-Mar-27   $229,364.50
4572976  SANTA CRUZ          CA    95060  SFD     8.125    7.859   $2,079.00    360       1-Mar-27   $279,816.83
4572992  LAFAYETTE           CO    80026  SFD     7.500    7.234   $2,097.64    360       1-Mar-27   $299,777.36
4573010  SAN JOSE            CA    95135  SFD     8.250    7.984   $2,772.18    360       1-Apr-27   $369,000.00
4573014  SILVERADO           CA    92676  SFD     7.750    7.484   $2,192.23    360       1-Mar-27   $305,784.02
4573024  CUPERTINO           CA    95014  SFD     8.500    8.234   $1,960.73    360       1-Mar-27   $254,845.52
4573036  DOVE CANYON         CA    92679  SFD     8.125    7.859   $1,711.83    360       1-Mar-27   $230,399.19
4573048  SOUTHAMPTON         NY    11968  SFD     7.750    7.484   $3,094.91    360       1-Apr-27   $432,000.00
4573093  SAN RAMON           CA    94583  SFD     8.250    7.984   $2,809.74    360       1-Feb-27   $373,521.38
4573107  DANA POINT          CA    92629  SFD     8.250    7.984   $1,791.78    360       1-Feb-27   $238,194.77
4573110  COSTA MESA          CA    92626  SFD     8.125    7.859   $1,856.25    360       1-Feb-27   $249,671.81
4573161  HOWELL              NJ    07731  SFD     8.500    8.234   $1,845.40    360       1-Mar-27   $239,854.60
4573167  SEATTLE             WA    98102  SFD     8.000    7.734   $2,011.25    360       1-Mar-27   $273,916.08
4573183  MONTEBELLO          CA    90640  SFD     8.500    8.234   $1,716.60    360       1-Mar-27   $223,114.75
4573188  BEVERLY HILLS       CA    90210  SFD     7.750    7.484   $5,014.89    360       1-Mar-27   $699,505.94
4573236  LAKE ARROWHEAD      CA    92352  PUD     8.000    7.734   $3,143.82    360       1-Mar-27   $428,162.51
4573240  SAN CLEMENTE        CA    92673  PUD     8.000    7.734   $1,905.89    360       1-Mar-27   $259,565.71
4573267  SANTA FE            NM    87501  SFD     8.375    8.109   $2,138.09    360       1-Apr-27   $281,300.00
4573268  STERLING            VA    20165  PUD     7.750    7.484   $1,894.92    360       1-Mar-27   $264,313.31
4573282  GROVELAND           MA    01834  SFD     7.500    7.234   $1,817.96    360       1-Mar-27   $259,807.04
4573337  ORANGE              CA    92669  SFD     8.000    7.734   $2,025.20    360       1-Mar-27   $275,814.80
4573340  SAN DIEGO           CA    92116  SFD     7.625    7.359   $1,521.76    360       1-Apr-27   $215,000.00
4573398  BROKEN ARROW        OK    74014  SFD     7.750    7.484   $1,862.67    360       1-Jan-27   $259,445.93
4573401  CHARLESTON          AR    72933  SFD     7.750    7.484   $1,744.46    360       1-Feb-27   $243,155.18
4573404  BELMONT             CA    94002  SFD     7.750    7.484   $2,485.96    360       1-Mar-27   $346,755.08
4573429  SCOTTSDALE          AZ    85254  SFD     8.125    7.859   $3,341.24    360       1-Apr-27   $450,000.00
4573432  CENTREVILLE         VA    20120  SFD     7.500    7.234   $1,831.94    360       1-Mar-27   $261,704.94
4573454  DALLAS              TX    75240  SFD     8.375    8.109   $1,703.32    360       1-Mar-27   $223,960.72
4573489  MARIETTA            GA    30076  SFD     7.875    7.609   $3,661.61    360       1-Mar-27   $504,652.45
4573503  CUPERTINO           CA    95014  SFD     8.625    8.359   $3,290.06    360       1-Mar-27   $422,750.25
4573519  OMAHA               NE    68118  SFD     8.000    7.734   $1,789.65    360       1-Mar-27   $243,736.35
4573541  GREAT RIVER         NY    11739  SFD     8.375    8.109   $3,539.66    360       1-Apr-27   $465,700.00
4573545  COLUMBIA            MD    21045  SFD     8.125    7.859   $1,914.16    360       1-Apr-27   $257,800.00
4573555  FORT SALONGA        NY    11768  SFD     7.625    7.359   $1,698.70    360       1-Apr-27   $240,000.00
4573566  SCOTTSDALE          AZ    85254  SFD     7.875    7.609   $1,867.05    360       1-Mar-27   $257,322.79
4573615  GREEN BROOK         NJ    08812  SFD     7.750    7.484   $2,686.55    360       1-Mar-27   $374,735.33
4573648  FRANKLIN            MA    02038  SFD     8.000    7.734   $1,796.26    360       1-Apr-27   $244,800.00
4573689  VICTORVILLE         CA    92392  SFD     8.000    7.734   $1,761.04    360       1-Mar-27   $239,838.96
4573732  THOUSAND OAKS       CA    91320  SFD     7.875    7.609   $2,375.33    360       1-Apr-27   $327,600.00
4573766  AUSTIN              TX    78746  PUD     8.000    7.734   $1,643.63    360       1-Feb-27   $223,698.40
4573787  CARLSBAD            CA    92009  SFD     8.500    8.234   $1,861.54    360       1-Feb-27   $241,805.64
4573887  SAN RAMON           CA    94583  SFD     7.875    7.609   $2,195.15    360       1-Mar-27   $302,541.65
4573897  FORT WORTH          TX    76179  SFD     8.000    7.734   $1,614.29    360       1-Feb-27   $219,703.77
4573904  RIDGEFIELD          CT    06877  SFD     8.500    8.234   $2,595.09    360       1-Mar-27   $337,295.53
4573931  FORT WORTH          TX    76132  SFD     8.000    7.734   $2,072.88    360       1-Mar-27   $262,365.48
4574002  IRVINE              CA    92714  PUD     8.500    8.234   $1,979.19    360       1-Mar-27   $257,244.06
4574021  DALY CITY           CA    94014  SFD     8.500    8.234   $1,737.74    360       1-Feb-27   $225,725.21
4574040  LOVELAND            OH    45140  SFD     8.500    8.234   $2,285.21    360       1-Mar-27   $297,019.96
4574066  SAN FRANCISCO       CA    94122  SFD     8.125    7.859   $2,840.06    360       1-Apr-27   $382,500.00
4574105  GILROY              CA    95020  SFD     7.875    7.609   $1,899.68    360       1-Mar-27   $261,819.70
4574244  LOS ANGELES         CA    91316  SFD     8.250    7.984   $3,627.12    360       1-Mar-27   $482,492.13
         (ENCINO AREA)
4574247  LOVELAND            OH    45140  SFD     8.125    7.859   $2,472.52    360       1-Mar-27   $332,782.17
4574258  JACKSONVILLE        FL    32205  SFD     8.250    7.984   $3,380.70    360       1-Feb-27   $449,424.13
4574266  PAEONIAN SPRINGS    VA    20129  SFD     8.250    7.984   $2,704.56    360       1-Feb-27   $359,539.30
4574370  LIVINGSTON          NJ    07039  SFD     8.000    7.734   $2,359.79    360       1-Mar-27   $321,384.21
4574423  MAHWAH              NJ    07430  SFD     8.125    7.859   $2,628.45    360       1-Mar-27   $353,768.42
4574429  BEAVERTON           OR    97007  SFD     8.250    7.984   $2,644.46    360       1-Mar-27   $351,775.54
4574459  SARASOTA            FL    34231  SFD     8.000    7.734   $2,935.06    360       1-Apr-27   $400,000.00
4574465  GARDEN CITY SOUTH   NY    11530  SFD     8.500    8.234   $1,014.97    360       1-Apr-27   $132,000.00
4574506  DAMASCUS            MD    20872  SFD     8.000    7.734   $1,774.25    360       1-Mar-27   $241,617.75
4574600  VILLA PARK          CA    92861  SFD     8.250    7.984   $1,818.07    360       1-Mar-27   $241,845.68
4574624  AGOURA HILLS        CA    91301  SFD     7.875    7.609   $3,480.33    360       1-Feb-27   $479,337.17
4574629  MESA                AZ    85215  SFD     8.000    7.734   $2,144.07    360       1-Mar-27   $292,003.93
4574636  IRVINE              CA    92714  LCO     8.000    7.734   $1,109.31    360       1-Mar-27   $151,078.56
4574637  CINCINNATI          OH    45230  PUD     8.125    7.859   $1,793.87    360       1-Feb-27   $241,282.86
4574639  WESTLAKE VILLAGE    CA    91361  SFD     8.000    7.734   $1,914.76    360       1-Feb-27   $260,598.65
4574658  STILLWATER          OK    74074  SFD     8.000    7.734   $1,739.02    360       1-Mar-27   $236,840.98
4574668  LONG BEACH          CA    90803  SFD     8.125    7.859   $1,782.00    360       1-Mar-27   $239,843.00
4574719  BAINBRIDGE ISLAND   WA    98110  SFD     8.000    7.734   $1,960.62    360       1-Mar-27   $267,020.72
4574735  MORRISTOWN          NJ    07960  SFD     8.375    8.109   $2,553.85    360       1-Apr-27   $336,000.00
4574764  SAN JOSE            CA    95132  SFD     8.250    7.984   $1,953.30    360       1-Mar-27   $259,834.20
4574769  HENDERSON           NV    89014  SFD     8.250    7.984   $1,803.04    360       1-Apr-27   $240,000.00
4574771  CYPRESS             CA    90630  SFD     8.250    7.984   $2,313.90    360       1-Mar-27   $307,803.60
4574777  MAITLAND            FL    32751  SFD     8.000    7.734   $1,648.23    353       1-Aug-26   $223,392.11
4574797  SAN JOSE            CA    95148  SFD     8.250    7.984   $1,622.74    360       1-Mar-27   $215,862.26
4574884  CINCINNATI          OH    45242  SFD     8.125    7.859   $2,465.09    360       1-Mar-27   $331,782.83
4574901  SAN JOSE            CA    95120  SFD     8.000    7.734   $2,421.42    360       1-Feb-27   $329,555.68
4574910  ACCOKEEK            MD    20607  SFD     8.250    7.984   $2,590.37    360       1-Apr-27   $344,800.00
4574930  LOS ANGELES         CA    90066  SFD     8.000    7.734   $1,743.43    360       1-Mar-27   $237,440.57
4574951  MISSION VIEJO       CA    92691  PUD     7.750    7.484   $1,611.29    360       1-Apr-27   $224,910.00
4574953  GREENWICH           CT    06807  SFD     8.250    7.984   $2,154.64    360       1-Mar-27   $286,617.11
4574978  RANCHO PALOS        CA    90274  PUD     8.000    7.734   $5,400.51    360       1-Apr-27   $736,000.00
         VERDES
4574985  ENGLEWOOD           CO    80111  SFD     7.875    7.609   $1,631.41    360       1-Apr-27   $225,000.00
4575034  ALEDO               TX    76008  SFD     7.875    7.609   $3,931.33    360       1-Mar-27   $541,826.86
4575132  PHOENIX             AZ    85048  SFD     8.000    7.734   $2,266.60    360       1-Mar-27   $308,692.73
4575139  HERNDON             VA    22071  SFD     7.625    7.359   $2,620.96    360       1-Mar-27   $370,031.99
4575166  YORBA LINDA         CA    92886  SFD     8.125    7.859   $1,856.25    360       1-Mar-27   $249,836.46
4575275  MARTINSVILLE        NJ    08836  SFD     8.000    7.734   $2,568.18    360       1-Apr-27   $350,000.00
4575319  SANDY               UT    84092  SFD     7.750    7.484   $2,292.52    360       1-Apr-27   $320,000.00
4575321  CARLSTADT           NJ    07072  LCO     8.500    8.234   $1,107.24    360       1-Apr-27   $144,000.00
4575338  WEST HARTFORD       CT    06117  SFD     8.125    7.859   $2,220.07    360       1-Mar-27   $298,804.41
4575347  DENVER              CO    80231  SFD     7.875    7.609   $1,761.92    360       1-Mar-27   $242,832.77
4575349  EL GRANADA          CA    94018  SFD     7.750    7.484   $1,862.68    360       1-Apr-27   $260,000.00
4575353  LITTLETON           CO    80123  SFD     8.625    8.359     $808.90    360       1-Feb-27   $103,876.75
4575362  CAMARILLO           CA    93010  SFD     8.375    8.109   $1,929.06    360       1-Feb-27   $253,483.41
4575385  NORDLAND            WA    98358  SFD     8.125    7.859   $1,930.50    360       1-Mar-27   $259,829.92
4575402  WESTOVER HILLS      TX    76107  SFD     8.750    8.484   $7,867.00    360       1-Mar-27   $999,424.67
4575415  SNOHOMISH           WA    98290  SFD     7.875    7.609   $1,631.41    360       1-Apr-27   $225,000.00
4575423  BILLERICA           MA    01821  SFD     8.375    8.109   $1,778.57    360       1-Feb-27   $233,708.10
4575427  LOS ANGELES         CA    90077  SFD     7.750    7.484   $2,813.36    360       1-Apr-27   $392,700.00
4575428  HOUSTON             TX    77019  SFD     7.875    7.609   $1,972.19    360       1-Apr-27   $272,000.00
4575481  EUGENE              OR    97403  SFD     7.750    7.484   $1,955.81    360       1-Apr-27   $273,000.00
4575529  HOUMA               LA    70360  SFD     7.875    7.609   $2,574.00    360       1-Apr-27   $355,000.00
4575532  AUBURN              CA    95602  SFD     7.750    7.484   $2,607.75    360       1-Apr-27   $364,000.00
4575693  MORRIS TOWNSHIP     NJ    07960  SFD     8.375    8.109   $1,997.85    360       1-Mar-27   $262,686.62
4575807  KITTY HAWK          NC    27949  SFD     8.125    7.859     $611.82    360       1-Apr-27    $82,400.00
4575817  MADISON             MS    39110  SFD     7.875    7.609   $1,740.17    360       1-Mar-27   $239,834.83
4575863  TUSTIN              CA    92782  SFD     8.500    8.234   $2,017.63    360       1-Apr-27   $262,400.00
4575869  WARDWICK            NJ    07643  LCO     8.500    8.234   $1,168.75    360       1-Apr-27   $152,000.00
4575879  ENCINO              CA    91436  SFD     7.875    7.609   $4,640.45    360       1-Apr-27   $640,000.00
4575893  LINDON              UT    84042  SFD     7.875    7.609   $1,699.93    360       1-Mar-27   $234,288.65
4575897  BOSTON              MA    02109  HCO     7.875    7.609   $1,822.10    360       1-Apr-27   $251,300.00
4575898  VIRGINIA BEACH      VA    23451  LCO     8.000    7.734   $2,169.01    360       1-Apr-27   $295,600.00
4575901  TORRANCE            CA    90503  SFD     8.250    7.984   $2,764.66    360       1-Mar-27   $367,765.34
4575905  SAN DIEGO           CA    92131  SFD     7.875    7.609   $2,066.45    360       1-Mar-27   $284,803.86
4575922  LOS ANGELES         CA    90066  SFD     8.000    7.734   $2,052.34    360       1-Mar-27   $279,512.33
4575924  RANCHO PALOS        CA    90275  SFD     8.000    7.734   $2,494.80    360       1-Mar-27   $339,771.87
         VERDES
4575939  ALAMEDA             CA    94502  PUD     8.125    7.859   $1,796.84    360       1-Mar-27   $241,841.70
4575989  SAN FRANCISCO       CA    94122  SFD     8.125    7.859   $2,524.50    360       1-Mar-27   $339,777.58
4576022  WESTWOOD            MA    02090  SFD     7.250    6.984   $1,841.88    360       1-Apr-27   $270,000.00
4576083  DULUTH              GA    30155  SFD     7.875    7.609   $2,668.26    360       1-Apr-27   $368,000.00
4576095  SEATTLE             WA    98112  SFD     7.875    7.609   $3,480.34    360       1-Apr-27   $480,000.00
4576114  KATONAH             NY    10536  SFD     7.875    7.609   $1,616.90    360       1-Mar-27   $222,846.54
4576135  NEWCASTLE           CA    95658  SFD     8.125    7.859   $1,930.49    360       1-Mar-27   $259,829.93
4576147  NORTH SALT LAKE     UT    84054  SFD     8.125    7.859   $2,821.49    360       1-Mar-27   $379,751.43
4576149  TIGARD              OR    97223  SFD     7.875    7.609   $2,037.45    360       1-Apr-27   $281,000.00
4576156  PARKER              CO    80134  SFD     8.375    8.109   $1,900.18    360       1-Feb-27   $249,688.15
4576171  SUPERIOR            CO    80027  SFD     7.750    7.484   $2,109.12    360       1-Mar-27   $294,192.21
4576191  SMYRNA              GA    30080  SFD     8.000    7.734   $1,674.08    360       1-Jan-27   $227,687.69
4576274  FAYETTEVILLE        AR    72703  SFD     7.875    7.609   $2,537.74    360       1-Mar-27   $349,759.14
4576303  SEAFORD             NY    11783  SFD     8.750    8.484   $1,038.45    360       1-Apr-27   $132,000.00
4576305  EASTCHESTER         NY    10709  PUD     7.875    7.609   $1,740.17    360       1-Apr-27   $240,000.00
4576326  LEWISBORO           NY    10536  SFD     8.375    8.109   $2,778.07    360       1-Apr-27   $365,500.00
4576422  BERKELEY            CA    94707  SFD     7.625    7.359   $2,123.38    360       1-Mar-27   $299,782.87
4576447  UNION CITY          CA    94587  SFD     8.000    7.734   $1,665.65    360       1-Mar-27   $226,847.68
4576456  CHARLOTTE           NC    28270  SFD     8.375    8.109     $535.10    360       1-Mar-27    $70,356.24
4576458  EL GRANADA          CA    94019  SFD     8.000    7.734   $2,788.31    360       1-Mar-27   $379,745.02
4576460  THOUSAND OAKS        CA    91362  SFD     7.875    7.609  $2,030.20    360       1-Mar-27   $279,807.30
4576468  ISSAQUAH            WA    98027  SFD     7.875    7.609   $2,537.74    360       1-Apr-27   $350,000.00
4576471  PHOENIX             AZ    85045  SFD     7.875    7.609   $1,928.32    360       1-Apr-27   $265,950.00
4576480  SOMERS              NY    10589  SFD     7.750    7.484   $2,399.99    360       1-Apr-27   $335,000.00
4576482  PROSPECT            KY    40059  SFD     8.000    7.734   $2,714.93    360       1-Apr-27   $370,000.00
4576488  ROSELAND            NJ    07068  SFD     8.125    7.859   $1,670.62    360       1-Apr-27   $225,000.00
4576548  RYE                 NY    10580  SFD     7.750    7.484   $1,647.75    360       1-Apr-27   $230,000.00
4576582  LAGUNA NIGUEL       CA    92677  SFD     7.875    7.609   $1,627.79    360       1-Apr-27   $224,500.00
4576708  WESTPORT            CT    06880  SFD     7.500    7.234   $2,936.71    360       1-Apr-27   $420,000.00
4576749  NOVI                MI    48375  SFD     8.375    8.109   $1,703.71    360       1-Apr-27   $224,150.00
4576768  SEBASTOPOL          CA    95472  SFD     7.750    7.484   $2,745.30    360       1-Apr-27   $383,200.00
4576810  EAST HAMPTON        NY    11937  SFD     7.875    7.609   $2,175.21    360       1-Apr-27   $300,000.00
4576843  FAIRBANKS           AK    99701  SFD     8.000    7.734   $2,568.18    360       1-Mar-27   $349,765.15
4576884  FORT WORTH          TX    76126  SFD     8.000    7.734   $3,668.82    360       1-Mar-27   $499,664.51
4577167  BETHESDA            MD    20817  SFD     7.875    7.609   $1,943.19    360       1-Feb-27   $267,629.91
4577169  PONTE VEDRA BEACH   FL    32082  SFD     8.125    7.859   $2,167.35    360       1-Feb-27   $291,516.81
4577173  NORWALK             CT    06850  SFD     8.000    7.734   $2,722.27    360       1-Feb-27   $370,500.46
4577176  KATY                TX    77450  SFD     7.875    7.609   $2,283.97    360       1-Feb-27   $314,565.01
4577179  THE WOODLANDS       TX    77381  SFD     8.000    7.734   $1,730.59    360       1-Mar-27   $235,691.74
4577194  AUSTIN              TX    78746  SFD     8.125    7.859   $1,009.80    360       1-Mar-27   $135,911.03
4577196  SEAFORD             NY    11783  SFD     7.625    7.359   $1,216.70    360       1-Apr-27   $171,900.00
4577206  YONKERS             NY    10701  SFD     8.875    8.609     $954.78    360       1-Apr-27   $120,000.00
4577271  WILLIAMS BAY        WI    53191  SFD     8.375    8.109   $1,700.67    360       1-Feb-27   $223,470.86
4577290  SOUTH ORLEANS       MA    02662  SFD     8.250    7.984   $3,137.29    360       1-Apr-27   $417,600.00
4577347  BROOKLYN            NY    11211  MF2     8.625    8.359   $2,955.61    360       1-Apr-27   $380,000.00
4577401  KENNESAW            GA    30152  SFD     7.875    7.609   $2,719.01    360       1-Apr-27   $375,000.00
4577519  LOS GATOS           CA    95030  SFD     8.125    7.859   $2,019.59    360       1-Mar-27   $271,822.08
4577580  NEWPORT BEACH       CA    92625  SFD     8.000    7.734   $3,448.70    360       1-Mar-27   $469,684.63
4577685  RIALTO              CA    92377  SFD     8.500    8.234   $2,383.64    360       1-Mar-27   $309,812.19
4577701  LAS VEGAS           NV    89129  SFD     8.000    7.734   $2,201.30    360       1-Mar-27   $299,798.70
4577726  ALPINE              CA    91901  SFD     8.250    7.984   $1,652.79    360       1-Apr-27   $220,000.00
4577744  ASHBURN             VA    20147  SFD     8.625    8.359   $2,030.04    360       1-Apr-27   $261,000.00
4577786  FREMONT             CA    94539  SFD     8.250    7.984   $2,111.06    360       1-Apr-27   $281,000.00
4577798  MIAMI BEACH         FL    33140  LCO     8.750    8.484     $275.35    360       1-Apr-27    $35,000.00
4577800  FAIRFAX STATION     VA    22039  SFD     8.125    7.859   $2,476.23    360       1-Apr-27   $333,500.00
4577840  LOCKHART            TX    78644  SFD     8.625    8.359     $302.95    360       1-Mar-27    $38,927.00
4577891  SAN CLEMENTE        CA    92672  LCO     8.000    7.734   $2,113.25    360       1-Apr-27   $288,000.00
4577950  CHANDLER            AZ    85226  SFD     7.625    7.359   $1,956.34    360       1-Apr-27   $276,400.00
4577966  BERKELEY            CA    94708  SFD     8.125    7.859   $1,930.50    360       1-Apr-27   $260,000.00
4578090  DALLAS              TX    75230  SFD     8.125    7.859   $4,826.24    360       1-Apr-27   $650,000.00
4578107  BURLINGAME          CA    94002  LCO     7.750    7.484   $2,206.55    360       1-Apr-27   $308,000.00
4578114  BURLINGAME          CA    94010  LCO     8.375    8.109   $2,884.48    360       1-Apr-27   $379,500.00
4578115  CORRALES            NM    87048  SFD     8.500    8.234   $2,314.43    360       1-Mar-27   $300,817.66
4578116  PACIFIC PALISADES   CA    90272  SFD     8.250    7.984   $1,803.04    360       1-Apr-27   $240,000.00
4578137  WHITTIER            CA    90603  SFD     8.125    7.859   $1,670.62    360       1-Mar-27   $224,852.82
4578166  SAN DIEGO           CA    92130  SFD     8.000    7.734   $2,599.00    360       1-Mar-27   $353,962.33
4578170  BURBANK             CA    91504  SFD     8.500    8.234   $2,245.23    360       1-Mar-27   $291,823.10
4578224  LAGUNA NIGUEL       CA    92677  SFD     7.875    7.609   $1,805.43    360       1-Mar-27   $248,828.63
4578239  LAKE FOREST         CA    92630  SFD     8.250    7.984   $1,099.85    360       1-Apr-27   $146,400.00
4578245  PASADENA            CA    91105  SFD     7.875    7.609   $2,392.73    360       1-Mar-27   $329,772.90
4578326  AGOURA HILLS        CA    91301  SFD     8.000    7.734   $2,494.80    360       1-Mar-27   $339,771.87
4578346  MCLEAN              VA    22101  PUD     8.000    7.734   $1,834.41    360       1-Apr-27   $250,000.00
4578372  SEABROOK            TX    77586  SFD     8.250    7.984   $2,907.41    360       1-Feb-27   $384,284.42
4578376  IRVINE              CA    92614  LCO     8.125    7.859   $1,722.60    360       1-Mar-27   $231,848.23
4578397  BELLA VISTA         AR    72714  SFD     8.000    7.734   $2,298.15    360       1-Mar-27   $312,989.85
4578446  SAN FRANCISCO       CA    94116  SFD     8.375    8.109   $2,713.46    360       1-Apr-27   $357,000.00
4578453  FREMONT             CA    94539  SFD     8.000    7.734   $3,301.95    360       1-Mar-27   $449,698.05
4578474  ORANGE              TX    77630  SFD     8.000    7.734   $1,937.14    360       1-Mar-27   $263,822.86
4578481  SAN BRUNO           CA    94066  SFD     8.250    7.984   $1,863.15    360       1-Feb-27   $247,682.61
4578485  IRVINE              CA    92620  SFD     8.125    7.859   $1,692.16    360       1-Mar-27   $227,750.91
4578489  TRUCKEE             CA    96161  SFD     8.375    8.109   $2,538.65    360       1-Feb-27   $333,583.33
4578491  SUNNYVALE           CA    94087  MF2     8.375    8.109   $2,363.83    360       1-Mar-27   $310,806.69
4578511  BENICIA             CA    94510  SFD     8.000    7.734   $1,860.83    360       1-Mar-27   $253,429.84
4578562  CORONA DEL MAR      CA    92625  PUD     8.250    7.984   $4,489.57    360       1-Apr-27   $597,600.00
4578655  CHEYENNE            WY    82009  SFD     8.000    7.734   $2,131.59    360       1-Mar-27   $290,305.08
4578672  SAN JOSE            CA    95131  SFD     8.000    7.734   $2,201.30    360       1-Mar-27   $299,798.70
4578780  THOUSAND OAKS       CA    91361  SFD     8.000    7.734   $1,878.44    360       1-Mar-27   $255,828.23
4578810  OAKTON              VA    22124  SFD     8.000    7.734   $4,329.22    360       1-Apr-27   $590,000.00
4578986  SEATTLE             WA    98116  SFD     8.125    7.859   $2,153.24    360       1-Apr-27   $290,000.00
4579155  KATONAH             NY    10536  SFD     8.250    7.984   $3,005.07    360       1-Apr-27   $400,000.00
4579186  SAN JOSE            CA    95132  SFD     8.500    8.234   $2,180.26    360       1-Apr-27   $283,550.00
4579188  PLANO               TX    75025  SFD     8.250    7.984   $1,863.15    360       1-Apr-27   $248,000.00
4579222  WOODBRIDGE          NJ    07095  SFD     8.750    8.484     $531.03    360       1-Apr-27    $67,500.00
4579380  PALOS VERDES        CA    90274  SFD     8.250    7.984   $2,422.84    360       1-Mar-27   $322,294.35
         ESTATES
4579383  PALO ALTO           CA    94306  SFD     7.875    7.609   $3,233.81    360       1-Apr-27   $446,000.00
4579388  UPLAND              CA    91784  SFD     8.375    8.109   $1,824.17    360       1-Mar-27   $239,850.83
4579396  RESTON              VA    20194  SFD     8.375    8.109   $2,144.55    360       1-Apr-27   $282,150.00
4579518  SAN JOSE            CA    95124  PUD     8.125    7.859   $1,811.69    360       1-Mar-27   $243,840.39
4579537  EASTON              MD    21601  SFD     7.875    7.609   $1,914.19    360       1-Apr-27   $264,000.00
4579582  GRAHAM              WA    98338  SFD     8.375    8.109   $1,824.17    360       1-Mar-27   $239,850.83
4579697  SALT LAKE CITY      UT    84108  SFD     7.875    7.609   $2,244.81    360       1-Mar-27   $309,386.93
4579710  SCOTTSDALE          AZ    85255  SFD     7.750    7.484   $2,847.74    360       1-Mar-27   $397,219.45
4579808  TIGARD              OR    97223  SFD     8.250    7.984     $863.96    360       1-Apr-27   $115,000.00
4579811  GILROY              CA    95020  SFD     8.125    7.859   $2,598.74    360       1-Mar-27   $349,771.06
4580300  SEWICKLEY           PA    15143  SFD     7.500    7.234   $2,359.15    360       1-Feb-27   $336,897.64
4580310  SYKESVILLE          MD    21784  SFD     8.000    7.734   $2,568.18    360       1-Feb-27   $348,643.79
4580311  COHASSET            MA    02025  SFD     8.500    8.234   $3,444.74    360       1-Feb-27   $447,455.27
4580313  N. POTOMAC          MD    20878  SFD     7.625    7.359   $2,032.48    360       1-Mar-27   $286,942.12
4580318  LA GRANGE           IL    60525  SFD     8.375    8.109   $1,871.30    360       1-Mar-27   $246,046.98
4580327  WICHITA             KS    67206  SFD     8.250    7.984   $3,380.70    360       1-Feb-27   $449,262.79
4580338  PORTLAND            OR    97201  SFD     8.000    7.734   $1,702.33    360       1-Mar-27   $231,844.34
4580344  PACIFIC             CA    90272  SFD     7.750    7.484   $1,661.36    360       1-Apr-27   $231,900.00
         PALISADES AREA
4580346  WICHITA             KS    67206  SFD     7.750    7.484   $1,805.36    360       1-Jan-27   $251,462.97
4580377  ORLAND PARK         IL    60462  SFD     8.250    7.984   $3,570.78    360       1-Mar-27   $474,996.91
4580389  HINSDALE            IL    60521  SFD     7.750    7.484   $2,733.83    360       1-Feb-27   $381,059.61
4580396  FRANKLIN            TN    37064  SFD     8.250    7.984   $3,604.96    360       1-Jan-27   $478,120.21
4580449  HUNTLEY             IL    60142  SFD     8.125    7.859   $2,116.12    360       1-Apr-27   $285,000.00
4580482  WAYLAND             MA    01778  SFD     7.750    7.484   $2,160.70    360       1-Feb-27   $301,172.89
4580565  AUSTIN              TX    78746  SFD     8.000    7.734   $1,821.94    360       1-Apr-27   $248,300.00
4580572  TOWN AND COUNTRY    MO    63017  SFD     8.000    7.734   $2,201.30    360       1-Feb-27   $299,596.06
4580582  LEXINGTON           VA    24450  SFD     8.250    7.984   $2,276.34    360       1-Feb-27   $302,612.25
4580599  DAVIDSONVILLE       MD    21035  SFD     7.875    7.609   $1,682.17    360       1-Dec-26   $231,050.06
4580609  MOSELEY             VA    23120  SFD     7.750    7.484   $1,683.57    360       1-Mar-27   $234,834.14
4580835  ATLANTA             GA    30305  SFD     7.750    7.484   $2,475.92    360       1-Mar-27   $345,356.08
4580980  FRESNO              CA    93727  SFD     8.250    7.984   $1,739.19    360       1-Mar-27   $231,352.38
4581453  SAN CLEMENTE        CA    92673  SFD     8.125    7.859   $2,004.75    360       1-Mar-27   $269,823.38
4582611  BETHESDA            MD    20814  SFD     8.500    8.234   $2,583.55    360       1-Apr-27   $336,000.00
4582683  RICHMOND            VA    23235  SFD     7.750    7.484   $2,626.01    360       1-Apr-27   $366,550.00
4583112  SAN JUAN            CA    92675  LCO     8.125    7.859   $1,781.62    360       1-Apr-27   $239,950.00
         CAPISTRANO
4583128  GARLAND             TX    75044  SFD     7.750    7.484   $2,489.89    360       1-Mar-27   $347,304.71
4583601  YORBA LINDA         CA    92886  SFD     7.875    7.609   $1,769.17    360       1-Apr-27   $244,000.00


NASCOR NMI / 1997-6 Exhibit F-2 30 YEAR FIXED RATE NON-RELOCATION LOANS

(i)     (ii)                             (iii)    (iv)     (v)      (vi)        (vii)      (viii)      (ix)
-----   --------------       -----  ---- ------- -------- -------- ---------    --------   ---------   ----
                                                           NET                                         CUT-OFF
MORTGAGE                                          MORTGAGE MORTGAGE CURRENT     ORIGINAL   SCHEDULED   DATE
LOAN                               ZIP  PROPERTY INTEREST INTEREST MONTHLY     TERM TO    MATURITY    PRINCIPAL
NUMBER  CITY                STATE  CODE TYPE     RATE     RATE     PAYMENT     MATURITY   DATE        BALANCE
------  ---------------     -----  ---- -------- -------- -------- --------    --------   ---------   -------
3601904  FLEISCHMANNS       NY    12430  SFD      7.625    7.359     $557.39    360        1-Aug-25    $77,538.52
4451286  BASKING RIDGE      NJ    07920  SFD      8.375    8.109   $2,481.64    360        1-Jul-26   $324,107.58
4475301  SELDEN             NY    11784  SFD      8.000    7.734     $975.91    360        1-Mar-27   $132,910.76
4479171  NORTH HILLS        NY    11975  SFD      8.625    8.359   $1,202.47    360        1-Nov-26   $154,136.98
4490061  GREENWICH          CT    06831  SFD      7.375    7.109   $3,550.08    360        1-Jul-26   $510,083.33
4497746  FULLERTON          CA    92635  SFD      8.375    8.109   $3,101.10    360        1-Apr-26   $404,837.23
4509562  HERNDON            VA    22071  SFD      7.875    7.609   $3,468.37    360        1-Mar-27   $478,020.80
4511938  FT. MYERS          FL    33919  SFD      8.875    8.609   $1,364.53    360        1-Nov-26   $171,012.12
4512570  LOS ANGELES        CA    90068  SFD      7.750    7.484   $1,909.24    360        1-Mar-27   $266,311.91
4516476  SCOTTSDALE         AZ    85262  SFD      8.375    8.109   $1,705.23    360        1-Apr-27   $224,350.00
4518045  EAST HAMPTON       NY    11937  SFD      8.625    8.359   $1,680.03    360        1-Mar-27   $215,872.47
4521008  ALEDO              TX    76008  SFD      8.375    8.109   $2,660.25    360        1-Mar-27   $349,782.46
4524237  WESTHAMPTON BEACH  NY    11978  SFD      8.500    8.234   $3,844.57    360        1-Feb-27   $499,392.05
4529078  AVON               NC    27915  SFD      8.125    7.859   $2,349.27    360        1-Mar-27   $316,193.02
4530134  AMARILLO           TX    79121  SFD      8.000    7.734   $1,619.79    360        1-Feb-27   $220,452.77
4530378  SOLEDAD            CA    93960  SFD      7.750    7.484   $1,542.80    360        1-Mar-27   $215,198.00
4531985  FT MYERS           FL    33919  SFD      8.625    8.359   $1,172.91    360        1-Mar-27   $150,710.97
4531988  WADING RIVER       NY    11792  SFD      8.125    7.859   $1,707.75    360        1-Apr-27   $230,000.00
4533559  MOUNT PLEASANT     SC    29464  SFD      7.750    7.484   $1,755.21    360        1-Mar-27   $244,827.08
4535086  GREAT NECK         NY    11023  SFD      7.500    7.234   $2,067.23    360        1-Apr-27   $295,650.00
4536897  VIRGINIA BEACH     VA    23451  SFD      8.000    7.734   $2,201.29    360        1-Apr-27   $300,000.00
4537275  ROANOKE            VA    24014  SFD      8.125    7.859   $1,657.62    360        1-Feb-27   $222,956.95
4537556  AVON BY THE SEA    NJ    07717  SFD      8.875    8.609   $2,506.28    360        1-Aug-26   $313,550.14
4538152  PORTLAND           OR    97229  SFD      8.250    7.984   $2,193.70    360        1-Mar-27   $291,813.80
4539382  PISCATAWAY         NJ    08854  SFD      8.000    7.734   $1,731.69    360        1-Apr-27   $236,000.00
4540054  SEVERNA PARK       MD    21146  SFD      8.375    8.109   $1,612.88    360        1-Sep-26   $211,257.15
4540193  NEW CITY           NY    10956  SFD      8.250    7.984   $2,216.24    360        1-Mar-27   $294,811.89
4542313  AUBURN             CA    95603  SFD      7.875    7.609   $1,335.35    354        1-Oct-26   $183,395.15
4544142  NEW CITY           NY    10956  SFD      8.625    8.359   $3,266.72    360        1-Feb-27   $419,502.28
4544452  HOWELL             NJ    07731  SFD      8.125    7.859   $1,262.25    360        1-Mar-27   $169,888.80
4544549  EUGENE             OR    97402  SFD      8.250    7.984   $2,817.26    360        1-Jan-27   $374,277.66
4546450  MASSAPEQUA PARK    NY    11762  SFD      8.750    8.484   $1,069.92    360        1-Feb-27   $135,842.93
4547112  ISSAQUAH           WA    98029  SFD      8.250    7.984   $1,652.79    360        1-Nov-26   $219,288.83
4547253  MARTINSVILLE       VA    24112  SFD      8.250    7.984   $1,727.91    360        1-Jan-27   $229,556.99
4548082  WOODBRIDGE         CT    06525  SFD      8.000    7.734   $1,841.02    360        1-Dec-26   $250,219.83
4548285  MONTEBELLO         NY    10901  SFD      7.750    7.484   $1,898.50    360        1-Apr-27   $265,000.00
4548503  WHITE HOUSE        NJ    08889  SFD      8.000    7.734   $1,100.65    360        1-Apr-27   $150,000.00
         STATION
4548543  PORTLAND           OR    97203  SFD      8.500    8.234     $532.48    360        1-Nov-26    $69,037.20
4548693  WALDORF            MD    20601  SFD      9.000    8.734   $1,968.11    360        1-Mar-27   $244,466.39
4548769  LANSDALE           PA    19446  SFD      8.250    7.984   $1,878.17    360        1-Apr-27   $250,000.00
4548865  LOS ANGELES        CA    90069  SFD      8.875    8.609   $2,522.19    360        1-Oct-26   $315,913.83
4548866  CLIFTON            NJ    07012  SFD      8.125    7.859   $1,692.89    360        1-Jan-27   $227,549.54
4548949  COLLEYVILLE        TX    76034  SFD      8.250    7.984   $1,887.19    360        1-Dec-26   $250,552.60
4549120  FRESNO             CA    93722  SFD      8.875    8.609   $2,405.26    347        1-Sep-25   $297,021.46
4549925  SPARKS             NV    89436  SFD      8.250    7.984     $881.24    360        1-Mar-27   $117,225.20
4550138  YORK               SC    29745  SFD      8.125    7.859   $2,272.04    360        1-Mar-27   $305,799.83
4550424  SANTA ROSA         CA    95404  SFD      8.625    8.359   $1,711.14    360        1-Nov-26   $219,341.16
4550718  EAST HAMPTON       NY    11937  SFD      8.750    8.484     $472.03    360        1-Mar-27    $59,965.47
4550741  HOUSTON            TX    77071  SFD      8.250    7.984     $406.82    360        1-Jan-27    $54,045.66
4550876  ARLINGTON          VA    22203  SFD      9.500    9.234   $2,976.54    360        1-Sep-24   $347,899.67
4550881  GAINESVILLE        GA    30506  SFD      8.250    7.984   $2,413.82    360        1-Mar-27   $320,969.36
4550938  WADING RIVER       NY    11792  SFD      8.125    7.859   $1,871.10    360        1-Feb-27   $251,669.18
4551300  SCOTTSDALE         AZ    85259  SFD      8.000    7.734   $1,761.04    360        1-Dec-26   $239,260.15
4551808  MILLBURN           NJ    07041  SFD      7.750    7.484   $1,576.11    360        1-Feb-27   $219,688.44
4551857  PELHAM             NY    10803  SFD      8.125    7.859   $2,227.50    360        1-Apr-27   $300,000.00
4552060  GRAYSON            GA    30221  SFD      8.125    7.859   $6,088.48    360        1-Mar-27   $819,463.60
4552222  SEDONA             AZ    86336  SFD      8.250    7.984   $3,598.57    360        1-Mar-27   $477,094.56
4552247  HERNDON            VA    22071  SFD      7.750    7.484   $1,798.20    360        1-Feb-27   $250,543.89
4552545  SAN RAMON          CA    94583  PUD      8.375    8.109   $1,696.87    360        1-Mar-27   $223,111.23
4552880  ROLLINS            MT    59931  SFD      8.125    7.859   $2,056.72    360        1-Jan-27   $276,452.72
4552924  BURLINGTON         NJ    08055  SFD      8.000    7.734   $2,348.05    360        1-Jan-27   $319,351.55
4553277  STATEN ISLAND      NY    10309  SFD      8.875    8.609   $1,368.51    360        1-Feb-27   $171,806.43
4553521  WESTHAMPTON        NY    11977  SFD      8.750    8.484   $2,021.83    360        1-Feb-27   $256,703.18
4553657  NICHOLASVILLE      KY    40356  SFD      8.125    7.859   $1,722.60    360        1-Feb-27   $231,695.44
4553960  WILTON             CT    06897  SFD      8.500    8.234   $3,567.76    360        1-Feb-27   $463,435.83
4554031  MCLEAN             VA    22101  SFD      7.625    7.359   $1,698.70    360        1-Feb-27   $239,651.50
4554060  SEATTLE            WA    98199  SFD      8.000    7.734   $1,822.67    360        1-Mar-27   $248,233.33
4554209  HARRISON           NY    10528  SFD      7.750    7.484   $3,152.22    360        1-Mar-27   $439,689.45
4554391  CHARLOTTE          NC    28211  SFD      7.750    7.484   $2,149.24    360        1-Feb-27   $299,575.15
4554428  CINCINNATI         OH    45255  SFD      8.000    7.734   $2,054.54    360        1-Feb-27   $279,623.00
4554567  GLASTONBURY        CT    06033  SFD      8.250    7.984   $1,645.27    360        1-Jan-27   $218,578.17
4554755  COVINA             CA    91724  SFD      8.250    7.984   $2,163.65    360        1-Dec-26   $287,254.72
4554787  STILLWATER TWP     NJ    07860  SFD      8.750    8.484   $2,478.11    360        1-Feb-27   $314,636.20
4554992  RANCHO SANTA       CA    92688  SFD      8.125    7.859   $1,002.38    360        1-Jan-27   $134,733.24
         MARGARITA
4555223  MIDDLETOWN         NJ    07738  SFD      7.750    7.484   $1,791.04    360        1-Feb-27   $249,645.94
4555400  TOWACO             NJ    07082  SFD      7.375    7.109     $690.68    360        1-Feb-27    $99,847.34
4555421  WEST NYACK         NY    10994  SFD      8.125    7.859   $1,967.62    360        1-Mar-27   $264,826.66
4555493  MEDIA              PA    19063  SFD      7.375    7.109   $1,934.58    360        1-Jan-27   $279,456.66
4555632  WALPOLE            MA    02081  SFD      8.125    7.859   $1,817.64    360        1-Feb-27   $244,478.64
4555759  BLOOMFIELD         NJ    07003  SFD      8.250    7.984     $841.42    360        1-Feb-27   $111,856.67
4555787  SALT LAKE CITY     UT    84109  SFD      7.875    7.609   $1,903.31    360        1-Feb-27   $262,137.51
4555830  DAYTON             MD    21036  SFD      8.875    8.609   $2,386.94    360        1-Feb-27   $299,662.38
4555850  LAKEVILLE          MA    02347  SFD      7.750    7.484   $1,629.84    360        1-Feb-27   $226,805.27
4555914  EUGENE             OR    97405  SFD      8.125    7.859   $2,413.12    360        1-Feb-27   $324,499.35
4556152  HARTSDALE          NY    10530  SFD      8.625    8.359   $1,126.24    360        1-Feb-27   $144,628.41
4556416  GLOUCESTER         VA    23062  SFD      8.125    7.859     $807.84    360        1-Feb-27   $108,657.17
4556493  LAKE FOREST        IL    60045  SFD      8.125    7.859   $2,561.62    360        1-Jan-27   $344,318.36
4556500  MANALAPAN          NJ    07726  SFD      8.000    7.734     $965.64    360        1-Feb-27   $131,422.79
         TOWNSHIP
4556712  FOREST HILLS       NY    11375  SFD      7.875    7.609   $1,703.92    360        1-Feb-27   $234,675.48
4556858  SHELTON            CT    06484  SFD      7.625    7.359   $1,592.54    360        1-Feb-27   $224,673.26
4557126  LAKE OSWEGO        OR    97034  SFD      8.125    7.859   $1,804.27    360        1-Feb-27   $242,681.01
4557212  HOWELL             NJ    07731  SFD      7.875    7.609     $580.06    360        1-Feb-27    $79,756.10
4557234  PLAINFIELD         NJ    07060  SFD      8.375    8.109   $2,028.26    360        1-Mar-27   $266,684.14
4557530  NEW YORK           NY    10021  HCO      8.000    7.734   $1,798.46    360        1-Apr-27   $245,100.00
4557605  WAPPINGERS FALLS   NY    12950  SFD      8.375    8.109     $881.69    360        1-Feb-27   $115,855.28
4557672  BASALT             CO    81621  SFD      8.250    7.984   $2,404.06    360        1-Mar-27   $319,745.94
4557796  AMHERST            NH    03031  SFD      8.750    8.484     $511.36    360        1-Dec-26    $64,848.74
4558119  CONSHOHOCKEN       PA    19428  SFD      6.875    6.609   $1,407.15    360        1-Feb-27   $213,839.05
4558198  TIBURON            CA    94920  SFD      8.625    8.359   $4,508.43    347        1-Oct-25   $573,094.72
4558298  BAYSIDE            NY    11360  HCO      8.125    7.859     $891.00    360        1-Apr-27   $120,000.00
4558439  MONONGAHELA        PA    15063  SFD      8.000    7.734     $205.46    360        1-Feb-27    $27,962.29
4558611  HUNTINGTON         NY    11743  SFD      7.625    7.359   $2,070.30    360        1-Mar-27   $292,288.29
4558791  SOUTHAMPTON        NY    11968  SFD      8.750    8.484   $1,239.84    360        1-Feb-27   $157,326.00
4558797  BETHESDA           MD    20817  SFD      8.375    8.109   $2,394.23    360        1-Mar-27   $314,804.21
4558992  DALLAS             TX    75252  SFD      7.875    7.609   $2,465.24    360        1-Jan-27   $336,367.60
4559067  STOW               MA    01775  SFD      8.125    7.859   $1,952.77    360        1-Feb-27   $262,654.75
4559154  SOUTHAMPTON        NY    11968  SFD      7.875    7.609   $1,879.38    360        1-Feb-27   $258,842.07
4559246  HOPEWELL           NJ    08525  SFD      8.625    8.359   $1,283.35    360        1-Feb-27   $164,804.48
4559253  EDISON             NJ    08817  SFD      8.625    8.359     $816.68    360        1-Jan-27  $104,812.68
4559272  ENGLISHTOWN        NJ    07726  SFD      7.750    7.484   $1,260.89    360        1-Jan-27  $175,624.91
4559309  MORRIS PLAINS      NJ    07950  SFD      8.250    7.984   $1,697.12    360        1-Apr-27  $225,900.00
4559607  CANOGA PARK        CA    91307  SFD      8.250    7.984   $1,803.04    360        1-Feb-27  $239,692.87
4559668  SCOTTSDALE         AZ    85254  SFD      7.625    7.359   $2,122.67    360        1-Jan-27  $299,244.69
4559669  WESTHAMPTON BEACH  NY    11978  SFD      7.875    7.609   $3,806.62    360        1-Mar-27  $524,638.69
4559758  KENDALL PARK       NJ    08824  SFD      7.500    7.234   $1,538.28    360        1-Feb-27  $219,471.79
4559902  SAN DIEGO          CA    92109  SFD      7.875    7.609   $1,792.38    360        1-Feb-27  $246,857.38
4560271  SHREVEPORT         LA    71106  SFD      8.125    7.859   $2,969.99    360        1-Mar-27  $399,738.34
4560326  BYRON              CA    94514  SFD      7.875    7.609   $1,776.43    360        1-Feb-27  $244,661.66
4560347  BROOKLINE          MA    02146  SFD      7.875    7.609   $2,327.47    360        1-Jan-27  $320,332.92
4560350  TAMPA              FL    33606  SFD      7.500    7.234   $2,398.30    360        1-Mar-27  $342,745.45
4560433  HARRISON           NY    10528  SFD      8.000    7.734   $4,402.59    360        1-Mar-27  $599,597.41
4560439  PALO ALTO          CA    94306  SFD      7.875    7.609   $2,705.60    360        1-Mar-27  $372,893.20
4560500  HUNTINGTOWN        MD    20639  SFD      7.875    7.609   $1,885.19    360        1-Feb-27  $259,640.95
4560502  BAYSIDE            NY    11360  SFD      8.625    8.359   $3,111.16    360        1-Feb-27  $399,525.98
4560538  BETHANY            CT    06524  SFD      8.125    7.859   $1,767.14    360        1-Jan-27  $237,529.77
4560564  NOBLESVILLE        IN    46060  SFD      8.125    7.859   $2,974.44    354        1-Jul-26  $398,175.81
4560570  MINNETRISTA        MN    55364  SFD      7.750    7.484   $1,629.97    360        1-Feb-27  $227,195.80
4560573  FOREST HILLS       NY    11375  SFD      8.625    8.359   $2,644.49    360        1-Feb-27  $339,597.08
4560653  BROOKLYN           NY    11210  SFD      8.625    8.359   $1,804.48    360        1-Feb-27   $231,725.06
4560813  LAS VEGAS          NV    89134  PUD      8.125    7.859     $749.93    360        1-Jan-27   $100,491.69
4560906  TENAFLY            NJ    07670  SFD      8.125    7.859   $2,710.11    360        1-Feb-27   $362,507.34
4560930  WASHINGTON         DC    20017  SFD      7.875    7.609   $1,631.41    360        1-Jan-27   $223,052.29
4560937  SANTA ROSA         CA    95404  SFD      7.875    7.609   $1,064.40    360        1-Jan-27   $146,494.92
4560940  SALT LAKE CITY     UT    84109  SFD      7.875    7.609   $1,812.68    360        1-Feb-27   $249,654.77
4560964  MILL VALLEY        CA    94941  SFD      8.125    7.859   $2,598.74    360        1-Jan-27   $349,308.50
4560975  SALEM              OR    97303  SFD      7.375    7.109     $585.70    360        1-Jan-27    $84,605.21
4560986  HERCULES           CA    94547  SFD      8.750    8.484   $1,770.08    360        1-Feb-27   $224,740.15
4561007  OAKLAND            CA    94611  SFD      7.875    7.609   $2,552.24    360        1-Apr-27   $352,000.00
4561047  SUFFERN            NY    10901  SFD      7.875    7.609   $1,983.07    360        1-Mar-27   $273,311.77
4561108  MAHWAH             NJ    07430  SFD      7.500    7.234   $1,468.36    360        1-Jan-27   $209,529.50
4561176  CHAPPAQUA          NY    10514  LCO      8.000    7.734   $1,844.69    360        1-Feb-27   $251,061.50
4561187  GRANTS PASS        OR    97527  SFD      7.750    7.484   $2,113.42    360        1-Feb-27   $294,581.65
4561272  SALT LAKE CITY     UT    84117  SFD      7.875    7.609   $2,030.20    360        1-Feb-27   $279,613.34
4561321  MISSION VIEJO      CA    92692  PUD      7.875    7.609   $1,461.74    360        1-Feb-27   $201,321.61
4561336  DRAPER             UT    84020  SFD      8.625    8.359   $2,012.92    360        1-Feb-27   $258,493.32
4561338  BELLEVUE           WA    98007  SFD      7.875    7.609   $2,140.04    360        1-Jan-27   $294,536.63
4561359  OKLAHOMA CITY      OK    73013  SFD      7.875    7.609   $4,712.96    360        1-Jan-27   $648,649.17
4561386  EUGENE             OR    97405  SFD      7.875    7.609   $2,102.71    360        1-Feb-27   $289,599.53
4561398  BIRMINGHAM         AL    35213  SFD      7.750    7.484   $2,041.78    360        1-Feb-27   $284,596.40
4561583  SAN JOSE           CA    95124  PUD      8.000    7.734   $1,755.17    360        1-Feb-27   $238,877.93
4561587  FAIRFIELD          CT    06430  SFD      8.000    7.734   $2,531.49    360        1-Mar-27   $344,768.51
4561665  GREENWICH          CT    06830  SFD      7.875    7.609   $4,350.42    360        1-Feb-27   $599,171.45
4561698  BORING             OR    97009  SFD      8.375    8.109   $2,079.56    360        1-Jan-27   $273,065.52
4561701  PELHAM             NY    10803  SFD      7.750    7.484   $1,970.13    360        1-Mar-27   $274,805.91
4561725  WESTPORT           CT    06880  SFD      7.875    7.609   $2,372.43    360        1-Feb-27   $326,748.16
4561730  SCOTTSDALE         AZ    85259  SFD      7.875    7.609   $1,972.92    360        1-Feb-27   $271,220.97
4561735  WEST ISLIP         NY    11795  SFD      7.625    7.359   $1,769.49    360        1-Feb-27   $249,636.95
4561739  SAN DIEGO          CA    92014  PUD      7.875    7.609   $2,833.21    360        1-Mar-27   $390,481.09
4561740  BRIDGEWATER        NJ    08807  SFD      8.000    7.734   $1,621.62    360        1-Feb-27   $220,702.43
4561773  DANVILLE           CA    94526  PUD      8.250    7.984   $1,953.30    360        1-Feb-27   $259,667.26
4561824  NOVI               MI    48374  SFD      8.375    8.109   $1,869.78    360        1-Mar-27   $241,847.10
4561896  REDWOOD CITY       CA    94065  SFD      8.125    7.859   $1,967.62    360        1-Feb-27   $264,652.13
4561900  GRANTS PASS        OR    97526  SFD      8.250    7.984     $375.64    360        1-Feb-27    $49,936.00
4561923  NAPERVILLE         IL    60565  SFD      7.875    7.609   $1,722.04    360        1-Feb-27   $237,172.03
4562024  POWAY              CA    92064  SFD      7.875    7.609   $1,602.41    360        1-Feb-27   $220,694.80
4562049  MENDHAM            NJ    07945  SFD      7.250    6.984   $1,688.39    360        1-Feb-27   $247,112.68
4562104  LARCHMONT          NY    10538  SFD      8.000    7.734   $2,436.10    360        1-Mar-27   $331,777.23
4562140  SAN JOSE           CA    95135  SFD      8.125    7.859   $1,871.10    360        1-Feb-27   $251,669.18
4562147  TEMECULA           CA    92592  SFD      8.000    7.734   $1,944.11    360        1-Feb-27   $263,965.36
4562169  SOUTHOLD           NY    11971  SFD      7.750    7.484   $1,593.31    360        1-Apr-27   $222,400.00
4562220  STATEN ISLAND      NY    10306  SFD      7.750    7.484   $1,746.26    360        1-Feb-27   $243,404.81
4562306  DOUGLASTON         NY    11363  SFD      7.875    7.609   $1,805.43    360        1-Feb-27   $248,656.14
4562361  AURORA             OH    44202  SFD      8.375    8.109     $760.08    360        1-Mar-27    $99,937.84
4562442  DULUTH             GA    30136  SFD      8.000    7.734   $2,066.28    360        1-Feb-27   $281,220.85
4562580  OYSTERVILLE        WA    98641  SFD      7.750    7.484   $1,834.02    360        1-Feb-27   $255,637.46
4562609  BELLEMEAD          NJ    08502  SFD      8.000    7.734   $1,650.98    360        1-Feb-27   $224,697.03
4562613  BRANCHBURG         NJ    08876  SFD      7.750    7.484   $1,768.11    360        1-Feb-27   $245,872.78
4562648  LOS ALTOS HILLS    CA    94022  SFD      8.125    7.859   $4,083.74    360        1-Mar-27   $549,640.22
4562673  BREWSTER           NY    10509  SFD      7.875    7.609   $1,160.12    360        1-Feb-27   $158,223.85
4562685  BOULDER            CO    80302  SFD      8.125    7.859   $2,227.50    360        1-Jan-27   $299,321.38
4562698  SEATTLE            WA    98112  SFD      8.000    7.734   $1,907.79    360        1-Feb-27   $259,649.92
4562831  RYE                NY    10580  SFD      7.750    7.484   $2,149.24    360        1-Apr-27   $300,000.00
4562856  WOODINVILLE        WA    98072  SFD      8.000    7.734   $1,683.99    360        1-Jan-27   $229,034.94
4562864  SEATTLE            WA    98199  SFD      7.625    7.359   $1,725.25    360        1-Jan-27   $243,217.36
4562874  WEBSTER GROVES     MO    63119  SFD      8.000    7.734   $1,898.62    360        1-Jan-27   $258,225.67
4562902  BOONTON            NJ    07005  SFD      8.625    8.359   $1,337.80    360        1-Feb-27   $171,796.17
4563003  UNIVERSITY PARK    TX    75205  SFD      7.875    7.609   $2,563.85    360        1-Mar-27   $353,356.65
4563023  ASPEN              CO    81611  SFD      8.125    7.859   $4,826.24    360        1-Mar-27   $649,574.80
4563102  MYRTLE BEACH       SC    29577  SFD      8.250    7.984   $1,831.22    360        1-Mar-27   $243,594.56
4563123  GREAT NECK         NY    11021  SFD      7.875    7.609   $1,705.37    360        1-Mar-27   $235,038.13
4563138  RIVER RIDGE        LA    70123  SFD      8.000    7.734   $1,834.41    360        1-Feb-27   $249,663.40
4563142  SAN JOSE           CA    95135  SFD      7.875    7.609   $1,827.18    360        1-Feb-27   $251,652.00
4563145  PROVIDENCE         RI    02906  SFD      8.375    8.109   $1,942.75    360        1-Feb-27   $255,281.15
4563148  WINSTON-SALEM      NC    27106  SFD      7.625    7.359   $1,817.97    360        1-Feb-27   $256,477.02
4563150  SEAFORD            NY    11783  SFD      7.625    7.359     $781.41    360        1-Mar-27   $110,320.09
4563153  QUIOQUE            NY    11978  SFD      8.625    8.359   $2,226.04    360        1-Mar-27   $286,031.02
4563156  NOVI               MI    48375  SFD      7.625    7.359   $1,769.49    360        1-Feb-27   $249,636.95
4563157  KENSINGTON         MD    20895  SFD      7.500    7.234   $1,583.03    360        1-Feb-27   $226,062.89
4563161  BOISE              ID    83706  SFD      7.875    7.609   $1,819.20    360        1-Feb-27   $250,553.53
4563203  CARLSBAD           CA    92009  SFD      8.000    7.734   $1,746.36    360        1-Feb-27   $237,679.55
4563209  WESTON             MA    02193  SFD      7.500    7.234   $2,094.85    360        1-Mar-27   $299,377.65
4563212  DAYTON             MD    21036  SFD      7.625    7.359   $1,729.85    360        1-Feb-27   $244,045.09
4563215  PEACHTREE CITY     GA    30269  SFD      8.875    8.609     $588.78    360        1-Jan-27    $73,874.62
4563225  ATLANTA            GA    30312  SFD      8.250    7.984   $1,164.47    360        1-Feb-27   $154,801.64
4563265  BROOMFIELD         CO    80020  SFD      7.875    7.609   $1,692.24    360        1-Feb-27   $233,067.71
4563268  WESTFIELD          NJ    07090  SFD      8.000    7.734   $2,017.85    360        1-Mar-27   $274,815.47
4563304  MARLBORO           NJ    07746  SFD      8.125    7.859   $1,413.72    360        1-Mar-27   $190,275.45
4563309  MONSEY             NY    10952  SFD      8.000    7.734   $1,926.13    360        1-Mar-27   $262,323.87
4563317  DULUTH             GA    30155  SFD      7.750    7.484   $1,748.05    360        1-Feb-27   $243,654.46
4563319  WESCOSVILLE        PA    18106  SFD      7.625    7.359     $901.73    360        1-Feb-27   $127,214.99
4563351  SIMI VALLEY        CA    93063  SFD      8.000    7.734   $1,802.86    360        1-Feb-27   $245,369.18
4563391  SUNRIVER           OR    97707  PUD      7.875    7.609   $1,910.56    360        1-Feb-27   $263,136.13
4563418  CLOVERDALE         CA    95425  SFD      8.500    8.234   $1,568.58    360        1-Feb-27   $203,751.97
4563519  SCOTTSDALE         AZ    85255  SFD      7.875    7.609   $1,769.17    360        1-Jan-27   $243,492.93
4563545  LAS VEGAS          NV    89128  SFD      8.125    7.859   $2,969.99    360        1-Jan-27   $399,209.71
4563577  ATLANTA            GA    30331  SFD      8.000    7.734   $1,631.12    360        1-Feb-27   $221,994.69
4563583  CHERRY HILL        NJ    08003  SFD      7.750    7.484   $1,970.14    360        1-Mar-27   $274,705.90
4563586  NESHANIC STATION   NJ    08853  SFD      8.500    8.234   $1,871.92    360        1-Apr-27   $243,450.00
4563618  EAST HANOVER       NJ    07936  SFD      8.375    8.109     $737.27    360        1-Mar-27    $96,939.71
4563635  GREENWICH          NJ    08886  SFD      8.625    8.359   $1,721.64    360        1-Feb-27   $221,087.68
4563641  GRANTIE BAY        CA    95746  SFD      7.875    7.609   $2,543.54    360        1-Jan-27   $350,071.00
4563756  SANTA MONICA       CA    90405  LCO      7.750    7.484     $716.42    360        1-Mar-27    $99,929.41
4563765  SAN JOSE           CA    95135  SFD      7.875    7.609   $2,320.23    360        1-Feb-27   $319,558.09
4563778  CORONA DEL MAR     CA    92625  SFD      7.875    7.609   $1,722.04    360        1-Feb-27   $237,172.03
4563815  SAN ANTONIO        TX    78248  SFD      7.500    7.234   $2,545.15    360        1-Mar-27   $363,729.85
4563822  SAN JOSE           CA    95132  SFD      8.750    8.484   $2,076.89    360        1-Feb-27   $263,671.83
4563849  CHAPPAQUA          NY    10514  SFD      8.500    8.234     $384.46    360        1-Feb-27    $49,939.20
4563895  MANHATTAN BEACH    CA    90266  SFD      7.875    7.609   $3,132.30    360        1-Mar-27   $431,702.70
4563902  BROOKEVILLE        MD    20833  SFD      7.875    7.609   $1,722.77    360        1-Feb-27   $237,271.89
4563910  SALEM              OR    97301  SFD      8.000    7.734   $1,929.80    360        1-Feb-27   $262,445.90
4563911  BARRINGTON HILLS   IL    60102  SFD      8.375    8.109   $2,204.21    360        1-Dec-26   $289,070.01
4563937  SANTA BARBARA      CA    93110  SFD      7.875    7.609   $6,598.14    360        1-Mar-27   $909,373.74
4563952  CARLSBAD           CA    92009  SFD      8.000    7.734   $2,201.29    360        1-Jan-27   $299,392.10
4563979  DEMAREST BOROUGH   NJ    07627  SFD      8.250    7.984   $2,794.72    360        1-Mar-27   $371,762.78
4564001  MURFREESBORO       TN    37129  SFD      8.000    7.734   $1,956.02    240        1-Feb-17   $233,053.31
4564012  TRACY              CA    95376  SFD      9.000    8.734   $2,008.34    360        1-Feb-27   $249,326.30
4564051  HILLSBOROUGH       NJ    08876  SFD      7.375    7.109   $1,512.24    360        1-Apr-27   $218,950.00
4564081  BRECKENRIDGE       CO    80424  THS      8.500    8.234   $1,537.83    360        1-Feb-27   $199,756.82
4564147  ROHNERT PARK       CA    94928  SFD      7.875    7.609   $2,381.86    360        1-Jan-27   $327,817.30
4564157  SAN FRANCISCO      CA    94114  SFD      7.750    7.484   $3,266.84    360        1-Dec-26   $454,466.95
4564161  PORTLAND           OR    97219  PUD      8.000    7.734   $1,981.17    360        1-Feb-27   $269,636.45
4564172  LA PLATA           MD    20646  SFD      7.500    7.234   $1,664.13    360        1-Jan-27   $236,897.43
4564182  MANHASSET          NY    11030  SFD      7.750    7.484   $2,149.24    360        1-Mar-27   $299,788.26
4564230  NEWPORT            RI    02840  SFD      8.625    8.359     $758.35    360        1-Mar-27    $97,442.43
4564280  PORT WASHINGTON    NY    11050  SFD      8.000    7.734   $1,790.39    360        1-Mar-27   $243,836.28
4564335  TEMPE              AZ    85284  SFD      8.000    7.734   $1,687.66    360        1-Feb-27   $229,690.32
4564346  RANDOLPH TOWNSHIP  NJ    07869  SFD      8.250    7.984   $2,253.80    360        1-Mar-27   $299,808.70
4564358  ALEXANDRIA         VA    22310  SFD      7.875    7.609   $1,843.49    360        1-Feb-27   $253,898.91
4564517  WALNUT CREEK       CA    94598  SFD      7.875    7.609   $3,103.30    360        1-Feb-27   $427,408.97
4564521  DALLAS             TX    75238  SFD      8.000    7.734   $1,518.90    360        1-Feb-27   $206,721.27
4564566  BEAVER CREEK       CO    81620  HCO      8.125    7.859   $1,862.93    360        1-Dec-26   $250,236.79
4564595  DIX HILLS          NY    11746  SFD      7.875    7.609   $1,450.14    360        1-Feb-27   $199,723.82
4564649  LONG BEACH         CA    90808  SFD      8.375    8.109   $2,017.62    360        1-Jan-27   $264,951.54
4564659  CORONADO           CA    92118  PUD      8.750    8.484   $2,281.44    360        1-Mar-27   $289,833.14
4564704  SOUTHAMPTON        NY    11968  SFD      8.750    8.484   $1,573.41    360        1-Feb-27   $199,769.00
4564728  PORTLAND           OR    97201  SFD      8.250    7.984   $2,253.80    360        1-Mar-27   $299,808.70
4564770  GRAND RAPIDS       MI    49505  SFD      8.125    7.859   $2,197.79    360        1-Mar-27   $295,806.38
4564802  SANDY HOOK         CT    06482  SFD      8.375    8.109   $1,983.79    360        1-Feb-27   $260,674.41
4564839  BIRMINGHAM         AL    35243  SFD      8.125    7.859   $2,598.75    360        1-Feb-27   $349,537.17
4564850  TUCSON             AZ    85730  SFD      8.250    7.984   $2,006.63    360        1-Feb-27   $266,758.19
4564919  VIENNA             VA    22182  SFD      8.375    8.109   $2,987.08    360        1-Mar-27   $392,755.74
4564925  KEY BISCAYNE       FL    33149  SFD      8.750    8.484   $2,885.23    360        1-Jan-27   $366,112.33
4565114  TORRANCE           CA    90505  SFD      7.875    7.609   $1,805.43    360        1-Feb-27   $248,656.14
4565120  OCEANSIDE          CA    92054  SFD      8.500    8.234   $1,756.97    360        1-Jan-27   $228,081.76
4565125  EL CAJON           CA    92020  SFD      7.625    7.359   $2,268.98    240        1-Mar-17   $278,503.83
4565137  FAIRFAX            VA    22066  SFD      7.875    7.609   $4,060.39    360        1-Feb-27   $559,219.56
4565166  CASTRO VALLEY      CA    94552  SFD      7.875    7.609   $1,856.18    360        1-Feb-27   $253,778.12
4565227  AUSTIN             TX    78746  SFD      8.375    8.109   $3,230.31    360        1-Jan-27   $424,201.96
4565233  OSTERVILLE         MA    02655  SFD      8.000    7.734   $4,402.59    360        1-Feb-27   $599,192.14
4565258  RALEIGH            NC    27613  SFD      7.875    7.609   $1,687.60    360        1-Feb-27   $232,428.59
4565260  BOCA RATON         FL    33496  SFD      8.125    7.859   $3,266.99    360        1-Feb-27   $439,422.41
4565275  WARWICK TOWNSHIP   PA    17543  SFD      7.625    7.359   $1,751.79    360        1-Feb-27   $247,140.60
4565282  SOUTHAMPTON        NY    11968  SFD      8.125    7.859   $2,049.30    360        1-Mar-27   $275,819.45
4565311  TOWACO             NJ    07082  SFD      7.625    7.359   $1,578.39    360        1-Mar-27   $222,838.59
4565367  CARLSBAD           CA    92009  SFD      8.625    8.359   $1,767.14    360        1-Feb-27   $226,930.76
4565381  EAST HAMPTON       NY    11937  SFD      8.000    7.734   $1,871.10    360        1-Feb-27   $254,656.66
4565413  BEND               OR    97702  SFD      7.750    7.484   $3,152.21    360        1-Feb-27   $439,376.91
4565428  ASHBURN            VA    20148  SFD      7.750    7.484   $1,830.08    360        1-Feb-27   $255,060.64
4565532  WESTON             MA    02193  SFD      8.625    8.359   $2,527.82    360        1-Mar-27   $324,808.12
4565537  FULLERTON          CA    92631  SFD      7.750    7.484   $2,579.09    360        1-Feb-27   $359,490.18
4565571  SAN MATEO          CA    94404  LCO      8.500    8.234   $1,251.41    360        1-Feb-27   $162,552.10
4565613  NAPLES             FL    34113  LCO      8.750    8.484     $711.97    360        1-Mar-27    $90,447.93
4565660  SAN MARCOS         CA    92069  PUD      8.000    7.734   $1,702.33    360        1-Feb-27   $231,598.77
4565737  ENGLEWOOD CLIFFS   NJ    07632  SFD      8.375    8.109   $2,280.22    360        1-Mar-27   $299,813.53
4565761  MT. LAUREL         NJ    08054  SFD      7.500    7.234   $1,527.08    360        1-Feb-27   $218,074.83
4565778  SAN JOSE           CA    95131  LCO      8.375    8.109   $1,754.63    360        1-Mar-27   $230,706.51
4565795  CAVE CREEK         AZ    85331  SFD      8.500    8.234   $1,868.46    360        1-Feb-27   $242,704.54
4565802  DIX HILLS          NY    11746  SFD      8.000    7.734     $917.21    360        1-Mar-27   $124,916.12
4565808  MOUNT VERNON       NY    10550  SFD      8.375    8.109   $1,901.71    360        1-Mar-27   $250,044.48
4565831  RIVER VALE         NJ    07675  SFD      8.000    7.734   $2,608.54    360        1-Mar-27   $355,261.46
4565887  SARATOGA           CA    95070  SFD      7.750    7.484   $4,083.55    360        1-Mar-27   $569,597.70
4565892  MARSHFIELD         MA    02050  SFD      7.875    7.609   $1,848.93    360        1-Feb-27   $254,647.87
4565912  LIVINGSTON         NJ    07039  SFD      8.375    8.109   $1,819.62    360        1-Feb-27   $238,950.30
4565919  SARATOGA           CA    95070  SFD      8.000    7.734   $2,201.30    360        1-Mar-27   $299,798.70
4565927  DRAPER             UT    84020  SFD      7.875    7.609   $2,062.83    360        1-Feb-27   $284,107.12
4566000  PLEASANT VALLEY    NY    12569  SFD      7.625    7.359   $2,300.33    360        1-Mar-27   $324,764.77
4566024  VIRGINIA BEACH     VA    23454  SFD      7.500    7.234   $1,845.93    360        1-Feb-27   $263,606.92
4566079  WESTLAKE           OH    44145  SFD      7.750    7.484   $1,798.20    360        1-Feb-27   $250,543.89
4566126  PORT WASHINGTON    NY    11050  SFD      7.875    7.609   $1,806.88    360        1-Mar-27   $249,028.50
4566141  PLANO              TX    75093  SFD      8.250    7.984   $1,869.91    360        1-Jan-27   $248,420.56
4566180  BURKE              VA    22015  SFD      8.000    7.734   $1,643.64    360        1-Feb-27   $223,698.38
4566181  HOUSTON            TX    77005  SFD      8.000    7.734   $1,937.14    360        1-Feb-27   $263,644.54
4566205  BLOOMFIELD         MI    48302  SFD      8.000    7.734   $3,824.75    360        1-Mar-27   $520,900.25
4566228  DAYTON             MN    55327  SFD      7.875    7.609   $2,631.13    360        1-Mar-27   $362,630.27
4566238  MORGAN HILL        CA    95037  SFD      7.750    7.484   $2,722.37    360        1-Mar-27   $379,731.80
4566240  KENSINGTON         MD    20895  SFD      7.500    7.234   $2,405.30    360        1-Mar-27   $343,744.70
4566282  LIVINGSTON         NJ    07039  SFD      7.625    7.359   $2,335.72    360        1-Apr-27   $330,000.00
4566319  SANDY              UT    84093  SFD      7.875    7.609   $3,748.61    360        1-Mar-27   $516,644.20
4566320  MCLEAN             VA    22101  SFD      7.500    7.234   $1,706.08    360        1-Feb-27   $243,636.71
4566323  ALPHARETTA         GA    30201  SFD      7.250    6.984   $1,934.66    360        1-Feb-27   $283,156.17
4566351  MONROE             CT    06468  SFD      8.000    7.734   $1,731.69    360        1-Feb-27   $235,682.23
4566356  CHATSWORTH         CA    91311  SFD      8.000    7.734   $2,130.86    360        1-Feb-27   $290,008.98
4566362  WASHINGTON         MO    63090  SFD      7.500    7.234   $3,496.07    360        1-Mar-27   $499,628.93
4566390  STILLWATER         OK    74074  SFD      7.750    7.484   $2,507.44    360        1-Feb-27   $349,504.36
4566393  PARKER             CO    80134  SFD      8.250    7.984   $1,301.19    360        1-Feb-27   $172,978.36
4566428  RICHMOND           CA    94801  LCO      8.000    7.734   $2,458.12    360        1-Feb-27   $334,548.92
4566488  TAYLORSVILLE       UT    84123  SFD      8.000    7.734   $2,146.26    360        1-Feb-27   $292,102.24
4566527  HAYWARD            CA    94547  SFD      8.625    8.359   $2,271.15    360        1-Mar-27   $291,827.60
4566552  MERRICK            NY    11566  SFD      7.750    7.484   $1,432.83    360        1-Apr-27   $200,000.00
4566607  BARGERSVILLE       IN    46106  SFD      8.000    7.734   $2,913.05    360        1-Mar-27   $396,733.62
4566663  ENGLEWOOD          NJ    07631  SFD      8.750    8.484   $2,674.78    360        1-Apr-27   $340,000.00
4566692  OAKLAND            CA    94609  SFD      7.875    7.609   $1,740.17    360        1-Feb-27   $239,407.04
4566700  LOS ANGELES        CA    90045  SFD      7.875    7.609   $2,325.67    360        1-Feb-27   $320,307.05
4566757  BELLINGHAM         WA    98226  SFD      8.500    8.234     $668.96    360        1-Feb-27    $86,831.91
4566779  FORT LEE           NJ    07024  LCO      8.375    8.109   $1,641.76    360        1-Feb-27   $215,730.54
4566814  LITTLE ROCK        AR    72211  SFD      7.500    7.234   $3,146.47    360        1-Feb-27   $449,329.97
4566840  BOWIE              MD    20720  SFD      8.000    7.734   $1,849.09    360        1-Mar-27   $251,830.91
4566847  SAN FRANCISCO      CA    94109  HCO      8.000    7.734   $1,937.14    360        1-Feb-27   $263,644.54
4566937  MONTE SERENO       CA    95030  SFD      7.500    7.234   $1,828.45    360        1-Feb-27   $261,110.64
4567019  WATER MILL         NY    11976  SFD      8.000    7.734   $3,054.67    360        1-Mar-27   $416,020.66
4567033  DALLAS             TX    75205  SFD      8.250    7.984   $1,765.48    360        1-Feb-27   $234,497.89
4567039  MOORESTOWN         NJ    08057  SFD      7.625    7.359   $2,123.39    360        1-Feb-27   $299,564.34
4567048  BELLEMEAD          NJ    08502  SFD      7.750    7.484   $1,905.66    360        1-Feb-27   $265,623.30
4567051  SAN JOSE           CA    95135  SFD      8.250    7.984   $2,404.06    360        1-Feb-27   $319,590.48
4567086  BALTIMORE          MD    21209  SFD      8.875    8.609   $1,471.95    360        1-Feb-27   $184,791.79
4567094  SAN LEANDRO        CA    94537  SFD      7.875    7.609   $1,609.65    360        1-Feb-27   $221,693.45
4567187  YORKTOWN HEIGHTS   NY    10598  SFD      8.750    8.484   $1,101.39    360        1-Feb-27   $139,838.30
4567261  AMAGANSETT         NY    11930  SFD      8.375    8.109   $2,185.21    360        1-Mar-27   $287,321.30
4567267  BERNARDS TOWNSHIP  NJ    07920  SFD      7.500    7.234   $2,786.37    360        1-Mar-27   $398,204.26
4567333  WATERFORD          CT    06385  LCO      7.750    7.484     $358.21    360        1-Jan-27    $49,893.43
4567334  GERMANTOWN         TN    38139  SFD      7.500    7.234   $2,824.83    360        1-Feb-27   $403,398.47
4567339  BRIDGEWATER        NJ    08807  LCO      7.875    7.609   $1,134.01    360        1-Feb-27   $156,184.03
4567356  NAPLES             FL    34108  HCO      8.500    8.234   $1,507.07    360        1-Feb-27   $195,761.69
4567364  HARVEY             LA    70058  SFD      8.000    7.734   $1,907.79    360        1-Mar-27   $259,825.55
4567385  FAIRFAX STATION    VA    22039  SFD      7.625    7.359   $2,654.23    360        1-Feb-27   $374,455.44
4567389  VIRGINIA BEACH     VA    23452  SFD      8.000    7.734   $2,356.86    360        1-Feb-27   $320,767.51
4567392  PARK CITY          UT    84060  LCO      8.625    8.359   $3,412.56    360        1-Mar-27   $438,490.96
4567452  TUCSON             AZ    85737  SFD      8.125    7.859     $742.50    360        1-Feb-27    $99,868.72
4567456  YUMA               AZ    85364  SFD      8.500    8.234     $452.13    360        1-Feb-27    $58,728.49
4567467  NASHVILLE          TN    37205  SFD      8.125    7.859   $1,819.12    360        1-Feb-27   $244,678.39
4567474  HOUSTON            TX    77005  SFD      8.500    8.234   $1,976.11    360        1-Feb-27   $256,687.51
4567482  WELLESLEY          MA    02181  SFD      8.125    7.859   $2,479.94    360        1-Feb-27   $333,561.56
4567485  WEST LINN          OR    97068  SFD      8.000    7.734   $1,758.10    360        1-Feb-27   $239,277.39
4567493  BOUNTIFUL          UT    84010  SFD      8.000    7.734   $2,017.85    360        1-Mar-27   $274,815.49
4567509  NEW YORK           NY    10021  HCO      7.875    7.609   $2,853.15    360        1-Mar-27   $393,229.19
4567535  LONG BRANCH        NJ    07740  LCO      7.750    7.484     $573.13    360        1-Mar-27    $79,943.54
4567550  LINDON             UT    84042  SFD      8.125    7.859   $1,784.60    360        1-Feb-27   $240,034.48
4567552  SAINT JAMES        NY    11780  SFD      8.375    8.109   $2,318.23    360        1-Mar-27   $304,810.42
4567554  BOISE              ID    83712  SFD      8.000    7.734   $3,252.04    360        1-Feb-27   $442,603.27
 4567570 BETHEL             CT    06804  SFD      7.750    7.484   $2,149.24    360        1-Feb-27   $299,575.15
 4567590 INDIANAPOLIS       IN    46237  SFD      7.875    7.609   $1,864.00    354        1-Aug-26   $255,593.55
 4567603 GAITHERSBURG       MD    20878  SFD      7.875    7.609   $2,440.22    360        1-Mar-27   $336,318.39
 4567604 LENEXA             KS    66220  SFD      8.125    7.859   $2,208.93    360        1-Feb-27   $297,109.47
4567607  UNIVERSITY PARK    TX    75225  SFD      8.375    8.109   $4,940.47    360        1-Feb-27   $649,189.16
4567624  SOUTH SAN          CA    94080  SFD      8.000    7.734   $1,737.48    360        1-Feb-27   $236,471.18
         FRANCISCO
4567627  TULLY              NY    13159  SFD      8.000    7.734     $352.21    360        1-Mar-27    $47,967.79
4567634  WOODBINE           MD    21797  SFD      8.250    7.984   $2,590.37    360        1-Mar-27   $344,580.13
4567637  SCOTTSDALE         AZ    85262  SFD      8.375    8.109   $3,192.31    360        1-Feb-27   $419,476.06
4567653  LARCHMONT          NY    10538  SFD      8.250    7.984   $3,425.78    360        1-Apr-27   $456,000.00
4567663  GREENVILLE         NC    27858  SFD      8.000    7.734   $2,628.34    360        1-Apr-27   $358,200.00
4567673  LAGUNA HILLS       CA    92653  PUD      8.500    8.234   $2,346.73    360        1-Feb-27   $304,828.89
4567680  PORTLAND           OR    97229  SFD      7.875    7.609   $2,075.88    360        1-Mar-27   $286,102.96
4567694  FOOTHILL RANCH     CA    92610  PUD      8.375    8.109   $1,935.91    360        1-Mar-27   $254,541.68
4567714  LITTLETON          CO    80127  SFD      8.000    7.734   $2,905.71    360        1-Feb-27   $395,466.81
4567720  SIMI VALLEY        CA    93065  SFD      8.500    8.234   $2,660.44    360        1-Feb-27   $345,579.30
4567740  SIMI VALLEY        CA    93065  SFD      8.000    7.734   $1,617.96    360        1-Feb-27   $220,203.09
4567757  HUNTINGTON BEACH   CA    92646  SFD      8.125    7.859   $1,752.30    360        1-Feb-27   $235,690.19
4567768  CARMEL             CA    93921  SFD      8.125    7.859   $1,871.10    360        1-Feb-27   $251,669.18
4567796  WATCHUNG           NJ    07060  SFD      8.750    8.484     $944.05    360        1-Feb-27   $119,861.40
4567800  CLIFFSIDE PARK     NJ    07010  SFD      8.000    7.734   $3,023.11    360        1-Feb-27   $411,445.27
4567828  COSTA MESA         CA    92627  LCO      8.125    7.859     $742.50    360        1-Feb-27    $99,868.72
4567847  COMMACK            NY    11725  SFD      8.500    8.234   $1,830.01    360        1-Apr-27   $238,000.00
4567867  TENAFLY            NJ    07670  SFD      8.000    7.734   $1,039.01    360        1-Mar-27   $141,504.99
4567873  WELLINGTON         FL    33414  SFD      9.000    8.734     $444.16    360        1-Feb-27    $55,139.45
4567888  YUMA               AZ    85367  SFD      8.500    8.234     $865.03    360        1-Feb-27   $112,363.21
4567894  GAINESVILLE        FL    32608  SFD      8.000    7.734   $1,834.41    360        1-Mar-27   $249,832.26
4567896  SOUTH BRUNSWICK    NJ    08824  SFD      8.250    7.984   $1,723.41    360        1-Feb-27   $229,106.43
4567930  SIMI VALLEY        CA    93063  SFD      8.375    8.109   $1,444.14    360        1-Feb-27   $189,762.98
4567931  AUSTIN             TX    78733  SFD      8.125    7.859   $2,153.24    360        1-Feb-27   $289,619.33
4567938  FAIRFAX            VA    22033  SFD      7.625    7.359   $3,122.79    360        1-Mar-27   $440,880.67
4567942  RIVERSIDE          CT    06878  SFD      7.750    7.484   $2,865.65    360        1-Mar-27   $399,717.68
4567945  CONCORD            NC    28027  SFD      8.125    7.859   $2,116.68    360        1-Mar-27   $284,888.52
4567946  GARDEN CITY        NY    11530  SFD      7.500    7.234   $2,153.59    360        1-Apr-27   $308,000.00
4567951  OTTAWA             KS    66067  SFD      8.750    8.484     $393.35    360        1-Mar-27    $49,971.23
4567955  WYCKOFF            NJ    07481  SFD      8.000    7.734   $1,687.66    360        1-Mar-27   $229,845.68
4567956  FRANKLIN           TN    37069  SFD      8.000    7.734   $2,054.55    360        1-Mar-27   $279,812.12
4567959  NASHVILLE          TN    37215  SFD      8.000    7.734   $1,981.17    360        1-Mar-27   $269,818.83
4567960  CLIFTON            NJ    07013  SFD      8.125    7.859     $616.27    360        1-Mar-27    $82,875.83
4567978  RARITAN            NJ    08822  SFD      8.625    8.359     $388.90    360        1-Jan-27    $49,910.78
4567987  MAPLETON           UT    84664  SFD      7.750    7.484   $1,898.49    360        1-Jan-27   $264,435.26
4568001  TORRANCE           CA    90501  SFD      8.125    7.859     $928.13    360        1-Mar-27   $124,916.35
4568010  BROOKLYN           NY    11226  SFD      7.750    7.484   $1,948.64    360        1-Mar-27   $271,808.03
4568028  BOZEMAN            MT    59715  SFD      8.750    8.484     $427.58    360        1-Feb-27    $54,287.21
4568040  OCEAN CITY         NJ    08226  SFD      8.250    7.984   $2,516.74    360        1-Feb-27   $334,571.30
4568082  KLAMATH FALLS      OR    97601  SFD      8.250    7.984   $2,629.44    360        1-Mar-27   $349,776.81
4568099  MADISON            NJ    07940  SFD      7.625    7.359   $2,264.94    360        1-Apr-27   $320,000.00
4568154  DOVER PLAINS       NY    12522  SFD      8.750    8.484     $597.90    360        1-Mar-27    $75,956.27
4568157  PORT CHESTER       NY    10573  SFD      8.250    7.984   $1,141.93    360        1-Mar-27   $151,703.07
4568168  SAN JOSE           CA    95130  SFD      8.250    7.984   $2,614.41    360        1-Feb-27   $347,554.65
4568183  KENT               WA    98031  SFD      8.125    7.859   $1,933.46    360        1-Mar-27   $260,229.67
4568207  PASSAIC            NJ    07055  SFD      8.500    8.234   $2,132.59    360        1-Mar-27   $277,181.97
4568249  CARSON CITY        NV    89703  SFD      8.125    7.859   $1,761.20    360        1-Feb-27   $236,888.63
4568259  SAN JOSE           CA    95116  SFD      8.250    7.984   $1,942.40    360        1-Feb-27   $258,219.14
4568386  GARDINER           NY    12525  SFD      8.375    8.109   $1,012.42    360        1-Mar-27   $133,117.21
4568394  EVERETT            WA    98201  SFD      7.875    7.609   $1,745.60    360        1-Feb-27   $240,417.55
4568396  MANHATTAN BEACH    CA    90266  SFD      8.125    7.859   $3,029.39    360        1-Feb-27   $407,464.41
4568403  LARCHMONT          NY    10538  SFD      8.250    7.984   $2,163.65    360        1-Mar-27   $287,816.35
4568410  PARADISE VALLEY    AZ    85253  SFD      8.000    7.734   $3,580.77    360        1-Feb-27   $487,342.95
4568419  ALPHARETTA         GA    30202  SFD      8.250    7.984   $2,342.45    360        1-Mar-27   $311,601.18
4568431  WEST LINN          OR    97068  SFD      8.000    7.734   $2,025.20    360        1-Apr-27   $276,000.00
4568495  NASHVILLE          TN    37205  SFD      7.875    7.609     $986.10    360        1-Mar-27   $135,906.40
4568606  CHELMSFORD         MA    01824  SFD      8.000    7.734   $1,662.53    360        1-Mar-27   $226,422.97
4568631  MILPITAS           CA    95035  SFD      8.125    7.859   $2,260.91    360        1-Feb-27   $303,898.92
4568634  FORT WORTH         TX    76107  SFD      7.875    7.609   $1,986.69    360        1-Feb-27   $273,621.64
4568654  IMPERIAL BEACH     CA    91932  SFD      8.750    8.484   $1,982.49    360        1-Feb-27   $251,708.96
4568659  METAIRIE           LA    70001  SFD      7.875    7.609   $2,175.21    360        1-Feb-27   $299,585.73
4568674  SAN DIEGO          CA    92128  SFD      7.625    7.359   $1,528.13    360        1-Dec-26   $215,268.96
4568688  SOUTHLAKE          TX    76092  SFD      8.250    7.984   $3,634.25    360        1-Apr-27   $483,750.00
4568694  GAINESVILLE        VA    22065  SFD      7.750    7.484   $1,907.09    360        1-Jan-27   $265,632.70
4568712  VIENNA             VA    22182  SFD      7.875    7.609   $1,885.18    360        1-Feb-27   $259,640.97
4568780  NEWPORT BEACH      CA    92660  SFD      8.500    8.234   $5,997.53    360        1-Feb-27   $779,051.59
4568785  BERKELEY HEIGHTS   NJ    07922  SFD      7.750    7.484   $1,611.93    360        1-Mar-27   $224,841.19
4568793  COLD SPRING        NY    11724  SFD      8.250    7.984   $2,524.26    360        1-Mar-27   $335,785.74
         HARBOR
4568826  OAKLAND            CA    94618  SFD      8.250    7.984   $4,477.55    360        1-Feb-27   $595,237.29
4568877  WOODLAND HILLS     CA    91364  SFD      7.875    7.609   $2,864.03    360        1-Feb-27   $394,454.53
4568885  POQUOSON           VA    23662  SFD      8.500    8.234   $2,259.84    360        1-Feb-27   $293,542.64
4568896  VIRGINIA BEACH     VA    23455  SFD      8.000    7.734   $2,810.32    360        1-Feb-27   $382,484.31
4568903  SCOTCH PLAINS      NJ    07076  SFD      8.000    7.734   $1,653.91    360        1-Mar-27   $225,248.76
4568908  NAPA               CA    94558  SFD      7.875    7.609   $1,798.18    360        1-Feb-27   $247,657.52
4568920  DESTIN             FL    32541  SFD      8.250    7.984   $1,878.17    360        1-Mar-27   $249,840.58
4568930  SCOTTSDALE         AZ    85255  SFD      8.000    7.734   $3,023.12    360        1-Feb-27   $411,445.25
4568953  GREAT FALLS        VA    22066  SFD      8.250    7.984   $4,258.18    360        1-Mar-27   $566,438.57
4568963  COLORADO SPRINGS   CO    80921  SFD      7.875    7.609   $1,740.17    360        1-Mar-27   $239,768.26
4568968  FISHERS            IN    46038  PUD      8.250    7.984   $2,629.44    360        1-Feb-27   $349,538.07
4568975  PEWAUKEE           WI    53072  SFD      8.375    8.109   $1,860.66    360        1-Feb-27   $244,494.62
4569024  INDIALANTIC        FL    32903  SFD      8.250    7.984   $1,737.68    360        1-Mar-27   $231,152.51
4569027  LAKE HAVASU CITY   AZ    86406  SFD      8.500    8.234   $2,691.20    360        1-Feb-27   $349,574.43
4569062  CHAPEL HILL        NC    27516  SFD      8.000    7.734   $2,172.68    360        1-Feb-27   $295,701.32
4569076  SANTA BARBARA      CA    93111  SFD      8.125    7.859   $1,856.25    360        1-Mar-27   $249,836.46
4569143  HOLMDEL            NJ    07733  SFD      8.000    7.734   $2,494.80    360        1-Mar-27   $339,771.87
4569146  CLARKSVILLE        MD    21029  PUD      7.750    7.484   $2,175.03    360        1-Jan-27   $302,949.20
4569158  EL CAJON           CA    92021  LCO      8.250    7.984     $375.64    360        1-Jan-27    $49,903.67
4569170  CAMARILLO          CA    93010  SFD      7.875    7.609   $2,089.65    360        1-Jan-27   $287,601.08
4569175  CAMARILLO          CA    93010  SFD      7.750    7.484   $2,149.24    360        1-Jan-27   $299,360.67
4569178  FAIRFAX            VA    22030  PUD      7.500    7.234   $1,527.09    360        1-Jan-27   $217,710.06
4569237  PLANTATION         FL    33324  SFD      7.875    7.609   $1,595.15    360        1-Jan-27   $219,542.82
4569241  TRAPPE             MD    21673  SFD      8.000    7.734   $3,774.85    360        1-Jan-27   $513,407.53
4569244  BRANDYWINE         MD    20613  SFD      7.875    7.609   $1,592.98    360        1-Jan-27   $219,243.42
4569260  SAN CLEMENTE       CA    92673  PUD      8.500    8.234   $2,302.90    360        1-Mar-27   $299,318.56
4569277  LOS GATOS          CA    95030  SFD      8.125    7.859   $1,636.87    360        1-Feb-27   $220,165.62
4569281  LITTLE ROCK        AR    72205  SFD      8.000    7.734   $1,816.07    360        1-Feb-27   $247,166.75
4569287  CHESAPEAKE         VA    23320  SFD      7.500    7.234   $1,706.08    360        1-Jan-27   $243,453.36
4569294  HERSHEY            PA    17033  SFD      7.250    6.984   $1,500.79    360        1-Jan-27   $219,482.02
4569302  PORT SAINT LUCIE   FL    34983  SFD      8.500    8.234     $709.33    360        1-Feb-27    $92,137.82
4569306  CHARLOTTESVILLE    VA    22901  SFD      8.000    7.734   $2,201.29    360        1-Jan-27   $299,392.10
4569308  BOCA RATON         FL    33431  SFD      8.750    8.484   $2,189.39    360        1-Jan-27   $277,816.15
4569314  GLEN MILLS         PA    19342  SFD      7.375    7.109   $1,690.77    360        1-Dec-26   $244,048.03
4569317  RICHMOND           VA    23229  SFD      8.250    7.984   $1,927.00    360        1-Dec-26   $255,838.98
4569318  REDWOOD CITY       CA    94062  SFD      7.500    7.234   $2,097.65    360        1-Mar-27   $299,777.35
4569326  HINGHAM            MA    02043  SFD      8.250    7.984   $2,884.86    360        1-Dec-26   $383,010.40
4569332  KERNERSVILLE       NC    27284  SFD      7.875    7.609   $2,146.21    360        1-Jan-27   $295,384.86
4569334  GAITHERSBURG       MD    20879  PUD      8.000    7.734   $1,662.34    360        1-Jan-27   $225,990.26
4569337  GLEN ALLEN         VA    23060  PUD      7.750    7.484   $2,056.10    360        1-Jan-27   $286,388.40
4569340  POTOMAC            MD    20854  SFD      8.125    7.859   $1,841.39    360        1-Dec-26   $247,344.49
4569343  YORKTOWN           VA    23696  SFD      7.625    7.359   $1,557.15    360        1-Dec-26   $219,356.97
4569350  LAPLATA            MD    20646  SFD      7.625    7.359   $1,721.35    360        1-Jan-27   $242,668.60
4569354  WEST CHESTER       PA    19380  SFD      7.875    7.609   $2,378.23    360        1-Dec-26   $327,088.16
4569356  PLANTATION         FL    33324  SFD      7.875    7.609   $1,886.63    360        1-Dec-26   $259,476.65
4569357  ANNAPOLIS          MD    21401  SFD      8.000    7.734   $1,674.08    360        1-Jan-27   $227,485.02
4569362  PLANTATION         FL    33324  SFD      7.750    7.484   $1,576.11    360        1-Jan-27   $219,531.16
4569369  BIRMINGHAM         AL    35222  SFD      8.125    7.859   $1,759.72    360        1-Jan-27   $236,531.75
4569372  MT AIRY            MD    21771  SFD      8.000    7.734   $1,736.45    360        1-Jan-27   $236,170.46
4569375  MILLERSVILLE       MD    21108  SFD      7.750    7.484   $1,660.29    360        1-Dec-26   $231,089.36
4569386  KENNESAW           GA    30144  SFD      8.000    7.734   $2,235.41    360        1-Feb-27   $303,939.82
4569417  WASHINGTON         DC    20012  SFD      7.500    7.234   $3,618.44    360        1-Feb-27   $516,578.54
4569420  PORTLAND           OR    97201  SFD      8.000    7.734   $1,753.70    360        1-Nov-26   $237,780.23
4569437  CLIFTON            VA    20124  SFD      8.375    8.109   $2,952.51    360        1-Jan-27   $387,720.57
4569479  VALLEJO            CA    94591  SFD      8.125    7.859   $1,841.39    360        1-Feb-27   $247,670.83
4569484  LA HABRA           CA    90631  SFD      8.125    7.859   $1,700.32    360        1-Feb-27   $228,498.03
4569499  GEIGER KEY         FL    33040  SFD      8.000    7.734   $2,017.85    360        1-Mar-27   $274,815.49
4569504  ST PAUL            MN    55102  SFD      8.125    7.859   $4,037.33    360        1-Mar-27   $543,394.31
4569527  EUGENE             OR    97405  SFD      7.125    6.859   $1,670.82    360        1-Feb-27   $247,472.24
4569556  CAREFREE           AZ    85377  SFD      8.625    8.359   $2,333.37    360        1-Feb-27   $299,644.49
4569595  METAIRIE           LA    70003  SFD      8.000    7.734   $1,357.47    360        1-Mar-27   $184,875.86
4569608  SAN JOSE           CA    95124  SFD      8.000    7.734   $2,021.53    360        1-Jan-27   $274,941.71
4569620  BAKERSFIELD        CA    93312  SFD      8.250    7.984   $1,718.52    360        1-Feb-27   $228,457.27
4569632  HANALEI            HI    96714  SFD      7.875    7.609   $1,700.29    360        1-Feb-27   $234,176.18
4569665  AQUEBOGUE          NY    11931  SFD      8.125    7.859   $1,871.10    360        1-Feb-27   $251,669.18
4569681  NOVATO             CA    94947  SFD      8.250    7.984   $2,013.39    360        1-Jan-27   $267,483.80
4569704  CHELMSFORD         MA    01864  SFD      8.500    8.234     $853.49    360        1-Jan-27   $110,796.84
4569708  DULUTH             GA    30155  SFD      8.125    7.859   $2,799.21    360        1-Feb-27   $376,505.11
4569719  SOUTH DARTMOUTH    MA    02748  LCO      8.500    8.234   $1,847.70    360        1-Feb-27   $239,807.11
4569723  BLUFFDALE          UT    84065  SFD      7.875    7.609   $1,642.29    360        1-Feb-27   $226,187.21
4569767  NORTH SALEM        NY    10560  SFD      8.375    8.109   $1,763.37    360        1-Mar-27   $231,855.80
4569780  WAILUKU            HI    96793  SFD      8.500    8.234   $2,060.69    360        1-Mar-27   $267,837.64
4569844  EAST HAMPTON       NY    11937  SFD      8.250    7.984     $929.70    360        1-Mar-27   $123,671.08
4569865  GOLDENS BRIDGE     NY    10527  PUD      8.250    7.984     $742.26    360        1-Apr-27    $98,800.00
4569873  SAN FRANCISCO      CA    94123  LCO      8.000    7.734   $2,260.00    360        1-Mar-27   $307,793.33
4569902  SAN LORENZO        CA    94580  SFD      8.375    8.109   $1,322.53    360        1-Mar-27   $173,891.85
4569946  ALPINE             UT    84004  SFD      8.000    7.734   $1,761.03    360        1-Feb-27   $239,676.87
4569967  SANDY              UT    84092  SFD      7.750    7.484   $2,149.24    360        1-Mar-27   $299,788.26
4569970  CUMMING            GA    30130  SFD      8.000    7.734   $1,783.05    360        1-Feb-27   $242,672.81
4570010  LOS ANGELES        CA    90210  SFD      8.000    7.734   $4,769.47    360        1-Mar-27   $649,563.86
4570054  CHINO HILLS        CA    91709  SFD      8.000    7.734   $1,915.13    360        1-Feb-27   $260,648.57
4570056  SARASOTA           FL    34238  SFD      8.500    8.234   $1,076.48    360        1-Mar-27   $139,915.19
4570095  PIEDMONT           CA    94611  SFD      8.000    7.734   $3,272.59    360        1-Mar-27   $445,423.33
4570117  PASADENA           CA    91107  SFD      8.000    7.734   $1,614.28    360        1-Feb-27   $219,698.76
4570141  SAN DIEGO          CA    92120  SFD      8.250    7.984   $2,434.10    360        1-Feb-27   $323,585.38
4570148  PLAINVIEW          NY    11803  SFD      8.375    8.109     $912.09    360        1-Mar-27   $119,925.41
4570150  CHATHAM            NJ    07928  SFD      7.500    7.234   $3,758.98    360        1-Apr-27   $537,600.00
4570154  FORT LAUDERDALE    FL    33304  HCO      8.875    8.609     $744.73    360        1-Mar-27    $93,547.52
4570204  FORT LAUDERDALE    FL    33327  SFD      8.375    8.109     $745.64    360        1-Feb-27    $97,977.36
4570209  MORGAN HILL        CA    95037  SFD      8.000    7.734   $2,392.08    360        1-Apr-27   $326,000.00
4570232  CRANBURY           NJ    08512  SFD      8.250    7.984   $1,859.38    360        1-Mar-27   $247,342.18
4570269  SALT LAKE CITY     UT    84109  SFD      8.000    7.734   $2,568.18    360        1-Mar-27   $349,765.15
4570313  LOS ANGELES        CA    90077  SFD      7.750    7.484   $2,987.44    360        1-Mar-27   $416,705.68
4570341  MILPITAS           CA    95035  SFD      8.125    7.859   $1,841.40    360        1-Feb-27   $247,674.44
4570348  SOUTH SALEM        NY    10590  SFD      8.125    7.859   $1,651.77    360        1-Feb-27   $222,169.99
4570352  LOS ALTOS HILLS    CA    94022  SFD      7.750    7.484   $3,008.94    360        1-Mar-27   $419,703.56
4570410  EDGEWATER          MD    21037  SFD      8.500    8.234   $1,931.90    360        1-Mar-27   $251,097.79
4570413  BELLE HARBOR       NY    11694  MF2      8.250    7.984   $2,265.07    360        1-Apr-27   $301,500.00
4570439  NORTH SALT LAKE    UT    84054  SFD      8.375    8.109   $3,040.29    360        1-Feb-27   $399,501.02
4570443  HOUSTON            TX    77039  SFD      8.875    8.609     $321.05    360        1-Mar-27    $40,327.37
4570450  EMMAUS             PA    18049  SFD      8.125    7.859   $2,227.50    360        1-Mar-27   $299,803.75
4570465  GLEN ELLEN         CA    95442  SFD      8.250    7.984   $1,738.25    360        1-Feb-27   $231,078.89
4570498  BETHANY BEACH      DE    19930  SFD      8.375    8.109   $2,721.06    360        1-Mar-27   $357,777.48
4570501  SUNNYVALE          CA    94087  SFD      7.875    7.609   $1,450.14    360        1-Feb-27   $199,723.82
4570536  RIVERSIDE          CT    06878  SFD      8.125    7.859   $3,106.61    360        1-Apr-27   $418,400.00
4570577  SAN JOSE           CA    95126  SFD      8.000    7.734   $2,568.18    360        1-Mar-27   $349,333.33
4570587  FOREST HILLS       NY    11375  SFD      8.250    7.984   $2,178.68    360        1-Feb-27   $289,628.87
4570601  HIGHLANDS RANCH    CO    80126  SFD      8.125    7.859   $2,041.87    360        1-Mar-27   $274,820.11
4570606  MESA               AZ    85205  SFD      8.000    7.734   $2,377.40    360        1-Feb-27   $323,563.75
4570610  BEVERLY            MA    01915  SFD      8.375    8.109   $2,934.64    360        1-Mar-27   $385,860.02
4570633  POINT LOOKOUT      NY    11569  SFD      8.250    7.984   $1,424.41    360        1-Apr-27   $189,600.00
4570657  OCEAN CITY         NJ    08226  LCO      7.500    7.234   $2,172.11    360        1-Apr-27   $310,650.00
4570672  IRVINE             CA    92606  PUD      8.250    7.984   $1,908.22    360        1-Mar-27   $253,838.03
4570696  CLIFTON            VA    22024  SFD      7.875    7.609   $5,285.03    360        1-Feb-27   $727,893.46
4570722  EXETER             RI    02822  SFD      7.875    7.609   $1,812.68    360        1-Mar-27   $249,827.95
4570728  LAGUNA NIGUEL      CA    92677  SFD      8.250    7.984   $1,690.35    360        1-Feb-27   $224,712.07
4570731  SAN DIEGO          CA    92122  HCO      8.375    8.109   $2,880.68    360        1-Feb-27   $378,527.20
4570747  PLAINFIELD         IL    60544  PUD      8.250    7.984   $2,328.93    360        1-Mar-27   $309,802.32
4570748  CLARSKVILLE        MD    21029  SFD      8.625    8.359   $1,011.13    360        1-Feb-27   $129,845.94
4570763  MUKILTEO           WA    98275  SFD      7.625    7.359   $2,140.37    360        1-Mar-27   $302,181.13
4570818  PLEASANT VIEW      UT    84414  SFD      8.250    7.984   $2,163.65    360        1-Mar-27   $287,816.35
4570819  CROTON-ON-HUDSON   NY    10520  SFD      8.250    7.984   $1,953.30    360        1-Mar-27   $259,834.20
4570870  WARREN             NJ    07060  SFD      8.500    8.234   $3,075.66    360        1-Feb-27   $399,513.63
4570882  ALAMEDA            CA    94502  SFD      8.500    8.234   $2,057.62    360        1-Mar-27   $267,437.88
4570907  CORTLANDT          NY    10566  SFD      8.250    7.984   $1,840.61    360        1-Mar-27   $244,843.77
4570910  LONGBOAT KEY       FL    34228  LCO      8.500    8.234     $712.02    360        1-Mar-27    $92,543.90
4570927  GERMANTOWN         MD    20876  PUD      8.250    7.984   $2,038.49    360        1-Mar-27   $271,166.97
4570955  GRANADA HILLS      CA    91344  SFD      8.250    7.984   $1,727.91    360        1-Apr-27   $230,000.00
4570978  WATCHUNG BOROUGH   NJ    07060  SFD      7.750    7.484   $2,611.33    360        1-Mar-27   $364,242.74
4570996  ROCKVILLE          MD    20850  THS      8.125    7.859   $1,828.03    360        1-Feb-27   $245,876.81
4571015  SUDBURY            MA    01776  SFD      8.250    7.984   $4,507.60    360        1-Mar-27   $599,617.40
4571023  ALEXANDRIA         VA    22308  SFD      8.250    7.984   $1,998.37    360        1-Mar-27   $265,830.38
4571033  PALMYRA            VA    22963  SFD      8.000    7.734   $1,650.98    360        1-Mar-27   $224,849.02
4571080  EAST HAMPTON       NY    11937  LCO      8.125    7.859   $1,856.25    360        1-Apr-27   $250,000.00
4571103  DAVIE              FL    33328  SFD      8.500    8.234   $2,515.88    360        1-Feb-27   $326,802.17
4571133  REDONDO BEACH      CA    90278  LCO      8.375    8.109   $2,298.46    360        1-Mar-27   $302,212.04
4571147  CAMPBELL           CA    95008  SFD      7.875    7.609   $1,716.24    360        1-Jan-27   $235,996.91
4571172  TEANECK            NJ    07666  SFD      8.000    7.734   $1,761.03    360        1-Mar-27   $239,838.97
4571176  PORTLAND           OR    97213  SFD      8.000    7.734   $1,710.41    360        1-Mar-27   $232,943.59
4571179  BOUNTIFUL          UT    84010  SFD      8.125    7.859   $1,636.10    360        1-Feb-27   $220,060.73
4571180  SHAKOPEE           MN    55379  SFD      8.000    7.734     $924.54    360        1-Feb-27   $125,830.36
4571208  MARIETTA           GA    30062  SFD      8.625    8.359   $2,501.38    360        1-Mar-27   $321,410.12
4571229  HASTINGS-ON-HUDSON NY    10706  SFD      7.875    7.609   $1,073.11    360        1-Apr-27   $148,000.00
4571233  BATON ROUGE        LA    70810  SFD      7.875    7.609   $1,722.76    360        1-Mar-27   $237,436.49
4571240  OLNEY              MD    20832  SFD      8.500    8.234   $1,709.29    360        1-Mar-27   $222,075.33
4571245  LAKE FOREST        CA    92630  SFD      8.125    7.859   $1,767.14    360        1-Feb-27   $237,687.58
4571252  PARADISE VALLEY    AZ    85253  SFD      8.250    7.984   $1,759.10    360        1-Mar-27   $234,000.68
4571273  LOVELAND           CO    80537  SFD      8.375    8.109   $2,394.23    360        1-Mar-27   $314,804.21
4571275  PHOENIX            AZ    85016  SFD      8.750    8.484   $4,184.09    348        1-Mar-26   $527,695.89
4571283  OCEAN CITY         MD    21842  SFD      8.625    8.359   $2,138.93    360        1-Feb-27   $274,674.11
4571305  GREAT FALLS        VA    22066  SFD      7.875    7.609   $4,012.18    360        1-Feb-27   $552,585.86
4571308  BOCA RATON         FL    33434  PUD      8.250    7.984   $3,127.15    360        1-Feb-27   $415,717.30
4571406  DEEPHAVEN          MN    55331  SFD      7.750    7.484   $2,815.50    360        1-Apr-27   $393,000.00
4571452  NORTH SALT LAKE    UT    84054  SFD      8.125    7.859   $2,598.74    360        1-Mar-27   $349,771.06
4571467  IJAMSVILLE         MD    21754  SFD      7.875    7.609   $1,995.76    360        1-Mar-27   $275,060.57
4571486  AMAGANSETT         NY    11930  SFD      7.875    7.609   $1,087.60    360        1-Mar-27   $149,896.78
4571497  FORT PIERCE        FL    34946  SFD      8.500    8.234     $645.89    360        1-Feb-27    $83,897.86
4571531  SARATOGA           CA    95070  SFD      7.875    7.609   $4,350.42    360        1-Mar-27   $599,587.08
4571536  HENDERSON          NV    89014  PUD      8.125    7.859     $907.71    360        1-Feb-27   $122,089.50
4571577  CLOVIS             CA    93611  SFD      8.000    7.734   $2,006.85    360        1-Mar-27   $273,316.48
4571637  CORAL SPRINGS      FL    33071  SFD      8.500    8.234     $864.26    360        1-Mar-27   $112,331.91
4571639  KELLER             TX    76248  SFD      8.875    8.609   $2,363.07    360        1-Mar-27   $296,833.49
4571641  WEST LAFAYETTE     IN    47906  SFD      8.500    8.234   $3,298.12    350        1-May-26   $425,971.16
4571642  FREMONT            CA    94539  SFD      8.250    7.984   $4,207.09    360        1-Mar-27   $559,642.91
4571660  WOODBRIDGE         VA    22193  SFD      7.750    7.484   $1,623.40    360        1-Feb-27   $226,279.09
4571680  LOS GATOS          CA    95032  SFD      8.125    7.859   $3,148.19    360        1-Mar-27   $423,722.64
4571713  TIGARD             OR    97223  SFD      7.875    7.609   $1,739.81    360        1-Mar-27   $239,784.86
4571761  CEDARPINES PARK    CA    92322  SFD      8.625    8.359   $2,053.37    360        1-Mar-27   $263,844.13
4571774  DIX HILLS          NY    11746  SFD      8.250    7.984   $1,960.81    360        1-Mar-27   $260,833.57
4571865  DANA POINT         CA    92629  LCO      8.000    7.734   $1,907.79    360        1-Mar-27   $259,625.54
4571882  SCOTTSDALE         AZ    85255  SFD      8.250    7.984   $2,058.48    360        1-Mar-27   $273,825.27
4571893  TYLER              TX    75703  SFD      8.375    8.109   $1,812.78    360        1-Mar-27   $238,351.75
4571983  PELHAM MANOR       NY    10803  SFD      7.625    7.359   $2,095.07    360        1-Mar-27   $295,785.76
4571994  YORBA LINDA        CA    92886  SFD      8.250    7.984   $1,502.53    360        1-Feb-27   $199,744.06
4572002  WEST PALM BEACH    FL    33412  SFD      8.500    8.234   $3,015.68    360        1-Apr-27   $392,200.00
4572008  PALO ALTO          CA    94301  SFD      8.000    7.734   $2,935.06    360        1-Feb-27   $399,461.43
4572015  PLEASANTON         CA    94566  SFD      8.500    8.234   $1,891.53    360        1-Feb-27   $245,700.88
4572016  EAST HAMPTON       NY    11937  SFD      8.250    7.984   $1,352.28    360        1-Apr-27   $180,000.00
4572018  IMPERIAL           CA    92251  SFD      8.625    8.359   $  938.01    360        1-Feb-27   $120,409.85
4572028  ARLINGTON          TX    76017  SFD      7.500    7.234   $2,736.03    360        1-Mar-27   $391,009.60
4572034  LITTLE NECK        NY    11362  SFD      8.000    7.734   $1,878.44    360        1-Mar-27   $255,828.23
4572038  OCEANSIDE          NY    11572  SFD      8.250    7.984   $2,366.49    360        1-Mar-27   $314,799.14
4572049  STOCKTON           CA    95219  SFD      8.000    7.734   $1,848.35    360        1-Mar-27   $251,730.98
4572121  OCEAN SPRINGS      MS    39564  SFD      7.875    7.609   $2,334.73    360        1-Apr-27   $322,000.00
4572160  BERKELEY           CA    94704  SFD      7.875    7.609   $2,501.49    360        1-Mar-27   $344,762.57
4572199  SONOMA             CA    95476  SFD      7.750    7.484   $2,829.83    360        1-Feb-27   $394,440.62
4572206  AURORA             OR    97002  SFD      8.625    8.359   $1,972.31    352        1-May-26   $251,870.94
4572216  LOS ANGELES        CA    91352  SFD      8.000    7.734   $  953.90    360        1-Mar-27   $129,912.77
4572228  EADS               TN    38028  SFD      7.875    7.609   $3,625.35    360        1-Mar-27   $499,655.90
4572239  SAN JOSE           CA    95132  SFD      8.125    7.859   $1,918.62    360        1-Feb-27   $258,060.79
4572248  EDMONDS            WA    98020  SFD      8.000    7.734   $1,685.46    360        1-Mar-27   $229,545.87
4572318  SANTA CLARA        CA    95050  SFD      7.875    7.609   $1,653.16    360        1-Feb-27   $227,605.15
4572358  MORRISTOWN         NJ    07960  LCO      8.250    7.984   $  555.94    360        1-Mar-27    $73,952.81
4572373  BERNARDSVILLE      NJ    07924  SFD      7.500    7.234   $2,202.53    360        1-Apr-27   $315,000.00
4572408  SOUTH LYON         MI    48178  SFD      8.250    7.984   $1,690.35    360        1-Mar-27   $224,856.53
4572416  NEW ROCHELLE       NY    10804  SFD      8.250    7.984   $1,765.48    360        1-Apr-27   $235,000.00
4572468  STATELINE          NV    89449  SFD      7.750    7.484   $2,435.81    360        1-Mar-27   $339,760.02
4572478  BETHESDA           MD    20817  SFD      7.875    7.609   $1,631.41    360        1-Mar-27   $224,845.15
4572480  GURNEE             IL    60031  SFD      8.125    7.859   $1,006.09    360        1-Mar-27   $135,411.36
4572486  PLYMOUTH           MN    55447  SFD      8.875    8.609   $2,737.02    360        1-Mar-27   $343,807.15
4572534  HUNTINGTON BEACH   CA    92647  SFD      8.625    8.359   $2,245.09    360        1-Mar-27   $288,479.59
4572585  WICHITA            KS    67226  SFD      8.500    8.234   $1,764.66    360        1-Apr-27   $229,500.00
4572589  SAN JOSE           CA    95135  SFD      8.000    7.734   $2,134.52    360        1-Mar-27   $290,704.81
4572638  MUKILTEO           WA    98275  SFD      8.000    7.734   $1,834.41    360        1-Mar-27   $249,832.26
4572669  HOUSTON            TX    77027  SFD      7.750    7.484   $2,256.70    360        1-Apr-27   $315,000.00
4572679  CAREFREE           AZ    85377  SFD      8.250    7.984   $1,915.73    360        1-Mar-27   $254,837.40
4572683  SAN JOSE           CA    95117  SFD      8.375    8.109   $1,915.38    360        1-Feb-27   $251,685.65
4572693  CHANHASSEN         MN    55317  SFD      7.875    7.609   $1,798.17    360        1-Mar-2    $247,829.33
4572723  SCOTTS VALLEY      CA    95066  SFD      8.000    7.734   $2,201.29    360        1-Jan-27   $299,392.10
4572732  UNION CITY         CA    94587  SFD      8.125    7.859   $1,783.85    360        1-Mar-27   $240,092.85
4572743  BEDFORD            NY    10506  SFD      8.000    7.734   $2,274.68    360        1-Apr-27   $310,000.00
4572813  PLEASANTON         CA    94566  SFD      8.125    7.859   $2,586.49    360        1-Mar-27   $348,122.13
4572819  NEWPORT BEACH      CA    92663  SFD      8.125    7.859   $1,774.57    360        1-Mar-27   $238,843.66
4572862  SANDY              UT    84092  SFD      8.000    7.734   $1,916.96    360        1-Mar-27   $261,074.71
4572867  CLACKAMAS          OR    97015  SFD      8.250    7.984   $1,878.17    360        1-Mar-27   $249,840.58
4572868  CONYERS            GA    30207  SFD      8.625    8.359   $1,039.13    360        1-Mar-27   $133,521.12
4572881  MARIETTA           GA    30067  SFD      7.875    7.609   $2,088.20    360        1-Mar-27   $287,801.80
4572891  SAN CARLOS         CA    94070  SFD      8.375    8.109   $2,730.18    360        1-Feb-27   $358,751.92
4572901  CYPRESS            CA    90630  SFD      8.125    7.859   $1,574.10    360        1-Mar-27   $211,861.32
4572903  NEW YORK           NY    10016  HCO      8.375    8.109   $3,587.55    360        1-Apr-27   $472,000.00
4572921  ISSAQUAH           WA    98029  SFD      8.625    8.359   $1,785.03    360        1-Mar-27   $229,364.50
4572976  SANTA CRUZ         CA    95060  SFD      8.125    7.859   $2,079.00    360        1-Mar-27   $279,816.83
4572992  LAFAYETTE          CO    80026  SFD      7.500    7.234   $2,097.64    360        1-Mar-27   $299,777.36
4573010  SAN JOSE           CA    95135  SFD      8.250    7.984   $2,772.18    360        1-Apr-27   $369,000.00
4573014  SILVERADO          CA    92676  SFD      7.750    7.484   $2,192.23    360        1-Mar-27   $305,784.02
4573024  CUPERTINO          CA    95014  SFD      8.500    8.234   $1,960.73    360        1-Mar-27   $254,845.52
4573036  DOVE CANYON        CA    92679  SFD      8.125    7.859   $1,711.83    360        1-Mar-27   $230,399.19
4573048  SOUTHAMPTON        NY    11968  SFD      7.750    7.484   $3,094.91    360        1-Apr-27   $432,000.00
4573093  SAN RAMON          CA    94583  SFD      8.250    7.984   $2,809.74    360        1-Feb-27   $373,521.38
4573107  DANA POINT         CA    92629  SFD      8.250    7.984   $1,791.78    360        1-Feb-27   $238,194.77
4573110  COSTA MESA         CA    92626  SFD      8.125    7.859   $1,856.25    360        1-Feb-27   $249,671.81
4573161  HOWELL             NJ    07731  SFD      8.500    8.234   $1,845.40    360        1-Mar-27   $239,854.60
4573167  SEATTLE            WA    98102  SFD      8.000    7.734   $2,011.25    360        1-Mar-27   $273,916.08
4573183  MONTEBELLO         CA    90640  SFD      8.500    8.234   $1,716.60    360        1-Mar-27   $223,114.75
4573188  BEVERLY HILLS      CA    90210  SFD      7.750    7.484   $5,014.89    360        1-Mar-27   $699,505.94
4573236  LAKE ARROWHEAD     CA    92352  PUD      8.000    7.734   $3,143.82    360        1-Mar-27   $428,162.51
4573240  SAN CLEMENTE       CA    92673  PUD      8.000    7.734   $1,905.89    360        1-Mar-27   $259,565.71
4573267  SANTA FE           NM    87501  SFD      8.375    8.109   $2,138.09    360        1-Apr-27   $281,300.00
4573268  STERLING           VA    20165  PUD      7.750    7.484   $1,894.92    360        1-Mar-27   $264,313.31
4573282  GROVELAND          MA    01834  SFD      7.500    7.234   $1,817.96    360        1-Mar-27   $259,807.04
4573337  ORANGE             CA    92669  SFD      8.000    7.734   $2,025.20    360        1-Mar-27   $275,814.80
4573340  SAN DIEGO          CA    92116  SFD      7.625    7.359   $1,521.76    360        1-Apr-27   $215,000.00
4573398  BROKEN ARROW       OK    74014  SFD      7.750    7.484   $1,862.67    360        1-Jan-27   $259,445.93
4573401  CHARLESTON         AR    72933  SFD      7.750    7.484   $1,744.46    360        1-Feb-27   $243,155.18
4573404  BELMONT            CA    94002  SFD      7.750    7.484   $2,485.96    360        1-Mar-27   $346,755.08
4573429  SCOTTSDALE         AZ    85254  SFD      8.125    7.859   $3,341.24    360        1-Apr-27   $450,000.00
4573432  CENTREVILLE        VA    20120  SFD      7.500    7.234   $1,831.94    360        1-Mar-27   $261,704.94
4573454  DALLAS             TX    75240  SFD      8.375    8.109   $1,703.32    360        1-Mar-27   $223,960.72
4573489  MARIETTA           GA    30076  SFD      7.875    7.609   $3,661.61    360        1-Mar-27   $504,652.45
4573503  CUPERTINO          CA    95014  SFD      8.625    8.359   $3,290.06    360        1-Mar-27   $422,750.25
4573519  OMAHA              NE    68118  SFD      8.000    7.734   $1,789.65    360        1-Mar-27   $243,736.35
4573541  GREAT RIVER        NY    11739  SFD      8.375    8.109   $3,539.66    360        1-Apr-27   $465,700.00
4573545  COLUMBIA           MD    21045  SFD      8.125    7.859   $1,914.16    360        1-Apr-27   $257,800.00
4573555  FORT SALONGA       NY    11768  SFD      7.625    7.359   $1,698.70    360        1-Apr-27   $240,000.00
4573566  SCOTTSDALE         AZ    85254  SFD      7.875    7.609   $1,867.05    360        1-Mar-27   $257,322.79
4573615  GREEN BROOK        NJ    08812  SFD      7.750    7.484   $2,686.55    360        1-Mar-27   $374,735.33
4573648  FRANKLIN           MA    02038  SFD      8.000    7.734   $1,796.26    360        1-Apr-27   $244,800.00
4573689  VICTORVILLE        CA    92392  SFD      8.000    7.734   $1,761.04    360        1-Mar-27   $239,838.96
4573732  THOUSAND OAKS      CA    91320  SFD      7.875    7.609   $2,375.33    360        1-Apr-27   $327,600.00
4573766  AUSTIN             TX    78746  PUD      8.000    7.734   $1,643.63    360        1-Feb-27   $223,698.40
4573787  CARLSBAD           CA    92009  SFD      8.500    8.234   $1,861.54    360        1-Feb-27   $241,805.64
4573887  SAN RAMON          CA    94583  SFD      7.875    7.609   $2,195.15    360        1-Mar-27   $302,541.65
4573897  FORT WORTH         TX    76179  SFD      8.000    7.734   $1,614.29    360        1-Feb-27   $219,703.77
4573904  RIDGEFIELD         CT    06877  SFD      8.500    8.234   $2,595.09    360        1-Mar-27   $337,295.53
4573931  FORT WORTH         TX    76132  SFD      8.000    7.734   $2,072.88    360        1-Mar-27   $262,365.48
4574002  IRVINE             CA    92714  PUD      8.500    8.234   $1,979.19    360        1-Mar-27   $257,244.06
4574021  DALY CITY          CA    94014  SFD      8.500    8.234   $1,737.74    360        1-Feb-27   $225,725.21
4574040  LOVELAND           OH    45140  SFD      8.500    8.234   $2,285.21    360        1-Mar-27   $297,019.96
4574066  SAN FRANCISCO      CA    94122  SFD      8.125    7.859   $2,840.06    360        1-Apr-27   $382,500.00
4574105  GILROY             CA    95020  SFD      7.875    7.609   $1,899.68    360        1-Mar-27   $261,819.70
4574244  LOS ANGELES        CA    91316  SFD      8.250    7.984   $3,627.12    360        1-Mar-27   $482,492.13
         (ENCINO AREA)
4574247  LOVELAND           OH    45140  SFD      8.125    7.859   $2,472.52    360        1-Mar-27   $332,782.17
4574258  JACKSONVILLE       FL    32205  SFD      8.250    7.984     $3,380.70    360      1-Feb-27   $449,424.13
4574266  PAEONIAN SPRINGS   VA    20129  SFD      8.250    7.984     $2,704.56    360      1-Feb-27   $359,539.30
4574370  LIVINGSTON         NJ    07039  SFD      8.000    7.734     $2,359.79    360      1-Mar-27   $321,384.21
4574423  MAHWAH             NJ    07430  SFD      8.125    7.859     $2,628.45    360      1-Mar-27   $353,768.42
4574429  BEAVERTON          OR    97007  SFD      8.250    7.984     $2,644.46    360      1-Mar-27   $351,775.54
4574459  SARASOTA           FL    34231  SFD      8.000    7.734     $2,935.06    360      1-Apr-27   $400,000.00
4574465  GARDEN CITY SOUTH  NY    11530  SFD      8.500    8.234     $1,014.97    360      1-Apr-27   $132,000.00
4574506  DAMASCUS           MD    20872  SFD      8.000    7.734     $1,774.25    360      1-Mar-27   $241,617.75
4574600  VILLA PARK         CA    92861  SFD      8.250    7.984     $1,818.07    360      1-Mar-27   $241,845.68
4574624  AGOURA HILLS       CA    91301  SFD      7.875    7.609     $3,480.33    360      1-Feb-27   $479,337.17
4574629  MESA               AZ    85215  SFD      8.000    7.734     $2,144.07    360      1-Mar-27   $292,003.93
4574636  IRVINE             CA    92714  LCO      8.000    7.734     $1,109.31    360      1-Mar-27   $151,078.56
4574637  CINCINNATI         OH    45230  PUD      8.125    7.859     $1,793.87    360      1-Feb-27   $241,282.86
4574639  WESTLAKE VILLAGE   CA    91361  SFD      8.000    7.734     $1,914.76    360      1-Feb-27   $260,598.65
4574658  STILLWATER         OK    74074  SFD      8.000    7.734     $1,739.02    360      1-Mar-27   $236,840.98
4574668  LONG BEACH         CA    90803  SFD      8.125    7.859     $1,782.00    360      1-Mar-27   $239,843.00
4574719  BAINBRIDGE ISLAND  WA    98110  SFD      8.000    7.734     $1,960.62    360      1-Mar-27   $267,020.72
4574735  MORRISTOWN         NJ    07960  SFD      8.375    8.109     $2,553.85    360      1-Apr-27   $336,000.00
4574764  SAN JOSE           CA    95132  SFD      8.250    7.984     $1,953.30    360      1-Mar-27   $259,834.20
4574769  HENDERSON          NV    89014  SFD      8.250    7.984     $1,803.04    360      1-Apr-27   $240,000.00
4574771  CYPRESS            CA    90630  SFD      8.250    7.984     $2,313.90    360      1-Mar-27   $307,803.60
4574777  MAITLAND           FL    32751  SFD      8.000    7.734     $1,648.23    353      1-Aug-26   $223,392.11
4574797  SAN JOSE           CA    95148  SFD      8.250    7.984     $1,622.74    360      1-Mar-27   $215,862.26
4574884  CINCINNATI         OH    45242  SFD      8.125    7.859     $2,465.09    360      1-Mar-27   $331,782.83
4574901  SAN JOSE           CA    95120  SFD      8.000    7.734     $2,421.42    360      1-Feb-27   $329,555.68
4574910  ACCOKEEK           MD    20607  SFD      8.250    7.984     $2,590.37    360      1-Apr-27   $344,800.00
4574930  LOS ANGELES        CA    90066  SFD      8.000    7.734     $1,743.43    360      1-Mar-27   $237,440.57
4574951  MISSION VIEJO      CA    92691  PUD      7.750    7.484     $1,611.29    360      1-Apr-27   $224,910.00
4574953  GREENWICH          CT    06807  SFD      8.250    7.984     $2,154.64    360      1-Mar-27   $286,617.11
4574978  RANCHO PALOS       CA    90274  PUD      8.000    7.734     $5,400.51    360      1-Apr-27   $736,000.00
         VERDES
4574985  ENGLEWOOD          CO    80111  SFD      7.875    7.609     $1,631.41    360      1-Apr-27   $225,000.00
4575034  ALEDO              TX    76008  SFD      7.875    7.609     $3,931.33    360      1-Mar-27   $541,826.86
4575132  PHOENIX            AZ    85048  SFD      8.000    7.734     $2,266.60    360      1-Mar-27   $308,692.73
4575139  HERNDON            VA    22071  SFD      7.625    7.359     $2,620.96    360      1-Mar-27   $370,031.99
4575166  YORBA LINDA        CA    92886  SFD      8.125    7.859     $1,856.25    360      1-Mar-27   $249,836.46
4575275  MARTINSVILLE       NJ    08836  SFD      8.000    7.734     $2,568.18    360      1-Apr-27   $350,000.00
4575319  SANDY              UT    84092  SFD      7.750    7.484     $2,292.52    360      1-Apr-27   $320,000.00
4575321  CARLSTADT          NJ    07072  LCO      8.500    8.234     $1,107.24    360      1-Apr-27   $144,000.00
4575338  WEST HARTFORD      CT    06117  SFD      8.125    7.859     $2,220.07    360      1-Mar-27   $298,804.41
4575347  DENVER             CO    80231  SFD      7.875    7.609     $1,761.92    360      1-Mar-27   $242,832.77
4575349  EL GRANADA         CA    94018  SFD      7.750    7.484     $1,862.68    360      1-Apr-27   $260,000.00
4575353  LITTLETON          CO    80123  SFD      8.625    8.359       $808.90    360      1-Feb-27   $103,876.75
4575362  CAMARILLO          CA    93010  SFD      8.375    8.109     $1,929.06    360      1-Feb-27   $253,483.41
4575385  NORDLAND           WA    98358  SFD      8.125    7.859     $1,930.50    360      1-Mar-27   $259,829.92
4575402  WESTOVER HILLS     TX    76107  SFD      8.750    8.484     $7,867.00    360      1-Mar-27   $999,424.67
4575415  SNOHOMISH          WA    98290  SFD      7.875    7.609     $1,631.41    360      1-Apr-27   $225,000.00
4575423  BILLERICA          MA    01821  SFD      8.375    8.109     $1,778.57    360      1-Feb-27   $233,708.10
4575427  LOS ANGELES        CA    90077  SFD      7.750    7.484     $2,813.36    360      1-Apr-27   $392,700.00
4575428  HOUSTON            TX    77019  SFD      7.875    7.609     $1,972.19    360      1-Apr-27   $272,000.00
4575481  EUGENE             OR    97403  SFD      7.750    7.484     $1,955.81    360      1-Apr-27   $273,000.00
4575529  HOUMA              LA    70360  SFD      7.875    7.609     $2,574.00    360      1-Apr-27   $355,000.00
4575532  AUBURN             CA    95602  SFD      7.750    7.484     $2,607.75    360      1-Apr-27   $364,000.00
4575693  MORRIS TOWNSHIP    NJ    07960  SFD      8.375    8.109     $1,997.85    360      1-Mar-27   $262,686.62
4575807  KITTY HAWK         NC    27949  SFD      8.125    7.859     $611.82      360      1-Apr-27    $82,400.00
4575817  MADISON            MS    39110  SFD      7.875    7.609     $1,740.17    360      1-Mar-27   $239,834.83
4575863  TUSTIN             CA    92782  SFD      8.500    8.234     $2,017.63    360      1-Apr-27   $262,400.00
4575869  WARDWICK           NJ    07643  LCO      8.500    8.234     $1,168.75    360      1-Apr-27   $152,000.00
4575879  ENCINO             CA    91436  SFD      7.875    7.609     $4,640.45    360      1-Apr-27   $640,000.00
4575893  LINDON             UT    84042  SFD      7.875    7.609     $1,699.93    360      1-Mar-27   $234,288.65
4575897  BOSTON             MA    02109  HCO      7.875    7.609     $1,822.10    360      1-Apr-27   $251,300.00
4575898  VIRGINIA BEACH     VA    23451  LCO      8.000    7.734     $2,169.01    360      1-Apr-27   $295,600.00
4575901  TORRANCE           CA    90503  SFD      8.250    7.984     $2,764.66    360      1-Mar-27   $367,765.34
4575905  SAN DIEGO          CA    92131  SFD      7.875    7.609     $2,066.45    360      1-Mar-27   $284,803.86
4575922  LOS ANGELES        CA    90066  SFD      8.000    7.734     $2,052.34    360      1-Mar-27   $279,512.33
4575924  RANCHO PALOS       CA    90275  SFD      8.000    7.734     $2,494.80    360      1-Mar-27   $339,771.87
         VERDES
4575939  ALAMEDA            CA    94502  PUD      8.125    7.859     $1,796.84    360      1-Mar-27   $241,841.70
4575989  SAN FRANCISCO      CA    94122  SFD      8.125    7.859     $2,524.50    360      1-Mar-27   $339,777.58
4576022  WESTWOOD           MA    02090  SFD      7.250    6.984     $1,841.88    360      1-Apr-27   $270,000.00
4576083  DULUTH             GA    30155  SFD      7.875    7.609     $2,668.26    360      1-Apr-27   $368,000.00
4576095  SEATTLE            WA    98112  SFD      7.875    7.609     $3,480.34    360      1-Apr-27   $480,000.00
4576114  KATONAH            NY    10536  SFD      7.875    7.609     $1,616.90    360      1-Mar-27   $222,846.54
4576135  NEWCASTLE          CA    95658  SFD      8.125    7.859     $1,930.49    360      1-Mar-27   $259,829.93
4576147  NORTH SALT LAKE    UT    84054  SFD      8.125    7.859     $2,821.49    360      1-Mar-27   $379,751.43
4576149  TIGARD             OR    97223  SFD      7.875    7.609     $2,037.45    360      1-Apr-27   $281,000.00
4576156  PARKER             CO    80134  SFD      8.375    8.109     $1,900.18    360      1-Feb-27   $249,688.15
4576171  SUPERIOR           CO    80027  SFD      7.750    7.484     $2,109.12    360      1-Mar-27   $294,192.21
4576191  SMYRNA             GA    30080  SFD      8.000    7.734     $1,674.08    360      1-Jan-27   $227,687.69
4576274  FAYETTEVILLE       AR    72703  SFD      7.875    7.609     $2,537.74    360      1-Mar-27   $349,759.14
4576303  SEAFORD            NY    11783  SFD      8.750    8.484     $1,038.45    360      1-Apr-27   $132,000.00
4576305  EASTCHESTER        NY    10709  PUD      7.875    7.609     $1,740.17    360      1-Apr-27   $240,000.00
4576326  LEWISBORO          NY    10536  SFD      8.375    8.109     $2,778.07    360      1-Apr-27   $365,500.00
4576422  BERKELEY           CA    94707  SFD      7.625    7.359     $2,123.38    360      1-Mar-27   $299,782.87
4576447  UNION CITY         CA    94587  SFD      8.000    7.734     $1,665.65    360      1-Mar-27   $226,847.68
4576456  CHARLOTTE          NC    28270  SFD      8.375    8.109       $535.10    360      1-Mar-27    $70,356.24
4576458  EL GRANADA         CA    94019  SFD      8.000    7.734     $2,788.31    360      1-Mar-27   $379,745.02
4576460  THOUSAND OAKS      CA    91362  SFD      7.875    7.609     $2,030.20    360      1-Mar-27   $279,807.30
4576468  ISSAQUAH           WA    98027  SFD      7.875    7.609     $2,537.74    360      1-Apr-27   $350,000.00
4576471  PHOENIX            AZ    85045  SFD      7.875    7.609     $1,928.32    360      1-Apr-27   $265,950.00
4576480  SOMERS             NY    10589  SFD      7.750    7.484     $2,399.99    360      1-Apr-27   $335,000.00
4576482  PROSPECT           KY    40059  SFD      8.000    7.734     $2,714.93    360      1-Apr-27   $370,000.00
4576488  ROSELAND           NJ    07068  SFD      8.125    7.859     $1,670.62    360      1-Apr-27   $225,000.00
4576548  RYE                NY    10580  SFD      7.750    7.484     $1,647.75    360      1-Apr-27   $230,000.00
4576582  LAGUNA NIGUEL      CA    92677  SFD      7.875    7.609     $1,627.79    360      1-Apr-27   $224,500.00
4576708  WESTPORT           CT    06880  SFD      7.500    7.234     $2,936.71    360      1-Apr-27   $420,000.00
4576749  NOVI               MI    48375  SFD      8.375    8.109     $1,703.71    360      1-Apr-27   $224,150.00
4576768  SEBASTOPOL         CA    95472  SFD      7.750    7.484     $2,745.30    360      1-Apr-27   $383,200.00
4576810  EAST HAMPTON       NY    11937  SFD      7.875    7.609     $2,175.21    360      1-Apr-27   $300,000.00
4576843  FAIRBANKS          AK    99701  SFD      8.000    7.734     $2,568.18    360      1-Mar-27   $349,765.15
4576884  FORT WORTH         TX    76126  SFD      8.000    7.734     $3,668.82    360      1-Mar-27   $499,664.51
4577167  BETHESDA           MD    20817  SFD      7.875    7.609     $1,943.19    360      1-Feb-27   $267,629.91
4577169  PONTE VEDRA BEACH  FL    32082  SFD      8.125    7.859     $2,167.35    360      1-Feb-27   $291,516.81
4577173  NORWALK            CT    06850  SFD      8.000    7.734     $2,722.27    360      1-Feb-27   $370,500.46
4577176  KATY               TX    77450  SFD      7.875    7.609     $2,283.97    360      1-Feb-27   $314,565.01
4577179  THE WOODLANDS      TX    77381  SFD      8.000    7.734     $1,730.59    360      1-Mar-27   $235,691.74
4577194  AUSTIN             TX    78746  SFD      8.125    7.859     $1,009.80    360      1-Mar-27   $135,911.03
4577196  SEAFORD            NY    11783  SFD      7.625    7.359     $1,216.70    360      1-Apr-27   $171,900.00
4577206  YONKERS            NY    10701  SFD      8.875    8.609       $954.78    360      1-Apr-27   $120,000.00
4577271  WILLIAMS BAY       WI    53191  SFD      8.375    8.109     $1,700.67    360      1-Feb-27   $223,470.86
4577290  SOUTH ORLEANS      MA    02662  SFD      8.250    7.984     $3,137.29    360      1-Apr-27   $417,600.00
4577347  BROOKLYN           NY    11211  MF2      8.625    8.359     $2,955.61    360      1-Apr-27   $380,000.00
4577401  KENNESAW           GA    30152  SFD      7.875    7.609     $2,719.01    360      1-Apr-27   $375,000.00
4577519  LOS GATOS          CA    95030  SFD      8.125    7.859     $2,019.59    360      1-Mar-27   $271,822.08
4577580  NEWPORT BEACH      CA    92625  SFD      8.000    7.734     $3,448.70    360      1-Mar-27   $469,684.63
4577685  RIALTO             CA    92377  SFD      8.500    8.234     $2,383.64    360      1-Mar-27   $309,812.19
4577701  LAS VEGAS          NV    89129  SFD      8.000    7.734     $2,201.30    360      1-Mar-27   $299,798.70
4577726  ALPINE             CA    91901  SFD      8.250    7.984     $1,652.79    360      1-Apr-27   $220,000.00
4577744  ASHBURN            VA    20147  SFD      8.625    8.359     $2,030.04    360      1-Apr-27   $261,000.00
4577786  FREMONT            CA    94539  SFD      8.250    7.984     $2,111.06    360      1-Apr-27   $281,000.00
4577798  MIAMI BEACH        FL    33140  LCO      8.750    8.484       $275.35    360      1-Apr-27    $35,000.00
4577800  FAIRFAX STATION    VA    22039  SFD      8.125    7.859     $2,476.23    360      1-Apr-27   $333,500.00
4577840  LOCKHART           TX    78644  SFD      8.625    8.359       $302.95    360      1-Mar-27    $38,927.00
4577891  SAN CLEMENTE       CA    92672  LCO      8.000    7.734     $2,113.25    360      1-Apr-27   $288,000.00
4577950  CHANDLER           AZ    85226  SFD      7.625    7.359     $1,956.34    360      1-Apr-27   $276,400.00
4577966  BERKELEY           CA    94708  SFD      8.125    7.859     $1,930.50    360      1-Apr-27   $260,000.00
4578090  DALLAS             TX    75230  SFD      8.125    7.859     $4,826.24    360      1-Apr-27   $650,000.00
4578107  BURLINGAME         CA    94002  LCO      7.750    7.484     $2,206.55    360      1-Apr-27   $308,000.00
4578114  BURLINGAME         CA    94010  LCO      8.375    8.109     $2,884.48    360      1-Apr-27   $379,500.00
4578115  CORRALES           NM    87048  SFD      8.500    8.234     $2,314.43    360      1-Mar-27   $300,817.66
4578116  PACIFIC PALISADES  CA    90272  SFD      8.250    7.984     $1,803.04    360      1-Apr-27   $240,000.00
4578137  WHITTIER           CA    90603  SFD      8.125    7.859     $1,670.62    360      1-Mar-27   $224,852.82
4578166  SAN DIEGO          CA    92130  SFD      8.000    7.734     $2,599.00    360      1-Mar-27   $353,962.33
4578170  BURBANK            CA    91504  SFD      8.500    8.234     $2,245.23    360      1-Mar-27   $291,823.10
4578224  LAGUNA NIGUEL      CA    92677  SFD      7.875    7.609     $1,805.43    360      1-Mar-27   $248,828.63
4578239  LAKE FOREST        CA    92630  SFD      8.250    7.984     $1,099.85    360      1-Apr-27   $146,400.00
4578245  PASADENA           CA    91105  SFD      7.875    7.609     $2,392.73    360      1-Mar-27   $329,772.90
4578326  AGOURA HILLS       CA    91301  SFD      8.000    7.734     $2,494.80    360      1-Mar-27   $339,771.87
4578346  MCLEAN             VA    22101  PUD      8.000    7.734     $1,834.41    360      1-Apr-27   $250,000.00
4578372  SEABROOK           TX    77586  SFD      8.250    7.984     $2,907.41    360      1-Feb-27   $384,284.42
4578376  IRVINE             CA    92614  LCO      8.125    7.859     $1,722.60    360      1-Mar-27   $231,848.23
4578397  BELLA VISTA        AR    72714  SFD      8.000    7.734     $2,298.15    360      1-Mar-27   $312,989.85
4578446  SAN FRANCISCO      CA    94116  SFD      8.375    8.109     $2,713.46    360      1-Apr-27   $357,000.00
4578453  FREMONT            CA    94539  SFD      8.000    7.734     $3,301.95    360      1-Mar-27   $449,698.05
4578474  ORANGE             TX    77630  SFD      8.000    7.734     $1,937.14    360      1-Mar-27   $263,822.86
4578481  SAN BRUNO          CA    94066  SFD      8.250    7.984     $1,863.15    360      1-Feb-27   $247,682.61
4578485  IRVINE             CA    92620  SFD      8.125    7.859     $1,692.16    360      1-Mar-27   $227,750.91
4578489  TRUCKEE            CA    96161  SFD      8.375    8.109     $2,538.65    360      1-Feb-27   $333,583.33
4578491  SUNNYVALE          CA    94087  MF2      8.375    8.109     $2,363.83    360      1-Mar-27   $310,806.69
4578511  BENICIA            CA    94510  SFD      8.000    7.734     $1,860.83    360      1-Mar-27   $253,429.84
4578562  CORONA DEL MAR     CA    92625  PUD      8.250    7.984     $4,489.57    360      1-Apr-27   $597,600.00
4578655  CHEYENNE           WY    82009  SFD      8.000    7.734     $2,131.59    360      1-Mar-27   $290,305.08
4578672  SAN JOSE           CA    95131  SFD      8.000    7.734     $2,201.30    360      1-Mar-27   $299,798.70
4578780  THOUSAND OAKS      CA    91361  SFD      8.000    7.734     $1,878.44    360      1-Mar-27   $255,828.23
4578810  OAKTON             VA    22124  SFD      8.000    7.734     $4,329.22    360      1-Apr-27   $590,000.00
4578986  SEATTLE            WA    98116  SFD      8.125    7.859     $2,153.24    360      1-Apr-27   $290,000.00
4579155  KATONAH            NY    10536  SFD      8.250    7.984     $3,005.07    360      1-Apr-27   $400,000.00
4579186  SAN JOSE           CA    95132  SFD      8.500    8.234     $2,180.26    360      1-Apr-27   $283,550.00
4579188  PLANO              TX    75025  SFD      8.250    7.984     $1,863.15    360      1-Apr-27   $248,000.00
4579222  WOODBRIDGE         NJ    07095  SFD      8.750    8.484       $531.03    360      1-Apr-27    $67,500.00
4579380  PALOS VERDES       CA    90274  SFD      8.250    7.984     $2,422.84    360      1-Mar-27   $322,294.35
         ESTATES
4579383  PALO ALTO          CA    94306  SFD      7.875    7.609     $3,233.81    360      1-Apr-27   $446,000.00
4579388  UPLAND             CA    91784  SFD      8.375    8.109     $1,824.17    360      1-Mar-27   $239,850.83
4579396  RESTON             VA    20194  SFD      8.375    8.109     $2,144.55    360      1-Apr-27   $282,150.00
4579518  SAN JOSE           CA    95124  PUD      8.125    7.859     $1,811.69    360      1-Mar-27   $243,840.39
4579537  EASTON             MD    21601  SFD      7.875    7.609     $1,914.19    360      1-Apr-27   $264,000.00
4579582  GRAHAM             WA    98338  SFD      8.375    8.109     $1,824.17    360      1-Mar-27   $239,850.83
4579697  SALT LAKE CITY     UT    84108  SFD      7.875    7.609     $2,244.81    360      1-Mar-27   $309,386.93
4579710  SCOTTSDALE         AZ    85255  SFD      7.750    7.484     $2,847.74    360      1-Mar-27   $397,219.45
4579808  TIGARD             OR    97223  SFD      8.250    7.984       $863.96    360      1-Apr-27   $115,000.00
4579811  GILROY             CA    95020  SFD      8.125    7.859     $2,598.74    360      1-Mar-27   $349,771.06
4580300  SEWICKLEY          PA    15143  SFD      7.500    7.234     $2,359.15    360      1-Feb-27   $336,897.64
4580310  SYKESVILLE         MD    21784  SFD      8.000    7.734     $2,568.18    360      1-Feb-27   $348,643.79
4580311  COHASSET           MA    02025  SFD      8.500    8.234     $3,444.74    360      1-Feb-27   $447,455.27
4580313  N. POTOMAC         MD    20878  SFD      7.625    7.359     $2,032.48    360      1-Mar-27   $286,942.12
4580318  LA GRANGE          IL    60525  SFD      8.375    8.109     $1,871.30    360      1-Mar-27   $246,046.98
4580327  WICHITA            KS    67206  SFD      8.250    7.984     $3,380.70    360      1-Feb-27   $449,262.79
4580338  PORTLAND           OR    97201  SFD      8.000    7.734     $1,702.33    360      1-Mar-27   $231,844.34
4580344  PACIFIC            CA    90272  SFD      7.750    7.484     $1,661.36    360      1-Apr-27   $231,900.00
         PALISADES AREA
4580346  WICHITA            KS    67206  SFD      7.750    7.484     $1,805.36    360      1-Jan-27   $251,462.97
4580377  ORLAND PARK        IL    60462  SFD      8.250    7.984     $3,570.78    360      1-Mar-27   $474,996.91
4580389  HINSDALE           IL    60521  SFD      7.750    7.484     $2,733.83    360      1-Feb-27   $381,059.61
4580396  FRANKLIN           TN    37064  SFD      8.250    7.984     $3,604.96    360      1-Jan-27   $478,120.21
4580449  HUNTLEY            IL    60142  SFD      8.125    7.859     $2,116.12    360      1-Apr-27   $285,000.00
4580482  WAYLAND            MA    01778  SFD      7.750    7.484     $2,160.70    360      1-Feb-27   $301,172.89
4580565  AUSTIN             TX    78746  SFD      8.000    7.734     $1,821.94    360      1-Apr-27   $248,300.00
4580572  TOWN AND COUNTRY   MO    63017  SFD      8.000    7.734     $2,201.30    360      1-Feb-27   $299,596.06
4580582  LEXINGTON          VA    24450  SFD      8.250    7.984     $2,276.34    360      1-Feb-27   $302,612.25
4580599  DAVIDSONVILLE      MD    21035  SFD      7.875    7.609     $1,682.17    360      1-Dec-26   $231,050.06
4580609  MOSELEY            VA    23120  SFD      7.750    7.484     $1,683.57    360      1-Mar-27   $234,834.14
4580835  ATLANTA            GA    30305  SFD      7.750    7.484     $2,475.92    360      1-Mar-27   $345,356.08
4580980  FRESNO             CA    93727  SFD      8.250    7.984     $1,739.19    360      1-Mar-27   $231,352.38
4581453  SAN CLEMENTE       CA    92673  SFD      8.125    7.859     $2,004.75    360      1-Mar-27   $269,823.38
4582611  BETHESDA           MD    20814  SFD      8.500    8.234     $2,583.55    360      1-Apr-27   $336,000.00
4582683  RICHMOND           VA    23235  SFD      7.750    7.484     $2,626.01    360      1-Apr-27   $366,550.00
4583112  SAN JUAN           CA    92675  LCO      8.125    7.859     $1,781.62    360      1-Apr-27   $239,950.00
         CAPISTRANO
4583128  GARLAND            TX    75044  SFD      7.750    7.484     $2,489.89    360      1-Mar-27   $347,304.71
4583601  YORBA LINDA        CA    92886  SFD      7.875    7.609     $1,769.17    360      1-Apr-27   $244,000.00


NASCOR NMI / 1997-6 Exhibit F-2 30 YEAR FIXED RATE NON-RELOCATION LOANS


(i)      (ii)              (x)  (xi)   (xii)    (xiii) (xIv)    (xv)
-------- --------------    -------------------------------------------------

MORTGAGE                                MORTGAGE          T.O.P.   MASTER
LOAN                                    INSURANCE SERVICE MORTGAGE SERVICE
NUMBER   CITY              LTV  SUBSIDY CODE      FEE     LOAN     FEE
-------- ---------------   ------------------------------------------------
3601904  FLEISCHMANNS      75.00                   0.250             0.016
4451286  BASKING RIDGE     80.00                   0.250             0.016
4475301  SELDEN            61.01                   0.250             0.016
4479171  NORTH HILLS       53.87                   0.250             0.016
4490061  GREENWICH         53.54                   0.250             0.016
4497746  FULLERTON         80.00                   0.250             0.016
4509562  HERNDON           79.99                   0.250             0.016
4511938  FT. MYERS         75.00                   0.250             0.016
4512570  LOS ANGELES       65.00                   0.250             0.016
4516476  SCOTTSDALE        79.84                   0.250             0.016
4518045  EAST HAMPTON      80.00                   0.250             0.016
4521008  ALEDO             77.78                   0.250             0.016
4524237  WESTHAMPTON BEACH 73.31                   0.250             0.016
4529078  AVON              79.90                   0.250             0.016
4530134  AMARILLO          94.99          33       0.250             0.016
4530378  SOLEDAD           79.99                   0.250             0.016
4531985  FT MYERS          80.00                   0.250             0.016
4531988  WADING RIVER      76.67                   0.250             0.016
4533559  MOUNT PLEASANT    72.06                   0.250             0.016
4535086  GREAT NECK        79.91                   0.250             0.016
4536897  VIRGINIA BEACH    58.84                   0.250             0.016
4537275  ROANOKE           94.92          12       0.250             0.016
4537556  AVON BY THE SEA   90.00          12       0.250             0.016
4538152  PORTLAND          79.99                   0.250             0.016
4539382  PISCATAWAY        80.00                   0.250             0.016
4540054  SEVERNA PARK      79.98                   0.250             0.016
4540193  NEW CITY          79.99                   0.250             0.016
4542313  AUBURN            75.32                   0.250             0.016
4544142  NEW CITY          80.00                   0.250             0.016
4544452  HOWELL            61.82                   0.250             0.016
4544549  EUGENE            78.95                   0.250             0.016
4546450  MASSAPEQUA PARK   80.00                   0.250             0.016
4547112  ISSAQUAH          50.72                   0.250             0.016
4547253  MARTINSVILLE      46.00                   0.250             0.016
4548082  WOODBRIDGE        94.68          11       0.250             0.016
4548285  MONTEBELLO        75.74                   0.250             0.016
4548503  WHITE HOUSE       73.17                   0.250             0.016
         STATION
4548543  PORTLAND          79.97                   0.250             0.016
4548693  WALDORF           94.99                   0.250             0.016
4548769  LANSDALE          77.68                   0.250             0.016
4548865  LOS ANGELES       88.06          17       0.250             0.016
4548866  CLIFTON           80.00                   0.250             0.016
4548949  COLLEYVILLE       80.00                   0.250             0.016
4549120  FRESNO            72.29                   0.250             0.016
4549925  SPARKS            80.00                   0.250             0.016
4550138  YORK              72.00                   0.250             0.016
4550424  SANTA ROSA        80.00                   0.250             0.016
4550718  EAST HAMPTON      43.80                   0.250             0.016
4550741  HOUSTON           95.00          33       0.250             0.016
4550876  ARLINGTON         73.01                   0.250             0.016
4550881  GAINESVILLE       90.00          13       0.250             0.016
4550938  WADING RIVER      89.60          33       0.250             0.016
4551300  SCOTTSDALE        71.34                   0.250             0.016
4551808  MILLBURN          79.28                   0.250             0.016
4551857  PELHAM            60.00                   0.250             0.016
4552060  GRAYSON           64.06                   0.250             0.016
4552222  SEDONA            69.93                   0.250             0.016
4552247  HERNDON           69.72                   0.250             0.016
4552545  SAN RAMON         95.00                   0.250             0.016
4552880  ROLLINS           73.87                   0.250             0.016
4552924  BURLINGTON        80.00                   0.250             0.016
4553277  STATEN ISLAND     74.78                   0.250             0.016
4553521  WESTHAMPTON       74.93                   0.250             0.016
4553657  NICHOLASVILLE     80.00                   0.250             0.016
4553960  WILTON            80.00                   0.250             0.016
4554031  MCLEAN            80.00                   0.250             0.016
4554060  SEATTLE           80.00                   0.250             0.016
4554209  HARRISON          63.31                   0.250             0.016
4554391  CHARLOTTE         52.17                   0.250             0.016
4554428  CINCINNATI        70.00                   0.250             0.016
4554567  GLASTONBURY       78.92                   0.250             0.016
4554755  COVINA            90.00          06       0.250             0.016
4554787  STILLWATER TWP    76.83                   0.250             0.016
4554992  RANCHO SANTA      75.00                   0.250             0.016
         MARGARITA
4555223  MIDDLETOWN        65.79                   0.250             0.016
4555400  TOWACO            43.20                   0.250             0.016
4555421  WEST NYACK        73.09                   0.250             0.016
4555493  MEDIA             79.99                   0.250             0.016
4555632  WALPOLE           80.00                   0.250             0.016
4555759  BLOOMFIELD        65.88                   0.250             0.016
4555787  SALT LAKE CITY    75.00                   0.250             0.016
4555830  DAYTON            80.00                   0.250             0.016
4555850  LAKEVILLE         70.00                   0.250             0.016
4555914  EUGENE            77.01                   0.250             0.016
4556152  HARTSDALE         80.00                   0.250             0.016
4556416  GLOUCESTER        80.00                   0.250             0.016
4556493  LAKE FOREST       67.65                   0.250             0.016
4556500  MANALAPAN         74.99                   0.250             0.016
         TOWNSHIP
4556712  FOREST HILLS      74.60                   0.250             0.016
4556858  SHELTON           66.18                   0.250             0.016
4557126  LAKE OSWEGO       78.39                   0.250             0.016
4557212  HOWELL            61.07                   0.250             0.016
4557234  PLAINFIELD        90.00          06       0.250             0.016
4557530  NEW YORK          75.00                   0.250             0.016
4557605  WAPPINGERS FALLS  80.00                   0.250             0.016
4557672  BASALT            80.00                   0.250             0.016
4557796  AMHERST           63.73                   0.250             0.016
4558119  CONSHOHOCKEN      90.00          33       0.250             0.016
4558198  TIBURON           42.59                   0.250             0.016
4558298  BAYSIDE           80.00                   0.250             0.016
4558439  MONONGAHELA       80.00                   0.250             0.016
4558611  HUNTINGTON        90.00                   0.250             0.016
4558791  SOUTHAMPTON       80.00                   0.250             0.016
4558797  BETHESDA          90.00          11       0.250             0.016
4558992  DALLAS            64.15                   0.250             0.016
4559067  STOW              75.14                   0.250             0.016
4559154  SOUTHAMPTON       80.00                   0.250             0.016
4559246  HOPEWELL          58.93                   0.250             0.016
4559253  EDISON            75.00                   0.250             0.016
4559272  ENGLISHTOWN       80.00                   0.250             0.016
4559309  MORRIS PLAINS     90.00GD 3YR    33       0.250             0.016
4559607  CANOGA PARK       80.00                   0.250             0.016
4559668  SCOTTSDALE        89.99          33       0.250             0.016
4559669  WESTHAMPTON BEACH 70.00                   0.250             0.016
4559758  KENDALL PARK      76.52                   0.250             0.016
4559902  SAN DIEGO         80.00                   0.250             0.016
4560271  SHREVEPORT        77.67                   0.250             0.016
4560326  BYRON             76.56                   0.250             0.016
4560347  BROOKLINE         73.79                   0.250             0.016
4560350  TAMPA             62.36                   0.250             0.016
4560433  HARRISON          68.97                   0.250             0.016
4560439  PALO ALTO         85.00          33       0.250             0.016
4560500  HUNTINGTOWN       80.00                   0.250             0.016
4560502  BAYSIDE           61.54                   0.250             0.016
4560538  BETHANY           89.81          01       0.250             0.016
4560564  NOBLESVILLE       76.00                   0.250             0.016
4560570  MINNETRISTA       62.33                   0.250             0.016
4560573  FOREST HILLS      80.00                   0.250             0.016
4560653  BROOKLYN          71.38                   0.250             0.016
4560813  LAS VEGAS         84.17          33       0.250             0.016
4560906  TENAFLY           73.00                   0.250             0.016
4560930  WASHINGTON        90.00                   0.250             0.016
4560937  SANTA ROSA        78.50                   0.250             0.016
4560940  SALT LAKE CITY    63.29                   0.250             0.016
4560964  MILL VALLEY       48.28                   0.250             0.016
4560975  SALEM             80.00                   0.250             0.016
4560986  HERCULES          90.00          33       0.250             0.016
4561007  OAKLAND           74.89                   0.250             0.016
4561047  SUFFERN           75.34                   0.250             0.016
4561108  MAHWAH            49.65                   0.250             0.016
4561176  CHAPPAQUA         80.00                   0.250             0.016
4561187  GRANTS PASS       65.56                   0.250             0.016
4561272  SALT LAKE CITY    76.09                   0.250             0.016
4561321  MISSION VIEJO     80.00                   0.250             0.016
4561336  DRAPER            89.24          33       0.250             0.016
4561338  BELLEVUE          72.52                   0.250             0.016
4561359  OKLAHOMA CITY     66.67                   0.250             0.016
4561386  EUGENE            79.89                   0.250             0.016
4561398  BIRMINGHAM        69.94                   0.250             0.016
4561583  SAN JOSE          80.00                   0.250             0.016
4561587  FAIRFIELD         73.02                   0.250             0.016
4561665  GREENWICH         63.16                   0.250             0.016
4561698  BORING            74.96                   0.250             0.016
4561701  PELHAM            79.71                   0.250             0.016
4561725  WESTPORT          80.00                   0.250             0.016
4561730  SCOTTSDALE        79.70                   0.250             0.016
4561735  WEST ISLIP        76.92                   0.250             0.016
4561739  SAN DIEGO         89.99          33       0.250             0.016
4561740  BRIDGEWATER       65.97                   0.250             0.016
4561773  DANVILLE          80.00                   0.250             0.016
4561824  NOVI              79.97                   0.250             0.016
4561896  REDWOOD CITY      63.10                   0.250             0.016
4561900  GRANTS PASS       28.09                   0.250             0.016
4561923  NAPERVILLE        62.50                   0.250             0.016
4562024  POWAY             65.97                   0.250             0.016
4562049  MENDHAM           46.09                   0.250             0.016
4562104  LARCHMONT         80.00                   0.250             0.016
4562140  SAN JOSE          80.00                   0.250             0.016
4562147  TEMECULA          77.93                   0.250             0.016
4562169  SOUTHOLD          80.00                   0.250             0.016
4562220  STATEN ISLAND     75.00                   0.250             0.016
4562306  DOUGLASTON        50.61                   0.250             0.016
4562361  AURORA            38.17                   0.250             0.016
4562442  DULUTH            68.68                   0.250             0.016
4562580  OYSTERVILLE       89.82          33       0.250             0.016
4562609  BELLEMEAD         73.77                   0.250             0.016
4562613  BRANCHBURG        80.00                   0.250             0.016
4562648  LOS ALTOS HILLS   69.18                   0.250             0.016
4562673  BREWSTER          46.04                   0.250             0.016
4562685  BOULDER           80.00                   0.250             0.016
4562698  SEATTLE           71.23                   0.250             0.016
4562831  RYE               50.85                   0.250             0.016
4562856  WOODINVILLE       90.00          06       0.250             0.016
4562864  SEATTLE           75.00                   0.250             0.016
4562874  WEBSTER GROVES    75.00                   0.250             0.016
4562902  BOONTON           80.00                   0.250             0.016
4563003  UNIVERSITY PARK   80.00                   0.250             0.016
4563023  ASPEN             54.17                   0.250             0.016
4563102  MYRTLE BEACH      94.98          01       0.250             0.016
4563123  GREAT NECK        51.69                   0.250             0.016
4563138  RIVER RIDGE       71.43                   0.250             0.016
4563142  SAN JOSE          80.00                   0.250             0.016
4563145  PROVIDENCE        90.00          12       0.250             0.016
4563148  WINSTON-SALEM     77.83                   0.250             0.016
4563150  SEAFORD           80.00                   0.250             0.016
4563153  QUIOQUE           90.00                   0.250             0.016
4563156  NOVI              64.94                   0.250             0.016
4563157  KENSINGTON        80.00                   0.250             0.016
4563161  BOISE             86.25          01       0.250             0.016
4563203  CARLSBAD          74.38                   0.250             0.016
4563209  WESTON            70.16                   0.250             0.016
4563212  DAYTON            80.00                   0.250             0.016
4563215  PEACHTREE CITY    80.00                   0.250             0.016
4563225  ATLANTA           79.98                   0.250             0.016
4563265  BROOMFIELD        80.00                   0.250             0.016
4563268  WESTFIELD         61.11                   0.250             0.016
4563304  MARLBORO          80.00                   0.250             0.016
4563309  MONSEY            75.00                   0.250             0.016
4563317  DULUTH            80.00                   0.250             0.016
4563319  WESCOSVILLE       65.00                   0.250             0.016
4563351  SIMI VALLEY       90.00          33       0.250             0.016
4563391  SUNRIVER          49.72                   0.250             0.016
4563418  CLOVERDALE        80.00                   0.250             0.016
4563519  SCOTTSDALE        80.00                   0.250             0.016
4563545  LAS VEGAS         70.03                   0.250             0.016
4563577  ATLANTA           90.00          12       0.250             0.016
4563583  CHERRY HILL       44.72                   0.250             0.016
4563586  NESHANIC STATION  90.00                   0.250             0.016
4563618  EAST HANOVER      43.11                   0.250             0.016
4563635  GREENWICH         95.00                   0.250             0.016
4563641  GRANTIE BAY       76.26                   0.250             0.016
4563756  SANTA MONICA      38.17                   0.250             0.016
4563765  SAN JOSE          79.98                   0.250             0.016
4563778  CORONA DEL MAR    24.48                   0.250             0.016
4563815  SAN ANTONIO       80.00                   0.250             0.016
4563822  SAN JOSE          79.28                   0.250             0.016
4563849  CHAPPAQUA         15.63                   0.250             0.016
4563895  MANHATTAN BEACH   80.00                   0.250             0.016
4563902  BROOKEVILLE       80.00                   0.250             0.016
4563910  SALEM             72.65                   0.250             0.016
4563911  BARRINGTON HILLS  77.33                   0.250             0.016
4563937  SANTA BARBARA     68.68                   0.250             0.016
4563952  CARLSBAD          69.32                   0.250             0.016
4563979  DEMAREST BOROUGH  80.00                   0.250             0.016
4564001  MURFREESBORO      52.55                   0.250             0.016
4564012  TRACY             76.33                   0.250             0.016
4564051  HILLSBOROUGH      80.00                   0.250             0.016
4564081  BRECKENRIDGE      64.12                   0.250             0.016
4564147  ROHNERT PARK      90.00          01       0.250             0.016
4564157  SAN FRANCISCO     80.00                   0.250             0.016
4564161  PORTLAND          42.19                   0.250             0.016
4564172  LA PLATA          79.33                   0.250             0.016
4564182  MANHASSET         53.81                   0.250             0.016
4564230  NEWPORT           75.00                   0.250             0.016
4564280  PORT WASHINGTON   76.25                   0.250             0.016
4564335  TEMPE             68.66                   0.250             0.016
4564346  RANDOLPH TOWNSHIP 80.00                   0.250             0.016
4564358  ALEXANDRIA        80.00                   0.250             0.016
4564517  WALNUT CREEK      80.00                   0.250             0.016
4564521  DALLAS            76.67                   0.250             0.016
4564566  BEAVER CREEK      41.73                   0.250             0.016
4564595  DIX HILLS         58.22                   0.250             0.016
4564649  LONG BEACH        89.83                   0.250             0.016
4564659  CORONADO          76.32                   0.250             0.016
4564704  SOUTHAMPTON       80.00                   0.250             0.016
4564728  PORTLAND          70.59                   0.250             0.016
4564770  GRAND RAPIDS      80.00                   0.250             0.016
4564802  SANDY HOOK        90.00          33       0.250             0.016
4564839  BIRMINGHAM        58.53                   0.250             0.016
4564850  TUCSON            73.18                   0.250             0.016
4564919  VIENNA            82.39          13       0.250             0.016
4564925  KEY BISCAYNE      90.00          17       0.250             0.016
4565114  TORRANCE          56.59                   0.250             0.016
4565120  OCEANSIDE         74.92                   0.250             0.016
4565125  EL CAJON          90.00          33       0.250             0.016
4565137  FAIRFAX           84.15          11       0.250             0.016
4565166  CASTRO VALLEY     80.00                   0.250             0.016
4565227  AUSTIN            74.56                   0.250             0.016
4565233  OSTERVILLE        52.17                   0.250             0.016
4565258  RALEIGH           70.00                   0.250             0.016
4565260  BOCA RATON        80.00                   0.250             0.016
4565275  WARWICK TOWNSHIP  90.00          06       0.250             0.016
4565282  SOUTHAMPTON       80.00                   0.250             0.016
4565311  TOWACO            78.66                   0.250             0.016
4565367  CARLSBAD          79.72                   0.250             0.016
4565381  EAST HAMPTON      69.86                   0.250             0.016
4565413  BEND              72.13                   0.250             0.016
4565428  ASHBURN           79.99                   0.250             0.016
4565532  WESTON            47.79                   0.250             0.016
4565537  FULLERTON         75.79                   0.250             0.016
4565571  SAN MATEO         75.00                   0.250             0.016
4565613  NAPLES            74.98                   0.250             0.016
4565660  SAN MARCOS        89.23          13       0.250             0.016
4565737  ENGLEWOOD CLIFFS  60.00                   0.250             0.016
4565761  MT. LAUREL        79.87                   0.250             0.016
4565778  SAN JOSE          95.00                   0.250             0.016
4565795  CAVE CREEK        90.00          11       0.250             0.016
4565802  DIX HILLS         53.19                   0.250             0.016
4565808  MOUNT VERNON      90.00          33       0.250             0.016
4565831  RIVER VALE        90.00          33       0.250             0.016
4565887  SARATOGA          74.03                   0.250             0.016
4565892  MARSHFIELD        78.46                   0.250             0.016
4565912  LIVINGSTON        79.99                   0.250             0.016
4565919  SARATOGA          40.00                   0.250             0.016
4565927  DRAPER            65.25                   0.250             0.016
4566000  PLEASANT VALLEY   72.22                   0.250             0.016
4566024  VIRGINIA BEACH    80.00                   0.250             0.016
4566079  WESTLAKE          67.84                   0.250             0.016
4566126  PORT WASHINGTON   80.00                   0.250             0.016
4566141  PLANO             95.00          11       0.250             0.016
4566180  BURKE             80.00                   0.250             0.016
4566181  HOUSTON           85.44          33       0.250             0.016
4566205  BLOOMFIELD        75.00                   0.250             0.016
4566228  DAYTON            80.00                   0.250             0.016
4566238  MORGAN HILL       80.00                   0.250             0.016
4566240  KENSINGTON        80.00                   0.250             0.016
4566282  LIVINGSTON        52.09                   0.250             0.016
4566319  SANDY             60.12                   0.250             0.016
4566320  MCLEAN            80.00                   0.250             0.016
4566323  ALPHARETTA        73.93                   0.250             0.016
4566351  MONROE            80.00                   0.250             0.016
4566356  CHATSWORTH        71.70                   0.250             0.016
4566362  WASHINGTON        70.18                   0.250             0.016
4566390  STILLWATER        70.00                   0.250             0.016
4566393  PARKER            80.00                   0.250             0.016
4566428  RICHMOND          78.82                   0.250             0.016
4566488  TAYLORSVILLE      90.00          01       0.250             0.016
4566527  HAYWARD           80.00                   0.250             0.016
4566552  MERRICK           59.70                   0.250             0.016
4566607  BARGERSVILLE      63.02                   0.250             0.016
4566663  ENGLEWOOD         75.56                   0.250             0.016
4566692  OAKLAND           68.57                   0.250             0.016
4566700  LOS ANGELES       79.20                   0.250             0.016
4566757  BELLINGHAM        75.00                   0.250             0.016
4566779  FORT LEE          90.00          01       0.250             0.016
4566814  LITTLE ROCK       70.87                   0.250             0.016
4566840  BOWIE             90.00                   0.250             0.016
4566847  SAN FRANCISCO     80.00                   0.250             0.016
4566937  MONTE SERENO      45.40                   0.250             0.016
4567019  WATER MILL        74.61                   0.250             0.016
4567033  DALLAS            79.66                   0.250             0.016
4567039  MOORESTOWN        78.80                   0.250             0.016
4567048  BELLEMEAD         77.10                   0.250             0.016
4567051  SAN JOSE          68.09                   0.250             0.016
4567086  BALTIMORE         80.00                   0.250             0.016
4567094  SAN LEANDRO       80.00                   0.250             0.016
4567187  YORKTOWN HEIGHTS  80.00                   0.250             0.016
4567261  AMAGANSETT        51.34                   0.250             0.016
4567267  BERNARDS TOWNSHIP 69.30                   0.250             0.016
4567333  WATERFORD         64.60                   0.250             0.016
4567334  GERMANTOWN        80.00                   0.250             0.016
4567339  BRIDGEWATER       74.99                   0.250             0.016
4567356  NAPLES            80.00                   0.250             0.016
4567364  HARVEY            82.54          13       0.250             0.016
4567385  FAIRFAX STATION   71.09                   0.250             0.016
4567389  VIRGINIA BEACH    80.00                   0.250             0.016
4567392  PARK CITY         65.00                   0.250             0.016
4567452  TUCSON            25.00                   0.250             0.016
4567456  YUMA              80.00                   0.250             0.016
4567467  NASHVILLE         72.06                   0.250             0.016
4567474  HOUSTON           71.99                   0.250             0.016
4567482  WELLESLEY         80.00                   0.250             0.016
4567485  WEST LINN         80.00                   0.250             0.016
4567493  BOUNTIFUL         77.90                   0.250             0.016
4567509  NEW YORK          71.55                   0.250             0.016
4567535  LONG BRANCH       76.19                   0.250             0.016
4567550  LINDON            94.99          13       0.250             0.016
4567552  SAINT JAMES       72.45                   0.250             0.016
4567554  BOISE             80.00                   0.250             0.016
 4567570 BETHEL            72.29                   0.250             0.016
 4567590 INDIANAPOLIS      70.14                   0.250             0.016
 4567603 GAITHERSBURG      79.59                   0.250             0.016
 4567604 LENEXA            78.29                   0.250             0.016
4567607  UNIVERSITY PARK   66.33                   0.250             0.016
4567624  SOUTH SAN         80.00                   0.250             0.016
         FRANCISCO
4567627  TULLY             80.00                   0.250             0.016
4567634  WOODBINE          80.00                   0.250             0.016
4567637  SCOTTSDALE        42.00                   0.250             0.016
4567653  LARCHMONT         80.00                   0.250             0.016
4567663  GREENVILLE        90.00          13       0.250             0.016
4567673  LAGUNA HILLS      89.90                   0.250             0.016
4567680  PORTLAND          79.99                   0.250             0.016
4567694  FOOTHILL RANCH    90.00          33       0.250             0.016
4567714  LITTLETON         62.57                   0.250             0.016
4567720  SIMI VALLEY       89.87          11       0.250             0.016
4567740  SIMI VALLEY       90.00          33       0.250             0.016
4567757  HUNTINGTON BEACH  76.13                   0.250             0.016
4567768  CARMEL            80.00                   0.250             0.016
4567796  WATCHUNG          80.00                   0.250             0.016
4567800  CLIFFSIDE PARK    80.00                   0.250             0.016
4567828  COSTA MESA        59.52                   0.250             0.016
4567847  COMMACK           85.00          01       0.250             0.016
4567867  TENAFLY           80.00                   0.250             0.016
4567873  WELLINGTON        80.00                   0.250             0.016
4567888  YUMA              75.00                   0.250             0.016
4567894  GAINESVILLE       66.67                   0.250             0.016
4567896  SOUTH BRUNSWICK   89.96          11       0.250             0.016
4567930  SIMI VALLEY       70.37                   0.250             0.016
4567931  AUSTIN            74.36                   0.250             0.016
4567938  FAIRFAX           80.00                   0.250             0.016
4567942  RIVERSIDE         54.05                   0.250             0.016
4567945  CONCORD           90.00          01       0.250             0.016
4567946  GARDEN CITY       80.00                   0.250             0.016
4567951  OTTAWA            80.00                   0.250             0.016
4567955  WYCKOFF           57.50                   0.250             0.016
4567956  FRANKLIN          75.68                   0.250             0.016
4567959  NASHVILLE         75.00                   0.250             0.016
4567960  CLIFTON           58.04                   0.250             0.016
4567978  RARITAN           19.08                   0.250             0.016
4567987  MAPLETON          75.71                   0.250             0.016
4568001  TORRANCE          58.14                   0.250             0.016
4568010  BROOKLYN          80.00                   0.250             0.016
4568028  BOZEMAN           74.97                   0.250             0.016
4568040  OCEAN CITY        65.69                   0.250             0.016
4568082  KLAMATH FALLS     71.43                   0.250             0.016
4568099  MADISON           80.00                   0.250             0.016
4568154  DOVER PLAINS      80.00                   0.250             0.016
4568157  PORT CHESTER      80.00                   0.250             0.016
4568168  SAN JOSE          80.00                   0.250             0.016
4568183  KENT              70.76                   0.250             0.016
4568207  PASSAIC           89.47          33       0.250             0.016
4568249  CARSON CITY       72.98                   0.250             0.016
4568259  SAN JOSE          89.99          11       0.250             0.016
4568386  GARDINER          80.00                   0.250             0.016
4568394  EVERETT           90.00          01       0.250             0.016
4568396  MANHATTAN BEACH   75.56                   0.250             0.016
4568403  LARCHMONT         80.00                   0.250             0.016
4568410  PARADISE VALLEY   69.71                   0.250             0.016
4568419  ALPHARETTA        88.13          12       0.250             0.016
4568431  WEST LINN         80.00                   0.250             0.016
4568495  NASHVILLE         80.00                   0.250             0.016
4568606  CHELMSFORD        90.00                   0.250             0.016
4568631  MILPITAS          60.30                   0.250             0.016
4568634  FORT WORTH        77.18                   0.250             0.016
4568654  IMPERIAL BEACH    90.00                   0.250             0.016
4568659  METAIRIE          73.17                   0.250             0.016
4568674  SAN DIEGO         79.99                   0.250             0.016
4568688  SOUTHLAKE         75.00                   0.250             0.016
4568694  GAINESVILLE       84.99          12       0.250             0.016
4568712  VIENNA            80.00                   0.250             0.016
4568780  NEWPORT BEACH     65.00                   0.250             0.016
4568785  BERKELEY HEIGHTS  52.33                   0.250             0.016
4568793  COLD SPRING       80.00                   0.250             0.016
         HARBOR
4568826  OAKLAND           80.00                   0.250             0.016
4568877  WOODLAND HILLS    76.70                   0.250             0.016
4568885  POQUOSON          94.99          13       0.250             0.016
4568896  VIRGINIA BEACH    77.37                   0.250             0.016
4568903  SCOTCH PLAINS     77.46                   0.250             0.016
4568908  NAPA              76.31                   0.250             0.016
4568920  DESTIN            89.93          13       0.250             0.016
4568930  SCOTTSDALE        80.00                   0.250             0.016
4568953  GREAT FALLS       80.00                   0.250             0.016
4568963  COLORADO SPRINGS  80.00                   0.250             0.016
4568968  FISHERS           53.85                   0.250             0.016
4568975  PEWAUKEE          90.00          13       0.250             0.016
4569024  INDIALANTIC       90.00          33       0.250             0.016
4569027  LAKE HAVASU CITY  68.09                   0.250             0.016
4569062  CHAPEL HILL       90.00          06       0.250             0.016
4569076  SANTA BARBARA     74.63                   0.250             0.016
4569143  HOLMDEL           52.63                   0.250             0.016
4569146  CLARKSVILLE       80.00                   0.250             0.016
4569158  EL CAJON          80.00                   0.250             0.016
4569170  CAMARILLO         80.00                   0.250             0.016
4569175  CAMARILLO         89.79          11       0.250             0.016
4569178  FAIRFAX           95.00          06       0.250             0.016
4569237  PLANTATION        66.83                   0.250             0.016
4569241  TRAPPE            68.59                   0.250             0.016
4569244  BRANDYWINE        88.95          01       0.250             0.016
4569260  SAN CLEMENTE      89.89                   0.250             0.016
4569277  LOS GATOS         90.00          01       0.250             0.016
4569281  LITTLE ROCK       90.00          17       0.250             0.016
4569287  CHESAPEAKE        80.00                   0.250             0.016
4569294  HERSHEY           79.28                   0.250             0.016
4569302  PORT SAINT LUCIE  75.00                   0.250             0.016
4569306  CHARLOTTESVILLE   66.67                   0.250             0.016
4569308  BOCA RATON        89.77          01       0.250             0.016
4569314  GLEN MILLS        80.00                   0.250             0.016
4569317  RICHMOND          90.00          12       0.250             0.016
4569318  REDWOOD CITY      52.72                   0.250             0.016
4569326  HINGHAM           80.00                   0.250             0.016
4569332  KERNERSVILLE      80.00                   0.250             0.016
4569334  GAITHERSBURG      94.99          12       0.250             0.016
4569337  GLEN ALLEN        94.94          13       0.250             0.016
4569340  POTOMAC           80.00                   0.250             0.016
4569343  YORKTOWN          86.27          06       0.250             0.016
4569350  LAPLATA           89.99          01       0.250             0.016
4569354  WEST CHESTER      80.00                   0.250             0.016
4569356  PLANTATION        90.00          12       0.250             0.016
4569357  ANNAPOLIS         61.66                   0.250             0.016
4569362  PLANTATION        55.66                   0.250             0.016
4569369  BIRMINGHAM        79.80                   0.250             0.016
4569372  MT AIRY           79.41                   0.250             0.016
4569375  MILLERSVILLE      74.76                   0.250             0.016
4569386  KENNESAW          89.99          06       0.250             0.016
4569417  WASHINGTON        59.14                   0.250             0.016
4569420  PORTLAND          79.93                   0.250             0.016
4569437  CLIFTON           85.00          13       0.250             0.016
4569479  VALLEJO           80.00                   0.250             0.016
4569484  LA HABRA          89.80          06       0.250             0.016
4569499  GEIGER KEY        74.32                   0.250             0.016
4569504  ST PAUL           75.00                   0.250             0.016
4569527  EUGENE            80.00                   0.250             0.016
4569556  CAREFREE          68.97                   0.250             0.016
4569595  METAIRIE          72.27                   0.250             0.016
4569608  SAN JOSE          95.00          13       0.250             0.016
4569620  BAKERSFIELD       75.00                   0.250             0.016
4569632  HANALEI           58.63                   0.250             0.016
4569665  AQUEBOGUE         90.00          01       0.250             0.016
4569681  NOVATO            80.00                   0.250             0.016
4569704  CHELMSFORD        74.75                   0.250             0.016
4569708  DULUTH            65.57                   0.250             0.016
4569719  SOUTH DARTMOUTH   90.00          13       0.250             0.016
4569723  BLUFFDALE         76.01                   0.250             0.016
4569767  NORTH SALEM       80.00                   0.250             0.016
4569780  WAILUKU           80.00                   0.250             0.016
4569844  EAST HAMPTON      75.00                   0.250             0.016
4569865  GOLDENS BRIDGE    80.00                   0.250             0.016
4569873  SAN FRANCISCO     80.00                   0.250             0.016
4569902  SAN LORENZO       79.82                   0.250             0.016
4569946  ALPINE            68.57                   0.250             0.016
4569967  SANDY             79.37                   0.250             0.016
4569970  CUMMING           90.00          11       0.250             0.016
4570010  LOS ANGELES       69.00                   0.250             0.016
4570054  CHINO HILLS       75.65                   0.250             0.016
4570056  SARASOTA          68.97                   0.250             0.016
4570095  PIEDMONT          80.00                   0.250             0.016
4570117  PASADENA          86.27          11       0.250             0.016
4570141  SAN DIEGO         80.00                   0.250             0.016
4570148  PLAINVIEW         80.00                   0.250             0.016
4570150  CHATHAM           70.00                   0.250             0.016
4570154  FORT LAUDERDALE   80.00                   0.250             0.016
4570204  FORT LAUDERDALE   79.97                   0.250             0.016
4570209  MORGAN HILL       80.00                   0.250             0.016
4570232  CRANBURY          90.00          06       0.250             0.016
4570269  SALT LAKE CITY    58.33                   0.250             0.016
4570313  LOS ANGELES       60.00                   0.250             0.016
4570341  MILPITAS          80.00                   0.250             0.016
4570348  SOUTH SALEM       92.50          06       0.250             0.016
4570352  LOS ALTOS HILLS   67.09                   0.250             0.016
4570410  EDGEWATER         69.99                   0.250             0.016
4570413  BELLE HARBOR      90.00          33       0.250             0.016
4570439  NORTH SALT LAKE   80.00                   0.250             0.016
4570443  HOUSTON           94.94          33       0.250             0.016
4570450  EMMAUS            78.95                   0.250             0.016
4570465  GLEN ELLEN        75.00                   0.250             0.016
4570498  BETHANY BEACH     28.64                   0.250             0.016
4570501  SUNNYVALE         41.67                   0.250             0.016
4570536  RIVERSIDE         79.70 FX30YR            0.250             0.016
4570577  SAN JOSE          67.18                   0.250             0.016
4570587  FOREST HILLS      74.36                   0.250             0.016
4570601  HIGHLANDS RANCH   52.38                   0.250             0.016
4570606  MESA              88.28          06       0.250             0.016
4570610  BEVERLY           90.00          12       0.250             0.016
4570633  POINT LOOKOUT     80.00                   0.250             0.016
4570657  OCEAN CITY        79.65                   0.250             0.016
4570672  IRVINE            71.75                   0.250             0.016
4570696  CLIFTON           79.23                   0.250             0.016
4570722  EXETER            35.21                   0.250             0.016
4570728  LAGUNA NIGUEL     62.50                   0.250             0.016
4570731  SAN DIEGO         63.17                   0.250             0.016
4570747  PLAINFIELD        74.70                   0.250             0.016
4570748  CLARSKVILLE       57.78                   0.250             0.016
4570763  MUKILTEO          80.00                   0.250             0.016
4570818  PLEASANT VIEW     69.40                   0.250             0.016
4570819  CROTON-ON-HUDSON  80.00                   0.250             0.016
4570870  WARREN            71.43                   0.250             0.016
4570882  ALAMEDA           89.97                   0.250             0.016
4570907  CORTLANDT         54.44                   0.250             0.016
4570910  LONGBOAT KEY      74.98                   0.250             0.016
4570927  GERMANTOWN        80.00                   0.250             0.016
4570955  GRANADA HILLS     86.79          06       0.250             0.016
4570978  WATCHUNG BOROUGH  90.00          06       0.250             0.016
4570996  ROCKVILLE         79.99                   0.250             0.016
4571015  SUDBURY           69.36                   0.250             0.016
4571023  ALEXANDRIA        73.89                   0.250             0.016
4571033  PALMYRA           63.03                   0.250             0.016
4571080  EAST HAMPTON      68.49                   0.250             0.016
4571103  DAVIE             80.00                   0.250             0.016
4571133  REDONDO BEACH     90.00                   0.250             0.016
4571147  CAMPBELL          90.00                   0.250             0.016
4571172  TEANECK           67.38                   0.250             0.016
4571176  PORTLAND          90.00          06       0.250             0.016
4571179  BOUNTIFUL         94.98          06       0.250             0.016
4571180  SHAKOPEE          60.00                   0.250             0.016
4571208  MARIETTA          80.00                   0.250             0.016
4571229  HASTINGS-ON-HUDSON80.00                   0.250             0.016
4571233  BATON ROUGE       79.90                   0.250             0.016
4571240  OLNEY             79.99                   0.250             0.016
4571245  LAKE FOREST       85.00          06       0.250             0.016
4571252  PARADISE VALLEY   84.99          17       0.250             0.016
4571273  LOVELAND          75.00                   0.250             0.016
4571275  PHOENIX           41.93                   0.250             0.016
4571283  OCEAN CITY        72.56                   0.250             0.016
4571305  GREAT FALLS       70.94                   0.250             0.016
4571308  BOCA RATON        75.00                   0.250             0.016
4571406  DEEPHAVEN         37.43                   0.250             0.016
4571452  NORTH SALT LAKE   77.78                   0.250             0.016
4571467  IJAMSVILLE        79.99                   0.250             0.016
4571486  AMAGANSETT        26.79                   0.250             0.016
4571497  FORT PIERCE       80.00                   0.250             0.016
4571531  SARATOGA          65.86                   0.250             0.016
4571536  HENDERSON         74.84                   0.250             0.016
4571577  CLOVIS            65.04                   0.250             0.016
4571637  CORAL SPRINGS     80.00                   0.250             0.016
4571639  KELLER            90.00                   0.250             0.016
4571641  WEST LAFAYETTE    79.97                   0.250             0.016
4571642  FREMONT           74.67                   0.250             0.016
4571660  WOODBRIDGE        94.99          13       0.250             0.016
4571680  LOS GATOS         80.00                   0.250             0.016
4571713  TIGARD            80.00                   0.250             0.016
4571761  CEDARPINES PARK   80.00                   0.250             0.016
4571774  DIX HILLS         90.00          06       0.250             0.016
4571865  DANA POINT        80.00                   0.250             0.016
4571882  SCOTTSDALE        48.50                   0.250             0.016
4571893  TYLER             90.00          12       0.250             0.016
4571983  PELHAM MANOR      66.37                   0.250             0.016
4571994  YORBA LINDA       80.00                   0.250             0.016
4572002  WEST PALM BEACH   74.99                   0.250             0.016
4572008  PALO ALTO         75.19                   0.250             0.016
4572015  PLEASANTON        84.25          12       0.250             0.016
4572016  EAST HAMPTON      80.00                   0.250             0.016
4572018  IMPERIAL          79.99                   0.250             0.016
4572028  ARLINGTON         78.26                   0.250             0.016
4572034  LITTLE NECK       80.00                   0.250             0.016
4572038  OCEANSIDE         75.00                   0.250             0.016
4572049  STOCKTON          89.98          17       0.250             0.016
4572121  OCEAN SPRINGS     80.00                   0.250             0.016
4572160  BERKELEY          69.00                   0.250             0.016
4572199  SONOMA            60.77                   0.250             0.016
4572206  AURORA            76.47                   0.250             0.016
4572216  LOS ANGELES       54.17                   0.250             0.016
4572228  EADS              51.28                   0.250             0.016
4572239  SAN JOSE          80.00                   0.250             0.016
4572248  EDMONDS           65.63                   0.250             0.016
4572318  SANTA CLARA       80.00                   0.250             0.016
4572358  MORRISTOWN        26.08                   0.250             0.016
4572373  BERNARDSVILLE     75.90                   0.250             0.016
4572408  SOUTH LYON        70.31                   0.250             0.016
4572416  NEW ROCHELLE      94.00          11       0.250             0.016
4572468  STATELINE         80.00                   0.250             0.016
4572478  BETHESDA          90.00          33       0.250             0.016
4572480  GURNEE            26.57                   0.250             0.016
4572486  PLYMOUTH          76.44                   0.250             0.016
4572534  HUNTINGTON BEACH  89.92                   0.250             0.016
4572585  WICHITA           90.00                   0.250             0.016
4572589  SAN JOSE          74.99                   0.250             0.016
4572638  MUKILTEO          62.50                   0.250             0.016
4572669  HOUSTON           74.20                   0.250             0.016
4572679  CAREFREE          56.04                   0.250             0.016
4572683  SAN JOSE          80.00                   0.250             0.016
4572693  CHANHASSEN        80.00                   0.250             0.016
4572723  SCOTTS VALLEY     75.00                   0.250             0.016
4572732  UNION CITY        89.98          17       0.250             0.016
4572743  BEDFORD           63.27                   0.250             0.016
4572813  PLEASANTON        79.99                   0.250             0.016
4572819  NEWPORT BEACH     69.88                   0.250             0.016
4572862  SANDY             70.99                   0.250             0.016
4572867  CLACKAMAS         72.46                   0.250             0.016
4572868  CONYERS           80.00                   0.250             0.016
4572881  MARIETTA          90.00          11       0.250             0.016
4572891  SAN CARLOS        80.00                   0.250             0.016
4572901  CYPRESS           80.00                   0.250             0.016
4572903  NEW YORK          80.00                   0.250             0.016
4572921  ISSAQUAH          90.00          13       0.250             0.016
4572976  SANTA CRUZ        80.00                   0.250             0.016
4572992  LAFAYETTE         67.42                   0.250             0.016
4573010  SAN JOSE          90.00                   0.250             0.016
4573014  SILVERADO         88.70          33       0.250             0.016
4573024  CUPERTINO         77.27                   0.250             0.016
4573036  DOVE CANYON       90.00          11       0.250             0.016
4573048  SOUTHAMPTON       80.00                   0.250             0.016
4573093  SAN RAMON         74.21                   0.250             0.016
4573107  DANA POINT        75.00                   0.250             0.016
4573110  COSTA MESA        45.45                   0.250             0.016
4573161  HOWELL            75.71                   0.250             0.016
4573167  SEATTLE           68.70                   0.250             0.016
4573183  MONTEBELLO        93.41          33       0.250             0.016
4573188  BEVERLY HILLS     56.00                   0.250             0.016
4573236  LAKE ARROWHEAD    79.99                   0.250             0.016
4573240  SAN CLEMENTE      80.00                   0.250             0.016
4573267  SANTA FE          77.07                   0.250             0.016
4573268  STERLING          89.06          33       0.250             0.016
4573282  GROVELAND         80.00                   0.250             0.016
4573337  ORANGE            87.34          17       0.250             0.016
4573340  SAN DIEGO         56.58                   0.250             0.016
4573398  BROKEN ARROW      78.69                   0.250             0.016
4573401  CHARLESTON        74.92                   0.250             0.016
4573404  BELMONT           79.22                   0.250             0.016
4573429  SCOTTSDALE        39.13                   0.250             0.016
4573432  CENTREVILLE       80.00                   0.250             0.016
4573454  DALLAS            90.00          12       0.250             0.016
4573489  MARIETTA          64.33                   0.250             0.016
4573503  CUPERTINO         79.51                   0.250             0.016
4573519  OMAHA             79.98                   0.250             0.016
4573541  GREAT RIVER       89.99                   0.250             0.016
4573545  COLUMBIA          85.93                   0.250             0.016
4573555  FORT SALONGA      80.00                   0.250             0.016
4573566  SCOTTSDALE        89.90          11       0.250             0.016
4573615  GREEN BROOK       77.32                   0.250             0.016
4573648  FRANKLIN          80.00                   0.250             0.016
4573689  VICTORVILLE       75.59                   0.250             0.016
4573732  THOUSAND OAKS     75.00                   0.250             0.016
4573766  AUSTIN            80.00                   0.250             0.016
4573787  CARLSBAD          79.99                   0.250             0.016
4573887  SAN RAMON         83.86          17       0.250             0.016
4573897  FORT WORTH        69.84                   0.250             0.016
4573904  RIDGEFIELD        90.00                   0.250             0.016
4573931  FORT WORTH        74.34                   0.250             0.016
4574002  IRVINE            79.99                   0.250             0.016
4574021  DALY CITY         88.63          06       0.250             0.016
4574040  LOVELAND          80.00                   0.250             0.016
4574066  SAN FRANCISCO     90.00                   0.250             0.016
4574105  GILROY            88.10          12       0.250             0.016
4574244  LOS ANGELES       79.93                   0.250             0.016
         (ENCINO AREA)
4574247  LOVELAND          50.08                   0.250             0.016
4574258  JACKSONVILLE      61.64                   0.250             0.016
4574266  PAEONIAN SPRINGS  80.00                   0.250             0.016
4574370  LIVINGSTON        80.00                   0.250             0.016
4574423  MAHWAH            78.67                   0.250             0.016
4574429  BEAVERTON         80.00                   0.250             0.016
4574459  SARASOTA          74.77                   0.250             0.016
4574465  GARDEN CITY SOUTH 80.00                   0.250             0.016
4574506  DAMASCUS          80.00                   0.250             0.016
4574600  VILLA PARK        67.22                   0.250             0.016
4574624  AGOURA HILLS      80.00                   0.250             0.016
4574629  MESA              89.99          12       0.250             0.016
4574636  IRVINE            79.99                   0.250             0.016
4574637  CINCINNATI        78.44                   0.250             0.016
4574639  WESTLAKE VILLAGE  89.98          01       0.250             0.016
4574658  STILLWATER        67.71                   0.250             0.016
4574668  LONG BEACH        80.00                   0.250             0.016
4574719  BAINBRIDGE ISLAND 80.00                   0.250             0.016
4574735  MORRISTOWN        80.00                   0.250             0.016
4574764  SAN JOSE          80.00                   0.250             0.016
4574769  HENDERSON         80.00                   0.250             0.016
4574771  CYPRESS           79.98                   0.250             0.016
4574777  MAITLAND          79.84                   0.250             0.016
4574797  SAN JOSE          80.00                   0.250             0.016
4574884  CINCINNATI        62.35                   0.250             0.016
4574901  SAN JOSE          66.00                   0.250             0.016
4574910  ACCOKEEK          79.99                   0.250             0.016
4574930  LOS ANGELES       78.94                   0.250             0.016
4574951  MISSION VIEJO     90.00          33       0.250             0.016
4574953  GREENWICH         80.00                   0.250             0.016
4574978  RANCHO PALOS      68.47                   0.250             0.016
         VERDES
4574985  ENGLEWOOD         48.91                   0.250             0.016
4575034  ALEDO             74.79                   0.250             0.016
4575132  PHOENIX           80.00                   0.250             0.016
4575139  HERNDON           79.99                   0.250             0.016
4575166  YORBA LINDA       79.37                   0.250             0.016
4575275  MARTINSVILLE      63.12                   0.250             0.016
4575319  SANDY             72.73                   0.250             0.016
4575321  CARLSTADT         80.00                   0.250             0.016
4575338  WEST HARTFORD     72.22                   0.250             0.016
4575347  DENVER            79.67                   0.250             0.016
4575349  EL GRANADA        67.53                   0.250             0.016
4575353  LITTLETON         65.00                   0.250             0.016
4575362  CAMARILLO         90.00          06       0.250             0.016
4575385  NORDLAND          80.00                   0.250             0.016
4575402  WESTOVER HILLS    40.00                   0.250             0.016
4575415  SNOHOMISH         64.66                   0.250             0.016
4575423  BILLERICA         90.00          17       0.250             0.016
4575427  LOS ANGELES       75.52                   0.250             0.016
4575428  HOUSTON           80.00                   0.250             0.016
4575481  EUGENE            74.79                   0.250             0.016
4575529  HOUMA             64.90                   0.250             0.016
4575532  AUBURN            80.00                   0.250             0.016
4575693  MORRIS TOWNSHIP   75.53                   0.250             0.016
4575807  KITTY HAWK        80.00                   0.250             0.016
4575817  MADISON           68.57                   0.250             0.016
4575863  TUSTIN            80.00                   0.250             0.016
4575869  WARDWICK          80.00                   0.250             0.016
4575879  ENCINO            80.00                   0.250             0.016
4575893  LINDON            94.00          13       0.250             0.016
4575897  BOSTON            65.27                   0.250             0.016
4575898  VIRGINIA BEACH    80.00                   0.250             0.016
4575901  TORRANCE          80.00                   0.250             0.016
4575905  SAN DIEGO         75.00                   0.250             0.016
4575922  LOS ANGELES       82.26          06       0.250             0.016
4575924  RANCHO PALOS      68.00                   0.250             0.016
         VERDES
4575939  ALAMEDA           67.60                   0.250             0.016
4575989  SAN FRANCISCO     75.22                   0.250             0.016
4576022  WESTWOOD          64.29                   0.250             0.016
4576083  DULUTH            80.00                   0.250             0.016
4576095  SEATTLE           61.94                   0.250             0.016
4576114  KATONAH           79.93                   0.250             0.016
4576135  NEWCASTLE         59.77                   0.250             0.016
4576147  NORTH SALT LAKE   78.19                   0.250             0.016
4576149  TIGARD            75.54                   0.250             0.016
4576156  PARKER            56.82                   0.250             0.016
4576171  SUPERIOR          80.00                   0.250             0.016
4576191  SMYRNA            90.00          12       0.250             0.016
4576274  FAYETTEVILLE      70.00                   0.250             0.016
4576303  SEAFORD           80.00                   0.250             0.016
4576305  EASTCHESTER       79.47                   0.250             0.016
4576326  LEWISBORO         74.97                   0.250             0.016
4576422  BERKELEY          73.17                   0.250             0.016
4576447  UNION CITY        94.98          12       0.250             0.016
4576456  CHARLOTTE         80.00                   0.250             0.016
4576458  EL GRANADA        80.00                   0.250             0.016
4576460  THOUSAND OAKS     80.00                   0.250             0.016
4576468  ISSAQUAH          70.03                   0.250             0.016
4576471  PHOENIX           89.98          12       0.250             0.016
4576480  SOMERS            73.22                   0.250             0.016
4576482  PROSPECT          68.52                   0.250             0.016
4576488  ROSELAND          69.23                   0.250             0.016
4576548  RYE               70.77                   0.250             0.016
4576582  LAGUNA NIGUEL     79.99                   0.250             0.016
4576708  WESTPORT          75.00                   0.250             0.016
4576749  NOVI              78.65                   0.250             0.016
4576768  SEBASTOPOL        80.00                   0.250             0.016
4576810  EAST HAMPTON      72.29                   0.250             0.016
4576843  FAIRBANKS         89.74          11       0.250             0.016
4576884  FORT WORTH        80.00                   0.250             0.016
4577167  BETHESDA          80.00                   0.250             0.016
4577169  PONTE VEDRA BEACH 79.97                   0.250             0.016
4577173  NORWALK           86.08          12       0.250             0.016
4577176  KATY              90.00          11       0.250             0.016
4577179  THE WOODLANDS     79.99                   0.250             0.016
4577194  AUSTIN            80.00                   0.250             0.016
4577196  SEAFORD           79.99                   0.250             0.016
4577206  YONKERS           80.00                   0.250             0.016
4577271  WILLIAMS BAY      68.85                   0.250             0.016
4577290  SOUTH ORLEANS     79.92                   0.250             0.016
4577347  BROOKLYN          80.00                   0.250             0.016
4577401  KENNESAW          78.95                   0.250             0.016
4577519  LOS GATOS         80.00                   0.250             0.016
4577580  NEWPORT BEACH     75.81                   0.250             0.016
4577685  RIALTO            66.67                   0.250             0.016
4577701  LAS VEGAS         75.00                   0.250             0.016
4577726  ALPINE            78.57                   0.250             0.016
4577744  ASHBURN           90.00          33       0.250             0.016
4577786  FREMONT           52.52                   0.250             0.016
4577798  MIAMI BEACH       70.00                   0.250             0.016
4577800  FAIRFAX STATION   75.80                   0.250             0.016
4577840  LOCKHART          69.97                   0.250             0.016
4577891  SAN CLEMENTE      90.00                   0.250             0.016
4577950  CHANDLER          89.99          33       0.250             0.016
4577966  BERKELEY          65.00                   0.250             0.016
4578090  DALLAS            69.82                   0.250             0.016
4578107  BURLINGAME        80.00                   0.250             0.016
4578114  BURLINGAME        89.98                   0.250             0.016
4578115  CORRALES          39.61                   0.250             0.016
4578116  PACIFIC PALISADES 80.00                   0.250             0.016
4578137  WHITTIER          86.54          33       0.250             0.016
4578166  SAN DIEGO         76.17                   0.250             0.016
4578170  BURBANK           78.92                   0.250             0.016
4578224  LAGUNA NIGUEL     84.98          01       0.250             0.016
4578239  LAKE FOREST       80.00                   0.250             0.016
4578245  PASADENA          79.52                   0.250             0.016
4578326  AGOURA HILLS      73.51                   0.250             0.016
4578346  MCLEAN            71.02                   0.250             0.016
4578372  SEABROOK          90.00          12       0.250             0.016
4578376  IRVINE            80.00                   0.250             0.016
4578397  BELLA VISTA       79.29                   0.250             0.016
4578446  SAN FRANCISCO     87.71                   0.250             0.016
4578453  FREMONT           78.26                   0.250             0.016
4578474  ORANGE            80.00                   0.250             0.016
4578481  SAN BRUNO         80.00                   0.250             0.016
4578485  IRVINE            79.99                   0.250             0.016
4578489  TRUCKEE           80.00                   0.250             0.016
4578491  SUNNYVALE         70.68                   0.250             0.016
4578511  BENICIA           80.00                   0.250             0.016
4578562  CORONA DEL MAR    80.00                   0.250             0.016
4578655  CHEYENNE          60.52                   0.250             0.016
4578672  SAN JOSE          80.00                   0.250             0.016
4578780  THOUSAND OAKS     75.74                   0.250             0.016
4578810  OAKTON            69.41                   0.250             0.016
4578986  SEATTLE           78.38                   0.250             0.016
4579155  KATONAH           65.95                   0.250             0.016
4579186  SAN JOSE          94.99          11       0.250             0.016
4579188  PLANO             80.00                   0.250             0.016
4579222  WOODBRIDGE        79.41                   0.250             0.016
4579380  PALOS VERDES      75.00                   0.250             0.016
         ESTATES
4579383  PALO ALTO         65.59                   0.250             0.016
4579388  UPLAND            75.00                   0.250             0.016
4579396  RESTON            95.00                   0.250             0.016
4579518  SAN JOSE          80.00                   0.250             0.016
4579537  EASTON            40.31                   0.250             0.016
4579582  GRAHAM            80.00                   0.250             0.016
4579697  SALT LAKE CITY    80.00                   0.250             0.016
4579710  SCOTTSDALE        75.00                   0.250             0.016
4579808  TIGARD            67.65                   0.250             0.016
4579811  GILROY            79.37                   0.250             0.016
4580300  SEWICKLEY         74.99                   0.250             0.016
4580310  SYKESVILLE        68.90                   0.250             0.016
4580311  COHASSET          66.87                   0.250             0.016
4580313  N. POTOMAC        80.00                   0.250             0.016
4580318  LA GRANGE         52.95                   0.250             0.016
4580327  WICHITA           75.00                   0.250             0.016
4580338  PORTLAND          64.44                   0.250             0.016
4580344  PACIFIC           25.48                   0.250             0.016
         PALISADES AREA
4580346  WICHITA           80.00                   0.250             0.016
4580377  ORLAND PARK       79.99                   0.250             0.016
4580389  HINSDALE          80.00                   0.250             0.016
4580396  FRANKLIN          53.32                   0.250             0.016
4580449  HUNTLEY           75.00                   0.250             0.016
4580482  WAYLAND           80.00                   0.250             0.016
4580565  AUSTIN            79.99                   0.250             0.016
4580572  TOWN AND COUNTRY  51.95                   0.250             0.016
4580582  LEXINGTON         73.99                   0.250             0.016
4580599  DAVIDSONVILLE     84.36                   0.250             0.016
4580609  MOSELEY           62.67                   0.250             0.016
4580835  ATLANTA           90.00          06       0.250             0.016
4580980  FRESNO            77.17                   0.250             0.016
4581453  SAN CLEMENTE      84.38          13       0.250             0.016
4582611  BETHESDA          87.27          01       0.250             0.016
4582683  RICHMOND          77.66                   0.250             0.016
4583112  SAN JUAN          79.98                   0.250             0.016
         CAPISTRANO
4583128  GARLAND           79.99                   0.250             0.016
4583601  YORBA LINDA       80.00                   0.250             0.016

                                   EXHIBIT F-3



            [Schedule of Mortgage Loans Serviced by Other Servicers]


NASCOR
NMI / 1997-6  Exhibit F-3
(Part A)
30 YEAR FIXED RATE NON-RELOCATION
LOANS


(i)     (ii)                             (iii)    (iv)     (v)      (vi)          (vii)     (viii)     (ix)
-----   -----------------                -------  ------- --------  -----------   --------- -----------------------
                                                           NET                                          CUT-OFF
MORTGAGE                                          MORTGAGE MORTGAGE CURRENT       ORIGINAL  SCHEDULED   DATE
LOAN                                ZIP  PROPERTY INTEREST INTEREST MONTHLY       TERM TO   MATURITY    PRINCIPAL
NUMBER  CITY                 STATE  CODE TYPE     RATE     RATE     PAYMENT       MATURITY  DATE        BALANCE
------------------------   ---------------------- ----------------- ------------- --------- -----------------------
4521422 ENGLEWOOD            CO     80111  SFD     7.625    7.359   $2,916.12     360        1-Mar-26   $407,972.08
4543502 STERLING HGTS        MI     48312  SFD     8.625    8.359   $1,750.03     360        1-Sep-26   $224,047.23
4544231 NOBLESVILLE          IN     46060  SFD     7.875    7.609   $2,588.50     360        1-Aug-26   $354,988.75
4544387 ORANGE               CA     92667  SFD     8.000    7.734   $1,648.77     360        1-Oct-26   $223,780.16
4546177 ORLANDO              FL     32820  SFD     8.750    8.484   $2,117.07     353        1-Feb-26   $266,834.43
4550186 PARADISE VALLEY      AZ     85253  SFD     8.875    8.609   $1,790.20     360        1-Aug-26   $223,964.39
4557722 GOODLETTSVILLE       TN     37072  SFD     8.625    8.359   $1,684.70     360        1-Nov-26   $215,696.26
4563250 PLYMOUTH             MN     55441  SFD     8.000    7.734   $1,761.04     360        1-Feb-27   $239,676.85
4563907 BONITA SPRINGS       FL     33923  SFD     8.250    7.984   $3,012.58     360        1-Feb-27   $400,486.84
4567620 LOXAHATCHEE          FL     33470  SFD     8.125    7.859   $1,715.17     360        1-Jan-27   $230,543.60
4568720 ZIONSVILLE           IN     46077  SFD     7.750    7.484   $1,576.11     360        1-Jan-27   $219,434.71
4568724 PERRYSBURG           OH     43551  SFD     8.000    7.734   $3,661.49     360        1-Jan-27   $497,988.82
4568778 DUBLIN               OH     43017  SFD     8.500    8.234   $2,768.09     360        1-Mar-27   $359,781.91
4568788 HAMILTON             OH     45011  SFD     8.000    7.734   $1,885.78     360        1-Jan-27   $256,479.20
4568800 MEMPHIS              TN     38125  SFD     8.500    8.234   $2,704.14     240        1-Nov-16   $309,079.69
4568805 NASHVILLE            TN     37212  SFD     7.875    7.609   $1,965.67     360        1-Jan-27   $270,536.59
4569594 ZIONSVILLE           IN     46077  SFD     7.750    7.484   $1,547.46     360        1-Feb-27   $215,694.10
4569607 WEST CHESTER         PA     19380  SFD     7.750    7.484   $1,662.08     360        1-Jan-27   $231,505.58
4569658 MORRISVILLE          NC     27560  SFD     7.625    7.359   $1,539.45     360        1-Jan-27   $216,334.20
4569728 RICHMOND             VA     23233  SFD     8.500    8.234   $2,531.27     360        1-Jan-27   $328,597.44
4569845 FAYETTEVILLE         GA     30215  PUD     7.875    7.609   $1,631.41     360        1-Jan-27   $224,532.40
4569871 ATLANTA              GA     30327  SFD     7.500    7.234   $3,141.22     360        1-Jan-27   $448,243.51
4570509 HARRIMAN             TN     37748  SFD     7.875    7.609   $3,480.34     360        1-Jan-27   $479,002.46
4570513 KNOXVILLE            TN     37938  SFD     8.000    7.734   $1,852.76     360        1-Jan-27   $251,988.32
4570647 UPPER MARLBORO       MD     20772  SFD     8.500    8.234   $1,998.41     360        1-Dec-26   $259,263.47
4570804 TUCSON               AZ     85718  SFD     7.875    7.609   $2,291.22     360        1-Jan-27   $315,343.30
4570894 KNOXVILLE            TN     37922  SFD     7.750    7.484   $1,882.74     360        1-Jan-27   $262,239.93
4570901 COLUMBIA             SC     29205  SFD     7.625    7.359   $2,434.82     360        1-Jan-27   $343,248.28
4570903 COOPER CITY          FL     33330  SFD     8.125    7.859   $1,865.90     360        1-Jan-27   $250,803.49
4570913 NORCROSS             GA     30092  SFD     7.750    7.484   $2,439.38     360        1-Jan-27   $337,447.55
4571175 CELEBRATION          FL     34747  PUD     8.000    7.734   $2,385.37     352        1-May-26   $322,605.28
4571194 MIAMI                FL     33176  SFD     7.750    7.484   $2,865.65     360        1-Jan-27   $399,147.56
4571503 LAGRANGE             GA     30240  PUD     7.875    7.609   $2,755.26     360        1-Jan-27   $379,210.31
4571513 LEXINGTON            SC     29072  SFD     7.750    7.484   $1,970.14     360        1-Feb-27   $148,803.26
4571514 LEBANON              TN     37087  SFD     7.875    7.609   $1,801.80     360        1-Jan-27   $247,983.57
4571523 ATLANTA              GA     30350  SFD     8.000    7.734   $1,643.63     360        1-Feb-27   $223,698.40
4571745 BOCA RATON           FL     33434  HCO     8.125    7.859   $2,375.99     360        1-Jan-27   $319,367.77
4571799 MINNEAPOLIS          MN     55403  SFD     7.750    7.484   $6,716.37     360        1-Feb-27   $936,172.36
4572119 ZIONSVILLE           IN     46077  SFD     8.000    7.734   $1,981.17     360        1-Jan-27   $269,452.86
4572137 INDIANAPOLIS         IN     46278  SFD     7.250    6.984   $2,548.96     360        1-Jan-27   $372,770.24
4572140 PROSPECT             KY     40059  SFD     8.125    7.859   $2,301.75     360        1-Feb-27   $309,593.05
4572225 BOCA RATON           FL     33433  SFD     7.875    7.609   $2,175.21     360        1-Feb-27   $299,585.73
4572236 LOUISVILLE           KY     40223  SFD     7.875    7.609   $1,957.69     360        1-Feb-27   $269,627.16
4572238 CARMEL               IN     46033  SFD     7.875    7.609   $2,610.25     360        1-Feb-27   $359,502.87
4572267 MEQUON               WI     53092  SFD     7.750    7.484   $2,163.57     360        1-Feb-27   $298,559.40
4572274 LOUISVILLE           KY     40223  SFD     8.000    7.734   $2,458.12     360        1-Feb-27   $334,548.92
4572293 FORT LAUDERDALE      FL     33327  SFD     8.375    8.109   $2,090.20     360        1-Sep-26   $273,778.16
4572501 BALD HEAD ISLAND     NC     28461  SFD     7.625    7.359   $2,601.14     360        1-Jan-27   $366,677.28
4572769 POTOMAC              MD     20854  SFD     7.500    7.234   $2,248.68     360        1-Feb-27   $321,121.15
4572786 SEWICKLEY            PA     15143  SFD     7.875    7.609   $2,541.37     360        1-Feb-27   $350,015.99
4572803 SALEM                VA     24153  SFD     7.875    7.609   $1,812.68     360        1-Feb-27   $249,403.13
4572810 SEWICKLEY            PA     15143  THS     8.000    7.734   $1,731.69     360        1-Feb-27   $235,682.23
4572824 CHARLOTTESVILLE      VA     22903  SFD     7.750    7.484   $2,238.79     360        1-Feb-27   $312,057.45
4572830 ROCKVILLE            MD     20853  SFD     7.250    6.984   $1,500.79     360        1-Feb-27   $219,655.72
4572841 PRINCE WILLIAM       VA     20136  SFD     7.250    6.984   $1,440.42     360        1-Feb-27   $210,819.56
4573122 CHICAGO              IL     60646  SFD     8.000    7.734   $1,655.37     360        1-Feb-27   $225,296.25
4573144 VIRGINIA BEACH       VA     23454  SFD     7.750    7.484   $4,312.81     360        1-Feb-27   $600,318.66
4573851 TALLAHASSEE          FL     32312  SFD     8.250    7.984   $1,595.12     360        1-Dec-26   $211,777.84
4573949 LIBERTYVILLE         IL     60048  LCO     8.250    7.984   $1,812.06     360        1-Jan-27   $240,735.39
4573954 ATLANTA              GA     30305  SFD     8.000    7.734   $3,301.94     360        1-Dec-26   $448,780.11
4573963 GARNER               NC     27529  SFD     8.000    7.734   $1,592.26     360        1-Dec-26   $216,411.79
4573973 FAIRFIELD            CT     06430  SFD     8.250    7.984   $2,937.45     360        1-Dec-26   $389,734.37
4573976 BRANCHBURG           NJ     08876  SFD     7.875    7.609   $2,160.70     360        1-Nov-26   $296,528.22
4573983 FAIRFIELD            NJ     07004  SFD     7.875    7.609   $2,022.94     360        1-Dec-26   $278,224.40
4573987 APEX                 NC     27502  SFD     8.500    8.234   $1,806.95     360        1-Sep-26   $233,473.41
4573994 WILMINGTON           NC     28403  LCO     8.500    8.234   $1,660.85     360        1-Nov-26   $215,336.41
4574004 COLTS NECK           NJ     07722  SFD     8.125    7.859   $3,712.49     360        1-Dec-26   $498,678.36
4574024 CORTLANDT MANOR      NY     10566  SFD     8.000    7.734   $1,551.91     360        1-Dec-26   $210,926.65
4574126 BRADENTON            FL     34209  SFD     8.000    7.734   $1,603.28     360        1-Jan-27   $218,057.23
4574240 NEWBERG              OR     97132  SFD     7.625    7.359   $1,592.54     360        1-Dec-26   $224,342.35
4574243 SANTA FE             NM     87501  SFD     7.875    7.609   $1,834.43     360        1-Jan-27   $252,474.21
4574250 CHARLOTTESVILLE      VA     22901  SFD     7.625    7.359   $1,925.20     360        1-Dec-26   $271,204.70
4574252 DULUTH               GA     30155  SFD     8.000    7.734   $1,642.90     360        1-Nov-26   $223,159.03
4574254 BETHEL               CT     06801  SFD     8.000    7.734   $2,685.58     360        1-Dec-26   $365,007.81
4574260 NEW CANAAN           CT     06840  SFD     7.875    7.609   $2,076.59     360        1-Dec-26   $285,603.84
4574267 ASHBURN              VA     22011  PUD     7.875    7.609   $1,563.25     360        1-Jan-27   $215,151.95
4574277 ATLANTA              GA     30345  SFD     7.875    7.609   $1,870.68     360        1-Dec-26   $257,282.77
4574279 ST GEORGE ISLAND     FL     32328  SFD     8.250    7.984   $1,742.94     360        1-Feb-27   $231,583.23
4574286 TRUMBULL             CT     06611  SFD     8.250    7.984   $2,069.73     360        1-Dec-26   $274,729.22
4574291 CORAL SPRINGS        FL     33067  SFD     8.125    7.859   $1,747.84     360        1-Dec-26   $234,777.79
4574302 FARMINGTON           CT     06032  SFD     7.875    7.609   $4,241.73     348        1-Dec-25   $578,240.86
4574326 RIVERSIDE            CT     06878  SFD     8.125    7.859   $2,190.36     360        1-Dec-26   $294,118.91
4574333 POULSBO              WA     98370  SFD     7.625    7.359   $1,981.83     360        1-Jan-27   $278,771.38
4574643 ATLANTA              GA     30331  SFD     7.875    7.609   $1,977.26     360        1-Jan-27   $272,133.29
4574861 MCKINNEY             TX     75070  SFD     8.000    7.734   $1,837.35     360        1-Jan-27   $249,892.58
4574877 WAYNE                NJ     07470  SFD     7.875    7.609   $1,649.54     360        1-Dec-26   $226,526.17
4574885 ST AUGUSTINE         FL     32084  SFD     8.250    7.984   $1,953.29     360        1-Jan-27   $259,499.20
4574895 CHICAGO              IL     60613  SFD     8.000    7.734   $2,889.20     360        1-Jan-27   $392,952.11
4574897 BETHESDA             MD     20814  LCO     8.000    7.734   $2,090.50     360        1-Nov-26   $283,931.33
4574902 SURF CITY            NC     28445  SFD     8.250    7.984   $1,550.61     360        1-Aug-26   $205,110.17
4574907 MORGANVILLE          NJ     07751  SFD     8.250    7.984   $1,690.35     360        1-Jan-27   $224,124.30
4574911 NEW FAIRFIELD        CT     06812  SFD     8.125    7.859   $1,833.96     360        1-Dec-26   $246,347.15
4574919 FREMONT              CA     94539  SFD     8.250    7.984   $2,369.50     360        1-Dec-26   $314,587.17
4574925 HOUSTON              TX     77024  SFD     7.750    7.484   $5,552.20     360        1-Dec-26   $772,790.75
4575091 EVANS                GA     30809  SFD     8.250    7.984   $2,489.32     360        1-Nov-26   $330,178.24
4575111 ROCKAWAY             NJ     07866  SFD     9.000    8.734   $2,249.31     240        1-Sep-16   $247,320.12
4575115 RIVERDALE            NY     10471  SFD     8.000    7.734   $3,404.67     360        1-Dec-26   $462,742.15
4575134 MONTCLAIR            NJ     07043  SFD     8.000    7.734   $1,725.82     360        1-Jan-27   $234,723.38
4575140 SAN FRANCISCO        CA     94122  THS     8.375    8.109   $1,779.33     360        1-Dec-26   $233,511.85
4575170 SARASOTA             FL     34242  LCO     7.500    7.234   $2,167.57     360        1-Jan-27   $307,521.89
4575194 MCLEAN               VA     22102  SFD     7.750    7.484   $3,188.04     360        1-Jan-27   $444,051.66
4575217 SPARTA               NJ     07871  SFD     8.875    8.609   $1,989.11     360        1-Dec-26   $249,433.15
4575222 DEFIANCE             MO     63341  SFD     8.375    8.109   $1,660.00     360        1-Dec-26   $217,571.12
4575229 TUCSON               AZ     85704  SFD     8.000    7.734   $2,164.61     360        1-Dec-26   $288,407.30
4575453 PHOENIX              AZ     85018  SFD     8.000    7.734   $1,783.05     360        1-Dec-26   $242,341.25
4575457 WESTON               CT     06883  SFD     8.125    7.859   $2,041.86     360        1-Dec-26   $274,273.13
4575466 BULVERDE             TX     78163  SFD     7.875    7.609   $1,636.85     360        1-Dec-26   $225,122.39
4575469 PHOENIX              AZ     85028  SFD     8.375    8.109   $2,341.03     360        1-Dec-26   $307,226.16
4575482 APEX                 NC     27502  SFD     8.000    7.734   $1,852.36     300        1-Dec-21   $238,980.42
4575495 FREMONT              CA     94536  SFD     8.375    8.109   $1,953.39     360        1-Jan-27   $256,517.22
4576065 SCOTTSDALE           AZ     85262  SFD     8.125    7.859   $2,765.81     360        1-Jan-27   $371,607.16
4576080 SPRINGFIELD          VA     22152  SFD     7.875    7.609   $2,262.22     360        1-Jan-27   $311,351.60
4576084 BEL AIR              MD     21014  SFD     7.750    7.484   $1,898.50     360        1-Jan-27   $264,435.24
4576104 MADISON              MS     39110  SFD     7.750    7.484   $1,970.14     360        1-Jan-27   $274,413.94
4576106 ST AUGUSTINE         FL     32092  SFD     7.875    7.609   $1,827.17     360        1-Feb-27   $251,652.02
4577676 MERRITT ISLAND       FL     32952  SFD     8.250    7.984   $1,953.29     360        1-Feb-27   $259,667.28
4578178 ATLANTA              GA     30331  SFD     8.250    7.984   $1,652.79     360        1-Feb-27   $219,718.46
4578494 SOUTH MIAMI          FL     33143  SFD     8.375    8.109   $2,014.19     360        1-Feb-27   $264,669.43
4578782 STONE MOUNTAIN       GA     30087  SFD     7.500    7.234   $2,027.72     360        1-Feb-27   $289,568.21
4578790 SNELLVILLE           GA     30278  SFD     7.875    7.609   $2,348.90     338        1-Apr-25   $318,180.58
4579233 ATLANTA              GA     30305  SFD     8.000    7.734   $2,237.98     360        1-Feb-27   $304,589.34
4579241 ATLANTA              GA     30309  SFD     7.875    7.609   $2,088.20     360        1-Feb-27   $287,602.30
4579512 FLOWERY BRANCH       GA     30542  SFD     8.000    7.734   $1,979.70     360        1-Feb-27   $268,933.40
4581234 CAMPBELL HALL        NY     10916  SFD     8.500    8.234   $1,723.14     360        1-Jan-27   $223,689.80
4581238 WINTER PARK          FL     32789  SFD     7.375    7.109   $1,726.69     360        1-Jan-27   $249,425.79
4581250 AVALON               NJ     08202  SFD     8.250    7.984   $1,870.66     360        1-Feb-27   $248,681.34
4581257 BLAUVELT             NY     10913  SFD     8.125    7.859   $1,781.99     360        1-Jan-27   $239,525.84
4581261 VIRGINIA BEACH       VA     23452  SFD     7.750    7.484   $2,865.65     360        1-Feb-27   $398,930.31
4581313 SAN JOSE             CA     95125  SFD     8.125    7.859   $1,960.20     360        1-Feb-27   $263,653.44
4581323 ST.  CHARLES         IL     60175  SFD     8.125    7.859   $2,049.30     360        1-Feb-27   $275,637.68
4581329 WHITE LAKE           MI     48386  SFD     8.250    7.984   $1,821.08     360        1-Feb-27   $242,089.78
4581335 MIAMI                FL     33156  SFD     8.000    7.734   $1,854.96     360        1-Jan-27   $252,287.71
4581340 LONGMONT             CO     80503  SFD     7.750    7.484   $2,507.45     360        1-Jan-27   $349,254.11
4581350 MONTEREY             CA     93940  SFD     8.375    8.109   $1,877.38     360        1-Feb-27   $246,627.87
4581354 GAINESVILLE          FL     32653  SFD     8.125    7.859   $1,856.24     360        1-Feb-27   $249,464.23
4581357 JOHNS ISLAND         SC     29455  SFD     8.250    7.984   $2,136.60     360        1-Feb-27   $284,036.05
4581360 DOUGLASVILLE         GA     30135  SFD     7.875    7.609   $1,904.03     360        1-Jan-27   $261,973.05
4581367 MESA                 AZ     85205  SFD     8.125    7.859   $1,930.50     360        1-Feb-27   $259,658.68
4581374 FAIRFIELD            CT     06432  SFD     7.875    7.609   $1,664.04     360        1-Feb-27   $229,183.07
4581375 GARRISON             NY     10524  SFD     8.125    7.859   $2,185.91     360        1-Jan-27   $293,818.35
4581381 MIDDLETOWN           NJ     07748  SFD     7.875    7.609   $1,667.66     360        1-Feb-27   $229,682.40
4581391 ASHEVILLE            NC     28804  SFD     8.000    7.734   $2,802.98     360        1-Feb-27   $381,485.67
4581408 WINTER PARK          FL     32792  SFD     8.250    7.984   $2,763.91     360        1-Feb-27   $367,429.19
4581409 ATHENS               OH     45701  SFD     8.000    7.734   $1,944.48     360        1-Feb-27   $264,643.19
4581417 SAN JOSE             CA     95123  SFD     8.125    7.859   $1,670.62     360        1-Mar-27   $224,852.82
4581420 SILVER SPRING        MD     20910  SFD     7.875    7.609   $1,783.68     360        1-Feb-27   $245,660.28
4581422 LEESBURG             VA     22075  SFD     7.250    6.984   $3,410.88     360        1-Jan-27   $498,822.78
4581431 ADELPHI              MD     20783  SFD     8.250    7.984   $2,121.58     360        1-Jan-27   $281,856.04
4581436 NEW CANAAN           CT     06840  SFD     7.500    7.234   $1,929.84     360        1-Feb-27   $275,589.04
4581438 FT LAUDERDALE        FL     33305  SFD     8.000    7.734   $2,641.56     360        1-Mar-27   $359,558.44
4581451 NAPERVILLE           IL     60565  SFD     7.375    7.109   $1,519.49     360        1-Jan-27   $219,494.68
4581454 DUBLIN               CA     94568  SFD     8.125    7.859   $1,744.87     360        1-Mar-27   $234,846.28
4581460 MCLEAN               VA     22101  SFD     7.750    7.484   $3,152.21     360        1-Feb-27   $439,376.91
4581472 MESA                 AZ     85215  SFD     8.125    7.859   $2,133.57     360        1-Jan-27   $286,782.26
4581474 HOBOKEN              NJ     07030  MF2     7.875    7.609   $1,748.87     360        1-Jan-27   $240,000.87
4581477 TAVERNIER            FL     33070  SFD     7.875    7.609   $2,153.46     360        1-Feb-27   $296,543.02
4581490 DULUTH               GA     30136  SFD     7.500    7.234   $3,146.47     360        1-Jan-27   $448,991.81
4581661 SPRINGFIELD          PA     19038  SFD     7.875    7.609   $2,001.20     360        1-Feb-27   $275,618.85
4581669 READINGTON           NJ     08822  SFD     7.875    7.609   $2,229.59     360        1-Feb-27   $307,075.37
4581672 LOS ANGELES          CA     91436  SFD     8.250    7.984   $2,704.56     360        1-Jan-27   $359,141.59
4581728 HIGHLAND PARK        TX     75205  SFD     7.875    7.609   $2,368.81     360        1-Jan-27   $326,021.04
4581756 CHAPEL HILL          NC     27516  SFD     7.625    7.359   $3,114.30     360        1-Feb-27   $439,361.04
4581761 FOUNTAIN HILLS       AZ     85268  SFD     8.375    8.109   $2,122.89     360        1-Jan-27   $278,775.53
4581766 CHESTERFIELD         MO     63005  SFD     8.000    7.734   $3,052.47     360        1-Jan-27   $415,064.59
4581772 MCLEAN               VA     22101  SFD     7.750    7.484   $1,917.12     360        1-Jan-27   $266,978.76
4581775 ROCKWALL             TX     75087  SFD     7.875    7.609   $1,588.99     360        1-Feb-27   $218,694.56
4581791 HOUSTON              TX     77006  SFD     8.000    7.734   $1,849.09     360        1-Jan-27   $251,489.34
4581806 THORNWOOD            NY     10594  SFD     8.000    7.734   $1,577.59     360        1-Jan-27   $214,564.33
4581825 FORT LAUDERDALE      FL     33305  SFD     8.375    8.109   $2,599.45     360        1-Feb-27   $341,573.37
4581830 WAYLAND              MA     01778  SFD     7.625    7.359   $1,862.56     360        1-Jan-27   $262,573.95
4581837 THE WOODLANDS        TX     77380  SFD     8.000    7.734   $1,796.26     360        1-Jan-27   $244,303.93
4581848 MOHEGAN LAKE         NY     10547  SFD     8.375    8.109   $1,971.94     360        1-Feb-27   $259,116.35
4581869 SCOTTSDALE           AZ     85255  SFD     7.875    7.609   $2,755.27     360        1-Jan-27   $379,210.28
4581881 HOUSTON              TX     77069  SFD     7.875    7.609   $1,711.17     360        1-Jan-27   $235,509.53
4581887 BOCA RATON           FL     33434  SFD     8.625    8.359   $2,172.37     360        1-Jan-27   $278,801.73
4581904 KEY WEST             FL     33040  SFD     8.625    8.359   $2,800.05     360        1-Jan-27   $359,357.75
4581912 PHOENIX              AZ     85023  SFD     7.875    7.609   $3,378.10     360        1-Jan-27   $464,872.36
4582239 BOISE                ID     83709  SFD     7.875    7.609   $1,827.18     360        1-Feb-27   $251,652.00
4582247 PARK CITY            UT     84098  SFD     8.375    8.109   $1,651.26     360        1-Jan-27   $216,842.05
4582263 SAN MATEO            CA     94402  SFD     8.750    8.484   $4,547.13     360        1-Feb-27   $577,332.48
4582287 COPPELL              TX     75019  SFD     7.875    7.609   $1,827.18     360        1-Jan-27   $251,476.29
4582295 CEDAR HILL           TX     75104  SFD     7.875    7.609   $1,677.09     360        1-Jan-27   $230,819.31
4582299 WHITE PLAINS         NY     10605  LCO     8.250    7.984   $1,727.91     360        1-Feb-27   $229,705.67
4582310 PHOENIX              AZ     85021  SFD     7.750    7.484   $1,791.04     360        1-Jan-27   $249,467.20
4582317 BALTIMORE            MD     21117  SFD     8.250    7.984   $2,494.21     360        1-Nov-26   $325,630.89
4582330 MIAMI                FL     33143  SFD     7.250    6.984   $2,669.36     360        1-Feb-27   $390,687.64
4582339 FT LAUDERDALE        FL     33316  SFD     7.875    7.609   $3,360.70     360        1-Jan-27   $462,536.77
4582348 MAHWAH               NJ     07430  SFD     8.375    8.109   $2,337.23     360        1-Jan-27   $306,922.58
4582355 MORRIS               NJ     07961  SFD     7.750    7.484   $2,980.27     360        1-Jan-27   $415,113.49
4582494 NEW YORK             NY     10128  HCO     8.500    8.234   $4,248.25     360        1-Jan-27   $551,488.74
4582513 RUMSON               NJ     07760  SFD     8.125    7.859   $2,606.16     360        1-Feb-27   $350,539.25
4582520 SCOTTSDALE           AZ     85255  SFD     7.875    7.609   $2,450.74     360        1-Jan-27   $337,297.57
4582521 MAHWAH               NJ     07430  SFD     8.125    7.859   $2,598.74     360        1-Jan-27   $348,301.72
4582542 NEWTON               MA     02159  SFD     8.625    8.359   $2,722.27     360        1-Jan-27   $349,375.60
4582549 DALLAS               TX     75234  SFD     7.875    7.609   $1,584.28     360        1-Jan-27   $217,487.55
4582557 HIGHLAND PARK        TX     75205  SFD     8.000    7.734   $2,609.64     360        1-Jan-27   $352,909.25
4582559 SARASOTA             FL     34241  SFD     8.375    8.109   $2,496.84     360        1-Jan-27   $327,478.97
4582561 WAYNE                NJ     07470  SFD     8.125    7.859   $2,338.87     360        1-Jan-27   $313,700.47
4582566 SOUTHLAKE            TX     76092  SFD     7.625    7.359   $2,427.74     360        1-Jan-27   $342,250.47



                                                                                                     $60,300,979.69



COUNT:                   199
WAC:             7.993506148
WAM:             355.2340039
WALTV:           75.97978965


NASCOR
NMI / 1997-6  Exhibit F-3
(Part A)
30 YEAR FIXED RATE NON-RELOCATION
LOANS


(i)     (ii)                 (x)  (xi)      (xii)    (xiii)  (xiv)     (xv)
-----   --------------------------------    ------------------------------------

MORTGAGE                                    MORTGAGE          T.O.P.   MASTER
LOAN                                        INSURANCE SERVICE MORTGAGE SERVICE
NUMBER  CITY                 LTV  SUBSIDY   CODE       FEE    LOAN     FEE
------------------------------------------  ------------------------------------

4521422 ENGLEWOOD            80.00                    0.250            0.016
4543502 STERLING HGTS        88.72          06        0.250            0.016
4544231 NOBLESVILLE          79.87                    0.250            0.016
4544387 ORANGE               79.99                    0.250            0.016
4546177 ORLANDO              80.00                    0.250            0.016
4550186 PARADISE VALLEY      75.00                    0.250            0.016
4557722 GOODLETTSVILLE       95.00          12        0.250            0.016
4563250 PLYMOUTH             80.00                    0.250            0.016
4563907 BONITA SPRINGS       79.92                    0.250            0.016
4567620 LOXAHATCHEE          88.85          06        0.250            0.016
4568720 ZIONSVILLE           73.33                    0.250            0.016
4568724 PERRYSBURG           68.83                    0.250            0.016
4568778 DUBLIN               69.63                    0.250            0.016
4568788 HAMILTON             84.26          11        0.250            0.016
4568800 MEMPHIS              80.00                    0.250            0.016
4568805 NASHVILLE            69.51                    0.250            0.016
4569594 ZIONSVILLE           80.00                    0.250            0.016
4569607 WEST CHESTER         80.00                    0.250            0.016
4569658 MORRISVILLE          79.95                    0.250            0.016
4569728 RICHMOND             80.00                    0.250            0.016
4569845 FAYETTEVILLE         89.80          17        0.250            0.016
4569871 ATLANTA              75.00                    0.250            0.016
4570509 HARRIMAN             70.59                    0.250            0.016
4570513 KNOXVILLE            53.16                    0.250            0.016
4570647 UPPER MARLBORO       94.99          17        0.250            0.016
4570804 TUCSON               72.64                    0.250            0.016
4570894 KNOXVILLE            80.00                    0.250            0.016
4570901 COLUMBIA             80.00                    0.250            0.016
4570903 COOPER CITY          89.99          13        0.250            0.016
4570913 NORCROSS             77.39                    0.250            0.016
4571175 CELEBRATION          65.00                    0.250            0.016
4571194 MIAMI                80.00                    0.250            0.016
4571503 LAGRANGE             80.00                    0.250            0.016
4571513 LEXINGTON            72.37                    0.250            0.016
4571514 LEBANON              76.46                    0.250            0.016
4571523 ATLANTA              78.60                    0.250            0.016
4571745 BOCA RATON           80.00                    0.250            0.016
4571799 MINNEAPOLIS          75.00                    0.250            0.016
4572119 ZIONSVILLE           61.36                    0.250            0.016
4572137 INDIANAPOLIS         78.17                    0.250            0.016
4572140 PROSPECT             87.72          06        0.250            0.016
4572225 BOCA RATON           79.57                    0.250            0.016
4572236 LOUISVILLE           64.38                    0.250            0.016
4572238 CARMEL               78.25                    0.250            0.016
4572267 MEQUON               67.11                    0.250            0.016
4572274 LOUISVILLE           58.77                    0.250            0.016
4572293 FORT LAUDERDALE      53.40                    0.250            0.016
4572501 BALD HEAD ISLAND     63.91                    0.250            0.016
4572769 POTOMAC              80.00                    0.250            0.016
4572786 SEWICKLEY            79.66                    0.250            0.016
4572803 SALEM                73.53                    0.250            0.016
4572810 SEWICKLEY            89.72          06        0.250            0.016
4572824 CHARLOTTESVILLE      56.82                    0.250            0.016
4572830 ROCKVILLE            73.92                    0.250            0.016
4572841 PRINCE WILLIAM       79.99                    0.250            0.016
4573122 CHICAGO              94.99          06        0.250            0.016
4573144 VIRGINIA BEACH       70.82                    0.250            0.016
4573851 TALLAHASSEE          95.00          12        0.250            0.016
4573949 LIBERTYVILLE         90.42          01        0.250            0.016
4573954 ATLANTA              52.94                    0.250            0.016
4573963 GARNER               71.38                    0.250            0.016
4573973 FAIRFIELD            75.19                    0.250            0.016
4573976 BRANCHBURG           79.55                    0.250            0.016
4573983 FAIRFIELD            90.00          12        0.250            0.016
4573987 APEX                 79.66                    0.250            0.016
4573994 WILMINGTON           80.00                    0.250            0.016
4574004 COLTS NECK           65.36                    0.250            0.016
4574024 CORTLANDT MANOR      90.00          12        0.250            0.016
4574126 BRADENTON            95.00          12        0.250            0.016
4574240 NEWBERG              64.29                    0.250            0.016
4574243 SANTA FE             37.48                    0.250            0.016
4574250 CHARLOTTESVILLE      70.65                    0.250            0.016
4574252 DULUTH               79.99                    0.250            0.016
4574254 BETHEL               80.00                    0.250            0.016
4574260 NEW CANAAN           80.00                    0.250            0.016
4574267 ASHBURN              79.62                    0.250            0.016
4574277 ATLANTA              65.32                    0.250            0.016
4574279 ST GEORGE ISLAND     77.33                    0.250            0.016
4574286 TRUMBULL             95.00          12        0.250            0.016
4574291 CORAL SPRINGS        94.96          12        0.250            0.016
4574302 FARMINGTON           72.50                    0.250            0.016
4574326 RIVERSIDE            72.30                    0.250            0.016
4574333 POULSBO              73.68                    0.250            0.016
4574643 ATLANTA              90.00          17        0.250            0.016
4574861 MCKINNEY             80.00                    0.250            0.016
4574877 WAYNE                79.82                    0.250            0.016
4574885 ST AUGUSTINE         80.00                    0.250            0.016
4574895 CHICAGO              75.00                    0.250            0.016
4574897 BETHESDA             74.02                    0.250            0.016
4574902 SURF CITY            80.00                    0.250            0.016
4574907 MORGANVILLE          62.73                    0.250            0.016
4574911 NEW FAIRFIELD        89.82          12        0.250            0.016
4574919 FREMONT              73.35                    0.250            0.016
4574925 HOUSTON              59.62                    0.250            0.016
4575091 EVANS                89.99          12        0.250            0.016
4575111 ROCKAWAY             75.76                    0.250            0.016
4575115 RIVERDALE            80.00                    0.250            0.016
4575134 MONTCLAIR            80.00                    0.250            0.016
4575140 SAN FRANCISCO        79.36                    0.250            0.016
4575170 SARASOTA             68.89                    0.250            0.016
4575194 MCLEAN               79.46                    0.250            0.016
4575217 SPARTA               73.55                    0.250            0.016
4575222 DEFIANCE             95.00          01        0.250            0.016
4575229 TUCSON               50.43                    0.250            0.016
4575453 PHOENIX              90.00          12        0.250            0.016
4575457 WESTON               77.46                    0.250            0.016
4575466 BULVERDE             95.00          12        0.250            0.016
4575469 PHOENIX              80.00                    0.250            0.016
4575482 APEX                 60.76                    0.250            0.016
4575495 FREMONT              78.59                    0.250            0.016
4576065 SCOTTSDALE           65.35                    0.250            0.016
4576080 SPRINGFIELD          80.00                    0.250            0.016
4576084 BEL AIR              64.63                    0.250            0.016
4576104 MADISON              69.62                    0.250            0.016
4576106 ST AUGUSTINE         90.00          12        0.250            0.016
4577676 MERRITT ISLAND       80.00                    0.250            0.016
4578178 ATLANTA              78.71                    0.250            0.016
4578494 SOUTH MIAMI          57.61                    0.250            0.016
4578782 STONE MOUNTAIN       69.05                    0.250            0.016
4578790 SNELLVILLE           76.38                    0.250            0.016
4579233 ATLANTA              79.84                    0.250            0.016
4579241 ATLANTA              80.00                    0.250            0.016
4579512 FLOWERY BRANCH       67.77                    0.250            0.016
4581234 CAMPBELL HALL        90.00          12        0.250            0.016
4581238 WINTER PARK          64.94                    0.250            0.016
4581250 AVALON               84.98          12        0.250            0.016
4581257 BLAUVELT             64.00                    0.250            0.016
4581261 VIRGINIA BEACH       60.61                    0.250            0.016
4581313 SAN JOSE             80.00                    0.250            0.016
4581323 ST.  CHARLES         72.63                    0.250            0.016
4581329 WHITE LAKE           78.70                    0.250            0.016
4581335 MIAMI                80.00                    0.250            0.016
4581340 LONGMONT             63.64                    0.250            0.016
4581350 MONTEREY             95.00          12        0.250            0.016
4581354 GAINESVILLE          84.40          12        0.250            0.016
4581357 JOHNS ISLAND         90.00          12        0.250            0.016
4581360 DOUGLASVILLE         94.97          12        0.250            0.016
4581367 MESA                 73.65                    0.250            0.016
4581374 FAIRFIELD            90.00          12        0.250            0.016
4581375 GARRISON             80.00                    0.250            0.016
4581381 MIDDLETOWN           79.31                    0.250            0.016
4581391 ASHEVILLE            79.58                    0.250            0.016
4581408 WINTER PARK          90.00          12        0.250            0.016
4581409 ATHENS               73.61                    0.250            0.016
4581417 SAN JOSE             90.00          12        0.250            0.016
4581420 SILVER SPRING        80.00                    0.250            0.016
4581422 LEESBURG             66.23                    0.250            0.016
4581431 ADELPHI              80.00                    0.250            0.016
4581436 NEW CANAAN           40.29                    0.250            0.016
4581438 FT LAUDERDALE        77.25                    0.250            0.016
4581451 NAPERVILLE           80.00                    0.250            0.016
4581454 DUBLIN               88.21          12        0.250            0.016
4581460 MCLEAN               80.00                    0.250            0.016
4581472 MESA                 78.73                    0.250            0.016
4581474 HOBOKEN              90.00          12        0.250            0.016
4581477 TAVERNIER            69.88                    0.250            0.016
4581490 DULUTH               72.58                    0.250            0.016
4581661 SPRINGFIELD          78.86                    0.250            0.016
4581669 READINGTON           75.00                    0.250            0.016
4581672 LOS ANGELES          80.00                    0.250            0.016
4581728 HIGHLAND PARK        77.79                    0.250            0.016
4581756 CHAPEL HILL          73.33                    0.250            0.016
4581761 FOUNTAIN HILLS       95.00          12        0.250            0.016
4581766 CHESTERFIELD         80.00                    0.250            0.016
4581772 MCLEAN               80.00                    0.250            0.016
4581775 ROCKWALL             79.64                    0.250            0.016
4581791 HOUSTON              90.00          12        0.250            0.016
4581806 THORNWOOD            51.81                    0.250            0.016
4581825 FORT LAUDERDALE      90.00          12        0.250            0.016
4581830 WAYLAND              77.40                    0.250            0.016
4581837 THE WOODLANDS        80.00                    0.250            0.016
4581848 MOHEGAN LAKE         81.08          12        0.250            0.016
4581869 SCOTTSDALE           71.03                    0.250            0.016
4581881 HOUSTON              80.00                    0.250            0.016
4581887 BOCA RATON           95.00          12        0.250            0.016
4581904 KEY WEST             80.00                    0.250            0.016
4581912 PHOENIX              64.26                    0.250            0.016
4582239 BOISE                90.00          12        0.250            0.016
4582247 PARK CITY            80.00                    0.250            0.016
4582263 SAN MATEO            71.47                    0.250            0.016
4582287 COPPELL              80.00                    0.250            0.016
4582295 CEDAR HILL           94.99          12        0.250            0.016
4582299 WHITE PLAINS         44.22                    0.250            0.016
4582310 PHOENIX              39.68                    0.250            0.016
4582317 BALTIMORE            80.00                    0.250            0.016
4582330 MIAMI                78.26                    0.250            0.016
4582339 FT LAUDERDALE        90.00          12        0.250            0.016
4582348 MAHWAH               75.46                    0.250            0.016
4582355 MORRIS               43.79                    0.250            0.016
4582494 NEW YORK             65.00                    0.250            0.016
4582513 RUMSON               53.59                    0.250            0.016
4582520 SCOTTSDALE           73.48                    0.250            0.016
4582521 MAHWAH               67.96                    0.250            0.016
4582542 NEWTON               58.63                    0.250            0.016
4582549 DALLAS               95.00          12        0.250            0.016
4582557 HIGHLAND PARK        71.85                    0.250            0.016
4582559 SARASOTA             90.00          12        0.250            0.016
4582561 WAYNE                84.91          12        0.250            0.016
4582566 SOUTHLAKE            79.21                    0.250            0.016


COUNT:                   199
WAC:             7.993506148
WAM:             355.2340039
WALTV:           75.97978965

                                    EXHIBIT G


                               REQUEST FOR RELEASE
                       (for Trust Administrator/Custodian)


Loan Information

         Name of Mortgagor:                _____________________________

         Servicer
         Loan No.:                         _____________________________

Custodian/Trust Administrator

         Name:                             _____________________________

         Address:                          _____________________________

                                           _____________________________



         Custodian/Trust Administrator
         Mortgage File No.:                _____________________________

Seller

         Name:                             _____________________________

         Address:                          _____________________________

                                           _____________________________



         Certificates:                     Mortgage Pass-Through Certificates,
                                           Series 1997-6


     The undersigned Master Servicer hereby acknowledges that it has received from First Union National Bank of North Carolina, as Trust Administrator for the Holders of Mortgage Pass-Through Certificates, Series 1997-6, the documents referred to below (the "Documents"). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Pooling and Servicing Agreement dated as of April 29, 1997 (the "Pooling and Servicing Agreement") among the Trust Administrator, the Seller, the Master Servicer and Firstar Trust Company, as Trustee.

     ( ) Promissory Note dated ______________, 199__, in the original principal sum of $___________, made by ____________________, payable to, or endorsed to the order of, the Trustee.

     ( )  Mortgage    recorded  on   _____________________   as  instrument  no.
______________   in   the   County   Recorder's   Office   of  the   County   of
____________________,   State  of  _______________________  in  book/reel/docket
____________________ of official records at page/image ____________.

     ( ) Deed of  Trust  recorded  on  ____________________  as  instrument  no.
_________________   in  the   County   Recorder's   Office  of  the   County  of
___________________,    State   of    _________________    in   book/reel/docket
____________________ of official records at page/image ____________.

     ( )  Assignment  of Mortgage or Deed of Trust to the  Trustee,  recorded on
______________________________  as instrument no.  ______________  in the County
Recorder's Office of the County of ______________________, State of _____________________ in book/reel/docket ____________________ of official records at page/image ___________.

     ( ) Other documents, including any amendments, assignments or other assumptions of the Mortgage Note or Mortgage.

     ( ) ---------------------------------------------

     ( ) ---------------------------------------------

     ( ) ---------------------------------------------

     ( ) ---------------------------------------------

     The undersigned Master Servicer hereby acknowledges and agrees as follows:

                  (1) The Master Servicer shall hold and retain possession of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Agreement.

                  (2) The Master Servicer shall not cause or permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Master Servicer assert or seek to assert any claims or rights of setoff to or against the Documents or any proceeds thereof.

                  (3) The Master Servicer shall return the Documents to the Trust Administrator when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Certificate Account and except as expressly provided in the Agreement.

                  (4) The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of the Master Servicer shall at all times be earmarked for the account of the Trust Administrator, on behalf of the Trustee, and the Master Servicer shall keep the Documents and any proceeds separate and distinct from all other property in the Master Servicer's possession, custody or control.

NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION
By:  __________________________
Title: ________________________
Date: ________________, 19__

                                    EXHIBIT H

                                                   AFFIDAVIT PURSUANT TO SECTION
                                                   860E(e)(4)  OF  THE  INTERNAL
                                                   REVENUE   CODE   OF  1986, AS
                                                   AMENDED, AND  FOR   NON-ERISA
                                                   INVESTORS

STATE OF          )
                    ss:
COUNTY OF         )

     [NAME OF OFFICER], being first duly sworn, deposes and says:

     1. That he is [Title of Officer] of [Name of Purchaser] (the "Purchaser"), a [description of type of entity] duly organized and existing under the laws of the [State of ] [United States], on behalf of which he makes this affidavit.

     2. That the Purchaser's Taxpayer Identification Number is [ ].

     3. That the Purchaser is not a "disqualified organization" within the meaning of Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the "Code"), or an ERISA Prohibited Holder, and will not be a "disqualified organization" or an ERISA Prohibited Holder, as of [date of transfer], and that the Purchaser is not acquiring Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1997-6, Class A-R Certificate (the "Class A-R Certificate") for the account of, or as agent (including a broker, nominee, or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit. For these purposes, a "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), or any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511. For these purposes, an "ERISA Prohibited Holder" means an employee benefit plan or other retirement arrangement subject to the fiduciary provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Code Section 4975 or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") or a Person acting on behalf of or investing the assets of such a Plan.

     4. That the Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Purchaser intends to pay taxes associated with holding the Class A-R Certificate as they become due.

     5. That the Purchaser understands that it may incur tax liabilities with respect to the Class A-R Certificate in excess of cash flows generated by the Class A-R Certificate.

     6. That the Purchaser will not transfer the Class A-R Certificate to any person or entity from which the Purchaser has not received an affidavit substantially in the form of this affidavit and as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, 4 or 7 hereof are not satisfied or that the Purchaser has reason to know does not satisfy the requirements set forth in paragraph 4 hereof.

     7. That the Purchaser (i) is not a Non-U.S. Person or (ii) is a Non-U.S. Person that holds the Class A-R Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trust Administrator with an effective Internal Revenue Service Form 4224 or successor form at the time and in the manner required by the Code or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trust Administrator an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class A-R Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class A-R Certificate will not be disregarded for federal income tax purposes. "Non-U.S. Person" means an individual, corporation, partnership or other person other than a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income or a trust if (i) for taxable years beginning after December 31, 1996 (or after August 20, 1996, if the trustee has made an applicable election), a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States fiduciaries have the authority to control all substantial decisions of such trust or (ii) for all other taxable years, such trust is subject to U.S. federal income tax regardless of the source of its income.

     8. That the Purchaser agrees to such amendments of the Pooling and Servicing Agreement as may be required to further effectuate the restrictions on transfer of the Class A-R Certificate to such a "disqualified organization," an agent thereof, an ERISA Prohibited Holder or a person that does not satisfy the requirements of paragraph 4, paragraph 5 and paragraph 7 hereof.

     9. That the Purchaser consents to the designation of the Master Servicer as its agent to act as "tax matters person" of the REMIC pursuant to Section 3.01 of the Pooling and Servicing Agreement, and if such designation is not permitted by the Code and applicable law, to act as tax matters person if requested to do so.

     IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] this ___ day of , 19 __.

                                                 [NAME OF PURCHASER]


                                                  By:__________________________
                                                     [Name of Officer]
                                                     [Title of Officer]


     Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer], of the Purchaser, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Purchaser.


             Subscribed and sworn before me this __ day of , 19 __.

_____________________________
NOTARY PUBLIC

COUNTY OF____________________

STATE OF_____________________

My commission expires the __ day of __________, 19__.

                                    EXHIBIT I

                [Letter from Transferor of Class A-R Certificate]

                                    [Date]




First Union National Bank of North Carolina
230 South Tryon Street
Charlotte, North Carolina  28288

          Re:  Norwest Asset Securities Corporation, Series 1997-6, Class A-R

Ladies and Gentlemen:

     [Transferor] has reviewed the attached affidavit of [Transferee], and has no actual knowledge that such affidavit is not true and has no reason to know that the information contained in paragraph 4 thereof is not true.

                                           Very truly yours,
                                           [Transferor]

                                           ______________________

                                    EXHIBIT J

                      NORWEST ASSET SECURITIES CORPORATION


                       MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 1997-6
                    CLASS [A-WIO][B-3][B-4][B-5] CERTIFICATES


                               TRANSFEREE'S LETTER



                                              _____________________ ___, _____

First Union National Bank of North Carolina
230 South Tryon Street
Charlotte, North Carolina  28288


Norwest Asset Securities Corporation
7485 New Horizon Way
Frederick, Maryland 21703

     The undersigned (the "Purchaser") proposes to purchase Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1997-6, Class [A-WIO][B-3][B-4][B-5] Certificates (the "Class [A-WIO][B-3][B-4][B-5] Certificates") in the principal amount of $___________. In doing so, the Purchaser hereby acknowledges and agrees as follows:

     Section 1. Definitions. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and Servicing Agreement, dated as of April 29, 1997 (the "Pooling and Servicing Agreement") among Norwest Asset Securities Corporation, as seller ("NASCOR"), Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank of North Carolina, as trust administrator (the "Trust Administrator") and Firstar Trust Company, as trustee (the "Trustee"), of Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1997-6.

     Section 2. Representations and Warranties of the Purchaser. In connection with the proposed transfer, the Purchaser represents and warrants to NASCOR, the Master Servicer and the Trust Administrator that:

               (a) The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction in which the Purchaser is organized, is authorized to invest in the Class [A-WIO][B-3][B-4][B-5] Certificates, and to enter into this Agreement, and duly executed and delivered this Agreement.

               (b) The Purchaser is acquiring the Class [A-WIO][B-3][B-4][B-5] Certificates for its own account as principal and not with a view to the distribution thereof, in whole or in part.

               [(c) The Purchaser has knowledge of financial and business matters and is capable of evaluating the merits and risks of an investment in the Class [A-WIO][B-3][B-4][B-5] Certificates; the Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Purchaser is able to bear the economic risk of an investment in the Class [A-WIO][B-3][B-4][B-5] Certificates and can afford a complete loss of such investment.]

               [(c) The Purchaser is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act.]

               (d) The Purchaser confirms that (a) it has received and reviewed a copy of the Private Placement Memorandum dated _____________, _______, relating to the Class [A-WIO][B-3][B-4][B-5] Certificates and reviewed, to the extent it deemed appropriate, the documents attached thereto or incorporated by reference therein, (b) it has had the opportunity to ask questions of, and receive answers from NASCOR concerning the Class [A-WIO][B-3][B-4][B-5] Certificates and all matters relating thereto, and obtain any additional information (including documents) relevant to its decision to purchase the Class [A-WIO][B-3][B-4][B-5] Certificates that NASCOR possesses or can possess without unreasonable effort or expense and (c) it has undertaken its own independent analysis of the investment in the Class [A-WIO][B-3][B-4][B-5] Certificates. The Purchaser will not use or disclose any information it receives in connection with its purchase of the Class [A-WIO][B-3][B-4][B-5] Certificates other than in connection with a subsequent sale of Class [A-WIO][B-3][B-4][B-5] Certificates.

               (e) Either (i) the Purchaser is not an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), or
          Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan, as defined in Section 3(32) of ERISA subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), an agent acting on behalf of a Plan, or a person utilizing the assets of a Plan or (ii) [for Class [B-3][B-4][B-5] Certificates only] if the Purchaser is an insurance company, the source of funds used to purchase the Class [B-3][B-4][B-5] Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12,
          1995) and there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition or (iii) the Purchaser has provided (a) a "Benefit Plan Opinion" satisfactory to NASCOR and the Trust Administrator of the Trust Estate and (b) such other opinions of counsel, officers' certificates and agreements as NASCOR or the Master Servicer may have required. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not cause the assets of the Trust Estate to be regarded as "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trust Administrator, the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement (including any liability for civil penalties or excise taxes imposed pursuant to ERISA, Section 4975 of the Code or Similar Law).

               (f) If the Purchaser is a depository institution subject to the jurisdiction of the Office of the Comptroller of the Currency ("OCC"), the Board of Governors of the Federal Reserve System ("FRB"), the Federal Deposit Insurance Corporation ("FDIC"), the Office of Thrift Supervision ("OTS") or the National Credit Union Administration ("NCUA"), the Purchaser has reviewed the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992 of the Federal Financial Institutions Examination Council and the April 15, 1994 Interim Revision thereto as adopted by the OCC, FRB, FDIC, OTS and NCUA (with modifications as applicable), as appropriate, other applicable investment authority, rules, supervisory policies and guidelines of these agencies and, to the extent appropriate, state banking authorities and has concluded that its purchase of the Class [A-WIO][B-3][B-4][B-5] Certificates is in compliance therewith.

     Section 3. Transfer of Class [A-WIO][B-3][B-4][B-5] Certificates.

               (a) The Purchaser understands that the Class [A-WIO][B-3][B-4][B-5] Certificates have not been registered under the Securities Act of 1933 (the "Act") or any state securities laws and that no transfer may be made unless the Class [A-WIO][B-3][B-4][B-5] Certificates are registered under the Act and applicable state law or unless an exemption from registration is available. The Purchaser further understands that neither NASCOR, the Master Servicer nor the Trust Administrator is under any obligation to register the Class [A-WIO][B-3][B-4][B-5] Certificates or make an exemption available. In the event that such a transfer is to be made in reliance upon an exemption from the Act or applicable state securities laws, (i) the Trust Administrator shall require, in order to assure compliance with such laws, that the Certificateholder's prospective transferee certify to NASCOR and the Trust Administrator as to the factual basis for the registration or qualification exemption relied upon, and (ii) unless the transferee is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act, the Trust Administrator or NASCOR may, if such transfer is made within three years from the later of (a) the Closing Date or (b) the last date on which NASCOR or any affiliate thereof was a holder of the Certificates proposed to be transferred, require an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act and state securities laws, which Opinion of Counsel shall not be an expense of the Trust Administrator, the Master Servicer or NASCOR. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Master Servicer, any Paying Agent acting on behalf of the Trust Administrator and NASCOR against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

               (b) No transfer of a Class [A-WIO][B-3][B-4][B-5] Certificate shall be made unless the transferee provides NASCOR and the Trust Administrator with a Transferee's Letter, substantially in the form of this Agreement.

               (c)    The    Purchaser     acknowledges     that    its    Class
          [A-WIO][B-3][B-4][B-5] Certificates bear a legend setting forth the applicable restrictions on transfer.

     IN WITNESS WHEREOF, the undersigned has caused this Agreement to be validly executed by its duly authorized representative as of the day and the year first above written.

                                   [PURCHASER]


By:  ______________________________
Its:  ______________________________

                                    EXHIBIT K

                      NORWEST ASSET SECURITIES CORPORATION


                       MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 1997-6
                       CLASS [M] [B-1] [B-2] CERTIFICATES


                               TRANSFEREE'S LETTER



                                              _____________________ ___, _____

First Union National Bank of North Carolina
230 South Tryon Street
Charlotte, North Carolina  28288


Norwest Asset Securities Corporation
7485 New Horizon Way
Frederick, Maryland 21703

     The undersigned (the "Purchaser") proposes to purchase Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1997-6, Class [M] [B-1] [B-2] Certificates (the "Class [M] [B-1] [B-2] Certificates") in the principal amount of $___________. In doing so, the Purchaser hereby acknowledges and agrees as follows:

     Section 1. Definitions. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and Servicing Agreement, dated as of April 29, 1997 (the "Pooling and Servicing Agreement") among Norwest Asset Securities Corporation, as seller ("NASCOR"), Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank of North Carolina, as trust administrator (the "Trust Administrator"), and Firstar Trust Company, as trustee (the "Trustee") of Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1997-6.

     Section 2. Representations and Warranties of the Purchaser. In connection with the proposed transfer, the Purchaser represents and warrants to the NASCOR, the Master Servicer and the Trust Administrator that:

               Either (i) the Purchaser is not an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan, as defined in Section 3(32) of ERISA subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), an agent acting on behalf of a Plan, or a person utilizing the assets of a Plan or (ii) if the Purchaser is an insurance company, the source of funds used to purchase the Class [M] [B-1] [B-2] Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995) and
          there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization, exceed 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition or (iii) the Purchaser has provided (a) a "Benefit Plan Opinion" satisfactory to NASCOR and the Trustee of the Trust Estate and (b) such other opinions of counsel, officers' certificates and agreements as NASCOR or the Master Servicer may have required. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not cause the assets of the Trust Estate to be regarded as "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trust Administrator, the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement (including any liability for civil penalties or excise taxes imposed pursuant to ERISA, Section 4975 of the Code or Similar Law).

     IN WITNESS WHEREOF, the undersigned has caused this Agreement to be validly executed by its duly authorized representative as of the day and the year first above written.

                                   [PURCHASER]


By:  _____________________________
Its: _____________________________
[Reserved]

                                    EXHIBIT L

                   Norwest Mortgage, Inc. Servicing Agreement

              First Union Mortgage Corporation Servicing Agreement

               National City Mortgage Company Servicing Agreement

                    BankAmerica Mortgage. Servicing Agreement

               First Bank National Association Servicing Agreement

                   Suntrust Mortgage, Inc. Servicing Agreement

                Countrywide Home Loans, Inc. Servicing Agreement

               The Huntington Mortgage Company Servicing Agreement

                                    EXHIBIT M
                      [FORM OF SPECIAL SERVICING AGREEMENT]

                 SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT

     This SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT (the "Agreement") is made and entered into as of __________ _____ between Norwest Bank Minnesota,
National    Association    (the    "Company"    and    "Norwest    Bank")    and
___________________________ (the "Purchaser").

                              PRELIMINARY STATEMENT

     _______________________ is the holder of the entire interest in Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1997-6, Class ____ (the "Class B Certificates"). The Class B Certificates were issued pursuant to a Pooling and Servicing Agreement dated as of April 29, 1997 among Norwest Asset Securities Corporation, as Seller ("NASCOR"), Norwest Bank Minnesota, National Association, as Master Servicer, First Union National Bank of North Carolina, as Trust Administrator and Firstar Trust Company, as Trustee.

     _____________________________   intends  to  resell  all  of  the  Class  B
Certificates directly to the Purchaser on or promptly after the date hereof.

     In connection with such sale, the parties hereto have agreed that the Company will cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreements, the related servicers (each a related "Servicer"), which service the Mortgage Loans which comprise the Trust Estate related to the above referenced series under the related servicing agreements (each a related "Servicing Agreement"), to engage in certain special servicing procedures relating to foreclosures for the benefit of the Purchaser, and that the Purchaser will deposit funds in a collateral fund to cover any losses attributable to such procedures as well as all advances and costs in connection therewith, as set forth herein.

     In consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser agree that the following provisions shall become effective and shall be binding on and enforceable by the Company and the Purchaser:



                                    ARTICLE I

                                   DEFINITIONS

     Section 1.01 Defined Terms

     Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

     Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York are required or authorized by law or executive order to be closed.

     Collateral  Fund: The fund  established and maintained  pursuant to Section
3.01 hereof.

     Collateral Fund Permitted Investments: Either (i) obligations of, or obligations fully guaranteed as to principal and interest by, the United States, or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, (ii) a money market fund rated in the highest rating category by a nationally recognized rating agency selected by the Company, (iii) cash, (iv) mortgage pass-through certificates issued or guaranteed by Government National Mortgage Association, FNMA or FHLMC,
(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date), the issuer of which may be an affiliate of the Company, having at the time of such investment a rating of at least A-1 by Standard and Poor's ("S&P") or at least P-1 by Moody's Investors Service, Inc. ("Moody's") or (vi) demand and time deposits in, certificates of deposit of, any depository institution or trust company (which may be an affiliate of the Company) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment either (x) the long-term debt obligations of such depository institution or trust company have a rating of at least Aa2 by Moody's or AA by S&P, (y) the certificate of deposit or other unsecured short-term debt obligations of such depository institution or trust company have a rating of at least P-1 by Moody's or A-1 by S&P or (z) the depository institution or trust company is one that is acceptable to either Moody's or S&P and, for each of the preceding clauses (i), (iv), (v) and (vi), the maturity thereof shall be not later than the earlier to occur of (A) 30 days from the date of the related investment and (B) the next succeeding Distribution Date as defined in the related Pooling and Servicing Agreement.

     Commencement of Foreclosure: The first official action required under local law in order to commence foreclosure proceedings or to schedule a trustee's sale under a deed of trust, including (i) in the case of a mortgage, any filing or service of process necessary to commence an action to foreclose, or (ii) in the case of a deed of trust, posting, the publishing, filing or delivery of a notice of sale, but not including in either case (x) any notice of default, notice of intent to foreclose or sell or any other action prerequisite to the actions specified in (i) or (ii) above, (y) the acceptance of a deed-in-lieu of foreclosure (whether in connection with a sale of the related property or otherwise) or (z) initiation and completion of a short pay-off.

     Current Appraisal: With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, an appraisal of the related Mortgaged Property obtained by the Purchaser at its own expense from an independent appraiser (which shall not be an affiliate of the Purchaser) acceptable to the Company as nearly contemporaneously as practicable to the time of the Purchaser's election, prepared based on the Company's customary requirements for such appraisals.

     Election to Delay Foreclosure: Any election by the Purchaser to delay the Commencement of Foreclosure, made in accordance with Section 2.02(b).

     Election to Foreclose: Any election by the Purchaser to proceed with the Commencement of Foreclosure, made in accordance with Section 2.03(a).

     Monthly Advances: Principal and interest advances and servicing advances including costs and expenses of foreclosure.

     Required Collateral Fund Balance: As of any date of determination, an amount equal to the aggregate of all amounts previously required to be deposited in the Collateral Fund pursuant to Section 2.02(d) (after adjustment for all withdrawals and deposits pursuant to Section 2.02(e)) and Section 2.03(b) (after adjustment for all withdrawals and deposits pursuant to Section 2.02(e)) and
Section 3.02 to be reduced by all withdrawals therefrom pursuant to Section 2.02(g) and Section 2.03(d).

     Section 1.02 Definitions Incorporated by Reference

     All capitalized terms not otherwise defined in this Agreement shall have the meanings assigned in the Pooling and Servicing Agreement.



                                   ARTICLE II

                          SPECIAL SERVICING PROCEDURES

     Section 2.01 Reports and Notices

     (a) In connection with the performance of its duties under the Pooling and Servicing Agreement relating to the realization upon defaulted Mortgage Loans, the Company as Master Servicer shall provide to the Purchaser the following notices and reports:

               (i) Within five Business Days after each Distribution Date (or included in or with the monthly statements to Certificateholders pursuant to the Pooling and Servicing Agreement), the Company, shall provide to the Purchaser a report, using the same methodology and calculations in its standard servicing reports, indicating for the Trust Estate the number of Mortgage Loans that are (A) thirty days,
          (B) sixty days, (C) ninety days or more delinquent or (D) in foreclosure, and indicating for each such Mortgage Loan the loan number and outstanding principal balance.

               (ii) Prior to the Commencement of Foreclosure in connection with any Mortgage Loan, the Company shall cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to provide the Purchaser with a notice (sent by telecopier) of such proposed and imminent foreclosure, stating the loan number and the aggregate amount owing under the Mortgage Loan. Such notice may be provided to the Purchaser in the form of a copy of a referral letter from such Servicer to an attorney requesting the institution of foreclosure.

     (b) If requested by the Purchaser, the Company shall cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to make its servicing personnel available (during their normal business hours) to respond to reasonable inquiries, by phone or in writing by facsimile, electronic, or overnight mail transmission, by the Purchaser in connection with any Mortgage Loan identified in a report under subsection (a) (i) (B), (a) (i) (C), (a) (i) (D), or (a) (ii) which has been given to the Purchaser; provided, that (1) the related Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential and (2) the related Servicer shall respond within five Business Days orally or in writing by facsimile transmission.

     (c) In addition to the foregoing, the Company shall cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to provide to the Purchaser such information as the Purchaser may reasonably request provided, however, that such information is consistent with normal reporting practices, concerning each Mortgage Loan that is at least ninety days delinquent and each Mortgage Loan which has become real estate owned, through the final liquidation thereof;
provided,   that  the  related  Servicer  shall  only  be  required  to  provide information that is readily accessible to its servicing personnel and is non-confidential provided, however, that the Purchaser will reimburse the Company and the related Servicer for any out of pocket expenses.

     Section 2.02 Purchaser's Election to Delay Foreclosure Proceedings

     (a) The Purchaser shall be deemed to direct the Company to cause (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the related Servicer that in the event that the Company does not receive written notice of the Purchaser's election pursuant to subsection (b) below within 24 hours (exclusive of any intervening non-Business
Days) of  transmission  of the notice provided by the Company under Section 2.01
(a) (ii) subject to extension as set forth in Section 2.02(b), the related Servicer may proceed with the Commencement of Foreclosure in respect of such Mortgage Loan in accordance with its normal foreclosure policies without further notice to the Purchaser. Any foreclosure that has been initiated may be discontinued (i) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the related Servicer) or (ii) if the related Servicer has reached the terms of a forbearance agreement with the borrower. In such latter case, the related Servicer may complete such forbearance agreement unless instructed otherwise by the Purchaser within two Business Days notification.

     (b) In connection with any Mortgage Loan with respect to which a notice under Section 2.01(a)(ii) has been given to the Purchaser, the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to delay the Commencement of Foreclosure until such time as the Purchaser determines that the related Servicer may proceed with the Commencement of Foreclosure. Such election must be evidenced by written notice received within 24 hours (exclusive of any intervening non-Business Days) of transmission of the notice provided by the Company under Section 2.01(a)(ii). Such 24 hour period shall be extended for no longer than an additional four Business Days after the receipt of the information if the Purchaser requests additional information related to such foreclosure; provided, however, that the Purchaser will have at least one Business Day to respond to any requested additional information. Any such additional information shall (i) be provided only to the extent it is not confidential in nature and (ii) be obtainable by the related Servicer from existing reports, certificates or statements or otherwise be readily accessible to its servicing personnel. The Purchaser agrees that it has no right to deal with the mortgagor during such period. However, if such servicing activities include acceptance of a deed-in-lieu of foreclosure or short payoff, the Purchaser will be notified and given two Business Days to respond.

     (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Purchaser shall obtain a Current Appraisal as soon as practicable, but in no event more than 15 business days thereafter, and shall provide the Company with a copy of such Current Appraisal.

     (d) Within two Business Days of making any Election to Delay Foreclosure, the Purchaser shall remit by wire transfer to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to the sum of
(i) 125% of the greater of the unpaid principal balance of the Mortgage Loan and the value shown in the Current Appraisal referred to in subsection (c) above (or, if such Current Appraisal has not yet been obtained, the Company's estimate thereof, in which case the required deposit under this subsection shall be adjusted upon obtaining such Current Appraisal), and (ii) three months' interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If any Election to Delay Foreclosure extends for a period in excess of three months (such excess period being referred to herein as the "Excess Period"), within two Business Days the Purchaser shall remit by wire transfer in advance to the Company for deposit in the Collateral Fund the amount of each additional month's interest, as calculated by the Company, equal to interest on the Mortgage Loan at the applicable Mortgage Interest Rate for the Excess Period. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit any of the above amounts relating to the Mortgage Loan within two Business Days of the Election to Delay Foreclosure or within two Business Days of the commencement of the Excess Period subject to
Section 3.01.

     (e) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Company may withdraw from the Collateral Fund from time to time amounts necessary to reimburse the related Servicer for all related Monthly Advances and Liquidation Expenses thereafter made by such Servicer in accordance with the Pooling and Servicing Agreement and the related Servicing Agreement. To the extent that the amount of any such Liquidation Expenses is determined by the Company based on estimated costs, and the actual costs are subsequently determined to be higher, the Company may withdraw the additional amount from the Collateral Fund. In the event that the Mortgage Loan is brought current by the mortgagor and the foreclosure action is discontinued, the amounts so withdrawn from the Collateral Fund shall be redeposited therein and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement as of the date hereof, applicable law or the related mortgage note. Except as provided in the preceding sentence, amounts withdrawn from the Collateral Fund to cover Monthly Advances and Liquidation Expenses shall not be redeposited therein or otherwise reimbursed to the Purchaser. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this subsection) shall be released to the Purchaser.

     (f) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than the delay in Commencement of Foreclosure as provided herein). If and when the Purchaser shall notify the Company that it believes that it is appropriate to do so, the related Servicer may proceed with the Commencement of Foreclosure. In any event, if the Mortgage Loan is not brought current by the mortgagor by the time the loan becomes 6 months delinquent, the Purchaser's election shall no longer be effective and at the Purchaser's option, either (I) the Purchaser shall purchase the Mortgage Loan from the related Trust Estate at a purchase price equal to the fair market value as shown on the Current Appraisal, to be paid by (x) applying any balance in the Collateral Fund to such to such purchase price, and (y) to the extent of any deficiency, by wire transfer if immediately available funds from the Purchaser to the Company for deposit in the related
Certificate Account; or (ii) the related Servicer may proceed with the Commencement of Foreclosure.

     (g) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Delay Foreclosure and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (f) above, the Company shall calculate the amount, if any, by which the value shown on the Current Appraisal obtained under subsection
(c) exceeds the actual sales price obtained for the related Mortgaged Property (net of Liquidation Expenses and accrued interest related to the extended foreclosure period), and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser.

     Section 2.03 Purchaser's Election to Commence Foreclosure Proceedings

     (a) In  connection  with any  Mortgage  Loan  identified  in a report under
Section 2.01(a)(i)(B), the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure as soon as practicable. Such election must be evidenced by written notice received by the Company by 5:00 p.m., New York City time, on the third Business Day following the delivery of such report under
Section 2.01(a)(i).

     (b) Within two Business Days of making any Election to Foreclose, the Purchaser shall remit to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to 125% of the current unpaid principal balance of the Mortgage Loan and three months interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement as of the date hereof, applicable law or the related mortgage note. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit the above amounts relating to the Mortgage Loan within two Business Days of the Election to Foreclose subject to Section 3.01.

     (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Foreclose, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than Commencement of Foreclosure as provided herein). In connection therewith, the Company shall have the same rights to make withdrawals for Monthly Advances and Liquidations Expenses from the Collateral Fund as are provided under Section 2.02(e), and the Company shall make reimbursements thereto to the limited extent provided under such subsection in accordance with its customary procedures. The Company shall not be required to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure if (i) the same is stayed as a result of the mortgagor's bankruptcy or is otherwise barred by applicable law, or to the extent that all legal conditions precedent thereto have not yet been complied with, or (ii) the Company believes there is a breach of representations or warranties by the Company, a Servicer, or a Seller, which may result in a repurchase or substitution of such Mortgage Loan, or (iii) the Company or related Servicer reasonably believes the Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances (and, without limiting the related Servicer's right not to proceed with the Commencement of Foreclosure, the Company supplies the Purchaser with information supporting such belief). Any foreclosure that has been initiated may be discontinued (x) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the Purchaser) or (y) with notice to the Purchaser if the related Servicer has reached the terms of a forbearance agreement unless instructed otherwise by the Purchaser within two Business Days of such notification. Any such instruction shall be based upon a decision that such forbearance agreement is not in conformity with reasonable servicing practices.

     (d) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Foreclose and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (c) above, the Company shall calculate the amount, if any, by which the unpaid principal balance of the Mortgage Loan at the time of
liquidation  (plus  all  unreimbursed   interest  and  servicing   advances  and
Liquidation Expenses in connection therewith other than those paid from the Collateral Fund) exceeds the actual sales price obtained for the related Mortgaged Property, and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund (after adjustment for all withdrawals and deposits pursuant to subsection (c) in respect of such Mortgage Loan shall be released to the Purchaser.

     Section 2.04 Termination

     (a) With respect to all Mortgage Loans included in the Trust Estate, the Purchaser's right to make any Election to Delay Foreclosure or any Election to Foreclose and the Company's obligations under Section 2.01 shall terminate (i) at such time as the Principal Balance of the Class B Certificates has been reduced to zero, (ii) if the greater of (x) 43% (or such lower or higher percentage that represents the related Servicer's actual historical loss experience with respect to the Mortgage Loans in the related pool as determined by the Company) of the aggregate principal balance of all Mortgage Loans that are in foreclosure or are more than 90 days delinquent on a contractual basis and REO properties or (y) the aggregate amount that the Company estimates through the normal servicing practices of the related Servicer will be required to be withdrawn from the Collateral Fund with respect to Mortgage Loans as to which the Purchaser has made an Election to Delay Foreclosure or an Election to Foreclosure, exceeds (z) the then-current principal balance of the Class B Certificates, (iii) upon any transfer by the Purchaser of any interest (other than the minority interest therein, but only if the transferee provides written acknowledgment to the Company of the Purchaser's right hereunder and that such transferee will have no rights hereunder) in the Class B Certificates (whether or not such transfer is registered under the Pooling and Servicing Agreement), including any such transfer in connection with a termination of the Trust Estate or (iv) any breach of the terms of this Agreement by the Purchaser.

     (b) Except as set forth in 2.04(a), this Agreement and the respective rights, obligations and responsibilities of the Purchaser and the Company hereunder shall terminate upon the later to occur of (i) the final liquidation of the last Mortgage Loan as to which the Purchaser made any Election to Delay Foreclosure or any Election to Foreclose and the withdrawal of all remaining amounts in the Collateral Fund as provided herein and (ii) ten Business Days' notice. The Purchaser's right to make an election pursuant to Section 2.02 or
Section 2.03 hereof with respect to a particular Mortgage Loan shall terminate if the Purchaser fails to make any deposit required pursuant to Section 2.02(d) or 2.03(b) or if the Purchaser fails to make any other deposit to the Collateral Fund pursuant to this Agreement.



                                   ARTICLE III

                       COLLATERAL FUND; SECURITY INTEREST

     Section 3.01. Collateral Fund

     Upon receipt from the Purchaser of the initial amount required to be deposited in the Collateral Fund pursuant to Article II, the Company shall establish and maintain with Bankers Trust Company as a segregated account on its books and records an account (the "Collateral Fund"), entitled "Norwest Bank Minnesota, National Association, as Master Servicer, for the benefit of registered holders of Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1997-6. Amounts held in the Collateral Fund shall continue to be the property of the Purchaser, subject to the first priority security interest granted hereunder for the benefit of the Certificateholders, until withdrawn from the Collateral Fund pursuant to Section 2.02 or 2.03 hereof. The Collateral Fund shall be an "outside reserve fund" within the meaning of the REMIC Provisions, beneficially owned by the Purchaser for federal income tax purposes. All income, gain, deduction or loss with respect to the Collateral Fund shall be that of the Purchaser. All distributions from the Trust Fund to the Collateral Fund shall be treated as distributed to the Purchaser as the beneficial owner thereof.

     Upon the termination of this Agreement and the liquidation of all Mortgage Loans as to which the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose pursuant to Section 2.04 hereof, the Company shall distribute to the Purchaser all amounts remaining in the Collateral Fund (after adjustment for all deposits and permitted withdrawals pursuant to this
Agreement) together with any investment earnings thereon. In the event the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose, prior to any distribution to the Purchaser of all amounts remaining in the Collateral Fund, funds in the Collateral Fund shall be applied consistent with the terms of this Agreement.

     Section 3.02. Collateral Fund Permitted Investments.

     The Company shall, at the written direction of the Purchaser, invest the funds in the Collateral Fund in Collateral Fund Permitted Investments. Such direction shall not be changed more frequently than quarterly. In the absence of any direction, the Company shall select such investments in accordance with the definition of Collateral Fund Permitted Investments in its discretion.

     All income and gain realized from any investment as well as any interest earned on deposits in the Collateral Fund (net of any losses on such investments) and any payments of principal made in respect of any Collateral Fund Permitted Investment shall be deposited in the Collateral Fund upon receipt. All costs and realized losses associated with the purchase and sale of Collateral Fund Permitted Investments shall be borne by the Purchaser and the amount of net realized losses shall be deposited by the Purchaser in the Collateral Fund promptly upon realization. The Company shall periodically (but not more frequently than monthly) distribute to the Purchaser upon request an amount of cash, to the extent cash is available therefore in the Collateral Fund, equal to the amount by which the balance of the Collateral Fund, after giving effect to all other distributions to be made from the Collateral Fund on such date, exceeds the Required Collateral Fund Balance. Any amounts so distributed shall be released from the lien and security interest of this Agreement.

     Section 3.03. Grant of Security Interest

     The Purchaser hereby grants to the Company for the benefit of the Certificateholders under the Pooling and Servicing Agreement a security interest in and lien on all of the Purchaser's right, title and interest, whether now owned or hereafter acquired, in and to: (1) the Collateral Fund, (2) all amounts deposited in the Collateral Fund and Collateral Fund Permitted Investments in which such amounts are invested (and the distributions and proceeds of such investments) and (3) all cash and non-cash proceeds of any of the foregoing, including proceeds of the voluntary conversion thereof (all of the foregoing collectively, the "Collateral").

     The Purchaser acknowledges the lien on the security interest in the Collateral for the benefit of the Certificateholders. The Purchaser shall take all actions requested by the Company as may be reasonably necessary to perfect the security interest created under this Agreement in the Collateral and cause it to be prior to all other security interests and liens, including the execution and delivery to the Company for filing of appropriate financing statements in accordance with applicable law. The Company shall file appropriate continuation statements, or appoint an agent on its behalf to file such statements, in accordance with applicable law.

     Section 3.04. Collateral Shortfalls.

     In the event that amounts on deposit in the Collateral Fund at any time are insufficient to cover any withdrawals therefrom that the Company is then entitled to make hereunder, the Purchaser shall be obligated to pay such amounts to the Company immediately upon demand. Such obligation shall constitute a general corporate obligation of the Purchaser. The failure to pay such amounts within two Business Days of such demand (except for amounts to cover interest on a Mortgage Loan pursuant to Sections 2.02(d) and 2.03 (b)), shall cause an immediate termination of the Purchaser's right to make any Election to Delay Foreclosure or Election to Foreclose and the Company's obligations under this Agreement with respect to all Mortgage Loans to which such insufficiencies relate, without the necessity of any further notice or demand on the part of the Company.



                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS


     Section 4.01. Amendment.

     This Agreement may be amended from time to time by the Company and the Purchaser by written agreement signed by the Company and the Purchaser.

     Section 4.02. Counterparts.

     This   Agreement   may  be  executed   simultaneously   in  any  number  of
counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     Section 4.03. Governing Law.

     This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

     Section 4.04. Notices.

     All demands, notices and direction hereunder shall be in writing or by telecopy and shall be deemed effective upon receipt to:

                  (a)      in the case of the Company,

                           Norwest Bank Minnesota, National Association
                           7485 New Horizon Way
                           Frederick, MD  21703

                           Attention:       Vice President, Master Servicing
                           Phone:           301-696-7800
                           Fax:             301-815-6365


                  (b)      in the case of the Purchaser,
                           _____________________________
                           _____________________________
                           _____________________________
                           _____________________________
                           Attention:___________________


     Section 4.05. Severability of Provisions.

     If any one or more of the covenants, agreements, provision or terms of this Agreement shall be for any reason whatsoever, including regulatory, held invalid, then such covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

     Section 4.06. Successors and Assigns.

     The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders; provided, however, that the rights under this Agreement cannot be assigned by the Purchaser without the consent of the Company.

     Section 4.07. Article and Section Headings.

     The article and section headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     Section 4.08. Confidentiality.

     The Purchaser agrees that all information supplied by or on behalf of the Company pursuant to Sections 2.01 or 2.02, including individual account information, is the property of the Company and the Purchaser agrees to hold such information confidential and not to disclose such information.

     Each party hereto agrees that neither it, nor any officer, director, employee, affiliate or independent contractor acting at such party's direction will disclose the terms of Section 4.09 of this Agreement to any person or entity other than such party's legal counsel except pursuant to a final, non-appealable order of court, the pendency of such order the other party will have received notice of at least five business days prior to the date thereof, or pursuant to the other party's prior express written consent.

     Section 4.09. Indemnification.

     The Purchaser agrees to indemnify and hold harmless the Company, NASCOR, and each Servicer and each person who controls the Company, NASCOR, or a Servicer and each of their respective officers, directors, affiliates and agents acting at the Company's, NASCOR's, or a Servicer's direction (the "Indemnified Parties") against any and all losses, claims, damages or liabilities to which they may be subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, actions taken by, or actions not taken by, the Company, NASCOR, or a Servicer, or on their behalf, in accordance with the provisions of this Agreement and (i) which actions conflict with the Company's, NASCOR's, or a Servicer's obligations under the Pooling and Servicing Agreement or the related Servicing Agreement, or (ii) give rise to securities law liability under federal or state securities laws with respect to the Certificates. The Purchaser hereby agrees to reimburse the Indemnified Parties for the reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. The indemnification obligations of the Purchaser hereunder shall survive the termination or expiration of this Agreement.

     IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.


                                            Norwest Bank Minnesota,
                                            National Association


                                            By:______________________
                                            Name:____________________
                                            Title:___________________


                                            _________________________


                                             By:_____________________
                                             Name:___________________
                                             Title:__________________